     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 13, 1999



                                                      REGISTRATION NO. 333-79839

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                                INTERVOICE, INC.
             (Exact name of registrant as specified in its charter)

               TEXAS                                  3661                               75-1927578
  (State or other jurisdiction of         (Primary Standard Industrial                (I.R.S. Employer
   incorporation or organization)         Classification Code Number)               Identification No.)

                            17811 WATERVIEW PARKWAY
                              DALLAS, TEXAS 75252
                                 (972) 454-8000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                               DANIEL D. HAMMOND
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                            17811 WATERVIEW PARKWAY
                              DALLAS, TEXAS 75252
                                 (972) 454-8000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   Copies to:

                 SAM P. BURFORD, JR.                                    THOMAS P. GARRETSON
                  DAVID E. MORRISON                              TRIPLETT, WOOLF & GARRETSON, LLC
               THOMPSON & KNIGHT, P.C.                            2959 NORTH ROCK ROAD, SUITE 300
           1700 PACIFIC AVENUE, SUITE 3300                             WICHITA, KANSAS 67226
                 DALLAS, TEXAS 75201                                      (316) 630-8100
                   (214) 969-1700

                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effectiveness of this Registration Statement and the effective time of the merger (the "Merger") of InterVoice Acquisition Subsidiary III, Inc., a Nevada corporation ("Merger Sub") and a wholly owned subsidiary of InterVoice, Inc., a Texas corporation ("InterVoice"), with and into Brite Voice Systems, Inc., a Kansas corporation ("Brite"), pursuant to the Acquisition Agreement and Plan of Merger, dated as of April 27, 1999 (the "Merger Agreement"), among InterVoice, Brite and Merger Sub attached as Annex A to the Prospectus/Proxy Statement forming part of this Registration Statement.
     If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


          PRELIMINARY DRAFT DATED JULY 13, 1999 SUBJECT TO COMPLETION


LOGO OF INTERVOICE, INC.                                              LOGO OF BRITE VOICE SYSTEMS, INC.


                                 July 13, 1999


To the stockholders of Brite Voice Systems, Inc.:


    We invite you to attend the special meeting of Brite stockholders to be held on August 12, 1999, at 9:30 a.m., local time at Brite's offices at 7309 E. 21st Street North, Wichita, Kansas 67206.


    At the meeting, you will be asked to consider and vote upon a proposal to adopt the Acquisition Agreement and Plan of Merger dated as of April 27, 1999 among InterVoice, Inc., a Texas corporation, InterVoice Acquisition Subsidiary III, Inc., a Nevada corporation and a wholly-owned subsidiary of InterVoice, and Brite. Under the terms of the merger agreement, such InterVoice subsidiary will merge with and into Brite and Brite will become a wholly-owned subsidiary of InterVoice. As a result of the merger, each share of common stock of Brite will be converted into the right to receive that number of shares of InterVoice common stock equal to $13.40 divided by the average of the per share closing price of InterVoice common stock on the Nasdaq National Market for the 25 trading days immediately preceding the effective time of the merger. Such 25-day average closing price must be at least $8.00 and no higher than $14.00. The InterVoice common stock is listed on Nasdaq and the Chicago Stock Exchange under the symbol "INTV."

    The merger agreement and the merger are discussed in more detail in the accompanying prospectus/proxy statement. A copy of the merger agreement is included as Annex A to the prospectus/proxy statement. You should read these documents carefully.


    The merger is the second and final step in the acquisition of Brite by InterVoice pursuant to the terms of the merger agreement. The first step provided for in the merger agreement was a tender offer by a wholly-owned subsidiary of InterVoice for 9,158,155 shares of Brite common stock. The tender offer was consummated on June 9, 1999. If the merger is consummated, InterVoice intends to submit to its shareholders at its 1999 annual meeting a proposal to change its name to "InterVoice-Brite, Inc."


    The affirmative vote of the holders of a majority of the outstanding shares of Brite common stock on the proposal to adopt the merger agreement is a condition to the consummation of the merger. InterVoice, through its wholly-owned subsidiary, owns and has the right to vote at the meeting 9,158,155 shares of Brite common stock, which is sufficient to cause the merger agreement to be adopted without the affirmative vote of any other stockholder.

    Brite retained the investment banking firm of U.S. Bancorp Piper Jaffray Inc. to act as its financial advisor in connection with the tender offer and the merger. U.S. Bancorp Piper Jaffray delivered to the board of directors of Brite a written opinion dated April 26, 1999 that, as of such date and based upon and subject to certain matters stated in such opinion, the consideration to be received by the holders of Brite common stock (other than InterVoice and its affiliates) in the tender offer and the merger was fair, from a financial point of view, to such holders. A copy of the opinion of U.S. Bancorp Piper Jaffray, which sets forth, among other things, assumptions made, matters considered and limitations on the review undertaken, is included in the enclosed prospectus/proxy statement as Annex B thereto, and you are urged to, and should, read such opinion carefully in its entirety.

    After careful consideration, the Brite board of directors has determined that the transactions contemplated by the merger agreement are fair to, and in the best interests of, Brite's stockholders and unanimously recommends that stockholders vote for adoption of the merger agreement.

    Your vote is important. The affirmative vote of a majority of the outstanding shares of Brite common stock is required to adopt the merger agreement, so failure to vote your shares will have the same effect as a vote against the adoption of the merger agreement. Accordingly, we urge you to complete, sign and date the enclosed proxy card and return it in the enclosed return envelope, whether or not you plan to attend the meeting.

    Sincerely,                                              Sincerely,
    /s/ DANIEL D. HAMMOND                                   /s/ STANLEY G. BRANNAN
    Daniel D. Hammond                                       Stanley G. Brannan
    Chairman and Chief Executive Officer                    Chairman, Chief Executive Officer and President
    InterVoice, Inc.                                        Brite Voice Systems, Inc.
    Dallas, Texas                                           Heathrow, Florida

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE MERGER DESCRIBED IN THIS PROSPECTUS/PROXY STATEMENT OR THE INTERVOICE COMMON STOCK TO BE ISSUED IN THE MERGER, NOR HAVE THEY DETERMINED IF THIS PROSPECTUS/PROXY STATEMENT IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    SEE "RISK FACTORS" ON PAGE 12 FOR CERTAIN MATTERS YOU SHOULD CONSIDER.


    This prospectus/proxy statement is dated July 13, 1999 and is first being mailed to stockholders on or about July 15, 1999.

                      REFERENCES TO ADDITIONAL INFORMATION

     This document incorporates important business and financial information about each of InterVoice and Brite that is not included in or delivered with this document. You may obtain documents that are filed with the Securities and Exchange Commission and incorporated by reference in this document without charge by requesting them in writing or by telephone from the appropriate party at the following addresses:

For InterVoice documents:              For Brite documents:
InterVoice, Inc.                       Brite Voice Systems, Inc.
17811 Waterview Parkway                250 International Parkway, Suite 300
Dallas, Texas 75252                    Heathrow, Florida 32746
Attention: Corporate Secretary         Attention: Corporate Secretary
Telephone: (972) 454-8000              Telephone: (407) 357-1000


     IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM EITHER COMPANY, YOU SHOULD DO SO BY AUGUST 4, 1999 IN ORDER TO RECEIVE THEM BEFORE THE BRITE SPECIAL MEETING. See "Additional Information for InterVoice Shareholders and Brite
Stockholders -- Where You Can Find More Information" (pages 78-80).

                       LOGO OF BRITE VOICE SYSTEMS, INC.

                      250 International Parkway, Suite 300
                            Heathrow, Florida 32746

                             ---------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           TO BE HELD AUGUST 12, 1999


                             ---------------------

To the stockholders of
Brite Voice Systems, Inc.:


     A special meeting of stockholders of Brite Voice Systems, Inc., a Kansas corporation, will be held at Brite's offices at 7309 E. 21st Street North, Wichita, Kansas 67206 on August 12, 1999, at 9:30 a.m., local time, for the following purposes:


     1. To consider and vote upon a proposal to adopt the Acquisition Agreement and Plan of Merger, dated as of April 27, 1999 among InterVoice, Inc., a wholly-owned subsidiary of InterVoice, and Brite, and the transactions contemplated by the merger agreement including, among other things, that:

          - Brite will become a wholly-owned subsidiary of InterVoice; and

          - each share of Brite common stock will be converted into the right to receive approximately $13.40 worth of InterVoice common stock, subject to adjustments described in the accompanying prospectus/proxy statement.

     2. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.


     Only stockholders of record at the close of business on July 9, 1999 will be entitled to notice of, and to vote at, the meeting or at any adjournments or postponements of the meeting. A list of Brite stockholders entitled to vote at the meeting will be available for inspection by any stockholder during usual business hours at Brite's principal offices.

                                            /s/ STANLEY G. BRANNAN
                                            Chairman, Chief Executive Officer
                                            and President

Heathrow, Florida

July 13, 1999


     Your vote is important. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card promptly in the enclosed postage-prepaid envelope in order to ensure your representation at the meeting. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held in "street name," you must instruct your broker in order to vote. If you fail to vote or fail to instruct your broker to vote your shares, the effect will be the same as a vote against the merger agreement. Please do not send stock certificates with your proxy card.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE MERGER......................    1
SUMMARY.....................................................    2
  The Companies.............................................    2
  Risk Factors..............................................    3
  Special Meeting of Stockholders of Brite..................    3
  Recommendation to Brite Stockholders......................    3
  Opinion of Brite's Financial Advisor......................    3
  The Merger................................................    4
  Certain Federal Income Tax Consequences...................    6
  Comparative Per Share Market Price Information............    6
  Comparison of Stockholder and Shareholder Rights..........    6
  Selected Historical Financial Data........................    7
  Selected Historical Consolidated Financial Data of
     InterVoice.............................................    7
  Selected Historical Consolidated Financial Data of
     Brite..................................................    8
  Selected Unaudited Pro Forma Combined Condensed Financial
     Data...................................................    9
  Comparative Per Share Data................................   10
RISK FACTORS................................................   12
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS...   18
SPECIAL MEETING OF BRITE STOCKHOLDERS.......................   21
  General...................................................   21
  Date, Time, and Place.....................................   21
  Matters to be Considered at the Meeting...................   21
  Record Date...............................................   21
  Stock Entitled to Vote; Quorum............................   21
  Vote Required.............................................   22
  Share Ownership of InterVoice Subsidiary..................   22
  Voting of Proxies.........................................   22
  Revocability of Proxies...................................   22
  Solicitation of Proxies...................................   22
  Appraisal Rights..........................................   23
THE MERGER..................................................   23
  General...................................................   23
  Background of the Merger..................................   25
  Brite's Reasons for the Merger; Recommendation of Brite's
     Board of Directors.....................................   31
  Opinion of Brite's Financial Advisor......................   33
  Financing Arrangements Related to the Merger..............   38
  Certain Federal Income Tax Consequences...................   40
  Accounting Treatment......................................   41
  Interests of Certain Persons in the Merger................   41
  Federal Securities Law Consequences.......................   41
  Conversion of Shares; Procedures for Exchange of
     Certificates...........................................   41
  Appraisal Rights..........................................   42
  Nasdaq and Chicago Stock Exchange Listing.................   42
  Delisting and Deregistration of Brite Common Stock........   42
OTHER TERMS OF THE MERGER AGREEMENT.........................   42
  Designation of Directors..................................   42
  Approval of the Merger at the Stockholder Meeting.........   43
  Director of InterVoice....................................   43
  Brite Stock Option Plans..................................   43
  Acquisition Proposals.....................................   43
  Indemnification and Insurance.............................   44
  Representations and Warranties............................   44
  Termination...............................................   45

                                                              PAGE
                                                              ----
  Fees and Expenses.........................................   45
  Amendments and Modifications..............................   45
  AT&T Warrant..............................................   45
  Conditions to Consummation of the Merger..................   45
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS...........   47
COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND
  INFORMATION...............................................   54
DESCRIPTION OF INTERVOICE CAPITAL STOCK.....................   55
COMPARISON OF STOCKHOLDER AND SHAREHOLDER RIGHTS............   55
  General...................................................   55
  Size and Classification of the Board of Directors.........   55
  Removal of Directors; Filling Vacancies on the Board of
     Directors..............................................   55
  Duties of Directors.......................................   56
  Limitation on Directors' Liability........................   56
  Indemnification of Officers and Directors.................   57
  Cumulative Voting.........................................   58
  Shareholder and Stockholder Action by Written Consent.....   58
  Special Meetings of Stockholders..........................   58
  Required Vote for Authorization of Certain Actions........   59
  Amendment of Corporate Articles of Incorporation and
     Bylaws.................................................   59
  Appraisal and Dissenters' Rights..........................   59
  Conflict-of-Interest Transactions.........................   61
  Dividends and Other Distributions.........................   61
  State Anti-Takeover Statutes..............................   61
CERTAIN SHAREHOLDERS OF INTERVOICE..........................   64
CERTAIN STOCKHOLDERS OF BRITE...............................   65
MANAGEMENT OF INTERVOICE AND EXECUTIVE COMPENSATION.........   65
  Executive Officers and Directors of InterVoice............   65
  Compensation of Directors.................................   68
  Committees of the Board of Directors......................   68
  Report of the Compensation Committee of the Board of
     Directors..............................................   69
  Summary Compensation Table................................   73
  Option Grants.............................................   74
  Options Exercised and Holdings............................   74
  Agreements with Executive Officers........................   75
  Stock Performance Graph...................................   77
LEGAL MATTERS...............................................   78
EXPERTS.....................................................   78
ADDITIONAL INFORMATION FOR INTERVOICE SHAREHOLDERS AND BRITE
  STOCKHOLDERS..............................................   78
  Future Proposals..........................................   78
  Where You Can Find More Information.......................   78
ANNEXES TO THE PROSPECTUS/PROXY STATEMENT...................   81
  ANNEX A -- Acquisition Agreement and Plan of Merger.......  A-1
  ANNEX B -- Opinion of U.S. Bancorp Piper Jaffray Inc. ....  B-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: When and where is the Brite stockholder meeting?


A: Brite's meeting will take place at 9:30 a.m., local time, on August 12, 1999 at Brite's offices at 7309 E. 21st Street North, Wichita, Kansas 67206.


Q: What will I receive in the merger?

A: As a result of the merger, each share of Brite common stock that you own at the effective time of the merger will be converted into the right to receive that number of shares of InterVoice common stock equal to $13.40 divided by the average of the per share closing price of InterVoice common stock on Nasdaq for the 25 trading days immediately preceding the effective time of the merger. Such 25-day average closing price must be at least $8.00 and no higher than $14.00. InterVoice will not issue fractional shares. You will instead be paid cash based on such 25-day average closing price for any fractional shares of InterVoice common stock that you would otherwise have received.

Q: What are the tax consequences of the merger to me?

A: We expect the exchange of shares by Brite stockholders to be a taxable event for federal income tax purposes for most stockholders. In addition, the exchange may also be a taxable transaction under applicable state, local or foreign tax laws. A stockholder who receives InterVoice common stock in the merger will recognize gain or loss for federal income tax purposes equal to the difference between the fair market value of the InterVoice common stock at the effective time of the merger (plus the amount of any cash received in lieu of fractional shares) and such stockholder's adjusted tax basis in the shares of Brite common stock exchanged in the merger.

Q: What do I need to do now?

A: Just mail your signed proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the stockholder meeting. In order to assure that your vote is obtained, please give your proxy as instructed on your proxy card even if you currently plan to attend the meeting in person. The board of directors of Brite recommends you vote in favor of the merger.

Q: What do I do if I want to change my vote?

A: Just send in a later-dated, signed proxy card to Brite's Secretary before the meeting. Alternatively, you can attend the stockholder meeting in person and vote. You may also revoke your proxy by sending a notice of revocation to Brite's Secretary at the address under "Summary -- The Companies" on page 2.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: If you do not provide your broker with instructions on how to vote your "street name" shares, your broker will not be permitted to vote them on the merger. You should therefore be sure to provide your broker with instructions on how to vote your shares. If you do not give voting instructions to your broker, you will, in effect, be voting against the merger unless you appear in person at the meeting and have made arrangements with your broker to, and in fact do, vote in favor of the merger.

Q: Should I send in my stock certificates now?

A: No. If the merger is completed, we will send you written instructions for exchanging your share certificates.

Q: When do you expect the merger to be completed?


A: We are working to complete the merger as quickly as possible. We hope to complete the merger by August 13, 1999.

                                    SUMMARY

     This summary highlights selected information from this prospectus/proxy statement and may not contain all of the information that is important to you. Accordingly, we recommend that you carefully read this entire document and the documents to which we have referred you.

                                 THE COMPANIES

INTERVOICE, INC.                            BRITE VOICE SYSTEMS, INC.
INTERVOICE ACQUISITION SUBSIDIARY III,      250 INTERNATIONAL PARKWAY, SUITE 300
INC.                                        HEATHROW, FLORIDA 32746
17811 WATERVIEW PARKWAY                     (407) 357-1000
DALLAS, TEXAS 75252
(972) 454-8000

     InterVoice develops, sells and services call automation systems with a traditional emphasis on interactive voice response applications, which allow individuals a self help facility using the keys on their touch-tone telephones, the dials on their rotary telephones, the keyboards of their personal computers, credit card terminals or their voices to access and/or provide information to computer data bases utilized by businesses.

     More recently, InterVoice has focused on systems for telecommunications service providers to offer a variety of automated services such as processing collect, debit and credit card calls, and advanced calling features such as prepaid calling cards, voice and text messaging, one number personal numbering plans and voice dialing. InterVoice has recently increased its emphasis on customer relationship management systems which provide companies automated customer service, telemarketing capabilities and the ability to generate sales without human interaction (i.e., v-commerce and e-commerce).

     InterVoice's systems are sold under the trade names "OneVoice(R)," "AgentConnect(R)" and "InControl(R)." OneVoice(R) systems are used by a variety of enterprises to disseminate and receive information efficiently, allowing multiple callers simultaneous access to computer data bases without the expense of maintaining an agent and workstation for each telephone line. AgentConnect(R) systems improve call center efficiency by automating routine customer service requests and by automatically dialing phone numbers and only transferring a call to an agent if the call is answered and the called party remains on the phone. InterVoice's customers also utilize AgentConnect(R) systems in v-commerce and e-commerce environments to automate the processing and filling of orders. OneVoice(R) and AgentConnect(R) applications currently function in a wide range of industries, including insurance, banking and financial services, telecommunications, higher education, help desk, government, utilities, healthcare, insurance, cable TV, retail and wholesale distribution, transportation and manufacturing. InterVoice's InControl(R) systems provide enhanced services for telecommunications networks by automating calls which utilize alternate billing methods, and provide new, revenue generating calling features and services. InterVoice's products also include software development tools designed to support a number of diverse product applications and to simplify system customization.

     InterVoice Acquisition Subsidiary III, Inc. is a corporation newly formed by InterVoice for the purpose of effecting the tender offer and the merger. InterVoice owns all of the outstanding capital stock of the subsidiary. It is not anticipated that the subsidiary will engage in any activities other than those incident to the tender offer and the merger and the related financing.

     Brite designs, integrates, assembles, markets and supports voice processing and call processing systems and services which incorporate prepaid/postpaid applications, voice response, voice recognition, voice/ facsimile messaging, audiotex and interactive computer applications into both standard products and customized market solutions.

                                  RISK FACTORS

     See "Risk Factors" for a description of certain risks to be considered in deciding how to vote upon the matters to be presented at the Brite special meeting.

                    SPECIAL MEETING OF STOCKHOLDERS OF BRITE

TIME, PLACE AND DATE


     The special meeting of stockholders of Brite will be held at Brite's offices at 7309 E. 21st Street North, Wichita, Kansas 67206 on August 12, 1999, at 9:30 a.m., local time.


PURPOSES OF THE SPECIAL MEETING

     At the special meeting, holders of shares of Brite common stock will consider and vote upon a proposal to adopt the merger agreement. As a result of the merger, Brite will become a wholly-owned subsidiary of InterVoice and shares of Brite common stock will be converted into the right to receive approximately $13.40 worth of InterVoice common stock, subject to adjustments described in more detail elsewhere in this prospectus/proxy statement. Stockholders will also consider and vote upon any other matter that may properly come before the special meeting.

VOTE REQUIRED; RECORD DATE


     The adoption of the merger agreement will require approval by the affirmative vote of the holders of a majority of the outstanding shares of Brite common stock entitled to vote thereon. Holders of shares of Brite common stock are entitled to one vote per share. Only holders of shares of Brite common stock at the close of business on July 9, 1999 will be entitled to notice of and to vote at the special meeting. As of the record date, a wholly-owned subsidiary of InterVoice owns and has the right to vote at the special meeting 9,158,155 shares of Brite common stock, which is sufficient to cause the merger agreement to be adopted without the affirmative vote of any other stockholder.


QUORUM

     The presence in person or by properly executed proxy of holders of a majority of all of the outstanding shares of Brite common stock entitled to vote at the Brite special meeting is necessary to constitute a quorum at the meeting.

                      RECOMMENDATION TO BRITE STOCKHOLDERS

     The Brite board of directors has unanimously approved the merger agreement and determined that the merger is fair to, and in the best interests of, Brite's stockholders. Accordingly, the Brite board of directors unanimously recommends that you vote for the approval of the merger agreement and the merger.

                      OPINION OF BRITE'S FINANCIAL ADVISOR

     U.S. Bancorp Piper Jaffray Inc., financial advisor to Brite, has delivered its written opinion to the Brite board of directors, dated April 26, 1999, to the effect that, as of such date and based upon and subject to certain matters in such opinion, the consideration to be received by the holders of shares of Brite common stock (other than InterVoice and its affiliates) in the tender offer and the merger is fair, from a financial point of view, to such holders. The full text of U.S. Bancorp Piper Jaffray's written opinion, which sets forth among other things, assumptions made, matters considered and limitations on the review undertaken, is attached to this prospectus/proxy statement as Annex B. You should read such opinion carefully in its entirety. The opinion of U.S. Bancorp Piper Jaffray is directed only to the matters set forth therein and does not constitute a recommendation to you as to how you should vote at the special meeting.

                                   THE MERGER

GENERAL

     A wholly-owned subsidiary of InterVoice will merge into Brite. As a result, Brite will become a wholly-owned subsidiary of InterVoice.

     The merger agreement is attached as Annex A to this prospectus/proxy statement. We encourage you to read the merger agreement as it is the legal document that governs the merger.

WHAT BRITE STOCKHOLDERS WILL RECEIVE

     As a result of the merger, each share of Brite common stock will be converted into the right to receive that number of shares of InterVoice common stock equal to $13.40 divided by the average of the per share closing price of InterVoice common stock on Nasdaq for the 25 trading days immediately preceding the effective time of the merger. Such 25-day average closing price must be at least $8.00 and no higher than $14.00. You will receive cash in lieu of any fractional shares of InterVoice common stock. The amount of cash that you will receive will be determined by multiplying any fractional share of InterVoice common stock you are entitled to receive by the 25-day average closing price of InterVoice common stock.

     As long as the 25-day average closing price of InterVoice common stock is at least $8.00 and does not exceed $14.00 at the effective time of the merger, the value of the merger consideration, based on the 25-day average closing price, will equal approximately $13.40. If, however, such 25-day average closing price drops below $8.00 or exceeds $14.00, the value of the merger consideration, based on the 25-day average closing price, at the effective time of the merger may be less or greater than the $13.40 in cash per Brite share that was paid in the tender offer.

  Example:

     - On May 15, 1999, the 25-day average closing price of InterVoice common stock was $10.14. Based on this average closing price, the exchange ratio in the merger is approximately 1.3215 ($13.40 / $10.14) shares of InterVoice common stock for each share of Brite common stock. Applying this exchange ratio, each outstanding share of Brite common stock at the effective time of the merger would be exchanged for that number of shares of InterVoice common stock and cash in lieu of fractional shares of InterVoice common stock with a value, based on the 25-day average closing price of $10.14, of approximately $13.40, and the maximum number of shares of InterVoice common stock that InterVoice would be required to issue is 4,114,848. This assumes that all stock options outstanding under Brite's stock option plans are cancelled as contemplated by the merger agreement and that there are 3,113,773 shares of Brite common stock outstanding, excluding shares owned by InterVoice or its subsidiaries, immediately prior to the effective time of the merger.

     For additional examples of the calculation of the merger consideration under various scenarios, including when the 25-day average closing price of InterVoice common stock is below $8.00 or exceeds $14.00, see "The
Merger -- General."

APPRAISAL RIGHTS

     Holders of Brite common stock are not entitled to dissenters' appraisal rights under Kansas law in connection with the merger because, except for cash in lieu of fractional shares, such holders will receive consideration in the merger solely consisting of shares of InterVoice common stock that will be listed on Nasdaq and the Chicago Stock Exchange as of the closing of the merger.

ACCOUNTING TREATMENT

     The acquisition of Brite by InterVoice, which includes the merger, will be accounted for under the "purchase" method of accounting in accordance with generally accepted accounting principles.

STOCK EXCHANGE LISTINGS

     Pursuant to applications filed by InterVoice, the shares of InterVoice common stock to be issued in the merger have been authorized for listing on Nasdaq and the Chicago Stock Exchange, subject to official notice of issuance.

CONDITIONS TO THE MERGER

     InterVoice and Brite will complete the merger only if certain conditions, including the following, are satisfied or waived:

     - there is no statute, rule, order or injunction prohibiting the merger;


     - the Registration Statement on Form S-4, of which this prospectus/proxy statement is a part, is declared effective by the Securities and Exchange Commission; and



     - Brite stockholders approve the merger.


TERMINATION OF THE MERGER AGREEMENT

     InterVoice and Brite can mutually agree to terminate the merger agreement at any time without completing the merger. The merger agreement may also be terminated in certain other circumstances, including the following:

          (1) by either InterVoice or Brite if a court or governmental authority has acted to prevent the merger; or

          (2) by Brite if InterVoice or its wholly-owned subsidiary materially breaches any of its representations, warranties or covenants under the merger agreement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the merger by the Brite board of directors, holders of Brite common stock should be aware that the directors of Brite may have certain interests that are different from or in addition to those interests of the holders of Brite common stock generally. These interests include Brite's repurchase for cash of stock options held by the directors of Brite as contemplated by the merger agreement as well as an agreement with Stanley G. Brannan, Brite's Chairman and Chief Executive Officer, regarding his service as a director of InterVoice following the closing of the merger. For a more detailed description of these interests, see "The Merger -- Interests of Certain Persons in the Merger."

REGULATORY MATTERS

     Both InterVoice and Brite have made filings with the Antitrust Division of the Department of Justice and the Federal Trade Commission, as required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Under that act, the companies could not have completed the merger unless a required waiting period had expired or early termination was granted by the Department of Justice and the Federal Trade Commission. These two agencies granted early termination to InterVoice and Brite on May 14, 1999.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The receipt of shares of InterVoice common stock will be a taxable event for federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign tax laws. A stockholder who receives InterVoice common stock in the merger will recognize gain or loss for federal income tax purposes equal to the difference between the fair market value of the InterVoice common stock at the effective time of the merger, plus the amount of any cash received in lieu of fractional shares, and such stockholder's adjusted tax basis in the shares of Brite common stock exchanged in the merger.

     The tax consequences discussed above may not apply to certain categories of holders of shares of Brite common stock, such as foreign holders. You are urged to consult your tax advisor to determine the specific tax consequences of the merger under federal, state, local or other tax laws, including any tax return filing or other tax reporting requirements. See "The Merger -- Certain Federal Income Tax Consequences" for more information regarding the tax consequences of the merger.

                 COMPARATIVE PER SHARE MARKET PRICE INFORMATION


     InterVoice and Brite are both listed on Nasdaq, and InterVoice is also listed on the Chicago Stock Exchange. On April 26, 1999, the last day of trading prior to the public announcement of the merger agreement, InterVoice common stock closed on Nasdaq at $11.03 and Brite common stock closed at $10.56. On July 12, 1999, the most recent practicable date prior to the printing of this prospectus/proxy statement, InterVoice common stock closed on Nasdaq at $14.69 and Brite common stock closed at $14.13.


                COMPARISON OF STOCKHOLDER AND SHAREHOLDER RIGHTS

     The rights of stockholders of Brite currently are governed by Kansas law and the Articles of Incorporation and the Bylaws of Brite. Upon consummation of the merger, stockholders of Brite will become shareholders of InterVoice, which is a Texas corporation, and their rights as shareholders of InterVoice will be governed by Texas law and the Articles of Incorporation and the Bylaws of InterVoice. For a discussion of various differences between the rights of stockholders of Brite and the rights of shareholders of InterVoice, see "Comparison of Stockholder and Shareholder Rights."

                       SELECTED HISTORICAL FINANCIAL DATA

     The following tables present selected historical financial data of InterVoice and Brite. We derived this information from the audited financial statements of InterVoice for the fiscal years 1995 through 1999, the audited financial statements of Brite for the years 1994 through 1998, and the unaudited financial statements of Brite for the three months ended March 31, 1998 and 1999. You should read the following information in conjunction with the historical financial statements of InterVoice and Brite incorporated by reference in this prospectus/proxy statement.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF INTERVOICE

     The following selected consolidated financial data are derived from InterVoice's consolidated financial statements. You should not rely on the historical results as being indicative of the results that may be expected for any future period. You should read this consolidated data in conjunction with the consolidated financial statements and related notes contained in InterVoice's annual reports and other information that we have filed with the SEC and incorporated in this prospectus/proxy statement by reference. Share and per share data have been restated to reflect InterVoice's two-for-one stock split effective January 11, 1999. In reading this data, you should note the following:


     - Fiscal 1998 net sales, loss from operations and net loss were impacted by adoption of the American Institute of Certified Public Accountants' Statement of Position 97-2 (SOP 97-2), tightening of certain of the Company's credit practices, and non-recurring expenses of $7.4 million. Non-recurring expenses include: $1.0 million associated with certain personnel matters, including the resignation of the Company's former President and Chief Operating Officer, $1.8 million of in-process research and development relating to the purchase of the ESP product line from Integrated Telephony Products, Inc., $0.6 million of accounts receivable write-offs related to certain cancellations of service contracts (classified in selling, general, and administrative expenses), and $4.0 million of asset write-offs (classified in cost of goods sold), including $1.0 million for inventory obsolescence in light of a migration of the Company's customers to its NSP-5000 platform and $3.0 million for the impairment of certain intangible assets. Without these items, net sales in fiscal 1998 would have been $107.8 million, income from operations would have been $2.6 million, and net income would have been $2.4 million, or $0.08 per share.


     - Fiscal 1997 income from operations and net income were impacted by charges totaling approximately $1.8 million and $1.3 million, respectively, or $0.04 per share, resulting from a non-recurring litigation settlement. Without this charge, net income for fiscal 1997 would have been $0.43 per share.

     - Fiscal 1995 income from operations and net income were impacted by a non-recurring charge totaling approximately $10.5 million, or $0.32 per share, associated with a significant portion of the purchase price of VoicePlex Corporation having been attributed to in-process research and development. Without this charge, earnings for fiscal 1995 would have been $0.40 per share.


                                                                     FISCAL YEAR ENDED
                                          ------------------------------------------------------------------------
                                          FEBRUARY 28,   FEBRUARY 28,   FEBRUARY 28,   FEBRUARY 29,   FEBRUARY 28,
                                              1999           1998           1997           1996           1995
                                          ------------   ------------   ------------   ------------   ------------
                                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
  Net Sales.............................    $136,904       $102,308       $104,846       $97,103        $76,265
  Income (loss) from operations.........      29,148         (8,427)        17,549        25,055          9,304
  Net income (loss).....................      20,193         (5,140)        12,760        17,259          2,534
  Net income (loss) per share:
     Basic..............................        0.72          (0.17)          0.40          0.55           0.08
     Diluted............................        0.68          (0.17)          0.39          0.53           0.08

                                                                     FISCAL YEAR ENDED
                                          ------------------------------------------------------------------------
                                          FEBRUARY 28,   FEBRUARY 28,   FEBRUARY 28,   FEBRUARY 29,   FEBRUARY 28,
                                              1999           1998           1997           1996           1995
                                          ------------   ------------   ------------   ------------   ------------
                                                                   (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
  Total assets.........................     $111,530       $ 84,893       $109,240       $89,727        $62,719
  Long-term debt.......................        5,000             --             --            --             --
  Stockholders' equity.................       82,572         56,631         86,191        69,561         46,847


SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF BRITE

     The following selected consolidated financial data are derived from Brite's consolidated financial statements. You should not rely on the historical results as being indicative of the results that may be expected for any future period. In reading this data, you should note the following:

     - The 1998 results include an after tax gain of $9,122,000 relating to the sale of Brite's TSL division, which was consummated effective December 1, 1998. The operating results of this division, and the gain, have been reclassified and reported in discontinued operations for each of the years presented below. The 1998 results also include charges of $1,410,000 related to the termination of certain executives. These charges are included in operating income (loss).

     - The 1997 results include a pre-tax gain of $29,091,000 relating to the sale of certain assets of Brite's electronic publishing business, which was consummated on October 30, 1997. The operating results of this division and the gain on the sale are included in net income from continuing operations. The 1997 results also include $10,980,000 in charges related to the restructuring of operations and the relocation of Brite's headquarters to Heathrow, Florida. These charges are included in operating income (loss).

     - The 1995 results include costs associated with the acquisition of the TSL division of $8,630,000, which are reported in discontinued operations.

                               THREE MONTHS ENDED                                FISCAL YEAR ENDED
                              ---------------------   ------------------------------------------------------------------------
                              MARCH 31,   MARCH 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                1999        1998          1998           1997           1996           1995           1994
                              ---------   ---------   ------------   ------------   ------------   ------------   ------------
                                   (UNAUDITED)             (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS
  DATA:
  Revenues..................   $36,573     $25,375      $135,715       $103,373       $94,166        $81,287        $66,304
  Operating income (loss)...     1,888         249         2,218        (10,737)        7,339          7,170          6,878
  Net income (loss):
    Continuing operations...     1,377         381         1,773         10,437         5,837          5,785          5,569
    Discontinued
      operations............        --         315        11,344          1,245         2,718         (1,835)        (1,144)
                               -------     -------      --------       --------       -------        -------        -------
        Total...............   $ 1,377     $   696      $ 13,117       $ 11,682       $ 8,555        $ 3,950        $ 4,425
    Diluted earnings per
      share:
    Continuing operations...   $  0.11     $  0.03      $   0.15       $   0.87       $  0.48        $  0.48        $  0.48
    Discontinued
      operations............        --     $  0.03          0.92           0.10          0.23          (0.15)         (0.10)
                               -------     -------      --------       --------       -------        -------        -------
        Total...............   $  0.11     $  0.06      $   1.07       $   0.97       $  0.71        $  0.33        $  0.38
    Weighted average shares
      used in computation...    12,324      12,200        12,310         12,068        12,127         11,925         11,526

                                                                                FISCAL YEAR ENDED
                                                     ------------------------------------------------------------------------
                                        MARCH 31,    DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                          1999           1998           1997           1996           1995           1994
                                       -----------   ------------   ------------   ------------   ------------   ------------
                                       (UNAUDITED)                         (IN THOUSANDS)
BALANCE SHEET DATA:
  Working capital....................   $ 62,569       $ 62,037       $ 52,879       $37,671        $26,934        $23,772
  Total assets.......................    115,644        122,119        104,226        74,493         58,577         51,888
  Long-term debt.....................         --             --             --            --             --             --
  Stockholders' equity...............     85,350         84,913         70,114        54,181         40,446         35,547

SELECTED UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

     The following unaudited pro forma combined condensed financial data have been prepared to give effect to the following transactions, which are collectively referred to as the "pro forma transactions," using the purchase method of accounting:

     - the tender offer;

     - the funding of the debt financing;

     - the merger of a wholly-owned subsidiary of InterVoice with and into Brite whereby Brite becomes a wholly-owned subsidiary of InterVoice at an assumed exchange ratio of 1.3215 shares of InterVoice common stock for each share of Brite common stock;

     - the repurchase by Brite of the Common Stock Purchase Warrant dated December 12, 1997 issued by Brite to AT&T Corp.;

     - the repurchase by Brite of all outstanding stock options under Brite's stock option plans as contemplated by the merger agreement; and

     - the costs and expenses incurred in consummating the pro forma transactions.

     The actual exchange ratio used for purposes of determining the number of shares of InterVoice common stock to be issued at the closing of the merger may be different at the effective time of the merger as described in "The
Merger -- General." The unaudited pro forma combined condensed financial data do not reflect any cost savings or other synergies anticipated by InterVoice or Brite management as a result of the merger. You should not rely on the unaudited pro forma combined condensed financial data as being indicative of future operations or the actual results that would have occurred had the pro forma transactions been consummated at the beginning of the periods presented.

     The unaudited pro forma combined condensed financial data of InterVoice give effect to the consummation of the pro forma transactions, as if they had been consummated: (1) on March 1, 1998, in the case of the operating data and
(2) on February 28, 1999, in the case of the balance sheet data. In making the pro forma adjustments to InterVoice's and Brite's historical year end financial data to prepare the pro forma combined condensed financial data, no adjustment has been made to take into account the two companies' differing fiscal periods.

     You should read the following information in conjunction with the historical financial statements of InterVoice incorporated by reference in this prospectus/proxy statement. See "Unaudited Pro Forma Combined Financial Statements" included elsewhere in this prospectus/proxy statement for additional pro forma information.

                                                                        PRO FORMA
                                                                        COMBINED
                                                                    FISCAL YEAR ENDED
                                                                      FEB. 28, 1999
                                                      ---------------------------------------------
                                                                       (UNAUDITED)
                                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
Net sales...........................................                    $272,619
Income from operations..............................                      14,299
Income from continuing operations...................                       3,359
Income from continuing operations per share
  Basic.............................................                         .11
  Diluted...........................................                         .10

                                                                    PRO FORMA
                                                                     COMBINED
                                                                FISCAL YEAR ENDED
                                                                  FEB. 28, 1999
                                                              ----------------------
                                                                   (UNAUDITED)
                                                              (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Total assets................................................         $323,724
Long-term debt, less current portion........................          130,000
Stockholders' equity........................................          104,173

COMPARATIVE PER SHARE DATA

     The following table sets forth certain per share data for InterVoice on an historical basis, for InterVoice and Brite on a pro forma combined basis, for Brite on an historical basis and for Brite on a per share equivalent pro forma combined basis. This information gives effect to the proposed merger at an assumed exchange ratio of 1.3215 shares of InterVoice common stock for each share of Brite common stock. Historical book value per common share amounts are computed by dividing stockholders' equity by the number of outstanding shares of Brite common stock or InterVoice common stock, as the case may be, at the end of each period. Pro forma combined book value (unaudited) per InterVoice common share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of InterVoice common stock outstanding as of February 28, 1999, assuming the issuance of 4,114,848 shares of InterVoice common stock in connection with the pro forma transactions. The pro forma combined per Brite equivalent common share amounts are calculated by multiplying the InterVoice unaudited pro forma combined per common share amounts by the assumed exchange ratio. The unaudited pro forma combined and equivalent financial data do not reflect any cost savings or other synergies anticipated by InterVoice or Brite management as a result of the merger. You should not rely on the pro forma information as being indicative of future results. In making the pro forma adjustments to InterVoice's and Brite's historic per common share data to prepare the pro forma combined InterVoice common share data and the pro forma combined per Brite equivalent common share data, no adjustment has been made to take into account the two companies' differing year ends. Neither InterVoice nor Brite has ever paid cash dividends.

     You should read the information below together with the historical financial statements (and related notes) of each of the companies contained in their reports and other information filed with the SEC and incorporated by reference.

                                                              FISCAL YEAR ENDED
                                                              FEBRUARY 28, 1999
                                                              -----------------
                                                                 (UNAUDITED)
InterVoice Historic per Common Share Data:
  Net income -- assuming dilution...........................        $ .68
  Book value................................................         2.87
Pro Forma Combined per InterVoice Common Share Data
  (unaudited):
  Income from continuing operations -- assuming dilution....        $ .10
  Book value................................................         3.17

                                                              FISCAL YEAR ENDED
                                                              DECEMBER 31, 1998
                                                              -----------------
                                                                 (UNAUDITED)
Brite Historic per Common Share Data:
  Income from continuing operations -- assuming dilution....        $0.15
  Book value................................................         6.93
Pro Forma Combined per Brite Equivalent Common Share Data
  (unaudited):
  Income from continuing operations -- assuming dilution....        $ .13
  Book value................................................         4.19

                                  RISK FACTORS

     You should carefully consider the following risk factors and warnings before making an investment decision. If any of the following risks actually occurs, InterVoice's business, financial condition or results of operations could be negatively affected in a material way, the price of InterVoice common stock could decline, and you may lose all or part of your investment in InterVoice common stock resulting from the merger. You should also refer to the other information contained in this prospectus/proxy statement and incorporated in this prospectus/proxy statement by reference, including InterVoice's consolidated financial statements and the notes to these financial statements and the unaudited pro forma combined financial statements and the notes to these pro forma financial statements.

A SIGNIFICANT DECLINE IN THE MARKET PRICE OF INTERVOICE COMMON STOCK COULD RESULT IN THE VALUE OF THE CONSIDERATION RECEIVED FOR EACH SHARE OF BRITE COMMON STOCK EXCHANGED IN THE MERGER TO BE LESS THAN THE $13.40 PER SHARE PAID FOR SHARES OF BRITE COMMON STOCK IN THE TENDER OFFER

     The number of shares of InterVoice common stock into which Brite common stock will be converted in the merger is based on the 25-day average closing price, which must be at least equal to $8.00 and no higher than $14.00. As long as InterVoice's 25-day average closing price is at least $8.00 at the effective time of the merger, the market value of InterVoice common stock received for each share of Brite common stock at such time should be at least equal to $13.40, based on the 25-day average closing price. If, however, the 25-day average closing price of InterVoice common stock were to drop below $8.00, the market value of the shares of InterVoice common stock, based on the 25-day average closing price, that stockholders of Brite would receive for each share of Brite common stock exchanged in the merger would be less than the $13.40 cash per share paid for shares of Brite common stock in the tender offer. The price of InterVoice common stock at the effective time of the merger may vary significantly from the price on the date the merger agreement was signed, and at the date of this prospectus/proxy statement and at the date of the special meeting of Brite stockholders. Such variations may be the result of changes in the business, operations or prospects of InterVoice or Brite, market assessments of the likelihood that the merger will be consummated and the timing thereof, regulatory considerations, general market and economic conditions and other factors. Stockholders of Brite are urged to obtain current market quotations for InterVoice common stock.

THE BANK LOAN TO FINANCE THE BRITE ACQUISITION PUTS INTERVOICE AT FINANCIAL RISK

     InterVoice borrowed $135 million under a credit agreement with Bank of America National Trust and Savings Association to finance the acquisition of Brite. On a pro forma basis as of February 28, 1999 giving effect to the pro forma transactions, InterVoice's total long-term debt, including the current portion of its long-term debt, would have been $135 million, and its total stockholders' equity would have been $104 million. The ability of InterVoice to service its debt obligations is dependent upon its future operating performance and its ability to raise additional capital through bank financing or through debt and/or equity offerings, which in turn are subject to economic, financial, competitive, business and other factors including factors beyond InterVoice's control. Our substantial indebtedness could have important consequences. For example it could:

     - limit our ability to obtain additional financing for working capital expenditures, debt service requirements and other general corporate purposes;

     - require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing our funds available for other purposes, including working capital, capital expenditures, acquisitions and general corporate purposes;

     - make us more vulnerable to economic downturns, limiting our ability to withstand competitive pressures and reduce our flexibility in responding to changing business and economic conditions;

     - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

     - place us at a competitive disadvantage compared to our competitors that have less debt; and

     - limit our ability to borrow additional funds.

FAILURE OR INABILITY TO SUCCESSFULLY INTEGRATE THE OPERATIONS AND PRODUCTS OF BRITE COULD NEGATIVELY IMPACT INTERVOICE'S BUSINESS

     Management believes that InterVoice will be able to achieve certain cost savings and other synergies as a result of combining InterVoice and Brite in the merger. However, there can be no assurance that such synergies will be realized. Regardless of the level of savings actually realized, the level of savings in InterVoice's fiscal year ending February 28, 2000 will be affected by transaction costs, presently expected to aggregate approximately $10.8 million for InterVoice and Brite.

     Additionally, the future success of InterVoice will depend in part upon our ability to integrate and operate Brite successfully with our business. The inability to integrate the products of InterVoice and Brite while maintaining or increasing the market share that such products had prior to the merger could decrease the revenues historically generated from such products. The integration process will require the dedication of management resources, which may temporarily distract attention from the day-to-day business of InterVoice. The future success of InterVoice will also depend in part on our ability to retain and assimilate certain key employees of Brite. There can be no assurance that InterVoice will be able to efficiently integrate and operate Brite and its products with our business or retain or assimilate key employees of Brite. A failure to do so could have a material adverse effect on InterVoice's results of operations or financial condition.

YOU MAY BE VOTING ON THE MERGER WHEN THE MOST RECENT QUARTERLY FINANCIAL INFORMATION IS NOT AVAILABLE


     This prospectus/proxy statement will be mailed on or about July 12, 1999 and you will have until August 12, 1999 to vote with respect to the merger. Neither InterVoice's financial results for its second quarter ending August 31, 1999 nor Brite's financial results for its second quarter ended June 30, 1999 or any portion of its partially completed third quarter will be available to you when you vote upon the merger. InterVoice's quarterly results could be negatively affected by a variety of factors, including those set forth in this "Risk Factors" section.


INTERVOICE OPERATES IN THE HIGHLY COMPETITIVE TELECOMMUNICATIONS INDUSTRY; OUR FAILURE TO MEET
RAPIDLY CHANGING MARKET DEMANDS COULD NEGATIVELY IMPACT OUR COMPETITIVE POSITION

     The call automation industry is fragmented and highly competitive. Technological advances are critical to industry leadership, and InterVoice competes primarily on the basis of its products having a broad range of capabilities and features, professional services such as customizing systems for a customer's particular needs, and customer support services. The principal competitors for InterVoice's OneVoice(R) systems include Lucent Technologies (formerly part of AT&T Corp.), Periphonics and Edify. The principal competitors for InterVoice's AgentConnect(R) systems include Davox, EIS and Lucent Technologies (formerly Mosaix). The principal competitors for InterVoice's telecommunications products include Lucent Technologies (including the former Octel), Comverse Technology (including the former Boston Technology), Glenayre Technologies and Periphonics. We expect that competition from existing competitors will continue to intensify. We may also face market entry from non-traditional competitors, including telephone switching equipment manufacturers and independent call automation service bureaus. Many of InterVoice's competitors have greater financial, technological and marketing resources than InterVoice has. These competitors may be able to use their resources to adapt more quickly to new or emerging technologies or to devote greater resources to the promotion and sale of their products and services.

INTERVOICE'S ABILITY TO MEET CHANGES IN TECHNOLOGY COULD BE EXPENSIVE AND, IF WE DO NOT KEEP UP WITH
THESE CHANGES, WE COULD LOSE EXISTING CUSTOMERS AND BE UNABLE TO ATTRACT NEW CUSTOMERS

     InterVoice experiences ever-increasing demands from our existing and prospective customers for our products to be Year 2000 compliant and compatible with a variety of rapidly proliferating computing, telephony and computer networking technologies and standards. The ultimate success of InterVoice's products is dependent, to a large degree, on InterVoice allocating resources to developing and improving products compatible with those technologies, standards and functionalities that ultimately become widely accepted by InterVoice's actual and prospective customers. Our success is also dependent, to a large degree, on our ability to implement arrangements with other vendors with complementary product offerings to provide actual and prospective customers greater functionality and to ensure that our products are Year 2000 compliant and compatible with the increased variety of technologies and standards. InterVoice has committed substantial resources to enhance our existing products and to develop and market new products. We cannot guarantee that we will be successful in maintaining and developing products and services that incorporate new technology and standards on a timely basis. We also cannot guarantee that we will continue to be able to deliver the products and services demanded by the marketplace.

YEAR 2000 PROBLEMS FOR US OR OUR CUSTOMERS COULD INCREASE OUR LIABILITIES AND EXPENSES AND DECREASE OUR
REVENUES AND PROFITABILITY

     Many currently-installed computer systems and software products are coded to accept only two-digit entries in year code fields. These year code fields will need to accept four-digit entries to distinguish 21st century dates from 20th century dates. As a result, telecommunications equipment, computer systems and/or software used by many companies may need to be upgraded or replaced to comply with such "Year 2000" requirements. Significant uncertainty exists in the telecommunications and software industries concerning potential effects associated with such compliance.

     InterVoice has reviewed our products and believes that the versions currently offered to InterVoice customers are Year 2000 compliant. However, InterVoice's assessment of InterVoice's current products is dependent upon the accuracy of disclosures and representations of vendors of component parts of InterVoice's products. Also, many of InterVoice's customers are using earlier versions of InterVoice's software products and other products that may not be Year 2000 compliant. InterVoice's products are generally integrated with a customer's enterprise system, which involves software products developed by other vendors. A customer may mistakenly believe that Year 2000 problems with its enterprise system are attributable to InterVoice products. Consequently, InterVoice may be subject to claims based on Year 2000 compliance issues related to a customer's enterprise systems, third party products, custom modifications to InterVoice's products by third parties, a customer's use of earlier products which may not be completely Year 2000 compliant, InterVoice's warranty obligations under customer contracts, issues arising from a customer's unique application or the integration of InterVoice products with other products. InterVoice has not been a party to any legal proceeding involving products or services in connection with Year 2000 compliance issues; however, there is no assurance that InterVoice will not in the future be required to defend its products or services in such proceedings, and any resulting liability for damages could negatively impact InterVoice's business, operating results and financial condition.

     InterVoice believes that the purchasing patterns of customers and potential customers may be significantly affected by Year 2000 issues. Many companies are expending significant resources to correct or replace their current software systems to achieve Year 2000 compliance. These expenditures may result in reduced funds available to purchase products such as those offered by InterVoice. Many customers and potential customers may also defer installing or purchasing Year 2000 compliant products until they believe it is absolutely necessary, thus resulting in potentially deferred sales. Conversely, Year 2000 issues may cause other companies to accelerate installations or purchases, thereby causing an increase in short-term revenues and a consequent decrease in long-term revenues from products. Additionally, Year 2000 issues could cause a significant number of companies, including current customers of InterVoice, to reevaluate their current system needs and, as a result, consider switching to other systems or suppliers. InterVoice's business could also be adversely affected if potential new customers decide not to purchase InterVoice's products and services because they are focusing their information technology resources on Year 2000 issues in their own organizations. These Year 2000 issues could materially adversely affect InterVoice's business, financial condition and results of operations.

     InterVoice anticipates that its testing and remediation program for Year 2000 issues with respect to InterVoice's existing mission critical systems should be substantially completed by August 1999. Because most of the expenditures to replace and upgrade these systems have been made and will be incurred in the ordinary course of business (i.e., on a non-accelerated basis), InterVoice does not anticipate that it will incur material incremental expenses in connection with our Year 2000 remedial efforts. As a result of the program to replace and upgrade InterVoice's existing internal systems, and the efforts of the Year 2000 project team, InterVoice believes that these systems will be century-compliant prior to the Year 2000. However, there is no assurance that InterVoice will identify and resolve any and all century compliance problems with InterVoice's existing internal systems in a timely manner, that the expenses associated with such remedial efforts will not be significant, or that such problems will not have a material adverse effect on InterVoice's business, operating results and financial condition.

IF SUITABLE NON-PROPRIETARY COMPUTING PLATFORMS AND SYSTEM OPERATING SOFTWARE THAT ARE COMPATIBLE WITH
INTERVOICE'S PRODUCTS BECOME UNAVAILABLE IN THE FUTURE, INTERVOICE'S OPERATING RESULTS COULD BE NEGATIVELY IMPACTED

     InterVoice's hardware and software products are designed to be independent of the host computer platform and the system operating software. InterVoice's products have the capability to operate on computer platforms produced by a variety of manufacturers. InterVoice delivers systems integrated with the computer platform of customers' choice instead of dictating a specific computer platform. InterVoice's InterSoft(R) run-time software, which is utilized by InterVoice's OneVoice(R), AgentConnect(R) and InControl(R) systems, is simultaneously compatible with the Windows NT, UNIX and OS/2 operating systems. This operating software independence allows InterVoice to avoid the expense of maintaining multiple versions of our run-time software. Nevertheless, there is no commitment on the part of computer manufacturers or software companies to continue to release platforms and system operating software compatible with InterVoice's products. Any failure by these computer manufacturers or software companies to supply suitable platforms and system operating software could cause InterVoice to make significant expenditures to adapt products for future computer platforms and system operating software, and could have a significant negative impact on InterVoice's operating results.

INTERVOICE'S RELIANCE ON SIGNIFICANT VENDOR RELATIONSHIPS COULD RESULT IN SIGNIFICANT EXPENSE OR INABILITY TO SERVE OUR CUSTOMERS IF WE LOSE THESE RELATIONSHIPS

     Although InterVoice generally uses standard parts and components for its products, some of our components, including semi-conductors and, in particular, digital signal processors manufactured by Texas Instruments and AT&T Corp., are available only from a small number of vendors. To date, InterVoice has been able to obtain adequate supplies of needed components in a timely manner. If InterVoice's significant vendors are unable or cease to supply components at current levels, we may not be able to obtain these components from another source. Consequently, we would be unable to provide products and to service our customers, which would negatively impact our business and operating results.

LOSS OF SIGNIFICANT CUSTOMERS COULD HURT INTERVOICE'S BUSINESS BY REDUCING OUR REVENUES AND PROFITABILITY

     InterVoice's success depends substantially on retaining our significant customers. The loss of one of InterVoice's significant customers could negatively impact InterVoice's results of operations. As a part of our sales and marketing strategy, InterVoice will attempt to diversify our end-user sales and continue to broaden our distribution channels and, as a result, lessen our dependence on any one customer. However, there can be no assurance that InterVoice will be successful in these efforts.

INTERVOICE'S DEPENDENCE ON DISTRIBUTION CHANNELS COULD NEGATIVELY IMPACT OUR BUSINESS

     InterVoice sells products directly to end-users and through more than 85 distributors in the United States. During fiscal 1999, approximately 47% of InterVoice's domestic sales were attributable to distributors. In addition, InterVoice offers products outside the United States through a network of more than 45 distributors, as well as through InterVoice's own sales personnel. Our existing relationships with these distributors are non-exclusive and can be terminated by either party without cause. Our distributors also sell or can potentially sell products offered by our competitors. To the extent that our competitors offer our distributors more favorable terms, such distributors may decline, de-emphasize or discontinue carrying our products. In the future, we may not be able to retain or attract a sufficient number of qualified distributors. Further, such distributors may not recommend, or continue to recommend, our products. The inability to establish or maintain successful relationships with distributors or to expand our distribution channels could negatively impact our business, financial condition or results of operations.

INTERVOICE'S INABILITY TO PROTECT OUR INTELLECTUAL PROPERTY AGAINST INFRINGEMENT AND INFRINGEMENT CLAIMS COULD NEGATIVELY IMPACT OUR BUSINESS

     InterVoice's protection of our patent, copyright, license and other proprietary rights in our products and technologies is critical to the continued success of our business. Although InterVoice's proprietary rights are protected by a combination of intellectual property laws, nondisclosure safeguards and license agreements, it is technologically possible for InterVoice's competitors to copy aspects of InterVoice's products in violation of these protected rights. Even in cases where patents protect aspects of InterVoice's technology, the detection and policing of the unauthorized use of the patented technology is difficult. Further, judicial enforcement of trademarks and copyrights may be uncertain, particularly in foreign countries. Unauthorized use of InterVoice's proprietary technology by our competitors could negatively impact our business, operating results and financial condition.

     If third parties assert claims that InterVoice's products or services infringe on their technology and related intellectual property rights, InterVoice could incur substantial costs to defend these claims. If any of these claims are ultimately successful, a third party could require InterVoice to pay substantial damages, discontinue the use and sale of infringing products, expend significant resources to acquire non-infringing alternatives, and/or obtain licenses to use the infringed intellectual property rights.

     Commencing in fiscal 1997, Lucent Technologies has suggested in correspondence to InterVoice that InterVoice should consider licensing certain Lucent patents for a substantial payment. InterVoice has an opinion from its outside legal counsel that InterVoice does not infringe the Lucent patents by reason of non-infringement and/or invalidity. InterVoice has suggested to Lucent that Lucent should consider licensing certain patents of InterVoice, and that a mutual cross-license might be in the best interests of both parties. The parties have discussed the possibility of negotiations for a mutually satisfactory cross-license agreement which would resolve the matter. There is no assurance that InterVoice will negotiate a cross-license agreement based on mutually satisfactory terms. Lucent has not threatened litigation against InterVoice, and InterVoice and Lucent did not have any discussions or exchange any correspondence concerning their respective patent portfolios during fiscal 1999.

     InterVoice is not currently involved in any material intellectual property litigation, but could be in the future to protect our technology or defend ourselves against alleged infringement claims.

INTERVOICE IS EXPOSED TO RISKS RELATED TO ITS INTERNATIONAL OPERATIONS WHICH COULD INCREASE OUR COSTS AND HURT OUR BUSINESS

     InterVoice's products are currently sold in 52 countries. InterVoice's international sales, as a percentage of total InterVoice sales, were 18% in fiscal 1999 and 21% in fiscal 1998. International sales are subject to certain risks, including:

     - fluctuations in currency exchange rates;

     - the difficulty and expense of maintaining foreign offices and distribution channels;

     - tariffs and other barriers to trade;

     - greater difficulty in protecting and enforcing intellectual property rights;

     - general economic conditions in each country;

     - loss of revenue, property and equipment from expropriation;

     - import and export licensing requirements; and

     - additional expenses and risks inherent in conducting operations in geographically distant locations, including customers speaking different languages and having different cultural approaches to the conduct of business.

FAILURE TO RETAIN AND ATTRACT HIGH-TECH PERSONNEL AND SKILLED MANAGEMENT COULD ADVERSELY AFFECT OUR ABILITY TO DIRECT GROWTH AND MANAGE OUR BUSINESS

     InterVoice's success depends to a significant extent upon our ability to attract, retain and motivate highly skilled and qualified personnel. If we fail to attract, train and retain sufficient numbers of these technically-skilled people, our business, financial condition and results of operations will be materially and adversely affected. Competition for personnel is intense in the telecommunications industry, and recruiting and training personnel requires substantial resources. InterVoice must continue to grow by hiring and training technically skilled people to perform services under our existing contracts and new contracts that we enter into. The people capable of filling these positions are in great demand. We have to pay an increasing amount to hire and retain a technically-skilled workplace. InterVoice's business also experiences a significant turnover of technically-skilled people.

     InterVoice's success also depends on the skills, experience and performance of key members of our current management team and key members of Brite's management team. The loss of any key employee could have an adverse effect on our business, financial condition and results of operations and prospects.

INTERVOICE'S INABILITY TO PROPERLY ESTIMATE COSTS UNDER FIXED PRICE CONTRACTS COULD NEGATIVELY IMPACT OUR PROFITABILITY

     Some of InterVoice's contracts to develop application software and customize systems provide for the customer to pay a fixed price for our products and services regardless of whether our costs to perform under the contract exceed the amount of the fixed price. If we are unable to estimate accurately the amount of future costs under these fixed price contracts, or if unforeseen additional costs must be incurred to perform under these contracts, our profitability will decline.

INCREASING CONSOLIDATION IN THE TELECOMMUNICATIONS AND FINANCIAL INDUSTRIES COULD AFFECT OUR REVENUES AND PROFITABILITY

     Several of our significant customers are in the telecommunications and financial industries, which are undergoing increasing consolidation as a result of merger and acquisition activity. This activity involving our significant customers could decrease the number of customers purchasing our products and/or delay purchases of our products by customers that are in the process of reviewing their strategic alternatives in light of a pending merger or acquisition. If we have fewer customers or our customers delay purchases of our products as a result of merger and acquisition activity, our revenues and profitability would decline.

GOVERNMENT ACTION AND, IN PARTICULAR, ACTION WITH RESPECT TO THE
TELECOMMUNICATIONS ACT OF 1996 REGULATING THE TELECOMMUNICATIONS INDUSTRY COULD HAVE A NEGATIVE IMPACT ON INTERVOICE'S BUSINESS

     Future growth in the markets for InterVoice's products will depend in part on privatization and deregulation of certain telecommunication markets worldwide. Any reversal or slow down in the pace of this privatization or deregulation could negatively impact the markets for InterVoice's products. Moreover, the consequences of deregulation are subject to many uncertainties, including judicial and administrative proceedings that affect the pace at which the changes contemplated by deregulation occur, and other regulatory, economic and political factors. Any invalidation, repeal or modification of the requirements imposed by the Telecommunication Act of 1996 could negatively impact InterVoice's business, financial condition and results of operations. Furthermore, the uncertainties associated with deregulation could cause our customers to delay purchasing decisions pending the resolution of such uncertainties.

INTERVOICE'S STOCK PRICE IS SUBJECT TO MARKET VOLATILITY


     The trading price of InterVoice's shares may be affected by the risk factors described in this prospectus/proxy statement as well as prevailing economic and financial trends and conditions in the public securities markets. Stock prices of companies in technology businesses tend to exhibit a high degree of volatility. Shortfalls in revenues and earnings from the levels anticipated by the public markets could have an immediate and significant adverse affect on the trading price of our shares in any given period. Such shortfalls may result from events that are beyond our immediate control and can be unpredictable. In addition, since the quantity and size of large sales (sales valued at approximately $1 million or more) may vary substantially during any fiscal quarter, our sales and earnings in one fiscal quarter may be significantly higher or lower than a preceding or subsequent fiscal quarter which, in turn, can contribute to the volatility of the trading price of our shares regardless of our long-term prospects. The trading price of our shares may also be affected by developments, including reported financial results and fluctuations in trading prices of the shares of other publicly-held companies in the computer and telecommunications industry generally, and in our industry in particular, which may not have any direct relationship with InterVoice's business, operations or prospects.


CERTAIN ARRANGEMENTS MAY HAVE INFLUENCED THE DECISION OF BRITE'S BOARD OF DIRECTORS TO RECOMMEND THE MERGER

     In considering the recommendation of the merger by the Brite board of directors, holders of Brite common stock should be aware that the directors of Brite may have certain interests that are different from or in addition to those interests of the holders of Brite common stock generally. These interests include Brite's repurchase for cash of stock options held by the directors of Brite as contemplated by the merger agreement as well as an agreement with Stanley G. Brannan, Brite's Chairman and Chief Executive Officer, regarding his service as a director of InterVoice following the closing of the merger.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     We have made forward-looking statements in this document that are subject to risks and uncertainties. Forward-looking statements include the information in this document regarding:

- synergies                                 - assimilation of Brite into InterVoice
- growth                                    - economic conditions
- cost savings                              - fair market value of Brite's assets
- the merger consideration                  - the timetable for closing the merger
- operating performance

     The sections of this document which contain forward-looking statements include "Questions and Answers About the Merger," - "Summary," - "Risk
Factors," - "The Merger -- Background of the Merger," - "Summary -- Selected Unaudited Pro Forma Combined Condensed Financial Data," - "The Merger -- Opinion of Brite's Financial Advisor" and - "Unaudited Pro Forma Combined Financial Statements." Our forward-looking statements are also identified by words such as "believes," "expects," "anticipates," "intends," "estimates" or similar expressions.

     For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

     You should understand that the following important factors, in addition to those discussed in "Risk Factors" and elsewhere in this document and in the documents which are incorporated by reference, could affect the future results of InterVoice and Brite, and our future results after the effective date of the merger, and could cause those results or other outcomes to differ materially from those expressed in our forward-looking statements:

     - A price decline in InterVoice common stock could cause the value of the merger consideration received to be less than $13.40 paid in the tender offer.

     - InterVoice is highly leveraged as a result of indebtedness incurred to finance the tender offer and merger.

     - We may be unable to successfully integrate the businesses and products of InterVoice and Brite after the merger.

     - Our failure to meet rapidly changing market demands in the highly competitive telecommunications industry could negatively impact our competitive position.

     - If we are unable to keep up with rapid changes in technology, we could lose customers and be unable to attract new customers.

     - Year 2000 problems for us, our suppliers or our customers could increase our liabilities and expenses and decrease our revenues and profitability.

     - We depend upon the continued availability of suitable non-proprietary computing platforms and system operating software that are compatible with our products.

     - Certain of the components for our products are available from limited suppliers. Our operating results could be adversely affected if we were unable to obtain such components in the future.

     - We may be unable to retain our customer base and, in particular, our more significant customers because such customers generally are not contractually obligated to place future orders with us.

     - Our industry will face increasing litigation with respect to the enforcement of patents, copyrights and other intellectual property.

     - International distribution and sales of our products involve special risks, including unexpected changes in regulatory requirements, unexpected changes in exchange rates, the difficulty and expense of maintaining foreign offices and distribution channels, tariffs and other barriers to trade, difficulty in protecting intellectual property rights, and foreign governmental regulations that may limit or restrict sales of call automation systems and systems for telecommunications service providers. Additionally, changes in foreign credit markets and currency exchange rates may result in requests by many international customers for extended payment terms and may have an adverse impact on our cash flow and our level of accounts receivable.

     - The quantity and size of large sales (sales valued at approximately $1 million or more) during any fiscal quarter will fluctuate, which can cause wide variations in our sales and earnings on a quarter to quarter basis.

     - We must hire and retain, within our compensation parameters, qualified technical talent and outside contractors in highly competitive markets for the services of such personnel.

     - Our fixed price contracts require that we properly estimate costs of developing application software and otherwise tailoring our systems to customer-specific requests.

     - Other mergers and acquisitions between companies in the telecommunications and financial industries which could result in fewer customers purchasing our products for telecommunications and banking applications, and/or delay such purchases by customers that are in the process of reviewing their strategic alternatives in light of a merger or acquisition.

     - We expect continuing legislative, judicial and administrative changes and, in particular, changes affecting the telecommunications industry, such as the Telecommunications Act of 1996. While many industry analysts expect the Telecommunications Act of 1996 ultimately to result in at least a temporary surge in the procurement of telecommunications equipment and related software and other products, there is no assurance that we can estimate with sufficient accuracy those products which will ultimately be purchased, the timing of any such purchases or the quantities to be purchased.

     - Extreme price and volume trading volatility in the stock market has had a substantial effect on the market prices of securities of many high technology companies, frequently for reasons other than the operating performance of such companies. These broad market fluctuations could adversely affect the market price of our common stock.

                     SPECIAL MEETING OF BRITE STOCKHOLDERS

GENERAL

     This prospectus/proxy statement is furnished to holders of Brite common stock in connection with the solicitation of proxies by the Brite board of directors for use at the special meeting of Brite stockholders.


     This prospectus/proxy statement and accompanying form of proxy will be mailed to stockholders of Brite on or about July 15, 1999.


DATE, TIME, AND PLACE


     The Brite special meeting will be held on August 12, 1999 at 9:30 a.m., local time, at Brite's offices at 7309 E. 21st Street North, Wichita, Kansas 67206.


MATTERS TO BE CONSIDERED AT THE MEETING

     At the Brite special meeting, the holders of record of Brite common stock will be asked to consider and vote on proposals to:

     - approve and adopt the merger agreement and the transactions contemplated thereby; and

     - transact any other business which may be properly brought before the special meeting or any adjournment or postponement of the meeting.

     AFTER CAREFUL CONSIDERATION, THE BRITE BOARD OF DIRECTORS DETERMINED THAT THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT ARE IN THE BEST INTERESTS OF THE STOCKHOLDERS OF BRITE. ACCORDINGLY, THE BRITE BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT ALL BRITE STOCKHOLDERS VOTE FOR ITS APPROVAL. See "The Merger -- Background of the Merger" and "-- Brite's Reasons for the Merger; Recommendation of the Brite Board of Directors." In considering the recommendation of the Brite board of directors with respect to the merger agreement, Brite stockholders should be aware that certain members of the Brite board of directors have interests in the merger that are different from and in addition to the interests of the stockholders of Brite generally. See "The Merger -- Interests of Certain Persons in the Merger."

RECORD DATE


     The close of business on July 9, 1999, is the record date for the determination of stockholders of Brite entitled to receive notice of and to vote at the Brite special meeting and any adjournment or postponement of the meeting. Accordingly, only stockholders of Brite of record at the close of business on that date will be entitled to notice of and to vote at the meeting. A list of the holders of Brite common stock entitled to vote at the meeting will be available for inspection by any stockholder of Brite during usual business hours at the principal offices of Brite.


STOCK ENTITLED TO VOTE; QUORUM


     As of the record date, there were 12,275,803 shares of Brite common stock issued and outstanding and entitled to vote at the meeting. The holders of a majority of the Brite common stock issued and outstanding, present in person, or represented by proxy, will constitute a quorum at the meeting. The attendance by a wholly-owned subsidiary of InterVoice which owns 9,158,155 shares of Brite common stock will be determinative of whether there is a quorum. In the event that a quorum is not present at the meeting, it is expected that such meeting will be adjourned or postponed. Holders of record of Brite common stock on the record date are each entitled to one vote per share on each matter to be voted on at the meeting.

VOTE REQUIRED

     The approval of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Brite common stock entitled to vote at the Brite special meeting. The approval of the merger agreement is a condition to the closing of the merger. Because the required vote of the holders of Brite common stock with respect to the merger agreement is based on the total number of outstanding shares of Brite common stock and not on the number of shares which are actually voted, failure of a holder of record of Brite common stock to vote such shares will have the same effect as a vote "against" the merger agreement.

SHARE OWNERSHIP OF INTERVOICE SUBSIDIARY


     A wholly-owned subsidiary of InterVoice owns and has the right to vote at the meeting 9,158,155 shares of Brite common stock. The subsidiary acquired these shares in a tender offer for 9,158,155 shares of Brite common stock which was consummated on June 9, 1999. The subsidiary will vote all of its shares of Brite common stock for the approval of the merger agreement, which is sufficient to cause the merger agreement to be adopted without the affirmative vote of any other stockholder.


VOTING OF PROXIES

     The shares of Brite common stock represented by properly completed proxies received at or before the time for the meeting will be voted as directed by the holders of such shares unless revoked as described below. If no instructions are given, executed proxies will be voted for approval of the merger agreement.

     Brokers who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote such customers' shares on non-routine matters in the absence of specific instructions from such customers. This is commonly referred to as a broker nonvote. With respect to the meeting, the approval of the merger agreement will be deemed a non-routine matter. A broker nonvote will, therefore, have the same effect as a vote against the merger agreement.

     The Brite board of directors is not aware of any business to be brought before the meeting other than as described in this prospectus/proxy statement. If, however, other matters are properly brought before the meeting or any adjournment or postponement of the meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment as to the best interest of Brite.

REVOCABILITY OF PROXIES

     The grant of a proxy on the accompanying Brite proxy card does not preclude a stockholder from voting in person. A stockholder of record may revoke a proxy at any time prior to its exercise by taking any of the following actions:

     - filing with the Secretary of Brite, at Brite's principal executive offices, a duly executed revocation of proxy;

     - submitting a duly executed proxy bearing a later date; or

     - appearing at the meeting and voting in person.

     Attendance at the meeting will not, in and of itself, constitute revocation of a proxy.

SOLICITATION OF PROXIES

     InterVoice will pay for the cost of printing and mailing this prospectus/proxy statement and the fees associated with the filing of this prospectus/proxy statement with the SEC. Except for the fees and costs discussed in the preceding sentence, Brite will bear its own costs in connection with the solicitation of proxies. In addition to solicitation by mail, the directors, officers and employees of Brite and its subsidiaries may solicit proxies from stockholders by telephone or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of record of stock held by those persons. Brite will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

     Holders of Brite common stock are requested to complete, date, sign and return as soon as possible the accompanying proxy in the provided envelope using the instructions set forth on the accompanying proxy card. Please do not send stock certificates with the proxy card.

APPRAISAL RIGHTS

     Holders of Brite common stock are not entitled to dissenters' appraisal rights under Kansas law in connection with the merger because, except for cash in lieu of fractional shares, such holders will receive consideration in the merger solely consisting of shares of InterVoice common stock that will be listed on Nasdaq and the Chicago Stock Exchange. See "Comparison of Stockholder and Shareholder Rights -- Appraisal and Dissenters' Rights."

                                   THE MERGER

     The following summary of material terms of the merger and the merger agreement is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this prospectus/ proxy statement.

GENERAL

     The merger agreement provides that the merger will be consummated if the stockholders of Brite approve the adoption of the merger agreement and all other conditions to the merger are satisfied or waived. Upon consummation of the merger, InterVoice's wholly-owned subsidiary, InterVoice Acquisition Subsidiary III, Inc. ("Merger Sub"), will be merged with and into Brite and Brite, as the surviving corporation, will become a wholly-owned subsidiary of InterVoice.

     At the effective time of the merger, each share of Brite common stock then outstanding, other than shares owned by InterVoice, Merger Sub, any other subsidiary of InterVoice, Brite and any of Brite's subsidiaries, will be cancelled and converted into the right to receive that number of shares of InterVoice common stock, including associated preferred stock purchase rights, equal to $13.40 divided by the average per share closing price of InterVoice common stock on Nasdaq for the 25 trading days immediately preceding the effective time of the merger. The 25-day average closing price shall be at least equal to $8.00 and shall not exceed $14.00.

     As illustrated by the examples set forth below, as long as the 25-day average closing price is at least $8.00 and does not exceed $14.00 at the effective time of the merger, the value of the merger consideration, based on the 25-day average closing price, will equal approximately $13.40. If, however, the 25-day average closing price drops below $8.00 or exceeds $14.00, the value of the merger consideration, based on the 25-day average closing price, at the effective time of the merger may be less or greater than the $13.40 in cash per share payable pursuant to the tender offer as illustrated below:

                EXAMPLES OF CALCULATING THE MERGER CONSIDERATION

     - On May 15, 1999, the 25-day average closing price of InterVoice common stock was $10.14. Based on this 25-day average closing price, the exchange ratio in the merger is approximately 1.3215 ($13.40 / $10.14) shares of InterVoice common stock for each share of Brite common stock. Applying this exchange ratio, each outstanding share of Brite common stock at the effective time of the merger would be exchanged for InterVoice common stock and cash in lieu of fractional shares of InterVoice common stock with a value, based on the 25-day average closing price of $10.14, of approximately $13.40, and the maximum number of shares of InterVoice common stock that

       InterVoice would be required to issue is 4,114,848. This assumes that all stock options outstanding under Brite's stock option plans are cancelled as contemplated by the merger agreement and that there are 3,113,773 shares of Brite common stock outstanding, excluding shares owned by InterVoice or its subsidiaries, immediately prior to the effective time of the merger.

     - If the 25-day average closing price of InterVoice common stock is $7.50, the exchange ratio in the merger would be 1.675 ($13.40 / the lower collar of $8.00) shares of InterVoice common stock for each share of Brite common stock. Applying this exchange ratio, each outstanding share of Brite common stock at the effective time of the merger would be exchanged for InterVoice common stock and cash in lieu of fractional shares of InterVoice common stock with a value, based on the 25-day average closing price of $7.50, of approximately $12.56, and the maximum number of shares of InterVoice common stock that InterVoice would be required to issue is 5,215,569. This assumes that all stock options outstanding under Brite's stock option plans are cancelled as contemplated by the merger agreement and that there are 3,113,773 shares of Brite common stock outstanding, excluding shares owned by InterVoice or its subsidiaries, immediately prior to the effective time of the merger.

     - If the 25-day average closing price of InterVoice common stock is $15.00, the exchange ratio in the merger would be approximately 0.9571 ($13.40 / the upper collar of $14.00) of a share of InterVoice common stock for each share of Brite common stock. Applying this exchange ratio, each outstanding share of Brite common stock at the effective time of the merger would be exchanged for InterVoice common stock and cash in lieu of fractional shares of InterVoice common stock with a value, based on the 25-day average closing price of $15.00, of approximately $14.36 and the maximum number of shares of InterVoice common stock that InterVoice would be required to issue is 2,980,325. This assumes that all outstanding stock options under Brite's stock option plans are cancelled as contemplated by the merger agreement and that there are 3,113,773 shares of Brite common stock outstanding, excluding shares owned by InterVoice or its subsidiaries, immediately prior to the effective time of the merger.

     The table below illustrates the number of shares of InterVoice common stock issuable in the merger and the corresponding value of the merger consideration per share of Brite common stock at various assumed 25-day average closing prices. For purposes of calculating the approximate exchange ratio, the 25-day average closing price must be at least equal to $8.00 and may not exceed $14.00. The calculations are based on the assumption that all stock options outstanding under Brite's stock option plans are cancelled as contemplated by the merger agreement and that 3,113,773 shares of Brite common stock are outstanding, excluding shares owned by InterVoice or its subsidiaries, as of the effective time of the merger.

   INTERVOICE                       APPROXIMATE VALUE OF   AGGREGATE INTERVOICE
 25-DAY AVERAGE     APPROXIMATE     MERGER CONSIDERATION       COMMON STOCK
CLOSING PRICE($)   EXCHANGE RATIO   PER BRITE SHARE ($)*         ISSUABLE
----------------   --------------   --------------------   --------------------
   16                  0.9571              15.31                2,980,325
   15                  0.9571              14.36                2,980,325
   14                  0.9571              13.40                2,980,325
   13                  1.0308              13.40                3,209,581
   12                  1.1167              13.40                3,477,046
   11                  1.2182              13.40                3,793,141
   10                  1.3400              13.40                4,172,455
    9                  1.4889              13.40                4,636,062
    8                  1.6750              13.40                5,215,569
    7                  1.6750              11.73                5,215,569
    6                  1.6750              10.05                5,215,569

---------------

* Based on the corresponding 25-day average closing price.

     The merger will be effective when the companies file a Certificate of Merger with the Secretary of State of Kansas and Articles of Merger or Exchange with the Secretary of State of Nevada. The companies will file the Certificate of Merger and the Articles of Merger or Exchange as soon as practicable following the closing of the merger, which is expected to occur on the second business day after the satisfaction or waiver of the conditions set forth in the merger agreement.

BACKGROUND OF THE MERGER

     The timing, terms and conditions of the merger agreement are the result of arms-length negotiations between representatives of InterVoice and Brite. Set forth below is a summary of the negotiations.

     During the last several years, Brite's board of directors and its executives had discussed the growing consolidation of companies within the industry, and considered whether Brite could continue to compete effectively in an industry where the number of participants was shrinking and the relative size of its principal competitors was increasing through consolidation. In particular, Brite noted the acquisition of VMX by Octel, and the subsequent acquisition of Octel by Lucent Technologies; the acquisition of Boston Technology and Amarex by Comverse Technology; the acquisition of Voicetek by Aspect Technology; the acquisition of Summa IV by Cisco Systems; and the various merger activities by Syntellect. From time to time, Brite has had meetings with various participants within the industry, although none of the discussions have gone beyond the consideration of publicly available data.

     In late 1997 David W. Brandenburg, a director of InterVoice, and Daniel D. Hammond, InterVoice's Chairman and Chief Executive Officer, discussed the possibility of considering a business combination with Brite. Following up on such discussions, on December 2, 1997, Mr. Hammond held a meeting in Dallas with representatives of InterVoice and Brite to determine if there were any interest between the two companies for a strategic combination. Representatives of InterVoice included Mr. Hammond, Michael W. Barker, then President of InterVoice, and Rob-Roy J. Graham, Chief Financial Officer. Representatives of Brite included David S. Gergacz, then President of Brite, Glenn A. Etherington, Chief Financial Officer, and Ray S. Naeini, Executive Vice President. The parties executed a confidentiality agreement with respect to matters that would be discussed at the meeting. During the meeting, the participants discussed broad corporate direction, mix of business, and the complementary nature of the companies' operations. The discussion centered around the fact that InterVoice derived 70% of its business from customer premises equipment, and 30% from its telecom business, while Brite derived 60% of its business from the telecom business and 40% of its revenues from the sale of customer premises equipment. The companies concluded that, because there was very little overlap in the customer base, significant synergies could result from a business combination between the two companies.

     On February 13, 1998, Mr. Graham and Mr. Etherington met in Orlando to further discuss the synergies that would result from a business combination. The executives compared and contrasted the two companies' organizational structure and size and discussed redundant activities that could be eliminated in a business combination. The executives concluded that the product direction and strategies of each company were very similar, and that each was incurring costs in administration, engineering, marketing and sales that could be leveraged in a larger organization. Mr. Graham observed that the TSL division of Brite did not seem to fit with Brite's current direction, and Mr. Etherington stated that Brite was actively marketing this division so that it could focus on the voice and call processing industry.

     Subsequent to the February 13, 1998 meeting, Mr. Gergacz and Mr. Etherington discussed the results of the meeting with Mr. Graham and the likelihood of a possible business combination. Mr. Gergacz concluded that Brite's value in any business combination would be increased if Brite could continue to show improved operating performance, and that additional merger discussions would be a distraction from that goal, particularly given the need for Brite to focus on delivering a large contract it had recently entered into with AT&T Corp.

     In January 1999 InterVoice, as part of its corporate strategic planning process, concluded that it should explore potential strategic combinations or technology alliances with third parties in order to further enhance shareholder value. InterVoice engaged Banc of America Securities LLC (formerly known as NationsBanc Montgomery Securities LLC) to identify potential candidates for such strategic combinations and/or technology alliances. It was during this process that InterVoice decided to determine if Brite had any interest in resuming discussions. Mr. Hammond called Stanley G. Brannan, Brite's Chairman and Chief Executive Officer, on January 15, 1999 and inquired if there were any interest on the part of Brite in resuming discussions concerning a potential strategic combination of InterVoice and Brite. Subsequent discussions between Mr. Brannan and Brite's senior management team led to the conclusions that the combination of the two companies would create a substantial competitor in the voice and call processing industry, would result in significant increases in scale, and would accelerate development in planned activities in areas such as internet, call center development and natural speech recognition. The combination would also give Brite a significant presence in Dallas, and thus, access to a large base of telecommunications software development engineers, which Brite had trouble locating in the Orlando area.

     On January 28, 1999, Mr. Brannan traveled to Dallas to hold preliminary discussions with Mr. Hammond and Mr. Graham. At this meeting, the parties discussed the potential acquisition of Brite by InterVoice, cost savings to be achieved by such a combination and other potential operating synergies. Mr. Graham prepared a pro forma consolidation of the two companies using historical data, including the synergies that had been discussed at the February 1998 meeting between Mr. Graham and Mr. Etherington. Additional discussions were held regarding the pooling versus purchase accounting rules and the impact these would have on a transaction. At the conclusion of the meeting, Messrs. Hammond and Brannan agreed that they would each convey their interests in pursuing such combination to their respective boards of directors to determine if there were further interest in pursuing more discussions. Messrs. Hammond and Brannan agreed to hold an additional meeting in Orlando assuming the respective boards of directors desired for management to pursue further discussions.

     On February 9, 1999, at a regularly scheduled meeting of InterVoice's board of directors, the board discussed the potential combination of the operations of InterVoice and Brite and concluded it would be desirable to continue discussions between the two companies.

     On February 19, 1999, Mr. Etherington contacted a potential financial advisor to assist Brite in the preparation of a preliminary valuation analysis to be presented to Brite's board of directors at a regularly scheduled meeting to be held on February 24, 1999.

     Mr. Hammond, Mr. Graham and David A. Berger, InterVoice's current President and Chief Operating Officer, attended a meeting in Orlando on February 22, 1999. Brite was represented by Messrs. Brannan, Naeini and Etherington. The parties discussed the two companies' organizational structure, markets served, development plans and the proposed structure of a combined company. Significant time was spent on sales and expense synergies and potential margin improvement. The companies also discussed the accounting implications of the transaction and whether or not the pooling of interests method of accounting for business combinations could be used for the merger. At this meeting, the parties expressed a continuing interest in pursuing a combination of InterVoice and Brite pursuant to which InterVoice would acquire all of the outstanding common stock of Brite in exchange for InterVoice common stock, although no further specifics regarding consideration were discussed.

     At the regularly scheduled February 24, 1999 Brite board of directors meeting, Mr. Brannan presented an overview of the discussions that had been held with InterVoice, and also discussed contacts that had been made by other potential merger candidates in the industry. Mr. Brannan stated that Brite's sale of its electronic publishing and TSL divisions in 1997 and 1998, respectively had significantly reduced the number of areas on which Brite was focused, made Brite's business easier to understand, and increased the likelihood of a product fit with other industry participants. Mr. Brannan noted that the lack of a permanent CEO was prominent in the discussions with other potential merger candidates, and increased the likelihood that Brite would not be the surviving corporation in any of the transactions that were being contemplated. A potential financial advisor presented its proposal to provide investment banking services, which contained information regarding the value of Brite in a potential transaction, indicating that the most likely selling price would be between $11.00 and $14.00 per share. The Brite board of directors expressed concern about accepting this valuation range in the form of InterVoice common stock given its volatility in the last year. The Brite board of directors concluded that further discussions should be held, but that Mr. Brannan should follow up on the other contacts that had been made. The Brite board of directors also authorized management to retain an investment banking firm to represent Brite with respect to possible business combination transactions.

     On February 26, 1999, InterVoice engaged Banc of America Securities specifically to advise InterVoice with respect to a proposed combination of InterVoice and Brite. After discussions with, and advice from, Banc of America Securities, InterVoice decided that an all cash acquisition of Brite would be preferable to a stock for stock acquisition.

     During the week following the February Brite board of directors meeting, Brite held discussions with four investment banking firms to discuss representation in a business combination transaction. On March 5, 1999, Brite engaged U.S. Bancorp Piper Jaffray Inc.

     On March 8, 1999, Mr. Hammond called Mr. Brannan and stated that, after detailed discussion with InterVoice's advisors, Mr. Hammond felt that a stock for stock merger using pooling accounting was not possible. Mr. Hammond indicated that this would be discussed in detail at the meeting in Atlanta scheduled for March 10, 1999, but that the current plan was a cash tender offer for all outstanding shares.

     On March 9, 1999, Mr. Brannan, Mr. Etherington and representatives from U.S. Bancorp Piper Jaffray met with another participant in Brite's industry (Company A) and its investment banking firm regarding a possible business combination. The discussion was restricted to publicly available information. Company A proposed a merger of equals in a pooling transaction, with Company A as the survivor, which would provide no premium to Brite's stockholders. On March 9 and March 10, 1999, U.S. Bancorp Piper Jaffray contacted two other possible merger candidates.

     On March 10, 1999, representatives of InterVoice and Brite met in Atlanta to discuss in more detail each party's interest in pursuing a business combination. Management representatives from both InterVoice and Brite attended the meeting along with representatives from Banc of America Securities, and representatives from U.S. Bancorp Piper Jaffray. Also in attendance were representatives from Thompson & Knight, P.C., InterVoice's legal advisors, and Triplett, Woolf & Garretson, LLC, Brite's legal advisors. At this meeting, the parties discussed the potential structure of a combination of InterVoice and Brite whereby InterVoice would acquire all of the outstanding common stock of Brite for cash in two steps: (1) a cash tender offer for all shares of Brite followed by (2) a cash merger for any shares not tendered. Brite indicated that it would be interested in exploring such a combination with several conditions, including that any transaction proposed would need to offer a premium for Brite. The parties discussed a range of prices that InterVoice, subject to due diligence and other conditions, would be willing to pay for Brite. These discussions covered a range from $12.00 to $14.00 for each share of Brite common stock. By the end of the meeting, the parties narrowed the range to between $13.00 and $14.00 per share.

     On March 12, 1999, the Brite board of directors met by teleconference. Mr. Brannan explained that the offer had been changed from an all stock offer to an all cash transaction in the range of $13.00 to $14.00 per share. The board of directors considered the transaction and instructed the management team to continue negotiations. In addition, the board of directors instructed U.S. Bancorp Piper Jaffray to determine if there were any other potential merger candidates which Brite should consider.

     During the next few days, U.S. Bancorp Piper Jaffray continued discussions with the three companies previously contacted, following which U.S. Bancorp Piper Jaffray indicated to Mr. Brannan that none of such companies were interested in pursuing a transaction with Brite at that time.

     On March 15, 1999, the parties executed a confidentiality agreement in which both parties agreed to negotiate exclusively with the other for a 45-day period provided that Brite could meet with a third party strategic candidate at a meeting already scheduled to be held March 18, 1999 and provided further that, prior to the close of business on March 19, 1999 Brite would notify InterVoice that Brite had ceased and terminated such other discussions or that it intended to continue such discussions, in which latter event the confidentiality and exclusive negotiation agreement would terminate. Brite ended such discussions with the third party on March 19, 1999 after U.S. Bancorp Piper Jaffray concluded the party was not interested in pursuing a transaction.

     On March 15 and 16, 1999, management groups from both InterVoice and Brite met in Orlando to begin discussions and the conduct of preliminary due diligence concerning research and development plans, manufacturing plans and sales plans with respect to each company's products. The representatives of InterVoice were Daniel D. Hammond, Mr. Graham, Mr. Berger, and Dwain H. Hammond, Senior Vice President of Research and Development, Phillip C. Walden, Vice President of Manufacturing, and M. Gregory Smith, Senior Vice President of Sales and Marketing. Representatives of Brite included Mr. Brannan, Mr. Etherington and Donald R. Walsh, Executive Vice President of Sales, and Leon Ferber, Vice President of Special Projects. The due diligence meetings continued among the above representatives with additional management representatives from both companies in Orlando on March 19, 20, and 21, 1999. The parties discussed in some detail the potential of combining operations and effecting cost savings by reducing and/or avoiding expenses, as well as cost reductions in materials used to manufacture products. InterVoice and Brite agreed to begin legal and accounting and tax due diligence as soon as reasonably practicable. Messrs. Hammond and Brannan agreed that final pricing of the transaction within the $13.00 to $14.00 range would be determined by the outcome of the due diligence reviews and further negotiations. Additional members of InterVoice's management team met with counterparts from Brite's management team to discuss post-transaction organization, staffing requirements and product development plans. Representatives of Banc of America Securities and U.S. Bancorp Piper Jaffray attended the meeting on March 21, 1999.

     On March 24, 1999, in Orlando representatives of the parties' legal advisors, tax advisors and accounting advisors initiated due diligence in their respective areas. Due diligence continued in Orlando with respect to the books and records of Brite for approximately one week. Following commencement of the Orlando due diligence, InterVoice's representatives commenced due diligence relating to Brite's operations in Manchester, England. InterVoice and its legal advisors also distributed a preliminary draft of the definitive merger agreement to Brite and its legal and financial advisors.

     On March 27, 1999, InterVoice held a special board of directors meeting in Dallas to discuss the status of discussions and negotiations, due diligence, and financing for the acquisition by InterVoice. In addition, representatives of Banc of America Securities, Thompson & Knight, Ernst & Young LLP, InterVoice's independent auditors, Fulbright & Jaworski L.L.P., InterVoice's intellectual property legal advisors, and representatives from Bank of America National Trust and Savings Association from which InterVoice was seeking acquisition financing, attended the meeting. The discussion included the results of due diligence to date and an overview of Brite, as well as a description of various aspects of its operations, financial condition and market position. InterVoice's board of directors engaged in extensive discussions concerning the anticipated synergies that might be realized from a combination with Brite, consisting primarily of certain corporate and operational overhead reductions, marketing cost reductions and enhanced staff utilization. Representatives of Bank of America NT&SA discussed its ability to finance the proposed acquisition and reported that available bank financing would not be sufficient to support a transaction calling for all cash consideration. Extensive discussions with the bank representatives were conducted by the board of directors and various alternative structures for the proposed acquisition were discussed, including consideration consisting of part cash and part InterVoice common stock. Management was directed to continue negotiations with Bank of America NT&SA to attempt to obtain an acceptable financing commitment. Management was also directed to continue to negotiate with Brite to attempt to find an acceptable structure for the transaction within the confines of the available financing.

     On April 1, 1999, Daniel D. Hammond called Mr. Brannan to propose a modified structure to the all cash transaction the parties had been previously discussing. By this time, InterVoice had concluded that it would be able to obtain sufficient financing from Bank of America NT&SA to offer the consideration for the proposed acquisition in the range between $13.00 and $14.00 per share as previously agreed by limiting the cash portion of the proposed consideration to approximately $9.00 to $10.00 per share with the remaining consideration to consist of InterVoice common stock. Mr. Hammond said that InterVoice would still be prepared to conduct a tender offer for the cash portion of the transaction followed by a merger in which holders of shares that had not been purchased in the tender offer would receive InterVoice common stock or a combination of any remaining cash and InterVoice common stock.

     On April 2, 1999, InterVoice offered Brite $13.00 per share consisting of $10.00 per share in cash and $3.00 per share in InterVoice common stock. This offer was relayed to Brite through representatives of U.S. Bancorp Piper Jaffray during a telephone call from a representative of Banc of America Securities. At a telephonic meeting that evening, Brite's board of directors authorized management to continue negotiations and requested that additional details of any proposal be provided. Further board of directors discussions were held on April 5, 1999, and Brite's board of directors authorized management to continue to negotiate for a higher price and to begin conducting its own due diligence of InterVoice. On April 6, 1999, Mr. Graham sent Mr. Etherington an e-mail whereby InterVoice offered $13.50 per share, consisting of $9.00 to $9.50 in cash and $4.50 to $4.00 in InterVoice common stock. The proposed offer assumed that a warrant issued by Brite to AT&T Corp. and all outstanding stock options would be repurchased or canceled by Brite.

     From April 9 to April 13, 1999, Brite conducted due diligence with respect to InterVoice in Dallas. Participants in these sessions included representatives of Brite's management and financial, legal and accounting advisors. In addition, representatives from InterVoice's proposed lending group, Bank of America NT&SA, participated in due diligence of Brite as well as due diligence of InterVoice. During these meetings, InterVoice, Brite and their respective legal and financial advisors continued negotiating the merger agreement with the principal issues being the aggregate consideration, the mix of cash and stock to be delivered, and the range of high and low prices for the InterVoice common stock which would be utilized for purposes of determining the exchange ratio to be used in the merger.

     Extensive negotiations were conducted from March 31 through April 14, 1999, the date prior to InterVoice's regularly scheduled board of directors meeting. At the April 15, 1999 board of directors meeting, management made a presentation to the board of directors about the progress of the negotiations and the probable structure of the transaction which would be in the form of a cash tender offer to the extent of InterVoice's available cash from its lending group (and its own resources) followed by a merger utilizing InterVoice common stock and any remaining cash for the shares of Brite common stock not purchased in the tender offer. Drafts of the merger agreement and related documents were distributed to board members and extensive discussion ensued concerning the terms and conditions negotiated to date. InterVoice's legal advisors answered questions of board members with respect to certain issues involved in the proposed transaction and discussed extensively other aspects of the proposed transaction. The board of directors preliminarily approved the transaction structure as had been negotiated to date and directed management to continue negotiations with Brite in an attempt to finalize the terms of the proposed agreement, including the mix of the cash and stock components of the consideration. At the meeting, representatives of Banc of America Securities discussed the financial aspects of the proposed transaction. Also at the board of directors meeting, representatives of Bank of America NT&SA delivered to InterVoice a signed commitment letter subject to completion of due diligence, which provided for acquisition financing. Management was directed to continue negotiations with Brite to attempt to finalize the terms of the merger agreement, including negotiations with respect to price and the mix of consideration between cash and InterVoice common stock.

     On the evening of April 15, 1999, Brite's board of directors met to discuss the status of the negotiations. The board of directors expressed concern about the asymmetrical structure of the collar. The board of directors was advised that the warrant issued to AT&T Corp. was affecting Brite's ability to finalize an acceptable structure, and that management would negotiate with AT&T Corp. for either a repurchase or conversion of the warrant. The board of directors instructed management to continue to negotiate these issues.

     Following the April 15, 1999 board of directors meetings, further extensive negotiations concerning the terms of the acquisition agreement, the actual consideration for Brite's shares of common stock and the mix of the cash and stock components of the consideration were conducted. In a telephone conference on April 21, 1999 among Messrs. Daniel D. Hammond, Graham, Brannan and Etherington, it was agreed that the price to be paid to AT&T Corp. in cancellation of its outstanding warrant to purchase Brite common stock would be split, in part, by the two companies, resulting in a revised offer price of $13.40 per Brite share, and when the tender offer and the merger are viewed together, would consist of $10.00 per Brite share in cash and $3.40 per Brite share in InterVoice common stock. The transaction was still structured as a tender offer whereby the cash portion of the consideration would be distributed followed by a merger in which the Brite shares not purchased in the tender offer would receive InterVoice common stock or a combination of any remaining cash and InterVoice common stock.

     Based on 12,271,928 shares of Brite common stock outstanding, InterVoice agreed to pay $122,719,280 to purchase 9,158,155 Brite shares in the tender offer for $13.40 cash per share. The number of shares of InterVoice common stock to be issued in exchange for the remaining Brite shares in the merger would be determined by an exchange ratio based on the trailing 25-day average price of InterVoice common stock collared between $8.00 and $14.00. The $8.00 lower collar was fixed so that InterVoice would in no event have to issue more than approximately 19.9% of its outstanding common stock. Under Nasdaq listing standards, InterVoice would be required to separately obtain approval of its shareholders if the transaction required InterVoice to issue more than 20% of its outstanding stock. This would delay and add an additional element of uncertainty to the transaction which was unacceptable to Brite. The $8.00 collar assumed that all outstanding stock options under Brite's stock option plans would be cancelled prior to exercise as contemplated by the merger agreement. If, however, Brite was unable to repurchase all outstanding stock options and the exercise of the unrepurchased options by optionees prior to the effective time of the merger would otherwise cause InterVoice to have to issue more than approximately 19.9% of its outstanding stock in connection with the transaction, the parties agreed that the $8.00 lower collar would be adjusted upward so that the maximum number of shares InterVoice would have to issue in such event would be 5,719,877, representing approximately 19.9% of the outstanding InterVoice common stock. If InterVoice decided to waive the condition that at least 9,158,155 Brite shares be tendered in the tender offer and agreed to purchase a lesser number of shares, the cash not used in tender offer would be applied toward the purchase of the remaining Brite shares outstanding on a pro rata basis and the exchange ratio would be adjusted to take into account the amount of cash to be distributed per Brite share in determining the number of shares of InterVoice common stock to be issued in the merger.

     On April 22, 1999, at a telephone meeting of the board of directors of InterVoice, Daniel D. Hammond discussed the status of the negotiations to date and informed the board of directors that there were several remaining open issues that needed to be negotiated prior to the parties reaching agreement with respect to the merger agreement. Mr. Hammond emphasized that the issues related primarily to certain due diligence items and price collar mechanisms with respect to the merger consideration. The board of directors authorized management to proceed with negotiations through the weekend to attempt to finalize the merger agreement.

     After resolving the remaining open issues, on April 26, 1999, at a telephone meeting of the board of directors of InterVoice, the board of directors unanimously approved the merger agreement and the transactions contemplated thereby, including the tender offer and the merger.

     At a meeting of the board of directors of Brite held during the evening of April 26, 1999, the board of directors unanimously approved the merger agreement and the transactions contemplated thereby, including the tender offer and the merger, and determined that the terms of the tender offer and the merger are fair to, and in the best interests of, the holders of the common stock, and unanimously recommended that stockholders of Brite accept the tender offer and tender their shares. On April 26, 1999, based upon and subject to certain matters stated in its opinion, U.S. Bancorp Piper Jaffray delivered to Brite's board of directors its oral opinion, subsequently confirmed by its written opinion dated that date, to the effect that the consideration to be received by the holders of common stock pursuant to the tender offer and under the terms of the merger agreement is fair to such holders (other than InterVoice and its affiliates), from a financial point of view as of the date of the opinion. The written opinion of U.S. Bancorp Piper Jaffray is set forth in full as Annex B to this prospectus/proxy statement. Stockholders of Brite are urged to read that opinion in its entirety.

     Following the approval of each company's board of directors, InterVoice, Merger Sub and Brite executed and delivered the merger agreement as of April 27, 1999.


     On May 3, 1999, Merger Sub and InterVoice commenced the tender offer. The tender offer was consummated on June 9, 1999, at which time Merger Sub purchased 9,158,155 shares of Brite common stock.


BRITE'S REASONS FOR THE MERGER; RECOMMENDATION OF BRITE'S BOARD OF DIRECTORS

  (a) Recommendation of Brite's Board of Directors

     On April 26, 1999, Brite's board of directors met by teleconference. Members of Brite's management, U.S. Bancorp Piper Jaffray, and Triplett, Woolf & Garretson updated the board of directors on the status of negotiations and the proposed resolution of the remaining issues regarding the merger agreement. Triplett, Woolf & Garretson reviewed with the board of directors the revisions to the draft of the merger agreement that had previously been distributed to the directors. U.S. Bancorp Piper Jaffray rendered to the board of directors its oral opinion (which opinion was subsequently confirmed by delivery of a written opinion dated April 26, 1999) as to the fairness as of such date, from a financial point of view, of the consideration to be received in the tender offer and the merger by the holders of Brite common stock (other than InterVoice and its affiliates). The board of directors unanimously approved the merger agreement and the transactions contemplated thereby, including the tender offer and the merger, and determined that the terms of the tender offer and the merger are fair to, and in the best interests of, Brite's stockholders, and unanimously recommended that the stockholders accept the tender offer and tender their shares.

  (b) Reasons for the Recommendation of Brite's Board of Directors

     During the last several years, Brite's board of directors and its executives had discussed the growing consolidation of companies within the industry, and considered whether Brite could continue to compete effectively in an industry where the number of participants was shrinking and the relative size of its principal competitors was increasing through consolidation. In particular, Brite noted the acquisition of VMX by Octel, and the subsequent acquisition of Octel by Lucent Technologies; the acquisition of Boston Technology and Amarex by Comverse Technology; the acquisition of Voicetek by Aspect Technology; the acquisition of Summa IV by Cisco Systems; and the various merger activities by Syntellect. From time to time, Brite has had meetings with various participants within the industry, although none of the discussions has gone beyond the consideration of publicly available data.

     Through its various meetings and negotiations with InterVoice, a number of factors surrounding the merger were considered by Brite's board of directors. Among these were the following:

          1. the financial and other terms and conditions of the tender offer, the merger and the merger agreement;

          2. the familiarity of the board of directors with and review of the business, financial condition, results of operations and prospects of Brite, including the highly competitive nature of Brite's business and the size and strength of Brite's competitors resulting from a number of recent mergers;

          3. the belief of the board of directors, after considering the possible alternatives to the tender offer and the merger, that no other buyer would be likely to provide a comparable value to the stockholders, in light of InterVoice's financial condition, the particular synergies that would be created for InterVoice as a result of Brite's business combination with InterVoice, and InterVoice's growth plans;

          4. the historical market price performance of the shares of Brite common stock, the fact that the consideration to be paid in the tender offer represents a substantial premium over the recent price of shares of Brite common stock, and the likelihood that the present value of the future market price of shares of Brite common stock would exceed $13.40 per share;

          5. the fact that, in the event that the board of directors decided to accept a Superior Proposal (as defined in the merger agreement) of a third party, the board of directors may terminate the merger agreement and pay InterVoice the termination fee of $4,975,000 plus documented out-of-pocket expenses not in excess of $1,000,000 (relating to the transactions contemplated by the merger agreement). The board of directors believed that such termination provision would not be a significant deterrent to a higher offer by a third party interested in acquiring Brite;

          6. the fact that the terms of the merger agreement should not unduly discourage third parties from making bona fide proposals subsequent to the execution of the merger agreement and if any such proposals were made that were deemed to be Superior Proposals, Brite, in the exercise of its fiduciary duties, could determine to provide information to and engage in negotiations with any such third party; and

          7. the presentation of U.S. Bancorp Piper Jaffray at the April 26, 1999 board of directors meeting, including the opinion of such firm, dated April 26, 1999, to the effect that, as of such date, and based upon and subject to certain matters stated in such opinion, the consideration to be received in the tender offer and the merger by holders of shares of Brite common stock (other than InterVoice and its affiliates) was fair, from a financial point of view, to such stockholders. The full text of U.S. Bancorp Piper Jaffray's opinion, which sets forth the assumptions made, matters considered and limitations on the review undertaken by U.S. Bancorp Piper Jaffray, is attached to this prospectus/ proxy statement as Annex B. U.S. Bancorp Piper Jaffray's opinion is directed only to the fairness, from a financial point of view, of the consideration to be received in the tender offer and the merger by holders of shares of Brite common stock (other than InterVoice and its affiliates) and is not intended to constitute, and does not constitute, a recommendation to any stockholder of Brite. HOLDERS OF BRITE COMMON STOCK ARE ENCOURAGED TO READ U.S. BANCORP PIPER JAFFRAY'S OPINION CAREFULLY IN ITS ENTIRETY.

     Brite's board of directors also considered the detriments of the merger, namely:

          1. the purchase of shares of Brite common stock by Merger Sub pursuant to the tender offer will reduce the number of holders of shares of Brite common stock and the number of shares of Brite common stock that might otherwise trade publicly and, depending upon the number of shares of Brite common stock so purchased, could adversely affect the liquidity and market value of the remaining shares of Brite common stock held by the public;

          2. if, as a result of the purchase of the shares of Brite common stock pursuant to the tender offer or otherwise, the shares of Brite common stock no longer meet the requirements of Nasdaq for continued inclusion in Nasdaq and the shares of Brite common stock are no longer included in Nasdaq, the market for, and value of, the shares of Brite common stock could be adversely affected; and

          3. the sale of shares of Brite common stock in the tender offer and the conversion of shares of Brite common stock in the merger would be taxable to stockholders for federal income tax purposes.

     However, the board of directors determined that such detriments were inherent in proceeding with the tender offer and the merger and were offset by the benefits of the tender offer and the merger summarized above.

     The board of directors did not find it necessary or practical to assign relative weights to the factors or determine that any factor was determinative or of more importance than other factors. Rather, the board of directors viewed its position and recommendation as being based on the totality of the information presented to and considered by it. Furthermore, individual directors may have given different weights to different factors.

OPINION OF BRITE'S FINANCIAL ADVISOR

     Pursuant to an engagement letter dated March 8, 1999, Brite retained U.S. Bancorp Piper Jaffray to act as its exclusive financial advisor and, if requested, to render to the board of directors an opinion as to the fairness, from a financial point of view, of the consideration to be received by Brite stockholders in the tender offer and the merger, other than InterVoice and its affiliates. The tender offer and the merger are collectively referred to as the "transaction."

     U.S. Bancorp Piper Jaffray delivered to the board of directors of Brite on April 26, 1999 its opinion, that as of that date and based upon and subject to the assumptions, factors and limitations set forth in the written opinion and described below, the consideration proposed to be received by Brite stockholders (other than InterVoice and its affiliates) in the proposed transaction with InterVoice was fair, from a financial point of view, to those stockholders. A copy of U.S. Bancorp Piper Jaffray's written opinion is attached to this prospectus/proxy statement as Annex B and is incorporated into this prospectus/proxy statement by reference.

     While U.S. Bancorp Piper Jaffray rendered its opinion and provided certain analyses to the board of directors, U.S. Bancorp Piper Jaffray was not requested to and did not make any recommendation to the board of directors as to the specific form or amount of the consideration to be received by Brite stockholders in the proposed transaction with InterVoice, which was determined through negotiations between Brite and InterVoice. U.S. Bancorp Piper Jaffray's written opinion, which was delivered for use and considered by the board of directors, is directed only to the fairness, from a financial point of view, of the proposed consideration to be received by Brite stockholders in the proposed transaction, does not address the value of a share of Brite common stock or InterVoice common stock, does not address Brite's underlying business decision to participate in the transaction and does not constitute a recommendation to any Brite stockholder as to whether a stockholder should have tendered in the tender offer or how a stockholder should vote with respect to the merger.

     In arriving at its opinion, U.S. Bancorp Piper Jaffray reviewed:

     - a draft of the merger agreement dated April 22, 1999;

     - publicly available financial, operating and business information related to InterVoice and Brite;

     - publicly available market and securities data of InterVoice, Brite and selected public companies deemed comparable to InterVoice and Brite;

     - analyst reports relating to InterVoice and Brite;

     - to the extent publicly available, financial information relating to selected transactions in the computer telephony industry; and

     - internal financial information of Brite prepared for financial planning purposes and furnished by Brite management.

     In addition, U.S. Bancorp Piper Jaffray visited facilities of Brite and conducted discussions with members of senior management of both InterVoice and Brite concerning the financial condition, current operating results and business outlook of InterVoice, Brite and the combined company following the transaction.

     In delivering its opinion to the board of directors of Brite, U.S. Bancorp Piper Jaffray prepared and delivered to the Brite board of directors written materials containing various analyses and other information material to the opinion. Here is a summary of the analyses contained in the materials.

  Implied Consideration

     Giving effect to the range of exchange ratios within the upper and lower collars of $14.00 and $8.00 and resulting implied value of InterVoice common stock consideration of $13.40 per share of Brite common stock, U.S. Bancorp Piper Jaffray calculated the aggregate implied value of the stock and cash consideration payable in the transaction for Brite common stock to be approximately $164.4 million or $13.40 per outstanding common share. U.S. Bancorp Piper Jaffray calculated the aggregate equity value of Brite to be approximately $176.7 million by adding to the common stock consideration the additional approximately $12.2 million in consideration payable to holders of common stock equivalents consisting of options and warrants. U.S. Bancorp Piper Jaffray also calculated the implied "company value" (equity value plus debt less cash) of Brite to be approximately $165.4 million.

  Company Market Analysis

     U.S. Bancorp Piper Jaffray reviewed the stock trading history and published analyst estimates of Brite common stock. U.S. Bancorp Piper Jaffray presented the recent Brite common stock trading information contained in the following table:

Closing price on April 26, 1999.............................   $10.56
30 calendar day closing average.............................     9.16
60 calendar day closing average.............................     9.09
90 calendar day closing average.............................     9.32
180 calendar day closing average............................     8.80
52 week high trade..........................................    14.00
52 week low trade...........................................     7.00

  Comparable Company Analysis

     U.S. Bancorp Piper Jaffray compared financial information and valuation ratios relating to Brite to corresponding data and ratios from four publicly-traded companies deemed comparable to Brite (Boston Communications Group, Edify Corporation, InterVoice and Periphonics Corporation). This group was selected from companies that are in the computer telephony industry and have a market capitalization of between $50 million and $1 billion.

     This analysis produced multiples of selected valuation data as follows:

                                                                      COMPARABLE COMPANIES
                                                                ---------------------------------
                                                     BRITE(1)     LOW      MEAN    MEDIAN   HIGH
                                                     --------   --------   -----   ------   -----
Company value to latest 12 months revenue..........    1.1x         0.8x    1.4x    1.3x     2.3x
Company value to estimated calendar year 1999
  revenue(2).......................................    1.0x         0.7x    1.1x    1.0x     1.9x
Company value to estimated calendar year 2000
  revenue(2).......................................    0.8x         0.6x    0.9x    0.8x     1.5x
Common stock value per share to latest 12 months
  net income per share.............................   44.7x     negative   20.7x   20.7x    25.2x
Common stock value per share to estimated calendar
  1999 net income per share(2).....................   22.3x        12.7x   25.5x   23.1x    43.3x
Common stock value per share to estimated calendar
  2000 net income per share(2).....................   15.1x        10.6x   15.0x   13.4x    22.5x

---------------

(1) Based on consideration offered in transaction.

(2) Estimated revenue and net income for Brite are based on management estimates and for the comparable companies on analysts' estimates.

  Merger and Acquisition Analysis

     U.S. Bancorp Piper Jaffray reviewed certain merger and acquisition transactions selected by searching SEC filings, public company disclosures, press releases, industry and popular press reports, databases and other sources and by applying the following criteria:

     - transactions that were announced or completed between January 1, 1996 and April 23, 1999;

     - transactions in which the acquiring company purchased 100% of the target;

     - transactions in which the target company operates in the computer telephony industry; and

     - transactions with a value of $10 million to $2 billion.

     This search yielded eight acquisitions as follows:

ACQUIROR                                TARGET
--------                                ------
Comverse Technology Inc.    Amarex Technology
Oracle Corp.                Versatility Inc.
Cisco Systems Inc.          Summa Four Inc.
Aspect Telecommunications   Voicetek Corp.
Davox Corp.                 AnswerSoft Inc.
Comverse Technology Inc.    Boston Technology Inc.
Lucent Technologies Inc.    Octel Communications Corp.
Syntellect Inc.             Pinnacle Investment Associates

     U.S. Bancorp Piper Jaffray compared the resulting multiples of selected valuation data to multiples for Brite derived from the implied value payable in the transaction.

                                                                    COMPARABLE COMPANIES
                                                              ---------------------------------
                                                      BRITE     LOW      MEAN    MEDIAN   HIGH
                                                      -----   --------   -----   ------   -----
Company value to latest 12 months revenue...........   1.1x       0.8x    3.6x    2.6x    12.6x
Company value to latest 12 months operating
  income............................................  31.2x   negative   29.5x   25.3x    50.4x
Equity value to latest 12 months net income.........  53.0x   negative   35.8x   34.2x    50.7x

  Premiums Paid Analysis

     U.S. Bancorp Piper Jaffray reviewed publicly available information for selected completed merger and acquisition transactions fulfilling the following criteria:

     - transactions completed between January 1, 1997 and April 23, 1999;

     - transactions in which the target company operated in select industries with SIC codes similar to Brite;

     - transactions in which the acquiring company purchased 100% of a public target; and

     - transactions with a value of $50.0 million to $2.0 billion

     U.S. Bancorp Piper Jaffray performed its analysis on 58 transactions that satisfied the criteria, and the table below shows a comparison of those premiums paid to the premium that would be paid to Brite stockholders based on the implied value payable in the transaction. The premium calculations for Brite stock are based upon an assumed announcement date of April 27, 1999.

                                                           IMPLIED PREMIUM (DISCOUNT)
                                                    ----------------------------------------
                                                                COMPARABLE TRANSACTIONS
                                                            --------------------------------
                                                    BRITE    LOW     MEAN    MEDIAN    HIGH
                                                    -----   ------   -----   ------   ------
One day before announcement.......................  26.9%   (11.1%)  34.7%   29.0%    125.6%
One week before announcement......................  33.2%    (6.7%)  41.3%   37.8%    119.6%
One month before announcement.....................  67.5%    (4.0%)  47.9%   41.0%    163.7%

  Pro Forma Analysis

     U.S. Bancorp Piper Jaffray analyzed pro forma effects resulting from the impact of the transaction on the projected earnings per share of the combined company for InterVoice's fiscal years ending February 2000 and 2001 using management estimates for Brite and analyst estimates for InterVoice. Without taking into account certain operating cost synergies that the combined company may realize following consummation of the transaction, U.S. Bancorp Piper Jaffray determined that the transaction could be dilutive in each of 2000 and 2001. Taking into account operating cost synergies that management estimates the combined company may realize following consummation of the transaction, U.S. Bancorp Piper Jaffray determined that the transaction could be dilutive in 2000 and accretive in 2001.

  Brite Discounted Cash Flow Analysis

     U.S. Bancorp Piper Jaffray performed a discounted cash flow analysis for Brite in which it calculated the present value of the projected future cash flows of Brite using internal financial planning data prepared by Brite management. U.S. Bancorp Piper Jaffray estimated a range of theoretical values for Brite based on the net present value of its implied annual cash flows and a terminal value for Brite in 2002 calculated based upon a multiple of operating income. U.S. Bancorp Piper Jaffray applied a range of discount rates of 20% to 24% and a range of terminal value multiples of 9.0x to 11.0x forecasted 2002 operating income. This analysis yielded the following results:

PER SHARE EQUITY VALUE OF BRITE
Low.........................................................  $  12.23
Mid.........................................................     13.85
High........................................................     15.65
AGGREGATE EQUITY VALUE OF BRITE
(IN THOUSANDS)
Low.........................................................  $155,029
Mid.........................................................   179,153
High........................................................   206,094

  Analysis of InterVoice Common Stock

     U.S. Bancorp Piper Jaffray reviewed general background information concerning InterVoice, including publicly available analyst estimates and ratings of InterVoice common stock, the price performance of InterVoice common stock over the previous 12 months relative to the Nasdaq Composite Index and to a comparable company group and the stock price and volume over the previous 12 months. U.S. Bancorp

Piper Jaffray also reviewed the stock trading history of InterVoice common stock at the dates or for the periods indicated below.

Closing price on April 26, 1999.............................   $11.03
30 calendar day closing average.............................    10.73
60 calendar day closing average.............................    11.49
90 calendar day closing average.............................    12.03
180 calendar day closing average............................    13.39
52 week high trade..........................................    18.13
52 week low trade...........................................     5.50

     In addition, U.S. Bancorp Piper Jaffray compared selected financial data and ratios for InterVoice to the corresponding data and ratios for the same comparable company group described above, except Brite was substituted for InterVoice. The InterVoice stock price used in the calculations was its closing price of $11.03 on April 26, 1999.

     This analysis produced multiples of selected valuation data as follows:

                                                                         COMPARABLE COMPANIES
                                                                    ------------------------------
                                                       INTERVOICE    MIN    MEAN    MEDIAN    MAX
                                                       ----------   -----   -----   ------   -----
Company value to latest 12 months revenue............     2.3x       0.8x    1.1x    1.1x     1.4x
Company value to estimated calendar year 1999
  revenue............................................     1.9x       0.7x    0.8x    0.8x     1.0x
Company value to estimated calendar year 2000
  revenue............................................     1.5x       0.6x    0.7x    0.7x     0.8x
Common stock value per share to latest 12 months net
  income per share...................................    16.2x      25.2x   30.2x   30.2x    35.2x
Common stock value per share to estimated calendar
  1999 net income per share..........................    12.7x      13.7x   26.8x   25.1x    43.3x
Common stock value per share value to estimated
  calendar 2000 net income per share.................    10.6x      11.6x   15.3x   13.5x    22.5x

     In reaching its conclusion as to the fairness of the transaction consideration and in its presentation to the board of directors, U.S. Bancorp Piper Jaffray did not rely on any single analysis or factor described above, assign relative weights to the analyses or factors considered by it, or make any conclusion as to how the results of any given analysis, taken alone, supported its opinion. The preparation of a fairness opinion is a complex process and not necessarily susceptible to partial analysis or summary description. U.S. Bancorp Piper Jaffray believes that its analyses must be considered as a whole and that selection of portions of its analyses and of the factors considered by it, without considering all of the factors and analyses, would create a misleading view of the processes underlying the opinion.

     The analyses of U.S. Bancorp Piper Jaffray are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by the analyses. Analyses relating to the value of companies do not purport to be appraisals or valuations or necessarily reflect the price at which companies may actually be sold. No company or transaction used in any analysis for purposes of comparison is identical to Brite, InterVoice or the transaction. Accordingly, an analysis of the results of the comparisons is not mathematical; rather, it involves complex considerations and judgments about differences in the companies to which Brite and InterVoice were compared and other factors that could affect the public trading value of the companies.

     For purposes of its opinion, U.S. Bancorp Piper Jaffray relied upon and assumed the accuracy and completeness of the financial statements and other information provided to it by Brite and InterVoice and otherwise made available to it and did not assume responsibility for the independent verification of that information. Information prepared for financial planning purposes was not prepared with the expectation of public disclosure. U.S. Bancorp Piper Jaffray relied upon assurances from management of Brite and InterVoice that the information provided to it by the respective companies was prepared on a reasonable basis in accordance with industry practice, and with respect to financial planning data, reflects the best currently available estimates and judgment of management of Brite and InterVoice, and such management was not aware of any information or facts that would make the information provided to U.S. Bancorp Piper Jaffray incomplete or misleading.

     For purposes of its opinion, U.S. Bancorp Piper Jaffray assumed that the transaction will be taxable for federal income tax purposes. U.S. Bancorp Piper Jaffray also assumed that, in the course of obtaining the necessary regulatory approvals and consents for the transaction, the purchase price for Brite would not be changed.

     In arriving at its opinion, U.S. Bancorp Piper Jaffray did not perform any appraisals or valuations of any specific assets or liabilities of Brite or InterVoice, and was not furnished with any such appraisals or valuations. U.S. Bancorp Piper Jaffray analyzed Brite as a going concern and accordingly expressed no opinion as to the liquidation value of any entity. U.S. Bancorp Piper Jaffray expressed no opinion as to the price at which shares of Brite or InterVoice common stock have traded or at which the shares of Brite, InterVoice or the combined company may trade at any future time. The opinion is based on information available to U.S. Bancorp Piper Jaffray and the facts and circumstances as they existed and were subject to evaluation on the date of the opinion. Events occurring after that date could materially affect the assumptions used in preparing the opinion. U.S. Bancorp Piper Jaffray has not undertaken to and is not obligated to affirm or revise its opinion or otherwise comment on any events occurring after the date it was given.

     U.S. Bancorp Piper Jaffray, as a customary part of its investment banking business, evaluates businesses and their securities in connection with mergers and acquisitions, underwritings and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. Brite's board of directors selected U.S. Bancorp Piper Jaffray because of its expertise, reputation and familiarity with the computer telephony industry in general and with Brite in particular. U.S. Bancorp Piper Jaffray maintains a market in the common stock of Brite and InterVoice. In the ordinary course of its business, U.S. Bancorp Piper Jaffray and its affiliates may actively trade securities of Brite or InterVoice for their own accounts or the accounts of their customers and, accordingly, may at any time hold a long or short position in those securities. U.S. Bancorp Piper Jaffray has in the past provided investment banking services to Brite unrelated to the proposed tender offer and merger, for which services U.S. Bancorp Piper Jaffray has received compensation.

     Under the terms of the engagement letter dated March 8, 1999, Brite has agreed to pay U.S. Bancorp Piper Jaffray a fee of $400,000 for rendering its fairness opinion. Such fee is to be credited against the financial advisory fee and is not contingent upon completion of the tender offer and the merger. Pursuant to the terms of U.S. Bancorp Piper Jaffray's engagement letter, Brite agreed to pay U.S. Bancorp Piper Jaffray a financial advisory fee equal to 0.625% of the aggregate consideration payable in the tender offer and the merger. Brite also has agreed to reimburse U.S. Bancorp Piper Jaffray for travel and other reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its legal counsel, and to indemnify U.S. Bancorp Piper Jaffray and related parties against certain liabilities, including liabilities under the federal securities laws, arising out of U.S. Bancorp Piper Jaffray's engagement.

FINANCING ARRANGEMENTS RELATED TO THE MERGER

     In addition to the consideration in the merger consisting of InterVoice common stock, the total amount of funds required by Merger Sub to consummate the tender offer and to pay fees and expenses of InterVoice and Merger Sub related to the tender offer and the merger is estimated to be approximately $135 million.

     InterVoice has entered into a credit agreement with Bank of America National Trust and Savings Association, Banc of America Securities LLC and certain other financial institutions pursuant to which, subject to the terms and conditions thereof, Bank of America NT&SA will provide Merger Sub financing in an aggregate amount of up to $150 million.

     The financing is guaranteed by InterVoice and each material existing and future direct and indirect domestic subsidiary of InterVoice, excluding Merger Sub; provided that Brite and its subsidiaries will not be required to guarantee the financing until the consummation of the merger.

     The financing consists of: (i) a $125 million tender facility which was available to Merger Sub in order to fund the tender offer and the merger and
(ii) a $25 million revolving credit facility.

     The following is a summary of the principal terms of the credit agreement. This summary is qualified in its entirety by reference to the credit agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus/proxy statement is a part.

     The financing will mature on August 29, 2003, and the tender facility is subject to quarterly amortization with the first payment due on May 31, 2000. In addition, the financing is subject to certain mandatory prepayments and commitment reductions tied to the sale of assets, the issuance of debt, the issuance of equity and the generation of excess cash flow for a fiscal year. Certain of these prepayment and commitment reduction requirements are limited upon the satisfaction of certain financial ratios.

     The amounts borrowed pursuant to the revolving credit facility and the tender facility bear interest at a rate equal to either LIBOR plus the applicable margin or the Alternate Base Rate (defined as the higher of (i) the Bank of America NT&SA prime rate or (ii) the federal funds rate plus 0.50%) plus the applicable margin. The applicable margin during the period from the closing of the financing until receipt by the lenders of InterVoice's Form 10-Q for the quarter ended November 30, 1999 will be 2.50% and 1.25% for LIBOR and Alternate Base Rate loans, respectively. Thereafter, the applicable margin in each case will be determined by reference to a ratio of InterVoice's funded debt to EBITDA (as defined in the credit agreement) of not less than 1.75% and .50% for LIBOR and Alternate Base Rate loans, respectively, and of not more than 2.50% and 1.25% for LIBOR and Alternate Base Rate loans, respectively.

     The credit agreement contains certain representations and warranties, certain negative and affirmative covenants, certain conditions and events of default which are customarily required for similar financings. Such covenants include, among others:

     - restrictions and limitations on liens and negative pledges;

     - limitations on mergers, consolidations and sales of assets;

     - limitations on incurrence of debt;

     - limitations on dividends, stock redemptions and the redemption and/or prepayment of other debt;

     - limitations on investments and acquisitions (other than the acquisition of Brite); and

     - limitations on capital expenditures.

     Key financial covenants based on InterVoice's consolidated financial statements include minimum net worth, maximum leverage ratio and minimum fixed charge coverage ratio.

     The financing requires a first priority perfected security interest in:

     - all of the capital stock of each of the material domestic subsidiaries of InterVoice (including, without limitation, Merger Sub), and 65% of the capital stock of each first tier foreign subsidiary of InterVoice, which capital stock shall not be subject to any other lien or encumbrance; and

     - subject to permitted liens, all other present and future material assets and properties of InterVoice and its material domestic subsidiaries (including, without limitation, accounts receivable and proceeds, inventory, real property, machinery and equipment, contracts, trademarks, copyrights, patents, license rights and general intangibles), including, without limitation, Brite and its subsidiaries; provided that Brite and its subsidiaries shall not be required to pledge such assets and properties until completion of the merger.

Without limiting the foregoing, but subject to the requirements of Regulation U of the Federal Reserve Board, all capital stock of Brite owned by Merger Sub or InterVoice is required to be pledged as collateral for the financing. Regulations of the Federal Reserve Board, including Regulation U, restrict the extension or maintenance of credit for the purpose of buying or carrying margin stock, including the Brite shares, if the credit is secured directly or indirectly by margin stock. Such secured credit may not be extended or maintained in an amount that exceeds the maximum loan value of all the direct and indirect collateral securing the credit, including margin stock and other collateral. All financing for the tender offer and the merger was structured so as to be in full compliance with these regulations.


     In connection with the financing, Merger Sub has agreed to pay the lenders certain fees, to reimburse the lenders for reasonable out-of-pocket fees and expenses and to provide certain indemnities, as are customary for similar financings.

     InterVoice anticipates that indebtedness incurred through borrowings under the financing in connection with the tender offer and the merger will be repaid from a variety of sources, which may include funds generated internally by InterVoice and its subsidiaries and following the merger, funds generated by Brite, bank financing, and the public or private sale of debt or equity securities. No decision has been made concerning the method InterVoice will employ to repay such indebtedness. Such decision will be made based on InterVoice's review from time to time of the advisability of particular actions, as well as on prevailing interest rates and financial, market and other economic conditions and such other factors as InterVoice may deem appropriate.

     Upon consummation of the merger, Merger Sub will be merged into Brite, which will then be obligated as the borrower under the financing.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is for general information purposes only and is based on the U.S. federal income tax law now in effect, which is subject to change, possibly retroactively. This summary does not discuss all aspects of U.S. federal income taxation which may be important to particular stockholders in light of their individual investment circumstances or to certain types of stockholders subject to special tax rules (e.g., financial institutions, broker-dealers, insurance companies, tax-exempt organizations and foreign taxpayers), nor does it address specific state, local, or foreign tax consequences. This summary assumes that stockholders have held their shares of Brite common stock as "capital assets" (generally property held for investment) under the Internal Revenue Code of 1986. EACH HOLDER OF SHARES OF BRITE COMMON STOCK IS URGED TO CONSULT HIS OR HER TAX ADVISOR REGARDING THE SPECIFIC U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE MERGER.

     The receipt of shares of InterVoice common stock or of both shares of InterVoice common stock and cash in lieu of fractional shares if the merger is carried out as contemplated by the merger agreement will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign tax laws. In such event, a stockholder who receives InterVoice common stock pursuant to the merger will recognize gain or loss for federal income tax purposes equal to the difference between the fair market value of the InterVoice common stock at the effective time of the merger (plus the amount of any cash received in lieu of fractional shares) and such stockholder's adjusted tax basis in the shares of Brite common stock exchanged in the merger. Thus, a stockholder recognizing a gain under the foregoing rule generally would incur tax liability as a result of the merger without the corresponding receipt of cash (other than cash previously received in the tender offer if the stockholder tendered Brite shares).

     Gain or loss recognized with respect to the receipt of the shares of InterVoice common stock or both shares of InterVoice common stock and cash in lieu of fractional shares pursuant to the merger generally will be capital gain or loss. Gain or loss will be calculated separately for each block of shares of Brite common stock (i.e., a group of shares of Brite common stock with the same tax basis and holding period) exchanged in the merger. Any such capital gain will be long term if the stockholder has held the shares of Brite common stock for more than one year at the time of the sale. The deductibility of capital losses is limited. The initial tax basis of InterVoice common stock received pursuant to the merger will be the fair market value of such stock at the effective time of the merger.

ACCOUNTING TREATMENT

     The acquisition of Brite by InterVoice, which includes the merger, will be accounted for under the "purchase" method of accounting with InterVoice treated as the acquiror. As a result, InterVoice will record the assets and liabilities of Brite at their estimated fair values and will record as goodwill the excess of the purchase price over such estimated fair values. The operating results of Brite will be combined with the results of InterVoice from the date of the merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER


     In connection with the merger, the directors of Brite may have certain interests that differ from the interests of Brite's stockholders generally. These interests include the repurchase for cash of the stock options held by such directors and an arrangement pursuant to which Stanley G. Brannan, the Chairman, Chief Executive Officer and President of Brite, would be elected as Vice Chairman and a director of InterVoice. In addition, David W. Brandenburg, a director of InterVoice, owned 100,000 shares of Brite common stock at the time the merger agreement was negotiated, with 81,072 of such shares having been purchased in the tender offer.


FEDERAL SECURITIES LAW CONSEQUENCES

     The shares of InterVoice common stock to be received by most Brite stockholders in the merger will be freely transferable. Shares of InterVoice common stock received by persons who are deemed to be "affiliates" of Brite prior to the merger or to be affiliates of InterVoice after the merger may be sold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act or as otherwise permitted under the Securities Act.

     All directors and certain officers and stockholders of Brite may be deemed to be affiliates of Brite within the meaning of these rules. Persons who may be deemed affiliates of Brite or InterVoice generally include individuals or entities that control, are controlled by, or are under common control with, such party, and may include certain officers and directors of such party as well as principal shareholders of such party. We recommend that any such person obtain advice of securities counsel prior to effecting any resales.

     The merger agreement provides that, on or prior to the effective date of the registration statement of which this prospectus/proxy statement is a part, Brite will deliver to InterVoice a letter identifying all persons who are "affiliates" of Brite for purposes of Rule 145 under the Securities Act. Brite has agreed to use its reasonable best efforts to deliver a written agreement of each person who is an affiliate regarding compliance with Rule 145.

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES

     The conversion of shares of Brite common stock into the right to receive shares of InterVoice common stock will occur automatically at the effective time of the merger.

     Promptly after the effective time of the merger, InterVoice will instruct the exchange agent to mail a transmittal letter to each holder of record of shares of Brite common stock other than holders of shares purchased in the tender offer or otherwise owned by InterVoice and any of its subsidiaries or by Brite and any of its subsidiaries, informing such stockholder of the procedures to follow in forwarding his or her Brite stock certificates to the exchange agent. On receipt of such certificates and transmittal letter, the exchange agent will deliver full shares of InterVoice common stock that such shareholder is entitled to receive, and cash in lieu of fractional shares pursuant to the terms of the merger agreement.

     If any issuance of shares of InterVoice common stock is to be made to a person other than the Brite stockholder in whose name the certificate is registered at the effective time of the merger, it will be a condition to the transfer that the certificate surrendered be properly endorsed for transfer with the signature of the transferor being guaranteed by a participant in the Security Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program and that the Brite stockholder requesting such issuance either pay any transfer or other tax required or establish to the satisfaction of InterVoice and the exchange agent that such tax has been paid or is not applicable.

     After the effective time of the merger, there will be no further transfers of Brite common stock on the stock transfer books of Brite. If a certificate representing Brite common stock is presented for transfer, it will be canceled and a certificate representing the appropriate number of full shares of InterVoice common stock and cash in lieu of fractional shares will be issued in exchange therefor.

     After the effective time of the merger and until surrendered, shares of Brite common stock will be deemed to evidence ownership of the number of full shares of InterVoice common stock into which such shares of Brite common stock were converted and cash in lieu of any fractional shares as contemplated by the merger agreement.

     STOCKHOLDERS OF BRITE SHOULD NOT FORWARD STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL LETTERS. STOCKHOLDERS OF BRITE SHOULD NOT SEND STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

APPRAISAL RIGHTS

     Holders of Brite common stock are not entitled to dissenters' appraisal rights under Kansas law in connection with the merger because, except for cash in lieu of fractional shares, such holders will receive consideration in the merger solely consisting of shares of InterVoice common stock that will be listed on Nasdaq and the Chicago Stock Exchange. See "Comparison of Stockholder and Shareholder Rights -- Appraisal and Dissenters' Rights."

NASDAQ AND CHICAGO STOCK EXCHANGE LISTING

     Pursuant to applications filed by InterVoice, the shares of InterVoice common stock to be issued in connection with the merger have been authorized for listing on Nasdaq and the Chicago Stock Exchange, subject to official notice of issuance.

DELISTING AND DEREGISTRATION OF BRITE COMMON STOCK

     Applications will be made by InterVoice to delist the Brite common stock from Nasdaq and deregister the Brite common stock under the Securities Exchange Act of 1934 immediately following the effective time of the merger.

                      OTHER TERMS OF THE MERGER AGREEMENT

     As of April 27, 1999, InterVoice, Merger Sub and Brite entered into the merger agreement, pursuant to which Merger Sub agreed to make the tender offer. The following is a description of certain terms of the merger agreement that are applicable following the consummation of the tender offer and before the closing of the merger, and the steps InterVoice and Brite have taken to implement the terms of the merger agreement. The description of these terms of the merger agreement is qualified by reference to the merger agreement, a copy of which is attached as Annex A to this prospectus/proxy statement.

DESIGNATION OF DIRECTORS


     The merger agreement provides that, promptly after the purchase of 9,158,155 shares of Brite common stock pursuant to the tender offer, InterVoice became entitled to designate such number of members of Brite's board of directors as will give InterVoice representation proportionate to its ownership interest. To this end, on June 21, 1999 Brite fixed the size of its board of directors at ten members and

John F. Kelsey, III, Alan C. Maltz and Scott A. Maltz resigned as directors of Brite. The remaining directors of Brite, Stanley G. Brannan, C. MacKay Ganson, Jr. and J. Darrell Kelley, thereafter elected seven officers of InterVoice to Brite's board of directors. The new directors are David A. Berger, Gordon H. Givens, Rob-Roy J. Graham, Daniel D. Hammond, Dwain H. Hammond, Dean C. Howell and M. Gregory Smith. Brite's board of directors must include at least one director who was a director as of the date of execution of the merger agreement and who is neither an officer of Brite nor a designee, stockholder, affiliate or associate of InterVoice. If the number of such independent directors is reduced below two, the remaining independent director shall be entitled to designate another independent director to fill such vacancy. Any action to amend or terminate the merger agreement on behalf of Brite, to exercise or waive any of Brite's rights, benefits or remedies thereunder, to extend the time for the performance of Merger Sub's obligations thereunder, to amend Brite's Articles of Incorporation or Bylaws or to take other action by Brite under the merger agreement shall be effected only by the action of a majority of the directors of Brite then in office who are independent directors.


APPROVAL OF THE MERGER AT THE STOCKHOLDER MEETING

     Subject to applicable law and the terms of the merger agreement, Brite has also agreed that the Brite board of directors will recommend that the stockholders of Brite adopt the merger agreement and will take all lawful action to solicit such adoption.

DIRECTOR OF INTERVOICE

     Stanley G. Brannan, currently one of the members of Brite's board of directors, will become Vice Chairman and a member of the board of directors of InterVoice following the effective time of the merger.

BRITE STOCK OPTION PLANS

     In accordance with the merger agreement Brite has entered into agreements with optionees to cancel substantially all outstanding stock options, whether or not then exercisable, under the 1984 Incentive Stock Option Plan, the 1990 Non-Employee Director Stock Option Plan, the 1994 Stock Option Plan and the Perception Technology Corporation Stock Option Plan, which collectively constitute all of the plans of Brite under which any stock options are outstanding. Brite has also terminated the Employee Stock Purchase Plan and refunded in cash to participants their respective account balances.

ACQUISITION PROPOSALS

     Brite has agreed that neither it nor any of its officers, directors, employees, investment bankers, attorneys, agents, accountants or other agents will enter into an agreement regarding or, directly or indirectly, initiate, solicit, encourage, or otherwise facilitate the making of any proposal or offer with respect to a merger, reorganization, consolidation or other business combination involving, or any tender offer or exchange offer for or other purchase of, a substantial portion of Brite's assets or a substantial equity interest in its voting securities. Such a transaction is referred to as an "Acquisition Proposal."

     Brite has further agreed that neither it nor any of its representatives will enter into any negotiations or discussions with or provide information or data to anyone relating to an Acquisition Proposal. The merger agreement does not, however, prevent Brite or the Brite board of directors from responding to a tender offer in compliance with the Exchange Act.

     The merger agreement also does not prevent Brite or the Brite board of directors from negotiating or furnishing information to a party with respect to an Acquisition Proposal if:

     - the party has submitted an unsolicited bona fide written proposal which the board of directors determines in good faith upon advice from a nationally recognized investment banking firm represents a superior transaction to the tender offer and the merger;

     - the board of directors has received written advice from outside legal counsel that such action is necessary for the board of directors to satisfy its fiduciary duty under applicable law; and

     - the party receiving such information shall have signed a confidentiality agreement with terms no less favorable to Brite than the confidentiality agreement between Brite and InterVoice.

     In addition, Brite has agreed to notify InterVoice within 24 hours if any Acquisition Proposals are received by, information is sought from, or negotiations are sought to be entered into with, Brite or any of its representatives. This notice should indicate the name of the person making the Acquisition Proposal and the terms and conditions of any Acquisition Proposal.

INDEMNIFICATION AND INSURANCE

     The merger agreement provides that for five years after the effective time of the merger, InterVoice and Brite, as the surviving corporation, shall, to the fullest extent permitted under Kansas law or the terms of Brite's Articles of Incorporation or Bylaws as in effect at the effective time of the merger, indemnify, defend and hold harmless the present and former officers and directors of Brite and its subsidiaries against all losses, claims, damages, liabilities, costs, fees and expenses, including reasonable attorneys' fees and disbursements of attorneys and judgments, fines, losses, claims, liabilities and amounts paid in settlement, arising out of actions or omissions occurring at or prior to the effective time of the merger. The merger agreement also provides that InterVoice or the surviving corporation will maintain Brite's existing directors' and officers' liability insurance or a substantially equivalent policy, for at least five years after the effective time of the merger. InterVoice is not, however, required to pay total premiums for insurance in excess of $250,000. If InterVoice or the surviving corporation is unable to obtain substantially equivalent coverage for an aggregate premium not to exceed $250,000, then InterVoice or the surviving corporation will obtain as much insurance as can be obtained for $250,000.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains representations and warranties of Brite, InterVoice and Merger Sub relating to, among other things:

     - corporate existence, good standing, and similar corporate matters;

     - financial statements;

     - public filings;

     - conduct of business;

     - employee benefit plans;

     - intellectual property;

     - employment matters;

     - compliance with laws;

     - tax matters;

     - litigation;

     - environmental matters;

     - material contracts;

     - potential conflicts of interest;

     - brokers' fees;

     - real property;

     - insurance;

     - accounts receivable and inventory;

     - the vote required to approve the merger agreement;

     - undisclosed liabilities;

     - information in this prospectus/proxy statement; and

     - the absence of any material adverse event with respect to Brite or InterVoice.

TERMINATION

     InterVoice and Brite can mutually agree to terminate the merger agreement at any time without completing the merger. The merger agreement may also be terminated in certain other circumstances, including the following:

          (1) by either InterVoice or Brite if a court or governmental authority has acted to prevent the merger; or

          (2) by Brite if InterVoice or Merger Sub materially breaches any of its representations, warranties or covenants under the merger agreement.

FEES AND EXPENSES

     The merger agreement provides that all fees, costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement shall be paid by the party incurring such fees, costs and expenses.

AMENDMENTS AND MODIFICATIONS

     Brite, InterVoice and Merger Sub may, by written agreement, modify or amend the merger agreement, provided, that after the approval of the merger agreement by the stockholders of Brite, no such amendment, modification or supplement shall reduce or change the consideration to be received by Brite's stockholders in the merger.

AT&T WARRANT


     Brite has repurchased for $7,500,000 in cash the Common Stock Purchase Warrant dated December 12, 1997 issued by Brite to AT&T Corp.


CONDITIONS TO CONSUMMATION OF THE MERGER

     The obligations of Brite, InterVoice and Merger Sub to effect the merger are subject to the satisfaction or waiver of the following conditions:

          (a) the merger and the merger agreement shall have been duly approved and adopted by the Brite stockholders;


          (b) no statute, rule or regulation shall have been enacted or promulgated by any governmental entity which prohibits the consummation of the merger; and there shall be no order or injunction of a court of competent jurisdiction in effect precluding consummation of the merger; and



          (c) the registration statement of which this prospectus/proxy statement is a part shall have been declared effective by the SEC under the Securities Act, no stop order suspending the effectiveness of the registration statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of this prospectus/proxy statement shall have been initiated or threatened by the SEC.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following pro forma combined financial information is filed as a part of this prospectus/proxy statement:

                                                               PAGE
                                                               ----
Unaudited Pro Forma Combined Financial Statements...........    47
Unaudited Pro Forma Combined Balance Sheet as of February
  28, 1999..................................................    49
Unaudited Pro Forma Combined Statement of Operations for the
  Fiscal Year ended February 28, 1999.......................    50
Notes to Unaudited Pro Forma Combined Financial
  Statements................................................    51

                          UNAUDITED PRO FORMA COMBINED
                              FINANCIAL STATEMENTS

     The following unaudited pro forma combined financial statements have been prepared to give effect to the following transactions, which are collectively referred to as the "pro forma transactions," using the purchase method of accounting:

     - the tender offer;

     - the funding of the debt financing;

     - the merger of Merger Sub with and into Brite whereby Brite becomes a wholly-owned subsidiary of InterVoice at an assumed exchange ratio of
       1.3215 shares of InterVoice common stock for each share of Brite common stock;

     - the repurchase by Brite of the Common Stock Purchase Warrant dated December 12, 1997 issued by Brite to AT&T Corp.;

     - the repurchase by Brite of all outstanding stock options under Brite's stock option plans as contemplated by the merger agreement; and

     - the costs and expenses incurred in consummating the pro forma transactions.

     The unaudited pro forma combined financial statements of InterVoice give effect to the consummation of the pro forma transactions, as if the pro forma transactions had been consummated: (i) on February 28, 1999, in the case of the Unaudited Pro Forma Combined Balance Sheet and (ii) on March 1, 1998, in the case of the Unaudited Pro Forma Combined Statement of Operations for the fiscal year ended February 28, 1999.

     The unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of what InterVoice's actual financial position or results of operations would have been had the pro forma transactions been consummated on such dates, nor is it necessarily indicative of future financial position or results of operations. Additionally, these financial statements do not give effect to (i) any transactions other than the pro forma transactions and those described in the accompanying notes to unaudited pro forma combined financial statements of InterVoice, (ii) InterVoice's results of operations since February 28, 1999,
(iii) Brite's results of operations since December 31, 1998, (iv) any one-time charges that may result from the restructuring of InterVoice's existing business due to the pro forma transactions, or (v) any cost savings or other synergies anticipated by InterVoice or Brite management as a result of the pro forma transactions. The actual exchange ratio used for purposes of determining the number of shares of InterVoice common stock to be issued may be different at the effective time of the merger as described in "The Merger -- General."

     InterVoice's management is evaluating and planning for restructuring activities directly related to the pro forma transactions. Any charges which may be incurred in connection with restructuring activities have not been included in the unaudited pro forma combined financial statements. Such restructuring costs, should they occur, would be expected to be incurred in the fiscal quarter ending August 31, 1999. Although InterVoice's management is still in the process of evaluating the nature, scope and extent of any restructuring costs, it currently estimates that the related charges would be in the range of $5 million to $7 million.

     The unaudited pro forma combined financial statements do not purport to be indicative of InterVoice's financial position or results of operations as of the date hereof or for any period ended on the date hereof, as of the closing date of the merger, or for any period ending at the closing date, or as of or for any other future date or period.

     The following unaudited pro forma combined financial statements are based upon the historical financial statements of InterVoice and Brite and should be read in conjunction with such historical financial statements, the related notes, and the other information included or incorporated by reference in this prospectus/proxy statement. In making the pro forma adjustments to InterVoice's and Brite's historical financial information to prepare the unaudited pro forma combined financial statements, no adjustment has been made to take into account the two companies' differing fiscal periods. InterVoice has retained independent valuation professionals to determine the fair value of the assets and liabilities of Brite, including intangible assets, as of the effective time. Although such determination of fair value is not presently expected to result in values that are materially greater or less than the values assumed in the preparation of the following unaudited pro forma combined financial statements, there can be no assurance with respect thereto.

                                INTERVOICE, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               FEBRUARY 28, 1999
                                 (IN THOUSANDS)

                                                 INTERVOICE     BRITE
                                                 HISTORICAL   HISTORICAL    PRO FORMA       PRO FORMA
                                                  2/28/99      3/31/99     ADJUSTMENTS      COMBINED
                                                 ----------   ----------   ------------     ---------
                                                                           (SEE NOTE 2)
Current assets:
  Cash and cash equivalents....................   $ 12,196     $ 12,432     $ (12,500)(a)   $ 12,128
  Accounts and notes receivable, net...........     42,156       49,512            --         91,668
  Inventory....................................     11,704       22,557            --         34,261
  Prepaid expenses and other current assets....      4,498        6,172            --         10,670
  Deferred income taxes........................      4,514          732            --          5,246
                                                  --------     --------     ---------       --------
          Total current assets.................     75,068       91,405       (12,500)       153,973
Property and equipment, net....................     27,055       16,831            --         43,886
Intangibles and other assets, net..............      9,407        7,408        (2,000)(a)     93,415
                                                                               78,600(b)
Goodwill.......................................         --           --        32,450(b)      32,450
Investment in Brite............................         --           --       175,200(c)          --
                                                                              (72,550)(d)
                                                                             (102,650)(b)
                                                  --------     --------     ---------       --------
          Total assets.........................   $111,530     $115,644     $  96,550       $323,724
                                                  ========     ========     =========       ========
Current liabilities:
  Accounts payable and accrued expenses........   $  7,651     $  9,869     $   3,500(c)    $ 21,020
  Accrued compensation.........................      3,018        2,971            --          5,989
  Other accrued expenses.......................      1,188        4,813            --          6,001
  Customer deposits............................      4,096        2,957            --          7,053
  Deferred income..............................      5,626        5,042            --         10,668
  Income taxes payable.........................      1,022        3,184        (1,700)(a)      2,506
  Current portion of long-term obligations.....         --           --         5,000(c)       5,000
                                                  --------     --------     ---------       --------
          Total current liabilities............     22,601       28,836         6,800         58,237
Deferred income................................         --        1,458                        1,458
Deferred income taxes..........................      1,356           --        28,500(b)      29,856
Long-term obligations, less current portion....      5,000           --       125,000(c)     130,000
Stockholders' equity:
  Common stock, no par value...................         14       45,325             2(c)          16
                                                                              (45,325)(d)
  Additional capital...........................      1,720           --        41,698(c)      43,418
  Unearned Compensation........................       (649)          --            --           (649)
  Cumulative foreign translation adjustment....         --       (1,089)        1,089(d)          --
  Retained earnings............................     81,488       41,114       (12,800)(a)     61,388
                                                                              (28,314)(d)
                                                                              (20,100)(b)
                                                  --------     --------     ---------       --------
                                                    82,573       85,350       (63,750)       104,173
                                                  --------     --------     ---------       --------
Total liabilities and stockholders' equity.....   $111,530     $115,644     $  96,550       $323,724
                                                  ========     ========     =========       ========

                                INTERVOICE, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                               FEBRUARY 28, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                           INTERVOICE      BRITE
                                           HISTORICAL    HISTORICAL
                                           YEAR ENDED    YEAR ENDED    PRO FORMA        PRO FORMA
                                             2/28/99      12/31/98    ADJUSTMENTS       COMBINED
                                           -----------   ----------   ------------     -----------
                                                                      (SEE NOTE 3)
Sales....................................  $   136,904    $135,715      $              $   272,619
Cost of goods sold.......................       54,191      73,105                         127,296
                                           -----------    --------      --------       -----------
                                                82,713      62,610            --           145,323
Research and development expenses........       13,285      15,795                          29,080
Selling, general and administrative
  expenses...............................       40,279      43,187        17,068(a)        100,534
Nonrecurring expenses....................           --       1,410                           1,410
                                           -----------    --------      --------       -----------
                                                53,564      60,392        17,068           131,024
Income (loss) from operations............       29,149       2,218       (17,068)           14,299
Other income (expense), net..............         (353)        628       (10,300)(b)       (10,025)
                                           -----------    --------      --------       -----------
Income before income taxes...............       28,796       2,846       (27,368)            4,274
Income taxes.............................        8,603       1,073        (8,761)(c)           915
                                           -----------    --------      --------       -----------
Income from continuing operations........  $    20,193    $  1,773      $(18,607)      $     3,359
                                           ===========    ========      ========       ===========
Earnings per share:
  Basic..................................         $.72                                        $.11
                                           ===========                                 ===========
  Diluted................................         $.68                                        $.10
                                           ===========                                 ===========
Weighted average shares outstanding:
  Basic..................................   27,990,907                 4,114,848        32,105,755
  Diluted................................   29,772,504                 4,114,848        33,887,352

                                INTERVOICE, INC.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. GENERAL


     The pro forma transactions will be accounted for as a purchase business combination by InterVoice. These unaudited, pro forma combined financial statements reflect the payment of approximately $122.7 million in cash and the issuance of 4,114,848 shares of InterVoice common stock in exchange for 3,113,773 shares of Brite common stock (amount of Brite common stock outstanding as of April 27, 1999, excluding shares owned by InterVoice or its subsidiaries). The pro forma adjustments assume a payment of $13.40 in cash per share of Brite common stock for 9,158,155 shares and the issuance of 4,114,848 shares of InterVoice common stock in exchange for the remaining 3,113,773 shares of Brite common stock as set forth in the following table:


Assumed number of shares of Brite common stock outstanding
  at effective time of merger (excluding shares owned by
  InterVoice and its subsidiaries)..........................   3,113,773
Assumed exchange ratio......................................      1.3215
                                                               ---------
Assumed number of shares of InterVoice common stock issued
  in merger.................................................   4,114,848

     The exchange ratio to be used in determining the actual number of shares of InterVoice common stock to be issued in exchange for Brite common stock will be determined at the effective time based on the actual number of shares of Brite common stock outstanding on that date, excluding shares owned by InterVoice or its subsidiaries, and the average of the per share closing price of InterVoice common stock on Nasdaq for the 25 trading days immediately preceding the effective time of the merger. The actual exchange ratio used for purposes of determining the number of shares of InterVoice common stock to be issued may be different at the effective time of the merger as described in "The
Merger -- General." For purposes of determining the assumed exchange ratio above, the 25-day average closing price as of May 15, 1999 was used ($10.14 per share).

     The accompanying unaudited pro forma combined financial statements reflect an aggregate purchase price of approximately $175.2 million, consisting of $13.40 in cash paid per share for 9,158,155 shares of Brite common stock in the tender offer, 4,114,848 shares of InterVoice common stock issued to Brite stockholders (valued at approximately $10.14 per share of InterVoice common stock) of InterVoice common stock, and costs of InterVoice directly related to the transactions as follows (in thousands):

Cash paid to Brite stockholders in tender offer.............   $122,700
InterVoice common stock issued in the merger................     41,700
Investment advisor, legal, accounting and other professional
  fees and expenses.........................................      5,200
Other costs related to the pro forma transactions...........      5,600
                                                               --------
                                                               $175,200
                                                               ========

     For purposes of preparing the accompanying unaudited pro forma combined balance sheet, the aggregate purchase price has been allocated to the net assets acquired, with the remainder recorded as goodwill on the basis of preliminary estimates of fair value. These preliminary estimates of fair value were determined by InterVoice's management based primarily on information furnished by management of Brite and preliminary results of an independent appraisal of the assets acquired.

     While the pro forma information has been presented based on the best information currently available to InterVoice's management, the final allocation of the purchase price will be based on a completed appraisal of the assets and liabilities of Brite. Although the final valuation of the assets to be acquired is not presently expected to result in values that are significantly different from management's estimates as included in the unaudited pro forma combined balance sheet, there can be no assurance with respect thereto.

                                INTERVOICE, INC.

2. UNAUDITED PRO FORMA COMBINED BALANCE SHEET

     The accompanying unaudited pro forma combined balance sheet assumes the pro forma transactions were consummated on February 28, 1999 and reflects the following pro forma adjustments:

     (a) in connection with the pro forma transactions, Brite will make cash payments prior to the effective time of $12.5 million as follows: (1) $7.5 million to repurchase from AT&T Corp. the Common Stock Purchase Warrant dated December 12, 1997 issued by Brite to AT&T Corp., and (2) approximately $5 million as consideration to Brite optionees for canceling all outstanding Brite stock options in connection with the pro forma transactions. A pro forma adjustment has been recorded to reduce Brite's retained earnings by $12.8 million to reflect the charge, net of a $1.7 million tax benefit, associated with the cash payments and the write off of a $2 million deferred asset reflected in Brite's historical balance sheet related to the AT&T warrant;

     (b) to record the estimated allocation of the purchase price for the pro forma transactions to the fair value of assets and liabilities acquired as follows (in thousands):

     Working capital........................................   $ 51,769
     Property and equipment.................................     16,831
     Other assets...........................................      5,408
     Other liabilities......................................     (1,458)
                                                               --------
          Fair value of Brite's historical net assets -- as
           adjusted.........................................     72,550
     Identified intangible assets...........................     78,600
     Purchased in-process research and development to be
      charged to expense upon consummation of the pro forma
      transactions..........................................     20,100
     Deferred income tax liability related to identified
      intangible assets.....................................    (28,500)
     Goodwill...............................................     32,450
                                                               --------
                                                               $175,200
                                                               ========

         The historical book value of Brite's net assets as of March 31, 1999 reconciles with the fair value of the net assets included in the purchase price allocation above as follows:

     Book value of Brite's historical net assets............   $85,350
     Pro forma adjustment (a):
     - to reduce working capital for cash payments..........   (12,500)
     - to increase working capital for income tax benefit...     1,700
     - to reduce other assets for write off of deferred
      asset.................................................    (2,000)
                                                               -------
     Fair value of Brite's historical net assets -- as
      adjusted..............................................   $72,550
                                                               =======

         The amounts identified as intangible assets were categorized as follows (in thousands):

                                                               ALLOCATED
CATEGORY                                                         VALUE
--------                                                       ---------
     Existing product technology............................     22,000
     Customer relationships.................................     38,500
     Assembled workforce....................................      8,300
     Tradename..............................................      9,800
                                                                -------
               Total intangibles............................    $78,600
                                                                =======

     (c) to record the aggregate cost of the pro forma transactions as described in Note 1 above. In connection with the pro forma transactions, InterVoice has obtained a credit facility up to an

                                INTERVOICE, INC.

         aggregate amount of $150 million. See "The Merger -- Financing Arrangements Related to the Merger." InterVoice anticipates that $135 million of the new financing will be utilized as of the effective time of the merger, and $5 million of the new financing will be used to pay off existing InterVoice long-term debt. Accordingly, the pro forma transactions will result in $130 million of additional indebtedness on a pro forma combined basis. In addition, approximately $3.5 million is reflected as an accrued liability for certain costs directly related to the pro forma transactions that will not be paid at the effective time of the merger; and



     (d) to eliminate Brite's historical equity balances after considering adjustment (a) above.


3. UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

     The accompanying unaudited pro forma combined statement of operations has been prepared as if the pro forma transactions were consummated as of March 1, 1998, and reflect the following pro forma adjustments:

     (a) to record amortization of identified intangibles acquired in the pro forma transactions computed using the straight-line method over their estimated economic lives (three to ten years) and amortization of goodwill over its estimated economic life (ten years);


     (b) to record estimated interest expense incurred as if the pro forma transactions had been completed on March 1, 1998. As described in "The Merger -- Financing Arrangements Related to the Merger," the applicable interest rate for the debt financing relating to the pro forma transactions is a variable rate indexed to LIBOR. The pro forma interest expense adjustment assumes an interest rate of 7.9% on the additional long-term borrowings of $130 million in connection with the pro forma transactions. An increase of 1/8% in this assumed interest rate would have the effect of reducing pro forma net income by approximately $105,000; and


     (c) to adjust the provision for income taxes to reflect the impact on the results of operations of the pro forma transactions and related pro forma adjustments. The effective tax rate on the pro forma adjustment to income taxes is lower than the statutory tax rate due to non-deductible goodwill amortization expense recorded as part of the adjustment described in Note 3(a).

4. UNAUDITED PRO FORMA COMBINED EARNINGS PER COMMON SHARE DATA

     The unaudited pro forma combined basic net income per common share is computed by dividing pro forma combined net income by the weighted average number of shares of InterVoice common stock outstanding during the period plus 4,114,848, the number of shares of InterVoice common stock currently anticipated to be issued in the merger to complete the pro forma transactions. The unaudited pro forma combined diluted net income per common share is computed by dividing pro forma combined net income by the weighted average number of shares of InterVoice common stock outstanding during the period, as adjusted for the effect of dilutive stock options, plus the number of shares of InterVoice common stock currently anticipated to be issued in the merger to complete the pro forma transactions.

          COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

     InterVoice common stock and Brite common stock are each listed on Nasdaq. InterVoice common stock is also listed on the Chicago Stock Exchange. InterVoice's ticker symbol on Nasdaq and the Chicago Stock Exchange is "INTV" and Brite's ticker symbol on Nasdaq is "BVSI." The following table shows, for the periods indicated, the high and low of the last reported sales prices per share of InterVoice common stock and Brite common stock, as reported on Nasdaq. InterVoice prior period share prices are restated to reflect a two-for-one stock split effective January 11, 1999.


                                                                   BRITE
                                                               COMMON STOCK
                                                              ---------------
                                                               HIGH     LOW
                                                              ------   ------
1997
  First Quarter.............................................  $18.00   $10.50
  Second Quarter............................................   10.88     6.75
  Third Quarter.............................................   11.63     7.00
  Fourth Quarter............................................   12.25     8.38
1998
  First Quarter.............................................  $11.25   $ 7.63
  Second Quarter............................................   14.00     8.81
  Third Quarter.............................................   13.25     7.13
  Fourth Quarter............................................   10.13     7.00
1999
  First Quarter.............................................  $12.00   $ 7.50
  Second Quarter............................................   14.00     8.00
  Third Quarter
  (through July 12, 1999)...................................   14.38    13.38



                                                                INTERVOICE
                                                               COMMON STOCK
                                                              ---------------
                                                               HIGH     LOW
                                                              ------   ------
1998
  First Quarter.............................................  $ 6.25   $ 4.19
  Second Quarter............................................    5.69     4.19
  Third Quarter.............................................    5.31     4.44
  Fourth Quarter............................................    5.38     3.38
1999
  First Quarter.............................................  $ 7.44   $ 4.38
  Second Quarter............................................   11.94     6.50
  Third Quarter.............................................   15.09     7.25
  Fourth Quarter............................................   18.13    10.19
2000
  First Quarter.............................................  $14.06   $ 8.94
  Second Quarter
  (through July 12, 1999)...................................   15.00    11.00



     On April 26, 1999, the last full trading day before InterVoice and Brite issued a joint press release announcing the merger agreement, the last reported per share closing prices were $11.03 for InterVoice common stock and $10.56 for Brite common stock. On July 12, 1999, the most recent practicable date prior to the printing of this prospectus/proxy statement, the last reported closing price was $14.69 for InterVoice common stock and $14.13 for Brite common stock. WE URGE YOU TO OBTAIN CURRENT MARKET QUOTATIONS PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE MERGER.

                    DESCRIPTION OF INTERVOICE CAPITAL STOCK

     The information required herein describing the InterVoice capital stock is hereby incorporated by reference to pages 2 through 6 of InterVoice's Form 8-A filed with the SEC on May 27, 1999.

                COMPARISON OF STOCKHOLDER AND SHAREHOLDER RIGHTS

GENERAL

     As a result of the merger, holders of Brite common stock will become holders of InterVoice common stock and the rights of all such former holders of Brite common stock will thereafter be governed by InterVoice's Articles of Incorporation and Bylaws and the Texas Business Corporation Act. The rights of the holders of Brite common stock are presently governed by Brite's Articles of Incorporation and Bylaws and the Kansas General Corporation Code. The following summary, which does not purport to be a complete statement of the general differences among the rights of shareholders of InterVoice and stockholders of Brite, sets forth certain differences between the TBCA and the KGCC, between InterVoice's Articles of Incorporation and Brite's Articles of Incorporation and between InterVoice's Bylaws and Brite's Bylaws. This summary is qualified in its entirety by reference to the full text of each of such documents, the TBCA and the KGCC. For information as to how such documents may be obtained, see "Information for InterVoice Shareholders and Brite Stockholders -- Where You Can Get More Information."

SIZE AND CLASSIFICATION OF THE BOARD OF DIRECTORS

     Under the TBCA, shareholders or the board of directors may change the authorized number of directors by an amendment to the articles of incorporation or bylaws if fixed therein, or in such manner as may be provided therein, but no decrease in the number of directors may have the effect of shortening the term of any incumbent director. Under the KGCC, the number of directors may be fixed or changed by the stockholders or by the directors in the manner provided in the bylaws, unless the articles of incorporation specify the number of directors, in which case that number can be changed only by amending the articles of incorporation.

     InterVoice. InterVoice's Articles of Incorporation provide that the number of directors may be fixed by or in the manner provided in InterVoice's Bylaws.

     Brite. Brite's Bylaws provide that the number of directors of Brite will be fixed from time to time by the board of directors, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

     Pursuant to the merger agreement, the board of directors of the surviving corporation will consist of the current directors of Merger Sub. See "The Merger."

REMOVAL OF DIRECTORS; FILLING VACANCIES ON THE BOARD OF DIRECTORS

     The TBCA provides that the bylaws or articles of incorporation may provide that any director or the entire board of directors of a corporation may be removed at any meeting of shareholders called expressly for that purpose with or without cause by a vote of a specific portion, but not less than a majority, of the shares entitled to vote for the election of directors. Vacancies on the board of directors may be filled by an election of shareholders or by a majority of the board of directors remaining in office. Any vacancy created by an increase in the size of the board of directors may only be filled by an election of shareholders.

     The KGCC provides that a director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except:

     - in the case of a classified board of directors, in which case directors may only be removed for cause (unless otherwise provided for in the articles of incorporation); and

     - in the case of a corporation having cumulative voting, in which case no director may be removed without cause if the votes cast against the removal would be sufficient to elect such director cumulatively at an election of the entire board of directors.

     InterVoice. InterVoice's Bylaws provide that a director may be removed either for or without cause at any special or annual meeting of the shareholders by the affirmative vote of a majority of the shareholders present, in person or by proxy and entitled to vote for the election of such director. InterVoice's Bylaws provide that any vacancies may be filled by a majority of the directors then in office. Any vacancies that may be filled by the directors but are not so filled may be filled by the shareholders by a majority of shares entitled to vote at a meeting at which a quorum is present.

     Brite. Subject to the provisions of the KGCC, Brite's Bylaws provide that a director may be removed for or without cause at any special meeting of the stockholders called and held for such purpose. Brite's Bylaws provide that vacancies and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office.

DUTIES OF DIRECTORS

     InterVoice. The TBCA does not contain a specific provision elaborating on the duties of a board of directors. Texas courts have imposed various duties on directors of a corporation including a duty of obedience (preventing a director from committing an ultra vires act), a duty of loyalty (requiring a director to act in good faith and not allow his personal interest to prevail over the interest of the corporation) and a duty of care (requiring a director to undertake his or her duties with such care as an ordinary prudent man would use under similar circumstances).

     Brite. The KGCC does not contain a specific provision elaborating on the duties of a board of directors. Kansas courts have imposed various duties on directors of a corporation including a strict fiduciary duty, a duty of honesty and good faith, a duty of care, a duty to disclose information and a duty to work for the general interest of the corporation.

LIMITATION ON DIRECTORS' LIABILITY

     Texas law allows a corporation to limit or eliminate the personal liability of directors for acts or omissions except for:

     - breaches of the director's duty of loyalty to the corporation or its shareholders;

     - an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

     - a transaction from which the director received an improper benefit; or

     - an act or omission for which the liability of a director is expressly provided for by statute (including in certain circumstances, liability for distributions not made in accordance with the TBCA).

     The KGCC provides that a corporation may limit or eliminate the personal liability of directors for acts or omissions except for:

     - breaches of the director's duty of loyalty to the corporation or its shareholders;

     - an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; or

     - a transaction from which the director received an improper benefit.

     InterVoice. InterVoice's Articles of Incorporation contain a provision providing that directors shall not be liable for monetary damages for an act or omission except that a director's liability will not be limited or eliminated for:

     - any breach of the director's duty of loyalty to InterVoice or its shareholders;

     - acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     - any transaction from which such director derives an improper personal benefit;

     - an act or omission for which liability for a director is expressly provided by statute; or

     - an act related to an unlawful stock repurchase or dividend.

     Brite. Brite's Articles of Incorporation provide that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, provided that the liability of a director will not be eliminated or limited:

     - for any breach of the director's duty of loyalty to the corporation or its stockholders;

     - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

     - under the provisions of Section 17-6424 of the KGCC relating to liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions; or

     - for any transaction from which the director derived an improper benefit.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The TBCA and the KGCC provide that a corporation may indemnify a director who was or is a party to any action, suit or proceeding by reason of the fact that he or she was a director of the corporation, provided that such director acted in good faith and in a manner such director reasonably believed to be in or not opposed to the best interests of the corporation, and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The TBCA and KGCC expand the list of persons a corporation may indemnify to include officers, employees and agents of the corporation.

     InterVoice. InterVoice's Bylaws provide that a director, officer, employee or agent of InterVoice or a person serving at the request of InterVoice as a director, officer, employee or agent of another corporation, will be indemnified and held harmless by InterVoice in a derivative suit if:

     - he or she is successful on the merits; and

     - acted in good faith, and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation, but he or she will not be indemnified for any claim as to which he or she was adjudged liable for negligence or misconduct unless the court determines that under the circumstances he or she is entitled to indemnification.

The same category of persons will be indemnified in a non-derivative suit only if:

     - each such person is successful on the merits; and

     - each such person acted in good faith, and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Brite. Brite's Bylaws provide, in substance, that any person made a party, or threatened to be made a party, to any type of proceeding, by reason of the fact that he or she is or was a director, officer, employee or agent of Brite or that, being or having been such a director, officer, employee or agent of Brite, he or she is or was serving at the request of Brite as a director, officer, employee or other agent of another corporation, will be indemnified and held harmless by such corporation, provided that the person acted in good faith, and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

CUMULATIVE VOTING

     In an election of directors governed by cumulative voting rights, each share of stock otherwise having one vote is entitled to a number of votes equal to the number of directors to be elected. A stockholder may then cast all such votes for a single nominee or may allocate them among as many nominees as the stockholder may choose. Without cumulative voting rights, the holders of a majority of the shares present at an annual meeting or any special meeting held to elect directors would have the power to elect all the directors to be elected at that meeting, and it is possible that no person could be elected without the support of holders of a majority of the shares voting at such meeting. Under the TBCA, shareholders are allowed to cumulate their votes unless the articles of incorporation provide that cumulative voting is not permitted. Under the KGCC, the articles of incorporation may provide for cumulative voting.

     InterVoice. InterVoice's Articles of Incorporation prohibit cumulative voting.

     Brite. Brite's Bylaws provide that stockholders may cumulate their votes.

SHAREHOLDER AND STOCKHOLDER ACTION BY WRITTEN CONSENT

     Under the TBCA and the KGCC, shareholders or stockholders may take action without a meeting, without prior notice and without a vote, upon the written consent of all shareholders or stockholders who would be entitled to vote with respect to the action to be taken. The TBCA also provides that the articles of incorporation may provide that shareholders may take action without a meeting, without prior notice and without a vote, upon the written consent of the holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares were present and voted.

     InterVoice. The InterVoice Bylaws provide that, any action which may be taken at a meeting of shareholders may be taken by written consent of all holders of outstanding stock entitled to vote with respect to the subject matter thereof.

     Brite. The Brite Bylaws specifically provide that any action which may be taken at a meeting of stockholders may be taken by written consent of all holders of outstanding stock entitled to vote thereon.

SPECIAL MEETINGS OF STOCKHOLDERS

     Under the TBCA, special shareholder meetings may be called by the president, the board of directors, any person(s) authorized by the articles of incorporation or the bylaws, or the holders of at least 10% of the shares entitled to vote at a special meeting (unless the articles of incorporation provide for a different percent of shares, which percent may not be less than 10% nor greater than 50%). Under the KGCC, a special meeting of stockholders may be called by the board of directors or by such person(s) as may be authorized by the articles of incorporation or bylaws.

     InterVoice. InterVoice's Bylaws permit a special meeting of shareholders to be called for any purpose other than the election of directors.

     Brite. Pursuant to Brite's Bylaws, a special meeting of stockholders may be called for any purpose or purposes at any time by the president or by the president or secretary at the request of a majority of the Brite board of directors or at the written request of stockholders owning at least 10% of the entire capital stock issued and outstanding and entitled to vote.

REQUIRED VOTE FOR AUTHORIZATION OF CERTAIN ACTIONS

     Under the TBCA, the recommendation of the board of directors and, with certain exceptions, the approval of two-thirds of the shares of a corporation entitled to vote thereon present or represented by proxy are required to effect a merger or consolidation or to sell, lease or exchange substantially all of a corporation's assets.

     Under the KGCC, the recommendation of the board of directors and, with certain exceptions, the approval of a majority of the shares of a corporation entitled to vote thereon present or represented by proxy are required to effect a merger or consolidation or to sell, lease or exchange substantially all of a corporation's assets.

     InterVoice. InterVoice's Articles of Incorporation and Bylaws do not contain any specific provisions relating to such matters.

     Brite. Brite's Articles of Incorporation and Bylaws do not contain any specific provisions relating to such matters.

AMENDMENT OF CORPORATE ARTICLES OF INCORPORATION AND BYLAWS

     Under the TBCA, an amendment to the articles of incorporation generally requires the recommendation of the board of directors, the approval of the holders of at least two-thirds of all shares entitled to vote thereon, voting together as a single class, and the holders of at least two-thirds of the outstanding stock of each class entitled to vote thereon. The TBCA further provides that unless provided otherwise in the articles of incorporation or in a bylaw adopted by the shareholders, a corporation's shareholders may amend the bylaws of the corporation, in addition to the authority of the board of directors to amend such bylaws. The KGCC permits the adoption of amendments to the articles of incorporation if such amendments are recommended by the board of directors and approved by the holders of a majority of all outstanding stock entitled to vote and a majority of all outstanding stock in each class entitled to vote. The KGCC provides that the stockholders entitled to vote may amend the bylaws. The board of directors may also amend the bylaws if such authority is granted to the directors in the articles of incorporation.

     InterVoice. Under InterVoice's Bylaws, the board of directors may alter, amend, repeal or adopt new bylaws by an affirmative vote of a majority of directors present at a meeting of the board of directors at which a quorum is present. InterVoice's Bylaws provide that InterVoice's Articles of Incorporation may be altered, amended or repealed or new Articles of Incorporation may be adopted by an affirmative vote of two-thirds of all shares entitled to vote thereon, voting together as a single class, and the holders of at least two-thirds of the outstanding stock of each class entitled to vote thereon.

     Brite. Brite's Articles of Incorporation reserve to stockholders the right to amend or repeal any provision contained in such Articles of Incorporation and grant all rights conferred to stockholders subject to the reservation. In addition, Brite's Articles of Incorporation authorize the board of directors to amend Brite's Bylaws. Brite's Bylaws may be altered, amended, repealed or new bylaws may be adopted by the board of directors, subject to the right of the stockholders to repeal or change any action of the directors.

APPRAISAL AND DISSENTERS' RIGHTS

     The TBCA provides appraisal rights for certain mergers and sales, leases, exchanges or other dispositions of all or substantially all the assets of the corporation. Appraisal rights are not available in the case of a merger if:

     (a) the shares held by the shareholder are part of a class or series, shares of which are on the record date fixed to determine the shareholders entitled to vote on the plan or merger of plan or exchange:

          (i) are listed on a national securities exchange;

          (ii) listed on Nasdaq or designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

          (iii) held of record by not less than 2,000 stockholders;

     (b) the shareholder is not required by the terms of the plan of merger to accept for the shareholder's shares any consideration that is different than the consideration to be provided to any other holder of shares of the same class or series of shares held by such shareholder; and

     (c) the shareholder is not required by the plan of merger to accept for the shareholder's shares, any consideration other than:

          (i) shares of stock of a corporation that immediately after the merger will be part of a class or series, shares of which are:

             (A) listed or authorized for listing on a national securities exchange;

             (B) approved for quotation as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

             (C) held of record by not less than 2,000 holders;

          (ii) cash in lieu of fractional shares otherwise entitled to be received; or

          (iii) any combination of securities and cash described in (i) and (ii) above.

     The KGCC also provides appraisal rights for certain mergers, except where the shares entitled to vote for the merger were:

     (a) registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

     (b) held of record by not less than 2,000 stockholders.

     Appraisal rights are also not granted to the stockholders of the surviving corporation if stockholder approval of the merger was not required under Kansas law. Appraisal rights are not available to stockholders who are not required by the terms of the merger to accept for the stockholders' shares, anything other than:

          (i) stock or stock and cash in lieu of fractional shares of the surviving corporation;

          (ii) stock of any other corporation that as of the record date for the merger was:

             (A) registered on a national securities exchange; or

             (B) held of record by not less than 2,000 holders; or

          (iii) any combination of stock or stock and cash in lieu of fractional shares described in (i) and (ii) above.

     InterVoice. Under the TBCA, the holders of shares of InterVoice common stock are not entitled to any appraisal rights with respect to the Brite merger since nothing is being exchanged for the InterVoice holders' shares.

     Brite. Under the KGCC, holders of Brite common stock are not entitled to dissenters' appraisal rights in connection with the merger because, except for cash in lieu of fractional shares, such holders will receive consideration in the merger solely consisting of shares of InterVoice common stock that will be listed on Nasdaq and the Chicago Stock Exchange at the closing.

CONFLICT-OF-INTEREST TRANSACTIONS

     The TBCA and the KGCC generally permit transactions involving a corporation and an interested director or officer of such corporation if:

     - the material facts are disclosed and a majority of disinterested directors consents;

     - the material facts are disclosed and a majority of shares entitled to vote thereon consents; or

     - the transaction is fair to the corporation as of the time it is authorized by the board of directors, a committee of the board of directors or the shareholders.

     InterVoice. InterVoice's Bylaws provide that transactions involving a corporation and an interested director or officer of such corporation will be valid if (a) the material facts are disclosed and a majority of disinterested directors consents, (b) the material facts are disclosed and a majority of shares entitled to vote thereon consents, or (c) the transaction is fair to the corporation as of the time it is authorized by the board of directors, a committee of the board of directors or the shareholders.

     Brite. Brite's Articles of Incorporation and Bylaws do not contain any provisions relating to transactions between Brite and its directors or other related parties.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The TBCA provides that the board of directors may authorize dividends or distributions so long as the dividend or distribution would not cause the corporation to be insolvent and would not exceed the surplus of the corporation. The KGCC allows the board of directors to authorize dividends or distributions so long as such dividends or distributions come from:

     - the corporation's surplus; or

     - the corporation's net profits from the current or preceding fiscal year.

     InterVoice and Brite. InterVoice's and Brite's Bylaws both provide that dividends may be declared by the board of directors, provided that the board of directors sets aside a sum the board of directors in its discretion determines is proper as a reserve for certain purposes, including but not limited to meeting contingencies, equalizing dividends, or repairing or maintaining any property of the corporation.

STATE ANTI-TAKEOVER STATUTES

     A number of states have adopted "takeover" statutes that purport to apply to attempts to acquire corporations that are incorporated in such states, or whose business operations have substantial economic effects in such states, or which have substantial assets, security holders, employees, principal executive offices or places of business in such states.


     Texas Business Combination Law. The TBCA prevents an issuing public corporation from entering into any business combination with an "affiliated shareholder" (defined generally as a person that is the beneficial owner of 20% or more of the issuing public corporation's outstanding voting shares) during the three-year period following the affiliated shareholder's share acquisition date unless the board of directors of the issuing public corporation approves the business combination before the affiliated shareholder's share acquisition date or the business combination is approved by the vote of at least two-thirds of the outstanding voting shares not beneficially owned by the affiliated shareholder or an affiliate or associate of the affiliated shareholder at a meeting called not less than six months after the affiliated shareholder's share acquisition date.


     Kansas Business Combination Statute. Sections 17-12,100 through 17-12,104 of the KGCC (the "Kansas Business Combination Statute"), in general, prohibit a Kansas corporation such as Brite from engaging in a "Business Combination" (defined as a variety of transactions, including mergers, as set forth below) with an "Interested Stockholder" (defined generally as a person that is the beneficial owner of 15% or more of a corporation's outstanding voting stock) for a period of three years following the date that such person became an Interested Stockholder, unless:

     - prior to the date such person became an Interested Stockholder, the board of directors of the corporation approved either the Business Combination or the transaction that resulted in the stockholder becoming an Interested Stockholder;

     - upon consummation of the transaction that resulted in the stockholder becoming an Interested Stockholder, the Interested Stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding stock held by directors who are also officers of the corporation and employee stock ownership plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

     - on or subsequent to the date such person became an Interested Stockholder, the Business Combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders, and not by written consent, by the affirmative vote of the holders of a least 66 2/3% of the outstanding voting stock of the corporation not owned by the Interested Stockholder.

     Under Section 17-12,102 of the KGCC, the restrictions described above do not apply if, among other things:

     - the corporation's original articles of incorporation contain a provision expressly electing not to be governed by Section 17-12,101 of the KGCC;

     - the corporation, by action of its board of directors, adopts an amendment to its bylaws within one year of the effective date of Section 17-12,101 of the KGCC expressly electing not to be governed by the section, which amendment shall not be further amended by the board of directors;

     - the corporation, by action of its stockholders, adopts an amendment to its articles of incorporation or bylaws expressly electing not to be governed by Section 17-12,101 of the KGCC, provided that, in addition to any other vote required by law, such amendment of the articles of incorporation or bylaws must be approved by the affirmative vote of a majority of the shares entitled to vote, which amendment would not be effective until 12 months after the adoption of such amendment and would not apply to any Business Combination between the corporation and any person who became an Interested Stockholder of the corporation on or prior to the date of such adoption;

     - the corporation does not have a class of voting stock that is:

      (1) listed on a national securities exchange;

      (2) authorized for quotation on an interdealer quotation system of a registered national securities association; or

      (3) held of record by more than 2,000 stockholders, unless any of the foregoing results from action taken, directly or indirectly, by an Interested Stockholder or from a transaction in which a person became an Interested Stockholder; or

     - a stockholder becomes an Interested Stockholder "inadvertently" and as soon as possible thereafter divests itself of a sufficient number of shares so that such stockholder ceases to be an Interested Stockholder and would not, at any time within the three-year period immediately prior to a Business Combination between the corporation and such Interested Stockholder, have been an Interested Stockholder, but for the inadvertent acquisition.

     Under Section 17-12,102 of the KGCC, the restrictions described above also do not apply to certain Business Combinations proposed by an Interested Stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an

Interested Stockholder during the previous three years or who became an Interested Stockholder with the approval of a majority of the corporation's directors.

     Section 17-12,101 of the KGCC provides that, during such three-year period, the corporation may not merge or consolidate with an Interested Stockholder or any affiliate or associate thereof and also may not engage in certain other transactions with an Interested Stockholder or any affiliate or associate thereof, including, without limitation:

     - any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets (except proportionately as a stockholder of the corporation) having an aggregate market value equal to 10% or more of the aggregate market value of all assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of a corporation;

     - any transaction that results in the issuance or transfer by the corporation or by certain subsidiaries thereof of any stock of the corporation or such subsidiaries to the Interested Stockholder, except pursuant to a transaction which effects a pro rata distribution to all stockholders of the corporation;

     - any transaction involving the corporation or certain subsidiaries thereof which has the effect of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation or any such subsidiary which is owned directly or indirectly by the Interested Stockholder (except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the Interested Stockholder); or

     - any receipt by the Interested Stockholder of the benefit (except proportionately as a stockholder of such corporation) of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

     Control Share Acquisition Statute. Sections 17-1286 through 17-1298 of the KGCC (the "Kansas Control Share Acquisition Statute") apply to any acquisition in which a person acquires, directly or indirectly, the power to direct the exercise of one-fifth or more of the voting power of an "issuer public corporation." An "issuer public corporation" is defined to mean a Kansas corporation which has 100 or more stockholders, whose principal place of business is in Kansas and either:

     - more than 10% of whose stockholders are resident in Kansas; or

     - more than 10% of whose shares are owned by Kansas residents.

     Subject to certain exceptions described below, shares acquired in an acquisition falling under the Kansas Control Share Acquisition Statute will only have the voting rights accorded such shares before the acquisition if approved by both:

     - a majority of all outstanding shares entitled to vote in an election of directors; and

     - a majority of all outstanding shares entitled to vote in an election of directors, excluding all interested shares. If, before the acquisition, however, a corporation's articles of incorporation or bylaws provide that the Kansas Control Share Acquisition Statute does not apply, the acquired shares will have the same voting rights such shares were accorded before the acquisition, without the requirement of a stockholder vote.

     InterVoice. The anti-takeover provisions of the TBCA will not apply to the merger.

     Brite. Brite has represented in the merger agreement that the provisions of the Kansas Business Combination Statute and the Kansas Control Share Acquisition Statute are not applicable to any of the transactions contemplated by the merger agreement. Prior to approval of the merger agreement, Brite's Bylaws were amended to provide that the Kansas Control Share Acquisition Statute does not apply to acquisitions of Brite common stock.

                       CERTAIN SHAREHOLDERS OF INTERVOICE


     The table below sets forth certain information with respect to the beneficial ownership of shares of InterVoice common stock, as of July 6, 1999, of each director and nominee for director of InterVoice, each executive officer listed in the Summary Compensation Table included elsewhere in this prospectus/ proxy statement, all directors and executive officers as a group and the only shareholders who were known by InterVoice to be beneficial owners of more than 5% of the outstanding shares of InterVoice common stock. As of July 6, 1999 there were 28,922,526 shares of InterVoice common stock outstanding.



                                                                   COMMON STOCK
                                                              BENEFICIALLY OWNED (1)
                                                              -----------------------
                                                                NUMBER       PERCENT
                                                              OF SHARES     OF CLASS
                                                              ----------    ---------
DIRECTORS AND NOMINEES FOR DIRECTOR
  Daniel D. Hammond.........................................  1,577,048(2)     5.4%
  David W. Brandenburg......................................    689,802(3)     2.4%
  Joseph J. Pietropaolo.....................................     16,000(4)       *
  George C. Platt...........................................     54,200(4)       *
  Grant A. Dove.............................................     52,000(4)       *
  Stanley G. Brannan........................................         --(5)       *
NAMED EXECUTIVE OFFICERS (WHO ARE NOT DIRECTORS NAMED ABOVE)
  Rob-Roy J. Graham.........................................    143,524(6)       *
  Dwain H. Hammond..........................................     95,806(7)       *
  M. Gregory Smith..........................................     42,542(8)       *
  Eric L. Pratt.............................................     28,332(9)       *
ALL DIRECTORS, NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS
  AS A GROUP (17 PERSONS)...................................  3,101,003(10)   10.3%
BENEFICIAL OWNERS OF AT LEAST 5% OF INTERVOICE COMMON STOCK
  (WHO ARE NOT NAMED ABOVE)
  FMR Corp..................................................  1,815,400(11)    6.3%
  82 Devonshire Street
  Boston, Massachusetts 02109


---------------

  *  Less than 1%

 (1) Unless otherwise indicated, all shares listed are directly held with sole voting and investment power.

 (2) Includes 514,600 shares not outstanding but subject to currently exercisable stock options, and 342 shares held in InterVoice's 401(k) Employee Savings Plan.

 (3) Includes 66,800 shares held in Mr. Brandenburg's wife's IRA and 8,000 shares not outstanding but subject to currently exercisable stock options.

 (4) Shares are not outstanding but are subject to currently exercisable stock options, other than 22,000 shares held by Mr. Dove, and 3,200 shares held in Mr. Platt's IRA.

 (5) At the effective time of the merger, it is expected that Mr. Brannan will beneficially own approximately 293,075 shares of InterVoice common stock based on an assumed exchange ratio of 1.3215 shares of InterVoice common stock for each share of Brite common stock.

 (6) Includes 125,132 shares not outstanding but subject to currently exercisable stock options, and 318 shares held in InterVoice's 401(k) Employee Savings Plan.

 (7) Includes 52,434 shares not outstanding but subject to currently exercisable stock options, and 318 shares held in InterVoice's 401(k) Employee Savings Plan.

 (8) Includes 31,582 shares not outstanding but subject to currently exercisable stock options, and 102 shares held in InterVoice's 401(k) Employee Savings Plan.

 (9) All such shares are not outstanding but subject to currently exercisable stock options.


(10) Includes 70,000 shares held in an IRA of a director or a director's spouse, 1,160,407 shares not outstanding but subject to currently exercisable stock options and 2,372 shares held in InterVoice's 401(k) Employee Savings Plan.

(11) A Schedule 13G dated February 1, 1999 was filed by FMR Corp., disclosing the ownership as of December 31, 1998 (prior to the payment in January 1999 of a 100% stock dividend) of 907,700 shares of InterVoice common stock as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the "Funds"). The shares of InterVoice common stock disclosed in the table are adjusted to reflect the 100% stock dividend issued on shares of InterVoice common stock in January 1999. Fidelity Management and Research Company ("Fidelity") is a wholly-owned subsidiary of FMR Corp. FMR Corp., through its control of Fidelity, and Edward C. Johnson III, Chairman of FMR Corp., and certain Fidelity Funds each has sole power to dispose of the 1,815,400 shares. Neither FMR Corp. nor Edward C. Johnson III has the sole power to vote or direct the voting of shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under the written guidelines established by the Funds' Boards of Trustees. Beneficial ownership of the securities of an issuer may be reported on a Schedule 13G only in the event that the reporting person has acquired such securities in the ordinary course of business and not with the purpose nor with the effect of changing or influencing the control of the issuer, nor in connection with or as a participant in any transaction having such purpose or effect.


                         CERTAIN STOCKHOLDERS OF BRITE


     The information concerning beneficial ownership of Brite common stock prior to the consummation of the tender offer is hereby incorporated by reference to page 45 of Brite's annual report on Form 10-K405 filed with the SEC on March 31, 1999 and pages 2 through 3 of Brite's Proxy Statement (which is incorporated by reference into the Form 10-K405) filed with the SEC on April 9, 1999. See "Additional Information for InterVoice Shareholders and Brite
Stockholders -- Where You Can Find More Information." Subsequent to the preparation of the beneficial ownership table in the Proxy Statement, each of the directors and officers listed on such table sold approximately 81.07% of his shares to InterVoice in the tender offer.


              MANAGEMENT OF INTERVOICE AND EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS AND DIRECTORS OF INTERVOICE

     The business and affairs of InterVoice are managed by and under the direction of the InterVoice board of directors, which exercises all corporate powers of InterVoice and establishes broad corporate policies. The Articles of Incorporation of InterVoice provide that the number of directors constituting the InterVoice board of directors shall not be less than three nor more than nine as from time to time shall be fixed and determined by a vote of a majority of InterVoice's directors serving at the time of such vote. The number of director positions presently constituting the board of directors is five, which will be increased from five to six as of the date of the next annual meeting of shareholders of InterVoice.

     The six directors, constituting the entire InterVoice board of directors, are to be elected at the InterVoice annual meeting to serve until the next annual meeting of shareholders or until their successors have been elected and qualified. Stanley G. Brannan, Chairman, Chief Executive Officer and President of Brite (InterVoice owns approximately 75% of the common stock of Brite), is a nominee for director. The other five nominees for director are the current directors of InterVoice. During the fiscal year ended February 28, 1999, the InterVoice board of directors held 12 meetings. All members of the board of directors attended at least 75% of the meetings of the board of directors during the last fiscal year.

     Following is certain information regarding the directors, nominees for director and executive officers of InterVoice:

  Directors and Nominees for Director


     Daniel D. Hammond, age 47, a founder of InterVoice, is currently the Chairman of the Board, a position he has held since December 1990, and the Chief Executive Officer of InterVoice, a position he has held since July 1986. Mr. Hammond currently serves as a director of Brite. Mr. Hammond has served as a director of InterVoice since 1984.


     Joseph J. Pietropaolo, age 43, is currently an independent consultant who has been providing consulting services related to on-line lottery systems since March 1998. He is the former Chief Financial Officer of Transactive Corporation, a company that specializes in electronic benefits transfers, a position he held from August 1994 to March 1997. Mr. Pietropaolo is also the former Vice President and Treasurer of GTECH Corporation, a company specializing in on-line lottery systems, positions he held from 1990 to August 1994. Mr. Pietropaolo has served as a director since 1989.

     George C. Platt, age 58, is currently the President and Chief Executive Officer of InteCom Inc., a wholly owned subsidiary of Matra-Hachette, a company engaged in the manufacture and sale of telephone switching systems. He has held this position since January 1991. Mr. Platt has served as a director since 1991.


     Grant A. Dove, age 71, is currently a Managing Partner of Technology Strategies and Alliances, a firm which provides investment banking and consulting services, a position he has held since January 1993. Mr. Dove currently serves as a director of Media One Group, Cooper Cameron Corp., Control Systems International, Inc., Microelectronics and Computer Technology Corp., Optek Technology, Inc., Object Space, Inc., Vocal Data Inc. and Spotcast Communications, Inc. Mr. Dove has served as director since 1996.



     David W. Brandenburg, age 54, is President of the Brandenburg Life Foundation, a position he has held since October 1996. From November 1997 to May 1998 Mr. Brandenburg served as President and Chief Executive Officer of AnswerSoft, Inc. Mr. Brandenburg served as Vice Chairman of InterVoice from December 1994 to May 1995. Prior thereto, Mr. Brandenburg served as President of InterVoice from July 1990 to December 1994. Mr. Brandenburg has served as a director since 1997, and from 1990 to 1995.


     Stanley G. Brannan, age 50, the founder of Brite, served as Chairman, Chief Executive Officer and President of Brite from its inception until resigning as Chief Executive Officer and President in December 1996. Mr. Brannan subsequently resigned as Chairman of the Board in January 1998. In November 1998 Mr. Brannan resumed his role as Chairman, Chief Executive Officer and President on an interim basis. Prior to founding Brite, Mr. Brannan founded Mycro-Tek, Inc., a company specializing in the manufacture of microprocessor-based products used in electronic newsroom systems and television character generators. When Mycro-Tek, Inc. was acquired by Allied Corporation in 1980, Mr. Brannan was employed by Allied and eventually became president of that company's Merganthaler USA Division. Mr. Brannan has not previously served as a director of InterVoice.

  Executive Officers

     Daniel D. Hammond -- See biographical information under "Directors" above.

     David A. Berger, age 54, is currently President and Chief Operating Officer, a position he has held since August 1998. From June 1995 to August 1998, he served as President of the Satellite Networks Division of Scientific Atlanta, a company that designs, manufactures, sells and installs satellite communications networks worldwide. From February 1994 to June 1995, he served as President of the Satellite Communications Division of Scientific Atlanta. Prior thereto, from November 1993 to February 1994, he served as Strategy Consultant for Scientific Atlanta.

     Rob-Roy J. Graham, age 46, is currently Chief Financial Officer and Secretary, positions he has held since August 1994; Chief Accounting Officer of InterVoice, a position he has held since April 1994; and Controller of InterVoice, a position he has held since August 1992.

     Dwain H. Hammond, age 42, is currently Senior Vice President, Engineering, a position he has held since March 1997. From September 1994 to March 1997, Mr. Hammond served as Vice President of Research and Development. Prior thereto, he served InterVoice as Vice President -- Research and Development, Core Systems from September 1993 to September 1994, and as Director of Hardware Development from 1990 to September 1993. Mr. Hammond, who has been an employee of InterVoice since 1984, is the brother of Daniel D. Hammond, Chairman of the Board and Chief Executive Officer.

     Gordon H. Givens, age 56, is currently Senior Vice President, Custom Products Line of Business, a position he has held since July 1998. From July 1996 to July 1998, Mr. Givens served as Managing Director of European Strategic Business Unit. From March 1994 to July 1996, he served as Vice
President -- Technical Services. Prior thereto, he served as Vice
President -- Professional Services from March 1993 to March 1994. Mr. Givens has been an employee of InterVoice since 1987.

     M. Gregory Smith, age 51, is currently Senior Vice President -- Sales, the Americas and Asia Pacific, a position he has held since August 1996. From July 1994 to May 1996, he served as Vice President and General Manager of SRX Corporation, a company that engaged in the manufacture and sale of telecommunications equipment. Prior thereto, from May 1992 to July 1994, Mr. Smith served as Regional Sales Manager of Rockwell International, a manufacturer and contractor in the telecommunications industry.


     Eric L. Pratt, age 34, is Vice President of Telco Sales and Systems Engineering, a position he has held since October 1997. From October 1995 to October 1997, he served as Senior Director, Sales for DSC Communications Corporation, a company that designs, manufactures, and markets telecommunications equipment. Prior thereto, he served as Senior Account Director, Sales for DSC Communications Corporation from June 1993 to October 1995.


     Michael J. Polcyn, age 41, is Vice President -- Packaged Products Line of Business, a position he has held since March 1998. From December 1995 to March 1998, Mr. Polcyn served as InterVoice's Vice President, Business Development and Product Marketing. Prior thereto, he served as Director, Product Marketing from March 1994 to December 1995, and as Director, Call Center Engineering from March 1992 to March 1994. Mr. Polcyn has been an employee of InterVoice since 1987.

     Phillip C. Walden, age 54, is Vice President -- Manufacturing, a position he has held since July 1987.

     Manuel Victor James, age 46, is Vice President -- Network Services Line of Business, a position he has held since July 1998. From January 1997 to June 1998, Mr. James served as a Senior Director for DSC Communications Intelligent Networks Division, a company that designs, manufactures, and markets telecommunications equipment. From June 1997 to December 1997, Mr. James served as the General Manager for the DSC Telecom Systems Group acquired from Texas Instruments, Incorporated. Prior thereto, Mr. James served as General Manager for the Telecom Systems Division of Texas Instruments, a company that designs, manufactures and markets voice dialing, fax messaging and wireless antenna equipment, from June 1996 to May 1997 and Director of Business Development from June 1995 to May 1996. From June 1993 to June 1995, Mr. James served as Director Product Management AIN/PCS Products for DSC Communications.

     Dean C. Howell, age 41, is Vice President and Corporate Counsel, a position he has held since March 1996. From October 1992 to February 1996, he served as Legal Counsel.

     Harold Don Brown, age 43, is Vice President -- Human Resources, a position he has held since September 1995. From November 1994 to August 1995, Mr. Brown served as Director of Human Resources. From August 1992 to September 1994, he served as Manager of Human Resources for the Permian Basin business unit of Unocal Corporation, a company that produces and sells energy resources and specialty minerals.

COMPENSATION OF DIRECTORS


     All directors who are not employees of InterVoice receive a fee of $1,000 per month for serving as a director of InterVoice. InterVoice also reimburses all directors for travel, lodging and related expenses incurred in attending board of directors and committee meetings. Directors who are not employees of InterVoice also receive a fee of $500 for each board of directors or committee meeting attended. In addition, if the 1999 Stock Option Plan is approved by the shareholders at the next annual meeting of shareholders of InterVoice, all directors will be eligible for stock option grants under the 1999 Stock Option Plan. Pursuant to InterVoice's 1990 Nonqualified Stock Option Plan, on August 1, 1998 each of Messrs. Pietropaolo, Dove, Platt and Brandenburg were automatically granted an option to purchase 8,000 shares of InterVoice common stock at $9.00 per share, which options can be exercised commencing on the date of the next annual meeting of shareholders at the closing market price of InterVoice common stock on the date of grant.


COMMITTEES OF THE BOARD OF DIRECTORS

     The InterVoice board of directors has established committees which deal with certain specific areas of the board of directors' responsibility. These committees include the Audit Committee, Compensation Committee, Executive Committee and Nominating Committee.

     The Audit Committee, which held nine meetings during fiscal 1999, has the primary responsibility to ensure the integrity of the financial information reported by InterVoice. Its functions are to: (a) make recommendations on the selection of independent auditors; (b) review the scope of the annual audit to be performed by the independent auditors prior to commencement of the audit; (c) review the results of those audits; (d) review the organization and scope of InterVoice's internal system of audit and financial controls; (e) meet periodically with management and the independent public accountants to review financial, accounting and internal control matters; and (f) meet periodically with the independent public accountants to discuss the results of their audit work and their opinions as to the adequacy of internal accounting controls and the quality of financial reporting. Its current members are Joseph J. Pietropaolo, Chairman, George C. Platt, David W. Brandenburg, and Grant A. Dove.

     The Compensation Committee, which held six meetings during fiscal 1999, has the authority to determine and approve all the terms of the employment, compensation and benefits payable to officers of InterVoice, including those officers who are also directors. InterVoice's management is from time to time directed by the Compensation Committee to review certain compensation matters and make recommendations to the Compensation Committee concerning such matters. The Compensation Committee also has the authority to administer and award stock options and restricted stock under the 1990 Incentive Stock Option Plan, the 1998 Stock Option Plan and the Restricted Stock Plan. The Compensation Committee also administers the Employee Stock Purchase Plan. The Compensation Committee is composed of George C. Platt, Chairman, Joseph J. Pietropaolo, David W. Brandenburg and Grant A. Dove.

     The Executive Committee, which did not hold monthly meetings during fiscal 1999, may, to the extent permitted by law, exercise the power of the board of directors when the Board is not in session. It also has the responsibility for reviewing long-range plans, capital expenditure programs, acquisitions and general corporate financing matters and making related recommendations to the board of directors. Its only current member is Daniel D. Hammond, Chairman.

     The Nominating Committee, which met two times during fiscal 1999, has the function to identify and propose to the full board of directors nominees to fill vacancies on the board of directors. Although the Nominating Committee has no formal policy on the subject, it will consider persons brought to its attention by officers, directors and shareholders. The names of proposed nominees should be sent to InterVoice at the address shown in "Summary -- The Companies,"
Attention: Nominating Committee. The current members of the Nominating Committee are Grant A. Dove, Chairman, and Daniel D. Hammond.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     To the Shareholders of InterVoice, Inc.:

          COMPENSATION POLICY. The goal of InterVoice's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees. To achieve this goal, officers are offered compensation opportunities that are linked to InterVoice's business objectives and performance, individual performance and contributions to InterVoice's success and enhanced shareholder value. InterVoice's compensation programs are designed and revised from time to time to be competitive within the software and data industry and the telecommunications industry.

          For fiscal 1999, InterVoice's executive compensation program consisted primarily of (i) base salary, (ii) incentive cash bonus opportunities based upon individual and corporate performance, and (iii) long-term equity based incentives. All officers were eligible for and did participate in InterVoice's incentive cash bonus and equity based incentive programs during fiscal 1999. InterVoice generally targets the aggregate of annual base salary, bonus opportunities and long-term equity based incentives made available to officers, who successfully perform their responsibilities, above the mid-point level for officers with similar positions in companies of comparable size in the software, data and telecommunications industries. The Compensation Committee believes that compensation opportunities above the mid-point for its comparison group are appropriate based on InterVoice's above average long term historical growth in revenue and earnings.

          Generally, both cash bonus and equity-based incentive compensation opportunities for officers increased at a greater rate than their base salaries from fiscal 1996 through fiscal 1999. The Compensation Committee determined to put a greater emphasis on incentive compensation commencing with fiscal 1995 to encourage further the achievement of corporate and individual objectives. In order to help implement InterVoice's compensation policy, Ernst & Young LLP was hired to serve as an independent compensation consultant for fiscal 1995 through fiscal 1999. In this capacity, Ernst & Young analyzed the compensation paid to officers of InterVoice based on market surveys of executive compensation for software and data/telecommunications companies, particularly companies with sales of less than $200 million per year. These surveys included a separate study of companies within the SIC code for Telephone and Telegraph Apparatus used in "Management of InterVoice and Executive
     Compensation -- Stock Performance Graph."

          STOCK OWNERSHIP GUIDELINES. In April 1995, the Compensation Committee established stock ownership guidelines for key executives of InterVoice. These guidelines provide that executives should hold shares in varying amounts as a multiple of salary, currently ranging from a minimum of three and one-half times annual salary for the Chairman of the Board and Chief Executive Officer to one-half times annual salary for key executives below the vice president level.

          Although some executives are already at or above the prescribed levels, the Compensation Committee recognizes that newer employees or those recently promoted may require some period of time to achieve these levels. Therefore, the guidelines have provided for a transition period of approximately five years for the suggested levels to be met. The Compensation Committee monitors each executive's progress toward achieving these guidelines when deciding on future stock option awards and other equity incentive opportunities.

     FISCAL 1999 COMPENSATION.

          Base Salary. The Compensation Committee annually reviews and sets base salaries for each of InterVoice's officers at levels within the range of those persons holding comparable positions at other companies in InterVoice's comparison group. In establishing base salaries for officers, the Compensation Committee reviewed the compensation surveys provided by Ernst & Young.

     Annual salaries, including increases to salaries, for fiscal 1999 were reviewed and approved on the basis of the individual performance of the executive, as determined through a formal written evaluation by the officer's immediate supervisor in consultation with InterVoice's executive management, by the executive's tenure and level of responsibility, InterVoice's expected financial performance, and changes in competitive pay levels. Raises to annual base salaries for officers of InterVoice, including executive officers, for fiscal 1999, ranged from 1.9% to 23%. Most of the officers received a raise of between 5% and 6%.

          InterVoice entered into an employment agreement with the Chairman of the Board and Chief Executive Officer of InterVoice, Daniel D. Hammond, during fiscal 1997 which required the Compensation Committee to conduct an annual review of Mr. Hammond's base salary. Mr. Hammond recommended to the Compensation Committee that he not receive an increase to his base salary for fiscal 1999. The Compensation Committee accepted Mr. Hammond's recommendation. Moreover, for the eight-month period commencing October 1, 1997, Mr. Hammond voluntarily elected to reduce his monthly base salary by 20% from $28,470 to $22,776, to evidence his commitment to improving InterVoice's ratio of expenses to revenues. Mr. Hammond reinstated his full base salary of $341,640 only after InterVoice's revenues and earnings increased 32% and 138%, respectively, from fourth quarter fiscal 1998 to first quarter fiscal 1999. The Compensation Committee analyzed the compensation surveys provided by Ernst & Young pertaining to base salaries for chief executive officers of corporations in InterVoice's comparison group as part of its review of Mr. Hammond's base salary. The Compensation Committee believes that this salary level, which was slightly above the median base salary for chief executive officers in InterVoice's comparison group, was appropriate based upon Mr. Hammond's individual performance and InterVoice's performance during his tenure as Chief Executive Officer. See "Management of InterVoice and Executive Compensation -- Agreements with Executive Officers" for a discussion of the employment agreements with Mr. Hammond and Messrs. Berger, Graham and Pratt.

          Annual Incentives. InterVoice has a bonus program that provides for the payment of periodic cash bonuses to executive officers and other key employees contingent upon the achievement of certain earnings targets and/or other individual and corporate performance targets. The program is intended to reward the accomplishment of corporate objectives, reflect InterVoice's priority on maintaining growth and stability of earnings, and to provide a fully competitive compensation package which will attract, reward and retain quality individuals. Targets and objectives vary for the specific officers involved. For example, bonus opportunities for the Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer, and the Chief Financial Officer and Secretary, were based on formulas designed to compensate such officers for any increases to revenues and earnings per share achieved for fiscal 1999. These officers are responsible for making and implementing strategic decisions concerning how InterVoice plans to achieve its long-term goals for growth and stability of earnings and revenues. The Compensation Committee believes that the amount of growth in InterVoice's annual earnings per share and revenues should continue to serve as a basis for a significant component of the total compensation for these officers.

          The other officers were eligible to receive annual incentive bonuses and in some cases quarterly incentive bonuses for fiscal 1999 established in connection with their annual performance reviews, based upon the attainment of one or more associated individual performance goals. A significant amount of the annual bonuses for these other executive officers was generally contingent upon InterVoice attaining a targeted annual earnings per share objective determined by the Compensation Committee, which was achieved for fiscal 1999. The performance goals for officers were based on factors such as sales volume, receipt of purchase orders and expense containment. The aggregate of quarterly and annual bonuses paid to officers, including executive officers, for fiscal 1999 ranged from approximately 30% to 158% of base salary.

          Pursuant to his employment agreement, the bonus payable to the Chairman of the Board and Chief Executive Officer, Daniel D. Hammond, was modified from his prior agreement primarily to reward Mr. Hammond for increases to InterVoice's earnings per share and revenues. Under his prior employment agreement, Mr. Hammond had received a bonus for each cent of earnings per share, irrespective of InterVoice's earnings or revenues for the prior fiscal year. Specifically, Mr. Hammond's annual bonus opportunity was revised so as to be based 50% on earnings per share, primarily increases to earnings per share, and 50% on any increase to revenue, in each case as compared to the immediately preceding fiscal year unless revenues or earnings per share are less than they were for fiscal 1996. Based on this revised formula, Mr. Hammond received a bonus of $512,460 for fiscal 1999. Mr. Hammond's bonus reflected a 34% increase in revenues, and a 31% increase in earnings, for fiscal 1999 as compared to fiscal 1998. Mr. Berger, InterVoice's President, and Mr. Graham, InterVoice's Chief Financial Officer, have employment agreements similar to Mr. Hammond's agreement, with similar provisions governing their bonuses.


          The employment agreement with Mr. Hammond also permits payment of an additional discretionary bonus if the Compensation Committee determined that such a bonus is appropriate. No such discretionary bonus was paid to Mr. Hammond for fiscal 1999.


          Long-Term Equity-Based Incentives. Long-term equity based incentive awards strengthen the ability of InterVoice to attract, motivate and retain executives of superior capability and more closely align the interests of management with those of shareholders. The Compensation Committee believes that such equity-based compensation provides executives with a continuing stake in the long term success of InterVoice, and will assist them to achieve the share ownership targeted under the stock ownership guidelines discussed above. Long-term awards granted in fiscal 1999 consisted of incentive stock options granted under InterVoice's 1990 Incentive Stock Option Plan, nonqualified stock options granted under InterVoice's 1998 Stock Option Plan and restricted stock under InterVoice's Restricted Stock Plan. Unlike cash, the value of a stock option will not be immediately realized and does not result in a current expense to InterVoice.

          The stock options are granted at the market price on the date of grant and will only have value if InterVoice's stock price increases, resulting in a commensurate benefit to InterVoice's shareholders. Generally, grants vest in equal amounts over a three-year to five-year period. Executives generally must be employed by InterVoice at the time of vesting in order to exercise the options. Shares of restricted stock (which were granted to certain executive officers during fiscal 1996, 1997 and 1999) will only have value to the employee if the employee remains with InterVoice until any conditions to issuance have been satisfied, and the restrictions have lapsed, which was two years in the case of all restricted stock awards for fiscal 1996 and 1997.

          The Compensation Committee determines from time to time the executive officers who shall receive options or shares of restricted stock under InterVoice's employee stock option plans and restricted stock plan, the timing of such awards, the number of shares of InterVoice common stock to be subject to each award and the other terms of each award. During fiscal 1999, stock option awards were made in light of a compensation review and recommendations prepared by Ernst & Young comparing stock option awards to officers by InterVoice to awards made by 11 companies in the Telephone and Telegraph Apparatus industry whose description of business and revenues most closely approximated those of InterVoice. These companies are included in InterVoice's peer group index set forth in the section entitled "Management of InterVoice and Executive Compensation -- Stock Performance Graph."

          Grants to individual officers during fiscal 1999 by the Compensation Committee were based on their annual performance evaluations, relative salary levels, the number of shares under options previously granted, and their potential contribution to the long-term performance of InterVoice. The emphasis placed on equity-based incentive opportunities was also considered by the Compensation Committee in determining stock option awards. The
     Compensation Committee
     issued 46,914 shares of restricted stock to certain executive officers of InterVoice during fiscal 1999 pursuant to restricted stock awards made during fiscal 1996, and a restricted stock award made during fiscal 1999 to InterVoice's new President and Chief Operating Officer, David A. Berger. Mr. Hammond was awarded up to 92,290 shares of restricted stock during fiscal 1996. Pursuant to the award, InterVoice agreed to issue Mr. Hammond 20% of the maximum number of shares awarded to him if and when the closing price per share of InterVoice common stock as quoted on Nasdaq first equals or exceeds each of the following targets for 20 consecutive market days:
     $9.46; $11.82; $14.77; $18.47; and $23.13. InterVoice issued 18,458 shares of restricted stock to Mr. Hammond under this award during fiscal 1996, and issued 18,458 additional shares during fiscal 1997, and 18,458 shares during fiscal 1999.


          The Compensation Committee granted stock options covering 1,848,700 shares of InterVoice common stock to officers of InterVoice during fiscal 1999. Options covering 120,000 shares of InterVoice common stock were granted to Mr. Hammond during fiscal 1999. All references to the restricted stock awards and stock options reflect automatic adjustments to account for a 100% stock dividend issued during January 1999.



          The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and shareholder interest. As performance goals are met or exceeded, resulting in an increased value to shareholders, executives are rewarded commensurately. The Compensation Committee believes that compensation levels during fiscal 1999 adequately reflect InterVoice's compensation goals and policies.


                                            COMPENSATION COMMITTEE OF
                                            THE BOARD OF DIRECTORS

                                            George C. Platt
                                            Joseph J. Pietropaolo
                                            David W. Brandenburg
                                            Grant A. Dove


June 10, 1999

SUMMARY COMPENSATION TABLE

     The following table sets forth certain summary information concerning the compensation paid or awarded to the Chief Executive Officer and the other four most highly compensated executive officers of InterVoice in fiscal 1999, (the "Named Officers") for services rendered in all capacities to InterVoice and its subsidiaries for the fiscal years ended February 28, 1999, February 28, 1998 and February 28, 1997.

                                                                     LONG TERM COMPENSATION
                                                                            AWARDS(1)              ALL OTHER COMPENSATION
                                                                    -------------------------   -----------------------------
                                             ANNUAL COMPENSATION     RESTRICTED    SECURITIES                     INTERVOICE
NAME AND PRINCIPAL                          ---------------------      STOCK       UNDERLYING   ALL OTHER CASH      COMMON
POSITION                             YEAR   SALARY (2)    BONUS     ISSUANCES(3)    OPTIONS     COMPENSATION(4)   STOCK(1)(5)
------------------                   ----   ----------   --------   ------------   ----------   ---------------   -----------
Daniel D. Hammond..................  1999    $326,776(6) $512,460     $316,926      120,000         $9,154             --
  Chairman of the Board and          1998     313,170(6)   85,410           --       60,000          7,882            342
  Chief Executive Officer            1997     341,640      85,410      271,679      360,000          5,544             --
Rob-Roy J. Graham..................  1999     193,576     196,267      158,463      100,000          6,534             --
  Chief Financial Officer,
    Secretary                        1998     185,000      72,650           --       50,000          5,597            318
  Chief Accounting Officer,
    Controller                       1997     163,542      42,500      135,825       33,000          5,523             --
M. Gregory Smith(7)................  1999     157,419     114,128           --       40,000          7,163             --
  Senior Vice President, Sales       1998     150,001      83,117           --       25,000          6,308            102
                                     1997      56,250      29,802           --       60,000          1,655             --
Dwain H. Hammond...................  1999     192,985      57,093      158,463       60,000          3,305             --
  Senior Vice President of           1998     180,001      22,176           --      104,800          3,197            318
  Engineering                        1997     150,000      18,900      135,825       19,300          2,917             --
Eric L. Pratt(8)...................  1999     132,772     144,178           --       40,000          7,024             --
  Vice President, Telco Sales --     1998      49,760      62,500           --       60,000             63             --
  Systems Engineering                1997          --          --           --           --             --             --

---------------

(1) The stock option and restricted stock awards, together with the contributions of shares of InterVoice common stock to InterVoice's 401(k) Employee Savings Plan in this table for fiscal 1997, 1998 and 1999 have been adjusted to reflect a 100% stock dividend issued on shares of InterVoice common stock in January 1999.

(2) Includes amounts deferred at the Named Officer's election pursuant to InterVoice's 401(k) Employee Savings Plan.

(3) Three of the Named Officers were issued shares of restricted InterVoice common stock under InterVoice's Restricted Stock Plan on April 2, 1996 and on January 11, 1999. The following Named Officers were issued the following amounts of restricted shares on April 2, 1996: 18,458 shares to Daniel D. Hammond and 9,228 shares to each of Rob-Roy J. Graham and Dwain H. Hammond. The same three Named Officers were issued the following amount of restricted shares on January 11, 1999: 18,458 to Daniel D. Hammond and 9,228 to each of Rob-Roy J. Graham and Dwain H. Hammond. Any restricted shares awarded to a Named Officer will be forfeited if the Named Officer's employment with InterVoice voluntarily or involuntarily terminates for any reason (including death, disability or retirement) within two years after the date upon which the restricted shares were issued to such Named Officer. The value of restricted shares is based on the closing price of InterVoice common stock on Nasdaq on April 2, 1996, for those shares issued during fiscal 1997 and January 11, 1999 for those shares issued during fiscal 1999. At February 28, 1999, the aggregate restricted share holding in shares (and dollars) were 36,916 ($401,462) for Daniel D. Hammond and 18,456 ($200,710) for each of
    Rob-Roy J. Graham and Dwain H. Hammond, based on the closing price of InterVoice common stock on February 28, 1999. The restricted shares disclosed in this table will earn dividends when, as, and if dividends are declared on the common stock by the board of directors, subject to vesting of the shares of common stock.

(4) Represents InterVoice contributions on behalf of the Named Officers under InterVoice's 401(k) Employee Savings Plan and amounts includable in compensation for InterVoice-paid group term life insurance and spousal travel.

(5) Represents InterVoice contributions of common stock to InterVoice's 401(k) Employee Savings Plan.

(6) Mr. Hammond voluntarily elected to reduce his monthly base salary 20%, from $28,470 to $22,776, to evidence his commitment to improving InterVoice's ratio of expenses to revenues, for the eight-month period commencing October 1, 1997.

(7) Mr. Smith became employed by InterVoice during August 1996.

(8) Mr. Pratt became employed by InterVoice during October 1997.

OPTION GRANTS

     The following table sets forth certain information with respect to grants of stock options pursuant to InterVoice's 1990 Incentive Stock Option Plan and 1998 Stock Option Plan during fiscal 1999 to the Named Officers.

                                           INDIVIDUAL GRANTS
                            ------------------------------------------------             POTENTIAL
                                          % OF TOTAL                                REALIZABLE VALUE AT
                             NUMBER OF     OPTIONS                                ASSUMED ANNUAL RATES OF
                            SECURITIES    GRANTED TO   EXERCISE                  STOCK PRICE APPRECIATION
                            UNDERLYING    EMPLOYEES     PRICE                       FOR OPTION TERM(2)
                              OPTIONS     IN FISCAL      (PER     EXPIRATION   -----------------------------
NAME                        GRANTED (1)      1999       SHARE)       DATE          5%                10%
----                        -----------   ----------   --------   ----------   ----------         ----------
Daniel D. Hammond.........    120,000        6.5%       $4.875     3/25/08     $1,540,707         $2,799,834
Rob-Roy J. Graham.........    100,000        5.4%        4.875     3/25/08      1,283,923          2,333,195
M. Gregory Smith..........     40,000        2.2%        4.875     3/25/08        513,569            933,278
Dwain H. Hammond..........     60,000        3.2%        4.875     3/25/08        770,354          1,399,917
Eric L. Pratt.............     40,000        2.2%        4.875     3/25/08        513,569            933,278

---------------

(1) All options were granted at fair market value (the closing price of InterVoice common stock on Nasdaq) on the date of grant and expire ten years from the date of grant. The options become exercisable in three equal amounts on the first three annual anniversaries of the date of grant.

(2) The assumed 5% and 10% rates of stock price appreciation are specified by the proxy rules and do not reflect expected appreciation. The amounts shown represent the assumed value of the stock options (less exercise price) at the end of the ten-year period beginning on the date of grant and ending on the option expiration date. For a ten-year period beginning February 26, 1999, based on the closing price on Nasdaq of InterVoice common stock of $10.875 on such date, a share of InterVoice common stock would have a value on February 28, 2009 of approximately $17.71 at an assumed appreciation rate of 5% and approximately $28.21 at an assumed appreciation rate of 10%.

OPTIONS EXERCISED AND HOLDINGS

     The following table provides information concerning option exercises in fiscal 1999 and the value of unexercised options held by each of the Named Officers at the end of fiscal 1999.

                                                                         NUMBER OF            VALUE OF
                                                                        UNEXERCISED      UNEXERCISED IN-THE-
                                                                     OPTIONS AT FISCAL    MONEY OPTIONS AT
                                                                         YEAR END        FISCAL YEAR END(1)
                                                                     -----------------   -------------------
                                  SHARES ACQUIRED                      EXERCISABLE/         EXERCISABLE/
NAME                                ON EXERCISE     VALUE REALIZED     UNEXERCISABLE        UNEXERCISABLE
----                              ---------------   --------------   -----------------   -------------------
Daniel D. Hammond...............      360,000         $3,146,400      339,600/285,000    $223,998/1,044,375
Rob-Roy J. Graham...............       73,968            537,703      68,300/148,500       24,431/820,313
M. Gregory Smith................       30,250            228,450         0/94,750             0/490,781
Dwain H. Hammond................       48,432            573,438         0/132,368            0/785,162
Eric L. Pratt...................       15,000            111,563         0/85,000             0/507,188

---------------

(1) Values stated are based on the closing price ($10.875) of InterVoice common stock as reported on Nasdaq on February 26, 1999 and the exercise price of the options.

AGREEMENTS WITH EXECUTIVE OFFICERS


     Employment Agreement with Daniel D. Hammond. On June 21, 1996 InterVoice renewed and extended the employment agreement with Daniel D. Hammond for the three-year period from March 1, 1996 through February 28, 1999. Mr. Hammond and the Compensation Committee are currently negotiating a new employment agreement and hope to have the agreement negotiated prior to InterVoice's 1999 annual meeting of shareholders. By its terms, the 1996 agreement will remain in effect until the new employment agreement is negotiated. Under the 1996 agreement, Mr. Hammond's salary was increased for the first time in two years to $341,640. Mr. Hammond did not receive any increases to his base salary during the term of his 1996 agreement. In addition, Mr. Hammond voluntarily elected to reduce his monthly base salary 20% from $28,470 to $22,776, to evidence his commitment to improving InterVoice's ratio of expenses to revenues, for the eight-month period commencing October 1, 1997. Mr. Hammond reinstated his full salary as of June 1, 1998, based on improvements to InterVoice's expenses to revenues ratio, particularly for the first quarter of fiscal 1999. Mr. Hammond's annual bonus opportunity was revised under his 1996 employment agreement so as to be based 50% on earnings per share, particularly increases to earnings per share, and 50% on any increase in revenues, in each case as compared to the immediately preceding fiscal year unless revenues or earnings per share are less than they were for fiscal 1996. If revenues or earnings per share, as the case may be, for the immediately preceding fiscal year are less than they were for fiscal 1996, then such change would be compared to fiscal 1996. With respect to earnings per share, Mr. Hammond's bonus opportunity under his 1996 agreement ranged from 10% of his base salary if earnings per share did not decrease more than 10% from the base fiscal year to 125% of his base salary if earnings per share increased by 40% or more. With respect to revenues, Mr. Hammond's bonus opportunity ranged from 25% of his base salary if revenues were flat or increased by less than 10% to 125% of his base salary if revenues increased by 40% or more.



     Mr. Hammond received a bonus of $512,460 for fiscal 1999. See "Management of InterVoice and Executive Compensation -- Summary Compensation Table" for a discussion of the bonuses and salary paid to Mr. Hammond for the three-year period ended February 28, 1999. Finally, in connection with the renewal and extension of Mr. Hammond's employment agreement, he was awarded a stock option during fiscal 1997 covering 360,000 shares of common stock under InterVoice's 1990 Incentive Stock Option Plan.



     Except as discussed below, Mr. Hammond's 1996 agreement requires that he not compete with InterVoice while he renders services under the agreement and for a period of 18 months thereafter. The 1996 agreement also provides that InterVoice can pay Mr. Hammond an additional discretionary bonus in an amount to be approved by the board of directors of InterVoice. No such discretionary bonus was paid for fiscal 1999. The agreement further provides that InterVoice can only terminate Mr. Hammond for cause or because he becomes disabled (as such terms are defined in the agreement). If Mr. Hammond is terminated for cause, InterVoice would have no liability for further payments to him. If Mr. Hammond becomes completely disabled, InterVoice is obligated to pay him an amount equal to his base salary in effect at the time of disability through the expiration date of the agreement. If, however, following a change of control of InterVoice (defined as a triggering event in the agreement), Mr. Hammond's employment is terminated without cause, if Mr. Hammond terminates his employment for good reason (as defined in the agreement), or if he terminates his employment without good reason by giving 12 months' prior notice, InterVoice would have to pay him a lump sum amount (the "Change in Control Amount") equal to 2.99 multiplied by an amount of salary and bonus which he would have received for the year in which he was terminated (as determined in accordance with the agreement). The agreement also provides that, if the Change in Control Amount is subject to certain federal excise taxes, InterVoice would "gross-up" the Change in Control Amount such that Mr. Hammond would receive a net amount after such taxes, equal to the Change in Control Amount that he would have received had such taxes not been imposed. In addition, following a change in control of InterVoice, Mr. Hammond can terminate his employment for any reason by giving 12 months' prior written notice. Mr. Hammond would be released from his covenant not to compete if he is terminated by InterVoice without cause and without being disabled, or if he elects to terminate his employment after a default by InterVoice prior to a triggering event or after a triggering event for good reason. If Mr. Hammond's employment is terminated without cause, InterVoice would be obligated to pay him an amount equal to the remaining compensation he would have received under the agreement (as determined in accordance with the agreement), and the option to purchase 360,000 shares of common stock that Mr. Hammond was granted in connection with his agreement would become completely exercisable, to the extent that the option was not already exercisable as of such date.


     On October 27, 1998 InterVoice's board of directors accepted an offer from Mr. Hammond to purchase at that date's Nasdaq closing price 120,000 of his shares of InterVoice common stock (as adjusted for the 100% stock dividend paid in January 1999). Mr. Hammond abstained from voting on the matter.

     Employment Agreement with David A. Berger. David A. Berger joined InterVoice as President and Chief Operating Officer on August 31, 1998. In connection with his employment, InterVoice and Mr. Berger entered into an employment agreement for the two-and-one-half year period commencing September 1, 1998. Under the agreement, Mr. Berger's salary is $250,000 per year. Additionally, Mr. Berger's annual bonus opportunity is based 50% on any increase to earnings per share and 50% on any increase to revenues for each fiscal year under his agreement, in each case as compared to the immediately preceding fiscal year unless revenues or earnings per share are less than they were for fiscal 1996. If revenues or earnings per share, as the case may be, for the immediately preceding fiscal year are less than they were for fiscal 1996, then such change will be compared to fiscal 1996. With respect to earnings per share, Mr. Berger's bonus opportunity ranges from 10% of his base salary if earnings per share do not decrease more than 10% from the base fiscal year to 100% of his base salary if revenues were increased by 40% or more. Other than the matters discussed in this paragraph, Mr. Berger's employment agreement (including the terms governing any termination of his employment with InterVoice) are substantially the same as Mr. Hammond's 1996 employment agreement, which is discussed above. Mr. Berger received a bonus of $125,000 for fiscal 1999. Furthermore, in connection with Mr. Berger's employment agreement, he was awarded during fiscal 1999 an option covering 300,000 shares of common stock under the 1998 Stock Option Plan; and an opportunity to receive up to 30,000 shares of restricted stock under InterVoice's Restricted Stock Plan.

     Employment Agreement with Rob-Roy J. Graham. Rob-Roy J. Graham, InterVoice's Chief Financial Officer and Secretary, entered into an employment agreement with InterVoice for the two-and-one-half-year term commencing on September 1, 1998. Under the agreement, Mr. Graham's salary is $196,267 per year. Mr. Graham received a bonus of $196,267 for fiscal 1999. See "Management of InterVoice and Executive Compensation -- Summary Compensation Table" for a discussion of the salary and bonus paid to Mr. Graham. The agreement did not provide for Mr. Graham to receive any stock options or restricted stock in connection with the execution of his new agreement. Other than the matters discussed in this paragraph, Mr. Graham's employment agreement (including the terms governing any termination of his employment with InterVoice) are substantially the same as Mr. Berger's employment agreement, which is discussed above.

     Employment Agreement with Eric L. Pratt. Eric L. Pratt joined InterVoice as Vice President of Telco Sales and System Engineering in October 1997. In connection with his employment, InterVoice and Mr. Pratt entered into an employment agreement for the two-year period commencing October 8, 1997. Under the agreement, Mr. Pratt's salary started at $125,000 and was raised to $132,772 during fiscal 1999. Additionally, Mr. Pratt's agreement provides an opportunity for him to earn quarterly and annual cash bonuses based on a sales incentive plan provided by InterVoice for each fiscal year. Mr. Pratt's bonus opportunity for fiscal 1999 was based on certain InterVoice and departmental objectives, including sales bookings, sales revenues and expense containment. Mr. Pratt received incentive cash bonuses of $144,178 for fiscal 1999. See "Management of InterVoice and Executive Compensation -- Summary Compensation Table" for a discussion of the bonuses and salary paid to Mr. Pratt. Other than the matters discussed in this paragraph, Mr. Pratt's employment agreement (including the terms governing any termination of his employment with InterVoice) are substantially the same as Mr. Hammond's 1996 employment agreement, except for the change of control provisions in Mr. Hammond's agreement. Mr. Pratt's agreement does not include any provisions which award him any special compensation in the event of a change of control of

InterVoice (defined as a triggering event in Mr. Hammond's agreement). Furthermore, in connection with Mr. Pratt's employment agreement, he was awarded during fiscal 1998 an option to receive 60,000 shares of InterVoice common stock under InterVoice's 1990 Incentive Stock Option Plan.

     The discussion of stock options and restricted stock awards granted to Messrs. Hammond, Berger, Graham and Pratt reflects automatic adjustments made to the stock options in connection with a 100% stock dividend paid on InterVoice common stock during fiscal 1999. The number of unexercised shares under each of the referenced stock options and restricted stock awards was doubled as a result of the 100% stock dividend.

STOCK PERFORMANCE GRAPH

     The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to InterVoice's shareholders during the five-year period ended February 28, 1999, as well as an overall broad stock market index, the Nasdaq Market Index, and a peer group index for InterVoice which is the index for SIC Code 3661 Telephone and Telegraph Apparatus. The stock performance graph assumes $100 was invested on March 1, 1994 in InterVoice common stock and each such index.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET
[GRAPH]

                                                                       TELEPHONE,
               MEASUREMENT PERIOD                    INTERVOICE        TELEGRAPH           NASDAQ
             (FISCAL YEAR COVERED)                      INC.           APPARATUS        MARKET INDEX
1994                                                        100.00            100.00            100.00
1995                                                        134.44            113.69             95.47
1996                                                        212.22            164.19            131.83
1997                                                         97.78            203.41            158.24
1998                                                         80.00            266.07            215.21
1999                                                        193.33            284.02            278.09

                     ASSUMES $100 INVESTED ON MARCH 1, 1994
                          ASSUMES DIVIDENDS REINVESTED
                      FISCAL YEAR ENDED FEBRUARY 28, 1999

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the shares of InterVoice common stock offered hereby will be passed upon for InterVoice by Thompson & Knight, P.C., Dallas, Texas.

                                    EXPERTS


     The consolidated financial statements of InterVoice appearing in InterVoice's Annual Report on Form 10-K, as amended, for the year ended February 28, 1999, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.


     The consolidated financial statements and schedules of Brite appearing in Brite's Annual Report on Form 10-K for the year ended December 31, 1998, incorporated by reference in this prospectus/proxy statement and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

               ADDITIONAL INFORMATION FOR INTERVOICE SHAREHOLDERS
                             AND BRITE STOCKHOLDERS

FUTURE PROPOSALS

  InterVoice

     If a shareholder intends to present a proposal for action at the 2000 InterVoice annual meeting and wishes to have such proposal considered for inclusion in InterVoice's proxy materials in reliance on Rule 14a-8 under the Exchange Act, the proposal must be submitted in writing and received by InterVoice by February 29, 2000. Such proposals must also meet the other requirements of the rules of the SEC relating to shareholders' proposals.

     In addition, if a shareholder submits a proposal outside of Rule 14a-8 for the 2000 annual meeting, then InterVoice's proxy may confer discretionary authority on the persons being appointed as proxies on behalf of management to vote on the proposal. Proposals and nominations should be addressed to the Secretary of InterVoice, 17811 Waterview Parkway, Dallas, Texas 75252.

  Brite

     Brite will hold an annual meeting in 2000 only if the merger has not already been completed. If such meeting is held and a stockholder intends to present a proposal considered for inclusion in Brite's proxy materials in reliance on Rule 14a-8 under the Exchange Act, the proposal must be submitted in writing and received by Brite by December 15, 1999. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholders' proposals.

     In addition, if a stockholder submits a proposal outside of Rule 14a-8, then Brite's proxy may confer discretionary authority on the persons being appointed as proxies on behalf of management to vote on the proposal. Proposals and nominations should be addressed to the Secretary of Brite, 250 International Parkway, Suite 300, Heathrow, Florida 32746.

WHERE YOU CAN FIND MORE INFORMATION

     InterVoice and Brite file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, at 7 World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400,

Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

     InterVoice filed a registration statement on Form S-4 to register with the SEC the InterVoice common stock to be issued to Brite stockholders in the merger. This prospectus/proxy statement is a part of that registration statement and constitutes a prospectus of InterVoice in addition to being a proxy statement of Brite for the special meeting. As allowed by SEC rules, this prospectus/proxy statement does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

     The SEC allows us to "incorporate by reference" information into this prospectus/proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be a part of this prospectus/proxy statement, except for any information superseded by information in, or incorporated by reference in, this prospectus/proxy statement. This prospectus/proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our companies and their finances.


INTERVOICE SEC FILINGS (FILE NO. 000-13616)                    PERIOD
-------------------------------------------                    ------
Annual Report on Form 10-K, as amended by     Fiscal Year ended February 28, 1999
  Form 10-K/A (Amendments No. 1 and 2)
The description of common stock set forth     Filed on May 27, 1999
  in the Registration Statement on Form 8-A
Current Report on Form 8-K                    Filed on June 23, 1999



BRITE SEC FILINGS (FILE NO. 000-17920)      PERIOD
--------------------------------------      ------
Annual Report on Form 10-K                  Fiscal Year ended December 31, 1998
Quarterly Report on Form 10-Q               Quarter Ended March 31, 1999
Current Report on Form 8-K                  Filed on June 22, 1999


     We are also incorporating by reference any additional documents that we file with the SEC between the date of this prospectus/proxy statement and the date of the special meeting.

     InterVoice has supplied all information contained or incorporated by reference in this prospectus/ proxy statement relating to InterVoice, and Brite has supplied all information relating to Brite.

     If you are a shareholder of InterVoice or a stockholder of Brite, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus/proxy statement. Stockholders may obtain documents incorporated by reference in this prospectus/proxy statement by requesting them in writing or by telephone from the appropriate party at the following addresses:

InterVoice, Inc.                        Brite Voice Systems, Inc.
17811 Waterview Parkway                 250 International Parkway, Suite 300
Dallas, Texas 75252                     Heathrow, Florida 32746
Attention: Corporate Secretary          Attention: Corporate Secretary
Telephone: (972) 454-8000               Telephone: (407) 357-1000


     If you would like to request documents from us, please do so by August 4, 1999, in order to receive them before the special meeting.


     You can also get more information by visiting InterVoice's web site at "http://www.intervoice.com/" and Brite's web site at "http://www.brite.com." Web site materials are not part of this prospectus/proxy statement.

     You should rely only on the information contained or incorporated by reference in this prospectus/ proxy statement to vote on the merger. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus/proxy statement. This prospectus/proxy statement is dated July 13, 1999. You should not assume that the information contained in this prospectus/proxy statement is accurate as of any date other than such date, and neither the mailing of this prospectus/proxy statement to stockholders of Brite nor the issuance of InterVoice common stock in the merger shall create any implication to the contrary.

                                INTERVOICE, INC.
                                      AND
                           BRITE VOICE SYSTEMS, INC.

                   ANNEXES TO THE PROSPECTUS/PROXY STATEMENT

Annex A -- Acquisition Agreement and Plan of Merger

Annex B -- Opinion of U.S. Bancorp Piper Jaffray Inc.

                                                                         ANNEX A

                    ACQUISITION AGREEMENT AND PLAN OF MERGER

                    ACQUISITION AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                INTERVOICE, INC.

                  INTERVOICE ACQUISITION SUBSIDIARY III, INC.

                                      AND

                           BRITE VOICE SYSTEMS, INC.

                                  DATED AS OF

                                 APRIL 27, 1999

                               TABLE OF CONTENTS

                                                                              PAGE
                                                                              ----
ARTICLE I -- THE OFFER AND MERGER...........................................   A-9
  Section 1.1   The Offer...................................................   A-9
  Section 1.2   The Company Actions.........................................  A-11
  Section 1.3   Directors...................................................  A-12
  Section 1.4   The Merger..................................................  A-13
  Section 1.5   Effective Time..............................................  A-13
  Section 1.6   Closing.....................................................  A-13
  Section 1.7   Directors and Officers of the Surviving Corporation.........  A-13
  Section 1.8   Effect of the Merger........................................  A-13
  Section 1.9   Subsequent Actions..........................................  A-14
  Section 1.10  Stockholders' Meeting.......................................  A-14
  Section 1.11  Proxy Statement/Registration Statement......................  A-14
  Section 1.12  Directors of InterVoice.....................................  A-15
ARTICLE II -- CONVERSION OF SECURITIES......................................  A-15
  Section 2.1   Conversion of Capital Stock.................................  A-15
  Section 2.2   Dissenting Shares...........................................  A-16
                Surrender of All Shares of Common Stock; Stock Transfer
  Section 2.3   Books.......................................................  A-16
  Section 2.4   The Company Stock Plans.....................................  A-18
  Section 2.5   Repurchase of Warrant.......................................  A-18
ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF THE COMPANY................  A-18
  Section 3.1   Organization; Qualification; Charter and Bylaws.............  A-19
  Section 3.2   Capitalization..............................................  A-20
  Section 3.3   Authorization; Validity of Agreement; Company Action........  A-21
  Section 3.4   Consents and Approvals; No Violations.......................  A-21
  Section 3.5   SEC Reports and Financial Statements........................  A-22
  Section 3.6   Absence of Certain Changes..................................  A-22
  Section 3.7   No Undisclosed Liabilities..................................  A-22
  Section 3.8   Claims......................................................  A-23
  Section 3.9   Employee Benefit Plans; ERISA...............................  A-23
  Section 3.10  Taxes.......................................................  A-25
  Section 3.11  Contracts...................................................  A-27
  Section 3.12  Real Property and Leased Property...........................  A-28
  Section 3.13  Intellectual Property.......................................  A-29
  Section 3.14  Year 2000 Compliance........................................  A-31
  Section 3.15  Labor Matters...............................................  A-32
  Section 3.16  Compliance with Laws........................................  A-33
  Section 3.17  Environmental Matters.......................................  A-33
  Section 3.18  Product Liability...........................................  A-34
  Section 3.19  Information in Disclosure Documents.........................  A-34
  Section 3.20  Potential Conflict of Interest..............................  A-35
  Section 3.21  Insurance...................................................  A-35
  Section 3.22  Suppliers and Customers.....................................  A-35
  Section 3.23  Accounts Receivable; Inventory..............................  A-35
  Section 3.24  Title and Condition of Properties...........................  A-36
  Section 3.25  Illegal Payments............................................  A-36
  Section 3.26  Phoenix Acquisition.........................................  A-36

                                                                              PAGE
                                                                              ----
ARTICLE IV -- REPRESENTATIONS AND WARRANTIES OF PARENT AND THE PURCHASER....
                                                                              A-36
  Section 4.1   Organization; Qualification; Charter and Bylaws.............  A-37
  Section 4.2   Capitalization..............................................  A-37
                Authorization; Validity of Agreement; Necessary Corporate
  Section 4.3   Action......................................................  A-38
  Section 4.4   Consents and Approvals; No Violations.......................  A-39
  Section 4.5   SEC Reports and Financial Statements........................  A-39
  Section 4.6   Absence of Certain Changes..................................  A-40
  Section 4.7   No Undisclosed Liabilities..................................  A-40
  Section 4.8   Claims......................................................  A-40
  Section 4.9   Employee Benefit Plans; ERISA...............................  A-40
  Section 4.10  Taxes.......................................................  A-43
  Section 4.11  Contracts...................................................  A-44
  Section 4.12  Real Property and Leased Property...........................  A-45
  Section 4.13  Intellectual Property.......................................  A-46
  Section 4.14  Year 2000 Compliance........................................  A-49
  Section 4.15  Labor Matters...............................................  A-49
  Section 4.16  Compliance with Laws........................................  A-50
  Section 4.17  Environmental Matters.......................................  A-50
  Section 4.18  Product Liability...........................................  A-50
  Section 4.19  Information in Disclosure Documents.........................  A-51
  Section 4.20  Potential Conflict of Interest..............................  A-51
  Section 4.21  Insurance...................................................  A-51
  Section 4.22  Suppliers and Customers.....................................  A-51
  Section 4.23  Accounts Receivable; Inventory..............................  A-52
  Section 4.24  Title and Condition of Properties...........................  A-52
  Section 4.25  Illegal Payments............................................  A-52
  Section 4.26  Financing...................................................  A-52
  Section 4.27  Shares Owned by Parent, Purchaser and Affiliates............  A-53
ARTICLE V -- CONDUCT OF BUSINESS PENDING THE MERGER.........................  A-53
  Section 5.1   Acquisition Proposals.......................................  A-53
  Section 5.2   Interim Operations of the Company...........................  A-53
  Section 5.3   No Solicitation and Fiduciary Out...........................  A-55
ARTICLE VI -- ADDITIONAL AGREEMENTS.........................................  A-56
  Section 6.1   Additional Agreements.......................................  A-56
  Section 6.2   Notification of Certain Matters.............................  A-56
  Section 6.3   Access; Confidentiality.....................................  A-56
  Section 6.4   Consents and Approvals......................................  A-57
  Section 6.5   Brokers or Finders..........................................  A-57
  Section 6.6   Publicity...................................................  A-58
  Section 6.7   Directors' and Officers' Insurance and Indemnification......  A-58
  Section 6.8   Purchaser Compliance........................................  A-58
  Section 6.9   Nasdaq National Market Listing and De-Listing...............  A-59
  Section 6.10  Agreement of Affiliates.....................................  A-59
  Section 6.11  Reasonable Best Efforts.....................................  A-59
  Section 6.12  No Repurchase of Parent Common Stock........................  A-59
  Section 6.13  Company Stock Plan Amendments...............................  A-59
ARTICLE VII -- CONDITIONS...................................................  A-60
                Conditions to Each Party's Obligation to Effect the
  Section 7.1   Merger......................................................  A-60
                Conditions to Obligations by Parent and the Purchaser to
  Section 7.2   Effect the Merger...........................................  A-60

                                                                              PAGE
                                                                              ----
ARTICLE VIII -- TERMINATION.................................................  A-60
  Section 8.1   Termination.................................................  A-60
  Section 8.2   Effect of Termination.......................................  A-61
ARTICLE IX -- MISCELLANEOUS.................................................  A-62
  Section 9.1   Amendment and Modification..................................  A-62
  Section 9.2   Non-survival of Representations and Warranties..............  A-62
  Section 9.3   Expenses....................................................  A-63
  Section 9.4   Notices.....................................................  A-63
  Section 9.5   Interpretation..............................................  A-63
  Section 9.6   Counterparts................................................  A-64
  Section 9.7   Entire Agreement; No Third Party Beneficiaries..............  A-64
  Section 9.8   Severability................................................  A-64
  Section 9.9   Governing Law...............................................  A-64
  Section 9.10  Assignment..................................................  A-64
Exhibit A -- Stockholders' Agreement........................................  A-68
Exhibit B -- Affiliate Letter...............................................  A-78

                             INDEX OF DEFINED TERMS

DEFINED TERM                                                  SECTION NO.
------------                                                  -----------
1984 Plan...................................................          2.4
1994 Plan...................................................          2.4
Acquisition Proposal........................................          5.1
Acquisition Proposal Interest...............................          5.1
Affiliate Agreement.........................................         6.10
Affiliate Letter............................................         6.10
Agreement...................................................     Recitals
Appointment Date............................................          5.2
Articles of Incorporation...................................          1.4
Audit.......................................................      3.10(b)
Average Trading Price.......................................    2.1(b)(1)
Bank........................................................         4.26
By-Laws.....................................................       1.2(a)
Cash Amount.................................................    2.1(b)(2)
Cash Share Number...........................................    2.1(b)(1)
Certificates................................................       2.3(b)
Claims......................................................          3.8
Closing.....................................................          1.6
Closing Date................................................          1.6
Code........................................................  3.9(b)(vii)
Commitment Letter...........................................         4.26
Common Stock................................................     Recitals
Company.....................................................     Recitals
Company Agreements..........................................          3.4
Company Balance Sheet.......................................      3.23(a)
Company's Board of Directors................................     Recitals
Company Disclosure Schedules................................  Article III
Company Material Adverse Effect.............................       3.1(a)
Company SEC Documents.......................................          3.5
Company Stock Plans.........................................          2.4
Company Year 2000 Representations...........................      3.14(b)
Computer Software...........................................      3.13(b)
Confidentiality Agreement...................................       5.3(b)
D&O Insurance...............................................       6.7(b)
Date-Sensitive Data.........................................      3.14(c)
Date-Sensitive System.......................................      3.14(d)
Debt Financing..............................................         4.26
Director Plan...............................................          2.4
Dissenting Shares...........................................       2.1(b)
Dissenting Stockholders.....................................       2.1(b)
Effective Time..............................................          1.5
Encumbrances................................................       3.2(b)
Environmental Claim.........................................      3.17(c)
Environmental Laws..........................................      3.17(a)
ERISA Affiliate.............................................       3.9(a)
ERISA Plans.................................................       3.9(a)
ESPP........................................................          2.4
Exchange Act................................................       1.1(a)
Exchange Agent..............................................       2.3(a)

DEFINED TERM                                                  SECTION NO.
------------                                                  -----------
Excluded Shares.............................................       2.1(b)
Exercise/No Dissenters Presumption..........................       2.1(b)
Financial Statements........................................          3.5
GAAP........................................................          3.5
Governmental Entity.........................................          3.4
HSR Act.....................................................          3.4
Indebtedness................................................       3.2(d)
Indemnified Party...........................................       6.7(a)
Independent Directors.......................................       1.3(c)
Intellectual Property.......................................      3.13(d)
KGCC........................................................     Recitals
Lanham Act..................................................      3.13(n)
Licensed Product Software...................................      3.13(d)
Lower Collar................................................       2.1(b)
Major Stockholders..........................................     Recitals
Materials of Environmental Concern..........................      3.17(a)
Merger......................................................          1.4
Merger Consideration........................................       2.1(b)
Minimum Condition...........................................       1.1(a)
NGCL........................................................     Recitals
Offer.......................................................     Recitals
Offer Documents.............................................       1.1(c)
Offer Price.................................................     Recitals
Offer to Purchase...........................................       1.1(a)
Other Products..............................................      3.14(b)
Parent......................................................     Recitals
Parent Agreements...........................................          4.4
Parent Balance Sheet........................................      4.23(a)
Parent Claims...............................................          4.8
Parent Common Stock.........................................    2.1(b)(1)
Parent Computer Software....................................      4.13(b)
Parent Disclosure Schedules.................................   Article IV
Parent ERISA Affiliate......................................       4.9(a)
Parent ERISA Plans..........................................       4.9(a)
Parent Financial Statements.................................          4.5
Parent Intellectual Property................................      4.13(d)
Parent Licensed Product Software............................      4.13(d)
Parent Material Adverse Effect..............................       4.1(a)
Parent Other Products.......................................      4.14(b)
Parent Plans................................................       4.9(a)
Parent Preferred Stock......................................       4.2(a)
Parent Product Software.....................................      4.13(c)
Parent Real Property........................................      4.12(a)
Parent SEC Documents........................................          4.5
Parent SPD..................................................   4.9(b)(vi)
Parent Stock Plans..........................................       4.2(a)
Parent Voting Debt..........................................       4.2(a)
Parent Work For Hire Agreements.............................      4.13(g)
Parent Year 2000 Representations............................      4.14(b)
Payment Fund................................................       2.3(a)
PBGC........................................................       3.9(c)
Person......................................................          9.5

DEFINED TERM                                                  SECTION NO.
------------                                                  -----------
Plans.......................................................       3.9(a)
Preferred Stock.............................................       3.2(a)
Product Software............................................      3.13(c)
Proxy Statement.............................................      1.11(a)
PTSOP.......................................................          2.4
Purchaser...................................................     Recitals
Purchaser Common Stock......................................          2.1
Real Property...............................................      3.12(a)
Registration Statement......................................      1.11(a)
Rights......................................................         1.11
Schedule 14D-1..............................................       1.1(c)
Schedule 14D-9..............................................       1.2(b)
SEC.........................................................       1.1(c)
Secretaries of State........................................          1.5
Securities Act..............................................      1.11(a)
Shares......................................................     Recitals
Software Acquisition Agreements.............................      3.13(g)
SPD.........................................................   3.9(b)(iv)
Special Meeting.............................................      1.10(a)
Spread......................................................       2.4(i)
Stockholders' Agreement.....................................     Recitals
Subsidiary..................................................       3.1(a)
Superior Proposal...........................................       5.3(b)
Surviving Corporation.......................................          1.4
Tax Authority...............................................      3.10(b)
Tax or Taxes................................................      3.10(b)
Tax Returns.................................................      3.10(b)
Termination Fee.............................................       8.2(e)
Transactions................................................       1.2(a)
Voting Debt.................................................       3.2(a)
WARN Act....................................................      3.15(b)
Warrant.....................................................          2.5
Work For Hire Agreements....................................      3.13(g)
Year 2000 Compliant.........................................      3.14(e)

                    ACQUISITION AGREEMENT AND PLAN OF MERGER

     THIS ACQUISITION AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of April 27, 1999, is made by and among InterVoice, Inc., a Texas corporation ("Parent"), InterVoice Acquisition Subsidiary III Inc., a Nevada corporation and a wholly owned subsidiary of Parent (the "Purchaser"), and Brite Voice Systems, Inc., a Kansas corporation (the "Company").

     WHEREAS, the Board of Directors of each of Parent, the Purchaser and the Company has approved, and deems it advisable and in the best interests of its respective stockholders to consummate, the acquisition of the Company by Parent upon the terms and subject to the conditions set forth herein;

     WHEREAS, in furtherance thereof, it is proposed that Purchaser make a cash tender offer (the "Offer") to acquire 9,158,155 shares of the issued and outstanding common stock, no par value per share (the "Shares" or "Common Stock"), of the Company, for Thirteen and 40/100s Dollars ($13.40) per share, net to the seller in cash (such price, or any such higher price per Share as may be paid in the Offer, being referred to herein as the "Offer Price");

     WHEREAS, also in furtherance of such acquisition, the Board of Directors of each of Parent, the Purchaser and the Company have each approved the Merger (as hereinafter defined) following the Offer in accordance with the Kansas General Corporation Code (the "KGCC") and the Nevada General Corporation Law (the "NGCL") and upon the terms and subject to the conditions set forth herein;

     WHEREAS, the Board of Directors of the Company (the "Company's Board of Directors") has determined that the consideration to be paid for each Share in the Offer and in the Merger is fair to the holders of such Shares and has resolved to recommend that the holders of such Shares accept the Offer and approve this Agreement and each of the transactions contemplated hereby upon the terms and subject to the conditions set forth herein;

     WHEREAS, as a condition and inducement to Parent's and the Purchaser's entering into this Agreement and incurring the obligations set forth herein, Stanley G. Brannan, Sue Brannan, Glenn A. Etherington, Leon A. Ferber, John F. Kelsey, III, Alan C. Maltz, Scott A. Maltz, Ray S. Naeini and Donald R. Walsh (the "Major Stockholders") concurrently herewith are entering into a Stockholders' Agreement (the "Stockholders' Agreement"), dated as of the date hereof, with Parent and the Purchaser, in the form attached hereto as Exhibit A, pursuant to which the Major Stockholders have agreed, among other things, to tender any Shares held by each such Major Stockholder in the Offer, to agree to the cancellation of any stock options each such Major Stockholder holds on the date hereof and receive the Spread (as hereinafter defined) per Share in payment therefor, and to grant Parent a proxy with respect to the voting of such Shares in favor of the Merger upon the terms and subject to the conditions set forth therein; and

     WHEREAS, the Company, Parent and the Purchaser desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger.

     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                              THE OFFER AND MERGER

     SECTION 1.1  The Offer.

     (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.1 hereof and none of the events set forth in Annex I shall have occurred and be existing, as promptly as practicable (but in no event later than five (5) business days after the public announcement of the execution of this Agreement), the Purchaser shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) the Offer at the Offer Price and, subject to there being validly tendered and not withdrawn prior to the expiration of the Offer,

9,158,155 shares (including Shares owned by Parent, the Purchaser or any affiliates thereof) (the "Minimum Condition") and to the other conditions set forth in Annex I hereto, shall use its best efforts to consummate the Offer in accordance with its terms. The obligations of the Purchaser to accept for payment and to pay for any Shares validly tendered on or prior to the expiration of the Offer and not withdrawn shall be subject only to the Minimum Condition and the other conditions set forth in Annex I hereto. The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") subject to the Minimum Condition and the other conditions set forth in Annex I hereto and reflecting, where appropriate, the other terms set forth in this Agreement. The Purchaser shall not amend or waive the Minimum Condition (other than, at Purchaser's option, to lower the Minimum Condition to a majority of the issued and outstanding Common Stock on a fully diluted basis) and shall not decrease, or change the form of, the Offer Price or decrease the number of Shares sought, or amend any other condition of the Offer in any manner adverse to the holders of the Shares or impose any condition to the consummation of the Offer beyond the Minimum Condition and the conditions set forth in Annex I hereto without the written consent of the Company; provided, however, that if on the initial scheduled expiration date of the Offer, which shall be twenty-one (21) business days after the date the Offer is commenced, all conditions to the Offer will not have been satisfied or waived, the Purchaser may, from time to time, in its sole discretion, extend the expiration date and; provided further, however, that if on the initial scheduled expiration date of the Offer any conditions to the Offer that are reasonably capable of being satisfied within ten (10) business days, including the Minimum Condition, will not have been satisfied or waived, the Purchaser shall extend the expiration date for a minimum of ten (10) business days. In no event shall the Purchaser be obligated to extend the Offer beyond June 30, 1999. The Purchaser shall, on the terms and subject to the prior satisfaction or waiver of the conditions of the Offer, accept for payment and pay for Shares tendered as soon as it is legally permitted to do so under applicable law.

     (b) If more than 9,158,155 shares are validly tendered prior to the expiration date, as may be extended pursuant to Section 1.1(a), and not withdrawn, the Purchaser will, upon the terms and subject to the conditions of the Offer, accept for payment (and thereby purchase) the Shares purchased in the Offer on a pro rata basis, with adjustments to avoid purchases of fractional shares of Common Stock, based on the number of Shares validly tendered prior to the expiration date and not withdrawn by each tendering stockholder. Subject to the terms of this Agreement, the Purchaser reserves the right (but shall not be obligated) to accept for payment more than 9,158,155 shares pursuant to the Offer.

     (c) As soon as practicable on the date the Offer is commenced, Parent and the Purchaser shall file with the United States Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule 14D-1 with respect to the Offer (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-1"). The Schedule 14D-1 will include, as exhibits, the Offer to Purchase and a form of letter of transmittal and summary advertisement (collectively, together with any amendments and supplements thereto, the "Offer Documents"). The Offer Documents will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published or sent to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or the Purchaser with respect to information furnished by the Company expressly for inclusion in the Offer Documents. The information supplied by the Company expressly for inclusion in the Offer Documents and by Parent or the Purchaser expressly for inclusion in the Schedule 14D-9 (as hereinafter defined) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     (d) Each of Parent and the Purchaser will take all steps necessary to cause the Offer Documents to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Each of Parent and the Purchaser, on the one hand, and the Company, on the other hand, will promptly correct any information provided by it for use in the

Schedule 14D-1 or the Offer Documents if and to the extent that it shall have become false or misleading in any material respect, and the Purchaser further will take all steps necessary to cause the Schedule 14D-1 or the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given the reasonable opportunity to review the initial Schedule 14D-1 before it is filed with the SEC. In addition, Parent and the Purchaser will provide the Company and its counsel with any comments or other communications, whether written or oral, Parent, the Purchaser or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments or other communications.

     SECTION 1.2  The Company Actions.

     (a) The Company hereby approves of and consents to the Offer and represents that the Company's Board of Directors, at a meeting duly called and held prior to the execution hereof (i) has unanimously determined that each of this Agreement, the Offer and the Merger (as hereinafter defined) are fair to and in the best interests of the stockholders of the Company, (ii) has duly and unanimously approved this Agreement, the Stockholder Agreement, and the transactions contemplated hereby and thereby, including the Offer and the Merger (collectively, the "Transactions"), and such approval constitutes approval of the Offer, this Agreement, the Stockholder Agreement, and the transactions contemplated hereby and thereby, including the Merger, for purposes of Section 17-12,101 of the KGCC, such that Section 17-12,101 of the KGCC will not apply to the transactions contemplated hereby or thereby, (iii) has unanimously resolved to recommend that the stockholders of the Company accept the Offer, tender their Shares thereunder to the Purchaser and approve and adopt this Agreement and the Merger, and (iv) has unanimously resolved to amend the By-laws of the Company (the "By-Laws") to ensure that the provisions of Sections 17-1286 through 17-1298 of the KGCC do not apply to the Company, the rights of its stockholders and the Transactions contemplated by this Agreement.

     (b) As soon as practicable on the date the Offer is commenced, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments or supplements thereto and including the exhibits thereto, the "Schedule 14D-9") which shall, subject to the provisions of Section 5.3(c) hereof, contain the recommendation referred to in clause (iii) of Section 1.2(a) hereof. The Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published or sent to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information furnished by Parent or the Purchaser expressly for inclusion in the Schedule 14D-9. The Company further agrees to take all steps necessary to cause the Schedule 14D-9 to be filed with the SEC and to be disseminated to holders of the Shares, in each case, as and to the extent required by applicable federal securities laws. The Company shall mail, or cause to be mailed, such Schedule 14D-9 to the stockholders of the Company at the same time the Offer Documents are first mailed to the stockholders of the Company. Each of the Company, on the one hand, and Parent and the Purchaser, on the other hand, agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case, as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given the opportunity to review the Schedule 14D-9 before it is filed with the SEC. In addition, the Company agrees to provide Parent, the Purchaser and their counsel with any comments, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments or other communications.

     (c) In connection with the Offer, the Company will promptly furnish or cause to be furnished to the Purchaser mailing labels, security position listings and any available listing or computer file containing the names and addresses of all record holders of Shares, each as of a recent date, and shall promptly furnish the Purchaser with such additional information (including, but not limited to, updated mailing labels, security position listings and available listings or computer files containing the names and addresses of all recordholders of Shares, or any of such other information and assistance as the Purchaser or its agents may reasonably request in communicating the Offer to the record and beneficial holders of the Shares).

     SECTION 1.3  Directors.

     (a) Promptly upon the purchase of and payment for any Shares by the Purchaser pursuant to the Offer, and from time to time thereafter as Shares are acquired by the Purchaser, Parent shall, subject to meeting the Minimum Condition, be entitled to designate such number of directors, rounded down to the next whole number, on the Company's Board of Directors as is equal to the product of the total number of directors on such Board (giving effect to the directors designated by Parent pursuant to this sentence) multiplied by the percentage that the number of Shares that the Purchaser or any affiliate of the Purchaser owns beneficially bears to the total number of shares of Common Stock then issued and outstanding. In furtherance thereof, the Company shall, within twenty-four (24) hours of written request of Parent, either increase the size of its Board of Directors or use its best efforts to secure the resignations of such number of its incumbent directors, or both as is directed by Parent to enable Parent's designees to be elected to the Company's Board of Directors and shall take all actions available to the Company to cause Parent's designees to be so elected. At such time, the Company shall, if requested by Parent, also cause persons designated by Parent to constitute at least the same percentage (rounded down to the next whole number) as is on the Company's Board of Directors of (i) each committee of the Company's Board of Directors, (ii) each board of directors (or similar body), of each Subsidiary (as hereinafter defined) of the Company (to the extent such action is feasible and reasonable), and (iii) each committee (or similar body) of each such board (to the extent such action is feasible and reasonable).

     (b) The Company shall promptly take all actions required pursuant to
Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under Section 1.3(a) hereof, and shall include in the
Schedule 14D-9 mailed to stockholders promptly after the commencement of the Offer (or an amendment thereof or an information statement pursuant to Rule 14f-1 if the Purchaser has not theretofore designated directors) such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 in order to fulfill its obligations under Section 1.3(a) hereof. Parent or the Purchaser shall supply the Company such information with respect to either of them and their nominees, officers, directors and affiliates as is required by such Section 14(f) and Rule 14f-1. The provisions of this Section 1.3 are in addition to and shall not limit any rights which Parent, the Purchaser or any of their affiliates may have as a holder or beneficial owner of Shares as a matter of law with respect to the election of directors or otherwise.

     (c) In the event that Parent's designees are elected to the Company's Board of Directors subject to the other terms of this Agreement and until the Effective Time (as hereinafter defined), the Company's Board of Directors shall have at least one (1) director who is a director on the date hereof and who is neither an officer of the Company nor a designee, stockholder, affiliate or associate (within the meaning of the federal securities laws) of Parent (one (1) or more of such directors, the "Independent Directors"); provided that, in such event, if the number of Independent Directors shall be reduced below two (2) for any reason whatsoever, the remaining Independent Director shall be entitled to designate a person to fill such vacancy who shall be deemed an Independent Director for purposes of this Agreement or, if no Independent Director then remains, the other directors shall designate one (1) person to fill one (1) of the vacancies who shall not be a stockholder, affiliate or associate of Parent or the Purchaser and such person shall be deemed to be an Independent Director for purposes of this Agreement. Notwithstanding anything in this Agreement to the contrary, in the event that Parent's designees are elected to the Company's Board of Directors, after the acceptance for payment of Shares pursuant to the Offer and prior to the Effective Time, the affirmative vote of a majority of the Independent Directors shall be required to (a) amend or terminate this Agreement on behalf of the Company, (b) exercise or waive any of the Company's rights, benefits or remedies hereunder, (c) extend the time for performance of the Purchaser's obligations hereunder, (d) amend the Company's Articles of Incorporation (as hereinafter defined) or By-Laws, or

(e) take any other action by the Company's Board of Directors under or in connection with this Agreement.

     SECTION 1.4 The Merger. Upon the terms and subject to the conditions of this Agreement at the Effective Time, the Company and the Purchaser shall consummate a merger (the "Merger") pursuant to which (a) the Purchaser shall be merged with and into the Company and the separate corporate existence of the Purchaser shall thereupon cease, (b) the Company shall be the successor or surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Kansas, and (c) the separate corporate existence of the Company with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in this Section 1.4. Pursuant to the Merger, (x) Article III of the Articles of Incorporation of the Company (the "Articles of Incorporation"), shall be amended in its entirety to read as follows:

                                  ARTICLE III

                                 CAPITAL STOCK

          The aggregate number of shares which the corporation shall have authority to issue is twenty-five thousand (25,000), no par value per share, to be designated "Common Stock"."

     As so amended, the Articles of Incorporation shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation and (y) the By-Laws, as in effect immediately prior to the Effective Time (as hereinafter defined), shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law, by such Articles of Incorporation or by such By-Laws.

     SECTION 1.5 Effective Time. Parent, the Purchaser and the Company shall cause (i) a Certificate of Merger the content of which shall comply with the KGCC and (ii) Articles of Merger or Exchange, the content of which shall comply with the NGCL, each to be executed and filed on the Closing Date (as hereinafter defined) (or on such other date as Parent and the Company may agree) with each of the Secretary of State of Kansas and the Secretary of State of Nevada (the "Secretaries of State"), as the case may be, in such form as required by, and executed in accordance with, the relevant provisions of the KGCC and the NGCL. The Merger shall become effective on the date on which the Certificate of Merger and the Articles of Merger or Exchange are duly filed with the Secretaries of State or such time as is agreed upon by the parties and specified in the Certificate of Merger and the Articles of Merger or Exchange, and such time is hereinafter referred to as the "Effective Time."

     SECTION 1.6 Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second (2nd) business day after satisfaction or waiver of all of the conditions set forth in Article VII hereof (the "Closing Date"), at the offices of Thompson & Knight, P.C., 1700 Pacific Avenue, Suite 3300, Dallas, Texas 75201, unless another date or place is agreed to in writing by the parties hereto.

     SECTION 1.7 Directors and Officers of the Surviving Corporation. The directors and officers of the Purchaser at the Effective Time shall, from and after the Effective Time, be the directors and officers of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and the By-Laws. If, at the Effective Time, a vacancy shall exist on the Company's Board of Directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by law.

     SECTION 1.8 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the KGCC and the NGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and the Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and the Purchaser shall become the debts, liabilities and duties of the Surviving Corporation including, without limitation, the Debt Financing (as hereinafter defined) referred to in Annex I and Section 4.26.

     SECTION 1.9 Subsequent Actions. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or the Purchaser acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or the Purchaser, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all rights, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

     SECTION 1.10  Stockholders' Meeting.

     (a) In order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable law duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") as promptly as practicable following the acceptance for payment and purchase of the Shares by the Purchaser pursuant to the Offer for the purpose of considering and taking action upon the approval of the Merger and the adoption of this Agreement. Subject to its fiduciary obligations, the Company's Board of Directors shall recommend such approval, and the Company shall take all lawful action to solicit such approval. Parent shall vote, or cause to be voted, all of the Shares then owned by it, the Purchaser or any of its other subsidiaries and affiliates in favor of the approval of the Merger and the approval and adoption of this Agreement.

     SECTION 1.11  Proxy Statement/Registration Statement.

     (a) As promptly as practicable after the date hereof, the Company and Parent shall prepare and file with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, a proxy statement/prospectus (the "Proxy Statement") with respect to the Special Meeting, including a registration statement, together with all amendments and supplements thereto, if any (the "Registration Statement"), on an appropriate form for the purpose of registering under the Securities Act the offering, sale, and delivery of Parent Common Stock (as hereinafter defined), together with preferred share purchase rights issuable pursuant to Parent's Amended and Restated Rights Agreement dated as of December 12, 1994 (the "Rights"), to be issued to the stockholders of the Company pursuant to the Merger. Parent and the Company shall use all reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after the filing thereof. Parent or the Company, as the case may be, shall notify the other promptly of the receipt of any comments on, or any requests for amendments or supplements to, the Proxy Statement or the Registration Statement by the SEC, and each shall supply the other with copies of all correspondence between it and its representatives, on the one hand, and the SEC or members of its staff, on the other, with respect to the Proxy Statement or the Registration Statement. Parent or the Company, as the case may be, after consultation with and the consent of the other, shall use its reasonable best efforts to respond promptly to any comments made by the SEC with respect to the Proxy Statement or the Registration Statement. The Company shall obtain the approval of Parent, and Parent shall obtain the approval of the Company, before making any filings with the SEC pertaining to the Proxy Statement or the Registration Statement or any matter pertaining to this Agreement.

     (b) Parent, the Purchaser and the Company each agrees promptly to correct any information provided by it for use in the Proxy Statement or the Registration Statement if and to the extent that such information shall have become false or misleading in any material respect, and Parent and the Company further agree to take all steps necessary to cause the Proxy Statement or the Registration Statement as so corrected to be filed with the SEC and to be disseminated promptly to holders of shares of Company Stock, in each case as and to the extent required by applicable law. Parent shall also take any action reasonably required to be taken under any applicable state securities laws in connection with the issuance of the Parent Common Stock pursuant to the Merger, and the Company shall furnish all information concerning the Company and its stockholders as may be reasonably requested in connection with any such action.

     (c) As promptly as practicable after the Registration Statement has been declared effective by the SEC, the Company shall mail the Proxy Statement to its stockholders as of the record date for the Special Meeting.

     SECTION 1.12 Directors of InterVoice. Promptly following the Effective Time, Parent will cause its Board of Directors to fill one (1) vacant position on its Board of Directors with Stanley G. Brannan.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

     SECTION 2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any Shares or holders of common stock, no par value per share, of the Purchaser ("Purchaser Common Stock"):

     (a) Each share of Purchaser Common Stock issued and outstanding immediately before the Effective Time shall be converted into, and shall thereafter represent, one validly issued, fully paid and nonassessable share of common stock, no par value per share, of the Surviving Corporation.

     (b) Each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) Shares purchased in the Offer or otherwise owned by Parent, the Purchaser or any other direct or indirect Subsidiary (as hereinafter defined) of Parent, (ii) Shares that are owned by the Company or any direct or indirect Subsidiary of the Company and in each case not held on behalf of third parties, or (iii) Shares ("Dissenting Shares") that are owned by stockholders ("Dissenting Stockholders") that have properly exercised appraisal rights pursuant to Section 17-6712 of the KGCC (collectively, the "Excluded Shares")) shall be converted into the right to receive the merger consideration (the "Merger Consideration") calculated under either method (1) or method (2), as applicable:

     (1) If the Purchaser purchases 9,158,155 shares in the Offer (the "Cash Share Number") or, in the sole discretion of Purchaser, more than the Cash Share Number, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) will be converted into the right to receive that number of fully paid and nonassessable shares of common stock, no par value per share, of Parent (the "Parent Common Stock") equal to the quotient of (x) the Offer Price divided by (y) the average of the per share closing price of the Parent Common Stock on the Nasdaq National Market for the twenty-five (25) trading days immediately preceding the Effective Time (the "Average Trading Price"), provided that, for purposes of this Agreement, the Average Trading Price shall be at least equal to the Lower Collar (as hereinafter defined) and shall not exceed $14.00 per share; or

     (2) If the Purchaser lowers the Minimum Condition as provided in Section 1.1(a) and the number of Shares purchased in the Offer is less than the Cash Share Number, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) will be converted into the right to receive (a) an amount in cash equal to the quotient of (w) the difference between (i) the product of the Offer Price multiplied by the Cash Share Number and (ii) the aggregate purchase price payable pursuant to this Agreement for the number of Shares actually purchased in the Offer, divided by (x) a number of shares equal to (A) the total number of shares of Common Stock issued and outstanding immediately prior to the Effective Time (B) less the Excluded Shares (C) plus the Dissenting Shares (such quotient referred to as the "Cash Amount"), plus
     (b) that number of shares of Parent Common Stock equal to the quotient of
     (y) the difference between the Offer Price and the Cash Amount, divided by
     (z) the Average Trading Price.

     For purposes of this Section 2.1(b), the "Lower Collar" is $8.00, provided, however, if a Lower Collar of $8.00 would result in the issuance of more than 5,719,877 shares of Parent Common Stock in the Merger (assuming for purposes of this calculation that all outstanding stock options under the Company Stock Plans (as hereinafter defined) that shall not have been cancelled or repurchased by the Company pursuant to Section 2.4 hereof at or prior to the completion of the Offer are exercised in full immediately prior to the Effective Time and that there are no Dissenting Shares (the "Exercise/No Dissenters Presumption")), the Lower Collar shall be an amount per share equal to the product of (i) $8.00 multiplied by (ii) a fraction of which (A) the numerator is the total number of shares of Parent Common Stock that would be issued in the Merger if the Lower Collar were $8.00, assuming the Exercise/No Dissenters Presumption, and (B) the denominator is 5,719,877.

     All calculations under this Section 2.1 shall be made to the nearest cent or to the nearest one ten-thousandth of a share of Parent Common Stock.

     (c) All shares of Common Stock issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall be canceled and retired and shall cease to exist (in the case of Excluded Shares other than Dissenting Shares, without the payment of any consideration therefor), and each certificate formerly representing any of such Shares, other than Excluded Shares, shall thereafter represent only the right to receive the Merger Consideration and the right, if any, to receive cash in lieu of fractional shares pursuant to Section 2.3(e) hereof, without interest, upon the surrender of such certificate in accordance with Section 2.3(b) hereof.

     (d) The number of shares of Parent Common Stock to be delivered in the Merger, as determined pursuant to Section 2.1(b) hereof, shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into shares of Parent Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock the record date for which shall occur after the date hereof and prior to the Effective Time.

     SECTION 2.2  Dissenting Shares.

     (a) Notwithstanding any provision of this Agreement to the contrary, any Shares held by a holder who has demanded and perfected his demand for appraisal of his Shares in accordance with Section 17-6712 of the KGCC, and as of the Effective Time has neither effectively withdrawn nor lost his right to such appraisal, shall not be converted into or represent a right to receive the Merger Consideration pursuant to Section 2.1 hereof, but the holder thereof shall be entitled to only such rights as are granted by the KGCC.

     (b) Notwithstanding the provisions of Section 2.2(a) above, if any holder of Shares who demands appraisal of such holder's Shares under the KGCC effectively withdraws or loses (through failure to perfect or otherwise) such holder's right to appraisal, then as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's Shares shall automatically be converted into and represent only the right to receive the Merger Consideration and the right, if any, to receive cash in lieu of fractional shares pursuant to
Section 2.3(e) hereof, without interest, upon surrender of the certificate or certificates representing such Shares pursuant to Section 2.3 hereof and such Shares shall not constitute Excluded Shares.

     (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal or payment of the fair value of any Shares, withdrawals of such demands, and any other instruments served pursuant to the KGCC and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the KGCC. The Company shall not voluntarily make any payment with respect to any demands for appraisal and shall not, except with the prior written consent of Parent, settle or offer to settle any such demands.

     SECTION 2.3  Surrender of All Shares of Common Stock; Stock Transfer Books.

     (a) Before the Effective Time, the Purchaser shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the holders of Shares in connection with the Merger (the

"Exchange Agent"). Parent shall deposit, or cause to be deposited, in trust with the Exchange Agent for the benefit of holders of Shares (other than the Excluded Shares), certificates representing Parent Common Stock and (if applicable) cash comprising the aggregate Merger Consideration pursuant to Section 2.1(b) hereof (the "Payment Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, make the payments or deliveries referred to in this Section 2.3(a) out of the Payment Fund. The Payment Fund shall not be used for any other purpose except as expressly provided in this Agreement.

     (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"), whose Shares were converted pursuant to
Section 2.1(b) hereof into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected and that the risk of loss of and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions not inconsistent with this Agreement as Parent may specify) and (ii) instructions for use in effecting the surrender of Certificates in exchange for (A) certificates representing shares of Parent Common Stock comprising the Merger Consideration, (B) if applicable, cash comprising the Merger Consideration and (C) cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Parent Common Stock that such holder is entitled to receive pursuant to Section 2.1(b) hereof, and (y) a check in the amount (after giving effect to any required tax withholdings) of (A) any cash comprising the Merger Consideration, plus (B) any cash in lieu of fractional shares, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, together with a check for any cash to be paid upon due surrender of the Certificate, may be issued and/or paid to such a transferee if the Certificate formerly representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid, in form and substance reasonably satisfactory to Parent and the Exchange Agent. If any check or any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall have paid any transfer and other taxes required by reason of the issuance of certificates for shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall have established to the satisfaction of Parent and the Exchange Agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.3, each Certificate (other than certificates for Excluded Shares) shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration.

     (c) At the Effective Time, the stock transfer books of the Company shall be closed and there shall not be any further registration of transfers of shares of any class of capital stock thereafter on the records of the Company. From and after the Effective Time, the holders of certificates evidencing ownership of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law.

     (d) Promptly following the date that is one (1) year after the Effective Time, Parent shall be entitled to require the Exchange Agent to deliver to it any portion of the Payment Fund (including the proceeds of any investments thereof and any Parent Common Stock) that remains unclaimed by the stockholders of the Company, Certificates and other documents in its possession relating to the transactions contemplated hereby, which had been made available to the Exchange Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to Parent and the Surviving Corporation (subject to abandoned property, escheat or similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation nor the Exchange Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (e) Notwithstanding any other provision of this Agreement, no fractional shares of Parent Common Stock will be issued and any holder of Shares entitled to receive a fractional share of Parent Common Stock but for this Section 2.3(e) shall be entitled to receive a cash payment in lieu thereof, which payment shall represent such holder's proportionate interest in a share of Parent Common Stock based on the Average Trading Price.

     SECTION 2.4  The Company Stock Plans.

     Schedule 2.4 of the Company Disclosure Schedules (as hereinafter defined) sets forth the number of optionees and the number of shares of Common Stock covered by outstanding options for each of the 1984 Incentive Stock Option Plan (the "1984 Plan"), the 1990 Non-Employee Director Stock Option Plan (the "Director Plan"), the 1994 Stock Option Plan (the "1994 Plan"), and the Perception Technology Corporation Stock Option Plan (the "PTSOP"), which collectively constitute all of the plans of the Company under which any stock options are outstanding (collectively, the "Company Stock Plans"). The Company will take, or cause to be taken, the following actions with respect to the Company Stock Plans and the Employee Stock Purchase Plan (the "ESPP"):

          (i) Promptly upon commencement of the Offer, the Company will use its best efforts to enter into agreements with optionees to cancel, prior to the completion of the Offer, all outstanding stock options under the Company Stock Plans, whether or not then exercisable and whether or not "in the money" or "underwater." Except as otherwise provided in the Stockholders' Agreement, in consideration for the cancellation of the outstanding "in the money" stock options pursuant to this Section 2.4, the Company shall pay to the holders of such stock options an amount, in cash, equal to the product of (A) the difference between the Offer Price and the per share exercise price of such stock options multiplied by (B) the number of shares of Common Stock covered by such stock options (the "Spread"), and with respect to all outstanding "underwater" options, if any, to be canceled pursuant to this Section 2.4, the Company shall pay, in cash, such amounts as the Parent and the Company mutually agree to be appropriate.

          (ii) The payments for outstanding stock options under the 1984 Plan, the Director Plan, the 1994 Plan and the PTSOP will be (i) made by the Company subject to the Purchaser having completed the Offer and (ii) paid at or prior to the completion of the Offer.

          (iii) Effective upon completion of the Offer (but in any event prior to June 30, 1999 unless the Offer is extended past such date), the Company will terminate the ESPP and refund in cash to participants their respective account balances.

     SECTION 2.5 Repurchase of Warrant. The Company has entered into a binding agreement with AT&T Corp. pursuant to which the Company will repurchase and cancel for $7,500,000 in cash, subject to and promptly after consummation of the Offer, the Common Stock Purchase Warrant dated December 12, 1997 and related Warrant Purchase Agreement of even date therewith (collectively, the "Warrant") issued by the Company to AT&T Corp.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the schedules delivered to Parent prior to the execution of this Agreement (the "Company Disclosure Schedules") setting forth, among other things, specific exceptions to the Company's representations and warranties set forth herein, the Company represents and warrants to Parent and the Purchaser as set forth below. Each exception set forth in the Company Disclosure Schedules is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this

Agreement and, except as otherwise specifically stated with respect to such exception, relates only to such section.

     SECTION 3.1  Organization; Qualification; Charter and Bylaws.

     (a) The Company and each of its Subsidiaries is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such governmental approvals would not, individually or in the aggregate, have a Company Material Adverse Effect (as hereinafter defined). As used in this Agreement, the term "Subsidiary" shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated or domestic or foreign to the United States of which (i) such party or any other Subsidiary of such party is a general partner (excluding such partnerships where such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. As used in this Agreement, a "Company Material Adverse Effect" means any event, change in or effect on the business of the Company or its Subsidiaries, taken as a whole, that is or would be expected to be materially adverse to (i) the business, operations, properties (including intangible properties), financial condition or results of operations or prospects of the Company or its Subsidiaries, taken as a whole, or (ii) the ability of the Company to consummate any of the Transactions or to perform its obligations under this Agreement, but such definition shall not include (A) any material adverse change due to the transactions contemplated by this Agreement,
(B) any material adverse change in the Company's established industry as a whole, or (C) a material adverse change in the general economic conditions of the United States of America. The exception of clause (A), (B) and (C) from the definition of Company Material Adverse Effect shall not otherwise affect the conditions set forth in Annex I or Article VII hereof. Set forth in Schedule 3.1(a) of the Company Disclosure Schedules is a complete list of the Company's Subsidiaries, including the respective jurisdictions in which such Subsidiaries are organized and the Company's ownership of each.

     (b) The Company and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a Company Material Adverse Effect. Except as set forth in
Schedule 3.1(b) of the Company Disclosure Schedules, the Company does not own
(i) any equity interest in any corporation or other entity or (ii) marketable securities where the Company's equity interest in any entity exceeds five percent (5%) of the outstanding equity of such entity on the date hereof.

     (c) The Company has made available to Parent accurate and complete copies of (i) the Articles and/or Certificates of Incorporation and By-Laws of the Company and each of its Subsidiaries (certified by the respective Secretaries of State of the Company's, and each of its Subsidiaries' jurisdiction of incorporation and the secretary or an assistant secretary of the Company, and each of its Subsidiaries, respectively) as currently in effect, (ii) the stock records of the Company, and each of its Subsidiaries and (iii) (A) the minutes of all meetings of the Company's, and its United Kingdom Subsidiary's, Boards of Directors, any committees of such Boards, and the Company's, and its United Kingdom Subsidiary's, shareholders (and all consents in lieu of such meetings, each for the past five (5) years and (B) the minutes of all meetings of the remaining Subsidiaries' Boards of Directors, and committees of such Boards, and each of such Subsidiaries' shareholders (and all consents in lieu of such meetings) each for the past two (2) years. Such records, minutes, and consents accurately reflect the stock ownership of the Company, and each of its Subsidiaries and all actions taken by the Company at such meetings, and each of its Subsidiaries' Boards, any committees of such Boards, and the Company's, and each of its Subsidiaries', shareholders. Neither the Company nor any of its Subsidiaries is in violation of any provision
                                      A-19
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of its respective Articles of Incorporation or By-Laws, except where such violation would not result in a Company Material Adverse Effect.

     SECTION 3.2  Capitalization.

     (a) The authorized capital stock of the Company consists of 30,000,000 shares, and 10,000,000 of preferred stock, no par value per share (the "Preferred Stock"). As of the date hereof, (i) 12,271,928 shares are issued and outstanding, (ii) no shares of Preferred Stock are issued and outstanding),
(iii) no Shares are issued and held in the treasury of the Company, and (iv) a total of 3,783,451 shares are reserved for issuance pursuant to the 1984 Plan, the Directors Plan, the 1994 Plan, the PTSOP, the ESPP and the Warrant. Schedule 3.2(a)(i) of the Company Disclosure Schedules sets forth the number of shares of Common Stock reserved for future issuance or purchase pursuant to each of the 1984 Plan, the Directors Plan, the 1994 Plan, the PTSOP, the ESPP and the Warrant. Schedule 3.2(a)(ii) of the Company Disclosure Schedules sets forth the number of shares subject to each outstanding option, and the exercise price thereof. All the outstanding shares of the Company's capital stock are, and all shares of Common Stock which may be issued pursuant to the exercise of outstanding options will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company or any of its Subsidiaries issued and outstanding. Except as disclosed in this
Section 3.2 or as set forth in Schedule 3.2(a)(ii) of the Company Disclosure Schedules, (i) there are no shares of capital stock of the Company authorized, issued or outstanding, (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any of its Subsidiaries, obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, and
(iii) there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Shares, or the capital stock of the Company or any Subsidiary or affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity. The Company has no obligation to grant any options in the future other than pursuant to the Company Stock Plans.

     (b) Except as set forth in Schedule 3.2(b) of the Company Disclosure Schedules, all of the outstanding shares of capital stock of each of the Subsidiaries are beneficially owned by Company, directly or indirectly, and all such shares have been validly issued and are fully paid and nonassessable and are owned by either the Company or one of its Subsidiaries free and clear of all liens, charges, security interests, options, claims, mortgages, pledges, transfer restrictions or other encumbrances and restrictions of any nature whatsoever ("Encumbrances"), except for those directors' qualifying shares of capital stock of such Subsidiaries not material in amount and subject to repurchase or cancellation arrangements.

     (c) There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of the Subsidiaries.

     (d) Other than as set forth on Schedule 3.2(d) of the Company Disclosure Schedules or the Company's Financial Statements (as hereinafter defined), there is no outstanding Indebtedness (as hereinafter defined) of the Company or any of its Subsidiaries. Except as identified in Schedule 3.2(d) of the Company Disclosure Schedules, no Indebtedness of the Company or its Subsidiaries contains any restriction upon (i) the prepayment of such Indebtedness, (ii) the incurrence of Indebtedness (including the Debt Financing) by the Company or its Subsidiaries, respectively, (iii) the ability of the Company or its Subsidiaries to grant any liens on their properties or assets, or (iv) the ability of the Company to enter into this Agreement or to consummate the Merger. For purposes of this Agreement, "Indebtedness" shall include (v) all indebtedness for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (w) any other indebtedness which is evidenced by a note, bond, debenture or similar instrument, (x) all obligations under financing leases, (y) all liabilities secured by any lien on any property and (z) all guarantee obligations.

     (e) Except as set forth in Schedule 3.2(e) of the Company Disclosure Schedules, since January 1, 1995, the Company has not entered into any material agreement involving the acquisition, sale or disposition of any class of capital stock or assets of the Company or any of its Subsidiaries, by merger or otherwise; and except as disclosed on Schedule 3.2(e) of the Company Disclosure Schedules, to the best of knowledge of the Company, none of the Company or any of its Subsidiaries is in breach of, or subject to a claim of default under, any such agreements listed on such Schedule.

     SECTION 3.3  Authorization; Validity of Agreement; Company Action.

     The Company has full corporate power and corporate authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Transactions, have been duly and validly authorized by its Board of Directors and, except for obtaining the approval of its stockholders as contemplated by Section 1.10 hereof, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement, and the consummation by it of the Transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by Parent and the Purchaser, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

     SECTION 3.4  Consents and Approvals; No Violations. Except as set forth in
Schedule 3.4 of the Company Disclosure Schedules and for such filings, permits, authorizations, consents and approvals as are contemplated by this Agreement or may be required under, and other applicable requirements of, the Exchange Act and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), none of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Transactions or compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Articles of Incorporation, the By-Laws or similar organizational documents of the Company or any of its Subsidiaries, state securities laws or blue sky laws and the KGCC, (ii) require any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency (a "Governmental Entity"), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound (collectively, the "Company Agreements") or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their properties or assets, except in the case of clause (ii), (iii) or (iv) where failure to obtain such permits, authorizations, consents or approvals or to make such filings, or where such violations, breaches or defaults which would not, individually or in the aggregate, have a Company Material Adverse Effect. Schedule 3.4 of the Company Disclosure Schedules sets forth a list of all third party consents and approvals required to be obtained in connection with this Agreement under the Company Agreements prior to the consummation of the transactions contemplated by this Agreement.

                                      A-21
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     SECTION 3.5  SEC Reports and Financial Statements. The Company has filed with the SEC, and has heretofore made available to Parent, true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1996 under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing, collectively, the "Company SEC Documents"). As of their respective dates, or if amended, as of the date of the last such amendment, the Company SEC Documents, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC. The financial statements included in the Company SEC Documents (the "Financial Statements") (i) have been prepared from, and are in accordance with, the books and records of the Company and its consolidated Subsidiaries, (ii) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (iii) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and (iv) fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its consolidated Subsidiaries as of the times and for the periods referred to therein.

     SECTION 3.6  Absence of Certain Changes. Except as set forth in Schedule
3.6 of the Company Disclosure Schedules or in the Company SEC Documents filed prior to the date hereof, since December 31, 1998, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course. From December 31, 1998 through the date of this Agreement, there has not occurred (i) any event, change or effect (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having, individually or in the aggregate, a Company Material Adverse Effect,
(ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of the Company or any of its Subsidiaries or (iii) any change in accounting principles or methods, except insofar as may be required by a change in GAAP. Since December 31, 1998 neither the Company nor any of its Subsidiaries has taken any of the actions prohibited by Section 5.2 hereof that would have a Company Material Adverse Effect.

     SECTION 3.7 No Undisclosed Liabilities. Except (a) as disclosed in the Financial Statements and (b) for liabilities and obligations (i) incurred in the ordinary course of business and consistent with past practice since December 31, 1998, (ii) created pursuant to the terms of this Agreement or (iii) as disclosed in Schedule 3.7 of the Company Disclosure Schedules or (iv) as disclosed in
Schedule 3.8(a) of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries, to the best of its knowledge, has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be reasonably likely to have, a Company Material Adverse Effect and would be required to be reflected or reserved against on a consolidated balance sheet of the Company and its Subsidiaries (including the notes thereto) prepared in accordance with GAAP as applied in preparing the consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1998. Schedule 3.7 of the Company Disclosure Schedules sets forth the amount of principal and unpaid interest outstanding under each instrument evidencing Indebtedness of the Company and its Subsidiaries which will accelerate or become due or result in a right of redemption or repurchase on the part of the holder of such Indebtedness (with or without due notice or lapse of time) as a result of this Agreement, the Merger or the other Transactions contemplated hereby or thereby. For purposes of this Agreement, "to the best of its knowledge" (or similar reference to the subject entity's knowledge) means the knowledge of or receipt of notice (oral or written) by any of the executive officers (who have worked on the Transactions) or directors of the entity in question, as such knowledge has been obtained in the normal conduct of the business of the entity in question or in connection with the schedules to this Agreement and the furnishing of information to the other party or parties, as applicable, to the Transactions as contemplated by this
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Agreement after having made a reasonable investigation and due inquiry of the accuracy of the representations and warranties made by such entity in question, to the extent feasible given confidentiality considerations, in this Agreement or in any document, certificate or other writing furnished by such entity pursuant hereto or in connection herewith.

     SECTION 3.8 Claims. Except as set forth on Schedule 3.8(a) of the Company Disclosure Schedules or in the Company SEC Documents, as of the date hereof, there is no suit, written claim, written demand, action, proceeding, including, without limitation, any arbitration proceeding or alternative dispute resolution proceeding, or to the best knowledge of the Company, investigation pending or, to the best knowledge of the Company, threatened against or affecting, the Company or any of its Subsidiaries (collectively, "Claims"), that would reasonably be expected to have a Company Material Adverse Effect. Except as set forth on Schedule 3.8(b) of the Company Disclosure Schedules or in the Company SEC Documents, there is no Claim or Claims that, either individually or in the aggregate, if adversely determined, would have a Company Material Adverse Effect.

     SECTION 3.9  Employee Benefit Plans; ERISA.

     (a) Schedule 3.9(a) of the Company Disclosure Schedules contains a true and complete list of each employment, bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation right or other stock-based incentive, severance, change-in-control, or termination pay, hospitalization or other medical, disability, life or other insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement or arrangement and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by the Company or any of its Subsidiaries, or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company or any of its Subsidiaries would be deemed a "single employer" within the meaning of Section 4001(b)(1) of ERISA, for the benefit of any current or former employee or director of the Company, or any of its Subsidiaries or any ERISA Affiliate (the "Plans"). Schedule 3.9(a) of the Company Disclosure Schedules identifies each of the Plans that is an "employee welfare benefit plan," or "employee pension benefit plan" as such terms are defined in Sections 3(1) and 3(2) of ERISA (such plans being hereinafter referred to collectively as the "ERISA Plans"). Except as required by applicable law, none of the Company, any of its Subsidiaries nor any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional Plan or modify or change any existing Plan that would affect any current or former employee or director of the Company, any of its Subsidiaries or any ERISA Affiliate.

     (b) With respect to each of the Plans, the Company has heretofore delivered to the Purchaser true and complete copies of each of the following documents, as applicable:

          (i) a copy of the Plan documents (including all amendments thereto) for each written Plan or a written description of any Plan that is not otherwise in writing;

          (ii) a copy of the annual report or Internal Revenue Service Form 5500 Series, if required under ERISA, with respect to each ERISA Plan for the last three (3) Plan years ending prior to the date of this Agreement for which such a report was required to be filed;

          (iii) a copy of the actuarial report, if required under ERISA, with respect to each ERISA Plan for the last three (3) Plan years ending prior to the date of this Agreement;

          (iv) a copy of the most recent Summary Plan Description ("SPD"), together with all Summaries of Material Modification issued with respect to such SPD, if required under ERISA, with respect to each ERISA Plan, and all other material employee communications relating to each ERISA Plan;

          (v) if the Plan is funded through a trust or any other funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof, if any;

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

          (vi) all contracts relating to the Plans with respect to which the Company, any of its Subsidiaries or any ERISA Affiliate may have any liability, including insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements; and

          (vii) the most recent determination letter received from the IRS with respect to each Plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     (c) No liability under Title IV of ERISA has been incurred by the Company, any of its Subsidiaries or any ERISA Affiliate since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to the Company, or any of its Subsidiaries or any ERISA Affiliate of incurring any liability under such Title, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC"), which payments have been or will be made when due. To the extent this representation applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to the ERISA Plans but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which the Company, any of its Subsidiaries or any ERISA Affiliate made, or was required to make, contributions during the past six (6) years.

     (d) The PBGC has not instituted proceedings pursuant to Section 4042 of ERISA to terminate any of the ERISA Plans subject to Title IV of ERISA, and no condition exists that presents a material risk that such proceedings will be instituted by the PBGC.

     (e) With respect to each of the ERISA Plans that is subject to Title IV of ERISA, the present value of accumulated benefit obligations under such ERISA Plan, as determined by the ERISA Plan's actuary based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such ERISA Plan, did not, as of its latest valuation date, exceed then current value of the assets of such Plan allocable to such accumulated benefit obligations.

     (f) None of the Company, any of its Subsidiaries, any ERISA Affiliate, any of the ERISA Plans, any trust created thereunder, nor to best knowledge of the Company, any trustee or administrator thereof has engaged in a transaction or has taken or failed to take any action in connection with which the Company, any of its Subsidiaries or any ERISA Affiliate could be subject to any material liability for either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Sections 4975(a) or (b), 4976 or 4980B of the Code.

     (g) All contributions and premiums that the Company, any of its Subsidiaries or any ERISA Affiliate is required to pay under the terms of each of the ERISA Plans and Section 412 of the Code, have, to the extent due, been paid in full or properly recorded on the financial statements or records of the Company or its Subsidiaries, and none of the ERISA Plans or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the ERISA Plans ended prior to the date of this Agreement. No lien has been imposed under
Section 412(n) of the Code or Section 302(f) of ERISA on the assets of the Company, any of its Subsidiaries or any ERISA Affiliate, and no event or circumstance has occurred that is reasonably likely to result in the imposition of any such lien on any such assets on account of any ERISA Plan.

     (h) With respect to any ERISA Plan that is a "multi-employer plan," as such term is defined in Section 3(37) of ERISA, (i) neither the Company, any of its Subsidiaries nor any ERISA Affiliate has, since September 26, 1980, made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203 and 4205 of ERISA, (ii) no event has occurred that presents a material risk of a complete or partial withdrawal,
(iii) none of the Company, any of its Subsidiaries or any ERISA Affiliate has any contingent liability under Section 4204 of ERISA, (iv) no circumstances exist that present a material risk that any such multi-employer plan will go into reorganization, and (v) the aggregate withdrawal liability of the Company, each of its Subsidiaries and the ERISA Affiliates, computed as if a complete withdrawal by the Company, each of its Subsidiaries and all

                                      A-24
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of its ERISA Affiliates had occurred under each such multi-employer plan on the date hereof, would be zero.

     (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code.

     (j) Each of the ERISA Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified. The Company has applied for and received a currently effective determination letter from the IRS stating that it is so qualified, and no event has occurred which would affect such qualified status.

     (k) Each of the ERISA Plans that is intended to qualify under Section 501(c)(9) of the Code is so qualified and meets the requirements of Section 505(c) of the Code and the regulations thereunder.

     (l) Except as set forth in Schedule 3.9(l) of the Company Disclosure Schedules, no amounts payable under any of the Plans or any other contract, agreement or arrangement with respect to which the Company or any of its Subsidiaries may have any liability could fail to be deductible for federal income tax purposes by virtue of Section 162(m) or Section 280G of the Code.

     (m) Except as set forth in Schedule 3.9(m) of the Company Disclosure Schedules, no Plan provides death or medical benefits (whether or not insured), with respect to current or former employees of the Company, its Subsidiaries or any ERISA Affiliate after retirement or other termination of service (other than (i) coverage mandated by applicable laws, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of the Company, any of its Subsidiaries or an ERISA Affiliate, or (iv) benefits, the full direct cost of which is borne by the current or former employee (or beneficiary thereof)).

     (n) Except as set forth in Schedule 3.9(n) of the Company Disclosure Schedules and as provided in Section 2.4 hereof, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee, officer or director of the Company, any of its Subsidiaries or any ERISA Affiliate to severance pay, unemployment compensation or any other similar termination payment, or (ii) accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any benefit due any such employee, officer or director.

     (o) There are no pending or, to the best knowledge of the Company, threatened or anticipated claims by or on behalf of any Plan by any employee or beneficiary under any such Plan or otherwise involving any such Plan (other than routine claims for benefits).

     (p) Except as set forth in Schedule 3.9(p) of the Company Disclosure Schedules, no Plan is currently under examination by, and there are no issues related to the Plans currently pending before, the Internal Revenue Service, Department of Labor, Pension Benefit Guaranty Corporation or any court.

     (q) There are no material liabilities under any foreign laws with respect to the Plans.

     SECTION 3.10  Taxes.

     (a) Except as set forth in Schedule 3.10 of the Company Disclosure
Schedules:

          (i) the Company and its Subsidiaries have (A) duly filed (or there have been filed on their behalf) with the appropriate Tax Authorities (as hereinafter defined) all Tax Returns (as hereinafter defined) required to be filed by them on or prior to the date hereof (except where the failure to file a Tax Return would not have a material adverse effect on the entity failing to file such Tax Return), and such Tax Returns are true, correct and complete in all material respects, and (B) duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all Taxes (as hereinafter defined) for all periods (or portions thereof) ending on or prior to the date hereof;

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

          (ii) there are no liens for Taxes upon any property or assets of the Company or any Subsidiary thereof, except for liens for Taxes not yet due and for which adequate reserves have been established in accordance with GAAP;

          (iii) within the past three (3) years, neither the Company nor any of its Subsidiaries has made any change in tax reporting method, received a ruling from any Tax Authority or signed an agreement with regard to Taxes;

          (iv) no federal, state, local or foreign Audits (as hereinafter defined) are pending with regard to any Taxes or Tax Returns of the Company or its Subsidiaries and, to the best knowledge of the Company and its Subsidiaries, no Audit is threatened;

          (v) the Tax Returns of the Company and its Subsidiaries have been examined by the applicable Taxing Authorities (or the applicable statutes of limitation for the assessment of Taxes for such periods have expired) for all periods through and including December 31, 1994, and no material adjustments were asserted as a result of such examinations which have not been resolved and fully paid, and no issue has been raised by any Tax Authority in any Audit of the Company or its Subsidiaries that, if raised with respect to any other period not so audited, could be expected to result in a proposed material deficiency for any period not so audited;

          (vi) there are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company or any of its Subsidiaries, and no power of attorney granted by either the Company or any of its Subsidiaries with respect to any Taxes is currently in force;

          (vii) neither the Company nor any of its Subsidiaries is a party to any agreement providing for the allocation, indemnification, or sharing of Taxes;

          (viii) neither the Company nor any of its Subsidiaries is a party to any agreement, contract or arrangement that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code or in payments that will not be deductible under Section 162(m) of the Code;

          (ix) neither the Company nor any of its Subsidiaries has filed a consent pursuant to Section 341(f) of the Code or made or filed an election under Sections 108, 441 or 1017 of the Code;

          (x) neither the Company nor any of its Subsidiaries is a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982;

          (xi) neither the Company nor any of its Subsidiaries is liable for any material Taxes to any foreign Tax Authority. The Company and its Subsidiaries do not have and have not had a permanent establishment in any foreign country, as defined in the applicable Tax treaty or convention between the United States and such foreign country;

          (xii) neither the Company nor any of its Subsidiaries is required to include in income any adjustment under Section 481(a) of the Code by reason of a change in accounting method initiated by the Company or any of its Subsidiaries and the Internal Revenue Service has not proposed any such adjustment or change in accounting method;

          (xiii) neither the Company nor any of its Subsidiaries is a partner in any joint venture, partnership or other arrangement or contract that could be treated as a partnership for federal income tax purposes;

          (xiv) other than as a result of the Transactions contemplated herein, none of the Company's tax attributes are subject to the limitations of Sections 382, 383 or 384 of the Code or Section 1.1502-21(c) of the Treasury Regulations (as hereinafter defined); and

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

          (xv) since its formation, the Company has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code, with respect to which the Company is and at all times has been the common parent, and has joined in or expects to join in the filing of a consolidated federal income tax return for all its Tax periods ending on or prior to the Effective Time. Neither the Company nor any of its Subsidiaries has been a member of any other affiliated group of corporations within the meaning of Section 1504 of the Code.

     (b) "Audit" means any audit, assessment, or other examination relating to Taxes by any Tax Authority or any judicial or administrative proceedings relating to Taxes. "Tax" or "Taxes" means all federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Tax Authority. "Tax Authority" means the Internal Revenue Service and any other domestic or foreign governmental authority responsible for the administration of any Taxes. "Tax Returns" mean all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto. "Treasury Regulations" means one or more treasury regulations promulgated under the Code by the Treasury Department of the United States.

     SECTION 3.11  Contracts.

     For purposes of this Agreement, the Company Agreements consist of the following:

          (a) all sales and distribution contracts of the Company or its Subsidiaries with respect to which at least an aggregate of $500,000 in revenues and/or orders were received or revenued thereunder since January 1, 1998, which sales and distribution contracts are identified (to the best knowledge of the Company) on Schedule 3.11(a) of the Company Disclosure Schedules;

          (b) all supply agreements material to the business of the Company under which products were bought or licensed since January 1, 1998 for resale or relicense, which supply agreements are identified (to the best knowledge of the Company) in Schedule 3.11(b) to the Company Disclosure Schedules;

          (c) all supply agreements for the purchase of goods, software (other than commercially available or "shrink wrap" software) or other products for the Company's or its Subsidiaries' internal use under which orders aggregating at least $250,000 were placed thereunder since January 1, 1998, which internal supply agreements are identified in Schedule 3.11(c) of the Company Disclosure Schedules;

          (d) the form of confidentiality agreement that has customarily been used between the Company and its employees, a copy of which is included as
     Schedule 3.11(d) of the Company Disclosure Schedules;

          (e) the form of agreement generally used by the Company in engaging independent contractors, a copy of which is included as Schedule 3.11(e) of the Company Disclosure Schedules;

          (f) all agreements (irrespective of date of execution) pursuant to which the Company has escrowed source code, which agreements are identified (to the best knowledge of the Company) in Schedule 3.11(f) of the Company Disclosure Schedules; and

          (g) all powers of attorney (irrespective of date of execution) of a material nature (excluding usual and customary powers of attorney for filing trademarks and patents, and usual and customary powers of attorney for filing documents with governmental authorities and otherwise complying with corporate formalities in foreign jurisdictions) executed by the Company or its Subsidiaries in favor of one or more third parties, which powers of attorney are identified (to the best knowledge of the Company) in
     Schedule 3.11(g) of the Company Disclosure Schedules.

     To the best knowledge of the Company, each Company Agreement is a valid and binding agreement in full force and effect, except where the failure to be valid and binding and in full force and effect would not have a Company Material Adverse Effect. To the best knowledge of the Company, there are no defaults, or events which, with notice or the lapse of time, or both, would result in a default under any of
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

the Company Agreements, except such defaults and events that would not, in the aggregate, have a Company Material Adverse Effect.

     SECTION 3.12  Real Property and Leased Property.

     (a) Schedule 3.12(a) of the Company Disclosure Schedules sets forth a complete list of all real property owned by the Company or its Subsidiaries (the "Real Property"). Except as set forth in Schedule 3.12(a) of the Company Disclosure Schedules, the Company or its Subsidiaries has good and marketable title to the Real Property, free and clear of all Encumbrances. Copies of (i) all deeds, title insurance policies and surveys of the Real Property and (ii) all documents evidencing all Encumbrances upon the Real Property have been furnished to Parent. There are no proceedings, claims, disputes or conditions affecting any Real Property that might curtail or interfere with the use of such property, nor is an action of condemnation or eminent domain pending or to the best knowledge of the Company, threatened for all or any portion of the Real Property. Except as disclosed in Schedule 3.12(a) of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries is a party to any lease, assignment or similar arrangement under which the Company or a Subsidiary is a lessor, assignor or otherwise makes available for use by any third party any portion of the Real Property.

     (b) Within the prior twelve (12) months of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any notice of or other writing referring to any requirements or recommendations by any insurance company that has issued a policy covering any part of the Real Property or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on any part of the Real Property. The plumbing, electrical, heating, air conditioning, ventilating and all other structural or material mechanical systems in the buildings upon the Real Property are in working order and working condition, so as to be adequate for the operation of the business of the Company and its Subsidiaries as heretofore conducted, and the roof, basement and foundation walls of all buildings on the Real Property are free of leaks and other material defects, except for any matter otherwise covered by this sentence which does not have, individually or in the aggregate, a Company Material Adverse Effect.

     (c) The Company and its Subsidiaries have obtained all appropriate licenses, permits, easements and rights of way, including proofs of dedication, required to use and operate the Real Property, as well as the properties listed on Schedule 3.12(e) of the Company Disclosure Schedules, in the manner in which the Real Property is currently being used and operated, except for such licenses, permits or rights of way the failure of which to have obtained does not have, individually or in the aggregate, a Company Material Adverse Effect.

     (d) Neither the Company nor any of its Subsidiaries has received notification that the Company or a Subsidiary is in violation of any applicable building, zoning, anti-pollution, health or other law, ordinance or regulation in respect of the Real Property or structures or their operations thereon and, to the best knowledge of the Company, no such violation exists.

     (e) Set forth on Schedule 3.12(e) of the Company Disclosure Schedules is a list of all real property leases to which the Company or any of its Subsidiaries is a party and that extend for a more than one (1) year after the date of this Agreement. The Company and each of its Subsidiaries has a good and valid leasehold interest in all properties held by them under lease listed on Schedule 3.12(e) of the Company Disclosure Schedules. The lessee under each such lease and its predecessor under each such lease, if any, has been in peaceable possession (or remedied any claims relating thereto) of the property covered thereby since the commencement of the original term of such lease. No waiver, indulgence or postponement of the lessee's material obligations under any such lease has been granted by the lessor, and no waiver, indulgence or postponement of the lessor's obligations thereunder has been granted by the lessee. The lessee under each such lease is not in breach of or in default under such lease, nor has any event occurred which (with or without the giving of notice or the passage of time or both) would constitute a default by the lessee under such lease or cause a the Company Material Adverse Effect, and the lessee has not received any notice from, or given any notice to, the lessor indicating that the lessee or the lessor is in breach of or in default under such lease that would cause a Company Material Adverse Effect. To the best knowledge of the Company and each of its Subsidiaries, none of the lessors under such leases is in breach thereof or in default thereunder.

     SECTION 3.13  Intellectual Property.

     (a) Schedule 3.13(a) of the Company Disclosure Schedules is a true and complete list of all (i) patents and patent applications, (ii) trademark registrations and applications, (iii) service mark registrations and applications, (iv) Product Software (as hereinafter defined), (v) copyright registrations and applications, (vi) material unregistered trademarks and service marks, and (vii) Internet domain names used or held for use in connection with the business of the Company or any of its Subsidiaries, together with all material licensing, sub-licensing, distribution, consignment and similar agreements related to the foregoing (whether the Company or any of its Subsidiaries is the licensee or licensor thereunder) other than distribution and licensing agreements relating to Product Software and Computer Software (as hereinafter defined) entered into in the ordinary course of business. Other than as listed in Schedule 3.11(f) of the Company Disclosure Schedules, and for contracts covered by that provision, no agreement licensing the Intellectual Property (as hereinafter defined) of the Company to any licensee creates an option for such licensee to purchase any of the Intellectual Property owned by the Company, its Subsidiaries or affiliates, or would in any other way require the transfer of the Intellectual Property owned by the Company, its Subsidiaries or any affiliate of the Company to such licensee. The Company or one of its Subsidiaries currently is listed in the records of the appropriate United States, state or foreign agency as the sole owner of record for each application and registration listed in Schedule 3.13(a) of the Company Disclosure Schedules.

     (b) The term "Computer Software" shall mean, other than off-the-shelf applications and Product Software, the following as used in the current business of the Company or any of its Subsidiaries and which are material to the current business of the Company: (i) any and all computer programs and applications consisting of sets of statements and instructions to be used directly or indirectly in computer software or firmware whether in source code or object code form, (ii) databases and compilations, including without limitation any and all data and collections of data, whether machine readable or otherwise, (iii) all currently used versions of the foregoing including, without limitation, all screen displays and designs thereof, and all component modules of source code or object code or natural language code therefor, and whether recorded on papers, magnetic media or other electronic or non-electronic device, (iv) all descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (v) all documentation, including without limitation all technical and user manuals and training materials, relating to the foregoing, and all content contained on all World Wide Web sites of the Company or any of its Subsidiaries.

     (c) The term "Product Software" shall mean the following as currently used in as part of the products of the Company and any of its Subsidiaries: (i) any and all computer programs and applications consisting of sets of statements and instructions to be used directly or indirectly in computer software or firmware whether in source code or object code form, included in or with any products currently or heretofore sold, licensed or leased or offered for sale, license or lease by the Company or any of its Subsidiaries (excluding software developed specifically and solely for a customer or distributor of the Company or any of its Subsidiaries and which is not offered to any other customers or distributors of the Company or any of its Subsidiaries), (ii) databases and compilations for or of any of the foregoing, including without limitation any and all data and collections of data, whether machine readable or otherwise, (iii) all versions of the foregoing including, without limitation, all screen displays and designs thereof, and all component modules of source code or object code or natural language code therefor, and whether recorded on papers, magnetic media or other electronic or non-electronic device, (iv) all descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (v) all documentation, including without limitation all technical and user manuals and training materials, relating to the foregoing, and all content contained on all World Wide Web sites of the Company or any of its Subsidiaries.

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     (d) Except as set forth on Schedule 3.13(d)(1) of the Company Disclosure
Schedules, the Company and its Subsidiaries, to the best knowledge of the Company, own or have the right to use all patents, patent applications, patent rights, copyrights, trademarks, trademark rights, trade names, trade name rights, and service marks, and all goodwill of the business associated therewith, trade secrets, technology and know-how, Computer Software other than off-the-shelf applications, Product Software, Internet domain names, registrations for and applications for registration of trademarks, service marks and copyrights, and other confidential or proprietary rights and information and all technical and user manuals and documentation made or used in connection with any of the foregoing, used anywhere in the world in connection with the businesses of the Company or any of its Subsidiaries as currently conducted (collectively, the "Intellectual Property"), free and clear of all Encumbrances of any nature. Except as set forth on Schedule 3.13(d)(2) of the Company Disclosure Schedules, the Company and its Subsidiaries own the Product Software or have a valid right or with respect to prior agreements had a valid right at the time of such agreement to grant the rights and licenses in and to the Product Software currently or heretofore set forth in the agreements between the Company or any of its Subsidiaries and their respective customers, licensors, lessees, distributors and other resellers. Schedule 3.13(d)(3) of the Company Disclosure Schedules sets forth a true and complete list of all Product Software which is not completely and solely owned by the Company and/or its Subsidiaries which is material to the current business of the Company (collectively, "Licensed Product Software"). The agreements described on Schedule 3.13(d)(3) of the Company Disclosure Schedules set forth all of the rights and licenses of the Company and each of its Subsidiaries in and to the Licensed Product Software, and all restrictions and obligations (including, without limitation, royalty and other payment obligations) associated with such rights and licenses, and each such contract is in full force and effect and neither Company nor any of its Subsidiaries is in material breach of any of its obligations under any such Agreement. Any Encumbrances set forth on Schedule 3.13(d) of the Company Disclosure Schedules do not materially detract from the value of the Intellectual Property subject thereto and do not materially impair the operations of any of the Company and its Subsidiaries.

     (e) All patent, trademark and copyright registrations and applications for Intellectual Property, whether registered or pending, that are currently used or planned to be used in and are material to the conduct of the businesses of the Company and its Subsidiaries as currently conducted, are listed on Schedule 3.13(a) of the Company Disclosure Schedules. To the best knowledge of the Company, such patents, trademarks and copyright registrations and applications
(i) are valid, subsisting, in proper form and enforceable, subject to the rights of third parties, and have been duly maintained, including the submission of all necessary filings and fees in accordance with the legal and administrative requirements of the appropriate jurisdictions and (ii) have not lapsed, expired or been abandoned, and no patent, trademark, copyright, registration or application for any of the foregoing is the subject of any opposition, interference, cancellation proceeding or other legal or governmental proceeding before any governmental, registration or other authority in any jurisdiction.

     (f) To the best knowledge of the Company, the conduct of the businesses of, and/or the use of the Intellectual Property, by the Company and its Subsidiaries as currently conducted does not conflict with or infringe in any way on any proprietary right of any third party. Other than as set forth in Schedule 3.13(f) of the Company Disclosure Schedules there is no claim, suit, action, correspondence, proceeding or negotiation pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries (i) alleging any conflict or infringement with any third party's proprietary rights,
(ii) asserting the Company or any of its Subsidiaries should consider licensing rights to a third party's patent or other proprietary rights or (iii) challenging the ownership, use, validity or enforceability of the Intellectual Property. Each of the Company and its Subsidiaries owns or has the valid right to use all of the material Intellectual Property used by it or held for use by it in connection with its business. To the best knowledge of the Company, there are no conflicts with or infringements of any Intellectual Property or products of the Company or its Subsidiaries by any third party.

     (g) Except as set forth on Schedule 3.13(g) of the Company Disclosure Schedules, the Computer Software and Product Software used by the Company or any of its Subsidiaries in the conduct of their

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businesses was either: (i) developed by employees of the Company or such
Subsidiary of the Company within the scope of their employment; (ii) developed on behalf of the Company or any of its Subsidiaries by a third party, and all ownership rights therein and in any other associated Intellectual Property have been assigned or otherwise transferred to or vested in the Company or such Subsidiary of the Company, as the case may be, pursuant to written agreements ("Work for Hire Agreements"); (iii) acquired from a third party pursuant to a written assignment or other contract ("Software Acquisition Agreements") which is in full force and effect and of which neither the Company nor any of its Subsidiaries is in material breach, or (iv) licensed from a third party pursuant to a written license or other contract which is in full force and effect and of which neither the Company nor any of its Subsidiaries is in material breach. Except as set forth on Schedule 3.13(g)(2) of the Company Disclosure Schedules,
(x) no third party has had access to any of the source code for any of the Product Software described in clause (i) or (ii) hereof and (y) no act has been done or omitted to be done by the Company or any of its Subsidiaries to impair or dedicate to the public or entitle any Governmental Entity to hold abandoned any of such Computer Software or Product Software.

     (h) To the best knowledge of the Company, no consents, filings, and authorizations by or with governmental authorities or third parties are necessary with respect to the consummation of the Transactions contemplated hereby as they may affect the Intellectual Property.

     (i) Neither the Company nor any of its Subsidiaries has entered into any material consent, forbearance to sue, settlement agreement or cross-licensing arrangement with any person relating to the Intellectual Property or the intellectual property of any third party other than as may be contained in the agreements listed in Schedule 3.13(i) of the Company Disclosure Schedules, or which is not material to the current business or products of the Company.

     (j) To the best knowledge of the Company, except as set forth on Schedule 3.13(j) of the Company Disclosure Schedules, the Company and its Subsidiaries are not, nor will any of them be as a result of the execution and delivery of this Agreement or the performance of the Company's obligations under this Agreement, in breach of any material license, sub-license or other agreement relating to the Intellectual Property.

     (k) No former or present employees, officers or directors of the Company or any of its Subsidiaries hold any right, title or interest directly or indirectly, in whole or in part, in or to any Intellectual Property.

     (l) No trade secret or confidential know-how or other confidential information relating to the Company or its Subsidiaries has been disclosed or authorized to be disclosed to any third party, other than pursuant to a non-disclosure agreement that fully protects the Company's and its Subsidiaries' interests in and to such confidential information, except to the extent that the failure to comply with any of the foregoing could not have, individually or in the aggregate, a Company Material Adverse Effect.

     (m) As delivered to customers and as modified by the Company, the Company's Product Software and Other Products (as hereinafter defined) conform to their respective applicable specifications in all material respects, except to the extent that the failure to comply with any of the foregoing could not have, individually or in the aggregate, a the Company Material Adverse Effect.

     (n) To the best knowledge of the Company, the conduct of the businesses of the Company and its Subsidiaries, the use of the Intellectual Property and/or any advertising or marketing materials used by the Company and its Subsidiaries in connection with the Product Software or Other Products do not violate any provision of the Trademark Act of 1946, as amended (the "Lanham Act"), including without limitation Section 43 thereof, and there are no material misstatements or omissions in any such materials which would violate any provision of the Lanham Act, except to the extent that the failure to comply with any of the foregoing could not have, individually or in the aggregate, a Company Material Adverse Effect.

     SECTION 3.14  Year 2000 Compliance.

     (a) As of the date hereof, all Date-Sensitive Data and Date-Sensitive Systems that are material to the business of the Company (each as hereinafter defined) owned or used by, licensed or sold to the

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Company or any of its Subsidiaries other than those set forth in Schedule
3.14(a) of Company Disclosure Schedules, have been or will be evaluated for Year 2000 Compliance issues and are Year 2000 Compliant or will be Year 2000 Compliant on or before January 1, 2000, except to the extent that the failure to comply with any of the foregoing could not have, individually or in the aggregate, a Company Material Adverse Effect. The Company has requested representations from each entity that (i) provides Date-Sensitive Data to the Company or any of its Subsidiaries which is material to the business of the Company or (ii) processes in any way Date-Sensitive Data or software (including the Computer Software or the Product Software) for the Company or any of its Subsidiaries. The Company has obtained or will use reasonable efforts to obtain written representations from each entity that provides any material product or service to the Company or any of its Subsidiaries that is dependent on Year 2000 Compliant Date-Sensitive Data or Year 2000 Compliant Date-Sensitive Systems, that any of such entity's Date-Sensitive Data and/or Date-Sensitive Systems that are used for, or on behalf of, the Company or any of its Subsidiaries are Year 2000 Compliant, except to the extent that the failure to comply with any of the foregoing in this Section 3.14 could not have, individually or in the aggregate, a Company Material Adverse Effect.

     (b) As of the date hereof, all Product Software and all other products sold, licensed or leased by the Company or any of its Subsidiaries which are, or are used with, Date-Sensitive Systems or which process Date-Sensitive Data (the "Other Products"), when used in accordance with their associated specifications and other documentation, are Year 2000 Compliant subject to the express terms and conditions of the Company's documentation attached as Schedule 3.14(b) of the Company Disclosure Schedules (the "Company Year 2000 Representations"), except to the extent that the failure to comply with any of the foregoing could not have, individually or in the aggregate, a Company Material Adverse Effect. To the best knowledge of Company, (a) the Company and its Subsidiaries have made reasonable efforts not to make written representations concerning any Product Software or other products of the Company or its Subsidiaries, which are in addition to or inconsistent with the Company Year 2000 Representations and (b) any such representations which are in addition to or inconsistent with the Company Year 2000 Representations, will not, individually or in the aggregate, have a Company Material Adverse Effect.

     (c) "Date-Sensitive Data" means any data of any type that includes date information or which is otherwise derived from or dependent on date information.

     (d) "Date-Sensitive System" means any software or hardware system or component, including any electronic or electronically controlled system, that processes any Date-Sensitive Data and that is installed, in development or on order.

     (e) "Year 2000 Compliant" means (x) with respect to Date-Sensitive Data, that such data is in proper four digit CCYY format (or windowed around an appropriate 100-year period which includes dates on, before and after January 1,
2000) and accurate for all dates in the twentieth and twenty-first centuries without ambiguity, and (y) with respect to Date-Sensitive Systems, that such Systems at all times accurately exchange, recognize, report and process all Date-Sensitive Data, including for the twentieth and twenty-first centuries, including but not limited to calculating, comparing, sequencing and storing such Date Sensitive Data (including all leap year considerations), when used as a stand-alone system or in combination with other software or hardware.

     SECTION 3.15  Labor Matters.

     (a) Except as set forth on Schedule 3.15(a) of the Company Disclosure Schedules, (i) there is no labor strike, dispute, slowdown, stoppage or lock-out pending, or to the best knowledge of the Company, threatened against or affecting the Company and during the past two (2) years from the date of this Agreement there has not been any such action, (ii) the Company is not a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company, (iii) none of the employees of the Company is represented by any labor organization and the Company does not have any knowledge of any union organizing activities among the employees of the Company within the past two (2) years, nor does any question concerning representation exist concerning such employees,
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(iv) there are no written personnel policies, rules or procedures applicable to employees of the Company, other than those set forth on Schedule 3.15(a) of the Company Disclosure Schedules, true and correct copies of which have heretofore been delivered to Parent, (v) to the best of its knowledge, the Company is, and has at all times been, in compliance, in all material respects, with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and is not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable laws that would cause a Company Material Adverse Effect, (vi) there is no unfair labor practice charge or written complaint against the Company pending or, to the best knowledge of the Company, threatened before the National Labor Relations Board or any similar state, local or foreign agency, (vii) there is no grievance arising out of any collective bargaining agreement or other grievance procedure, (viii) no charges with respect to or relating to the Company are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices, (ix) the Company has not received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Company and no such investigation is in progress, and (x) there are no complaints, lawsuits or other proceedings pending or, to the best knowledge of the Company, threatened in any forum by or on behalf of any present or former employee of the Company, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract for employment, any laws governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

     (b) The Company represents and warrants that (i) any liabilities under the Worker Adjustment and Retraining Notification Act (the "WARN Act") arising out of the Asset Purchase Agreement dated September 23, 1997, with IT Network, Inc., were covered by an indemnification provision that terminated on April 23, 1999, and as of the date of this Agreement, the Company has not been advised of any WARN Act claims arising out of that transaction that would have given rise to IT Network Inc.'s indemnification obligation; (ii) to the best knowledge of the Company, neither ProfitSource Corporation nor TSL Services, Inc. has effectuated a "plant closing" or "mass layoff" (as defined by the WARN Act) since December 14, 1998, which is the effective date of the Stock Purchase Agreement between the Company and BVS Investco, Inc., TSL Services, Inc., and ProfitSource Corporation; (iii) except for those matters addressed in subparts (i) and (ii) of this paragraph, the Company has not experienced an "employment loss" (as defined by the WARN Act) at any site of employment that would qualify as a "plant closing" or "mass layoff" (as defined by the WARN Act) since the enactment of the WARN Act; and (iv) during the three-month period ending March 31, 1999, the individuals whose employment with the Company terminated at each single site of employment (as defined by 20 C.F.R. Section 639.3(i)) are as set forth on Schedule 3.15(b) of the Company Disclosure Schedules.

     SECTION 3.16 Compliance with Laws. To the best of its knowledge, the Company and each of its Subsidiaries has complied in a timely manner and in all material respects with all laws, rules and regulations, ordinances, judgments, decrees, orders, writs and injunctions of all United States federal, state, local and foreign governments and agencies thereof which affect the business, properties or assets of the Company and its Subsidiaries, and no notice, charge, claim, action or assertion has been received by the Company or any of its Subsidiaries or has been filed, commenced or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries alleging any violation of any of the foregoing. All licenses, permits and approvals required under such laws, rules and regulations are in full force and effect except where the failure to be in full force and effect would not have a Company Material Adverse Effect.

     SECTION 3.17  Environmental Matters.

     (a) Except as set forth in Schedule 3.17(a) of the Company Disclosure Schedules, each of the Company and its Subsidiaries is in full compliance with all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata, and natural resources (together "Environmental Laws" and including, without limitation, laws and regulations relating
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to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic or hazardous substances or wastes, petroleum and petroleum products, polychlorinated biphenyls (PCBs), or asbestos or asbestos-containing materials ("Materials of Environmental Concern")), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern, except where the failure so to comply would not cause a Company Material Adverse Effect. Such compliance includes, but is not limited to, the possession by the Company and each of its Subsidiaries of all permits and other governmental authorizations required under all applicable Environmental Laws, and compliance with the terms and conditions thereof. All permits and other governmental authorizations currently held by the Company and each of its Subsidiaries pursuant to the Environmental Laws are identified in Schedule 3.17(a) of the Company Disclosure Schedules.

     (b) Except as set forth in Schedule 3.17(b) of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries has received any communication (written or oral), whether from a governmental authority or citizens group that alleges that the Company or any of its Subsidiaries is not in full compliance with any Environmental Laws. The Company has provided to Parent such information, if any, that is in the possession of or reasonably available to the Company regarding environmental matters pertaining to or the environmental condition of the business of the Company and its Subsidiaries, or the compliance (or noncompliance) by the Company and its Subsidiaries with any Environmental Laws.

     (c) Except as set forth in Schedule 3.17(c) of the Company Disclosure Schedules, there is no claim, action, cause of action, investigation or notice (written or oral) (together, "Environmental Claim") by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, death, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by the Company or any of its Subsidiaries or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law, that in either case is pending or threatened against the Company or any of its Subsidiaries, or against any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law.

     (d) Without in any way limiting the generality of the foregoing, except as set forth in Schedule 3.17(d) of the Company Disclosure Schedules, to the best knowledge of the Company, there is no asbestos contained in or forming part of any building, building component, structure or office space owned, leased, operated or controlled by the Company or any of its Subsidiaries.

     SECTION 3.18 Product Liability. Except as described in Schedule 3.18 of the Company Disclosure Schedules, there are not presently pending, or to the best knowledge of the Company, threatened any criminal, material civil or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings or demand letters relating to any alleged hazard or alleged defect in design, manufacture, development, programming, materials or workmanship, including any failure to warn or alleged breach of express or implied warranty or representation, relating to any product manufactured, developed, programmed, distributed, licensed or sold by or on behalf of the Company and its Subsidiaries.

     SECTION 3.19 Information in Disclosure Documents. None of the information supplied or to be supplied by the Company for the purpose of inclusion or incorporation by reference in (i) the Offer Documents, at the time such documents are first published, sent or given to the holders of Shares, and at any time they are amended or supplemented, (ii) the Registration Statement to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger, at the time the Registration Statement is filed with the SEC or at the time it becomes effective under the Securities Act, (iii) the Proxy Statement at the date it is first mailed to the Company's stockholders or at the time of the Special Meeting, or (iv) any syndication or other materials to be delivered to potential financing sources in connection with the Transactions or otherwise in connection with the Debt Financing at the date such materials are first delivered, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of

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the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representations and warranties are made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Purchaser for inclusion or incorporation by reference in the Proxy Statement or contained in the Parent SEC Documents (as hereinafter defined) incorporated by reference in the Offer Documents, the Registration Statement, the Proxy Statement or the syndication or other materials.

     SECTION 3.20  Potential Conflict of Interest. Except as set forth in
Schedule 3.20 of the Company Disclosure Schedules or in the Company SEC Documents filed prior to the date hereof, since December 31, 1998, there have been no transactions, agreements, arrangements or understandings between the Company or its Subsidiaries, on the one hand, and their respective affiliates, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act. Except as set forth in Schedule 3.20 of Company Disclosure Schedules or in the Company SEC Documents filed prior to the date hereof, no officer of the Company or any of its Subsidiaries owns, directly or indirectly, any interest in (excepting not more than one percent (1%) stock holdings for investment purposes in securities of publicly held and traded companies) or is an officer, director, employee or consultant of any person which is a competitor, lessor, lessee, customer or supplier of the Company or any of its Subsidiaries; and no officer or director of the Company or any of its Subsidiaries (i) owns, directly or indirectly, in whole or in part, any Intellectual Property which the Company or any of its Subsidiaries is using or the use of which is necessary for the business of the Company or its Subsidiaries; (ii) has any claim, charge, action or cause of action against the Company or any of its Subsidiaries, except for claims for accrued vacation pay, accrued benefits under the Plans and similar matters and agreements existing on the date hereof; (iii) has made, on behalf of the Company or any of its Subsidiaries, any payment or commitment to pay any commission, fee or other amount to, or to purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any other Person of which any officer or director of the Company or any of its Subsidiaries, or, to the best knowledge of the Company, a relative of any of the foregoing, is a partner or stockholder (except stock holdings solely for investment purposes in securities of publicly held and traded companies); or (iv) owes any money to the Company or any of its Subsidiaries.

     SECTION 3.21 Insurance. The Company and each of its Subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of the Company and its Subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     SECTION 3.22 Suppliers and Customers. Since December 31, 1998, no material licensor, vendor, supplier, licensee or customer of the Company or any of its Subsidiaries has canceled or otherwise modified its relationship with the Company or its Subsidiaries and, to the best knowledge of the Company, (i) no such person has any intention to do so, and (ii) the consummation of the transactions contemplated hereby will not adversely affect any of such relationships in any material respect, except to the extent the failure to comply with any of the foregoing could not have, individually or in the aggregate, a Company Material Adverse Effect.

     SECTION 3.23  Accounts Receivable; Inventory.

     (a) Subject to any reserves set forth in the consolidated balance sheet of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 as filed with the SEC (the "Company Balance Sheet"), the accounts receivable shown in the Company Balance Sheet arose in the ordinary course of business, were not, as of the date of the Company Balance Sheet, subject to any material discount, contingency, claim of offset or recoupment or counterclaim, and represented, as of the date of the Company Balance Sheet, bona fide claims against debtors for sales, leases, licenses and

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other charges. All accounts receivable of the Company and its Subsidiaries arising after the date of the Company Balance Sheet through the date of this Agreement arose in the ordinary course of business and, as of the date of this Agreement, are not subject to any material discount, contingency, claim of offset or recoupment or counterclaim, except for normal reserves consistent with past practice. The amount carried for doubtful accounts and allowances disclosed in the Company Balance Sheet is believed by the Company as of the date of such the Company Balance Sheet to be sufficient to provide for any losses which may be sustained or failure to realize the accounts receivable shown in the Company Balance Sheet.

     (b) As of the date of the Company Balance Sheet, the inventories shown on the Company Balance Sheet consisted in all material respects of items of a quantity and quality usable or saleable in the ordinary course of business. All of such inventories were manufactured or acquired in the ordinary course of business and, as of the date of this Agreement, have been replenished in all material respects in the ordinary course of business consistent with past practices. All such inventories are valued on the Company Balance Sheet in accordance with GAAP, applied on a basis consistent with the Company's past practices, and provision has been made or reserves have been established on the Company Balance Sheet, in each case in an amount believed by the Company as of the date of this Agreement to be adequate, for all slow-moving, obsolete or unusable inventories.

     SECTION 3.24 Title and Condition of Properties. The Company and its Subsidiaries have good and marketable title, free and clear of all Encumbrances, to all of the personal property and assets shown on the Company Balance Sheet or acquired after December 31, 1998, except for (A) assets which have been disposed of to nonaffiliated third parties since December 31, 1998, in the ordinary course of business, (B) Encumbrances reflected in the Company Balance Sheet, (C) Encumbrances or imperfections of title which are not, individually or in the aggregate, material in character, amount or extent and which do not materially detract from the value or materially interfere with the present or presently contemplated use of the assets subject thereto or affected thereby, and (D) liens for current Taxes not yet due and payable. All of the machinery, equipment and other tangible personal property and assets owned or used by the Company or its Subsidiaries are operational, except for ordinary wear and tear not caused by neglect, and are usable in the ordinary course of business.

     SECTION 3.25 Illegal Payments. To the best knowledge of the Company, none of the Company or any of its Subsidiaries or any director, officer, employee, or agent of the Company or any of its Subsidiaries has, directly or indirectly, paid or delivered any fee, commission, or other sum of money or item of property however characterized to any broker, finder, agent, government official, or other person, in the United States or any other country, in any manner related to the business or operations of the Company or any of its Subsidiaries, which the Company or any of its Subsidiaries or any such director, officer, employee, or agent knows or has reason to believe to have been illegal under any applicable law, including but not limited to the Foreign Corrupt Practices Act.

     SECTION 3.26 Phoenix Acquisition. Any agreement or letter of intent between the Company and Phoenix Wireless Group, Inc. is non-binding on the Company.

                                   ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF PARENT AND THE PURCHASER

     Parent and the Purchaser represent and warrant to the Company as follows:

     Except as set forth in the schedules delivered to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedules") setting forth, among other things, specific exceptions to Parent's and Purchaser's representations and warranties set forth herein, Parent and the Purchaser represent and warrant to the Company as set forth below. Each exception set forth in the Parent Disclosure Schedules is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement and, except as otherwise specifically stated with respect to such exception, relates only to such section.

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     SECTION 4.1  Organization; Qualification; Charter and Bylaws.

     (a) Parent and each of its Subsidiaries is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such governmental approvals would not, individually or in the aggregate, have a Parent Material Adverse Effect (as hereinafter defined). As used in this Agreement, "Parent Material Adverse Effect" means any event, change in or effect on the business of Parent or its Subsidiaries, taken as a whole, that is or would be expected to be materially adverse to (i) the business, operations, properties (including intangible properties), financial condition or results of operations or prospects of Parent or its Subsidiaries, taken as a whole, or (ii) the ability of Parent to consummate any of the Transactions or to perform its obligations under this Agreement or the Stockholders' Agreement, but such definition shall not include (A) any material adverse change due to the transactions contemplated by this Agreement, (B) any material adverse change in the Parent's established industry as a whole, or (C) a material adverse change in the general economic conditions of the United States of America. Set forth in Schedule 4.1(a) of the Parent Disclosure Schedules is a complete list of Parent's Subsidiaries, including the respective jurisdictions in which such Subsidiaries are organized and Parent's ownership of each.

     (b) Parent and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a Parent Material Adverse Effect. Except as set forth in Schedule 4.1(b) of the Parent Disclosure Schedules, Parent does not own (i) any equity interest in any corporation or other entity or (ii) marketable securities where Parent's equity interest in any entity exceeds five percent (5%) of the outstanding equity of such entity on the date hereof.

     (c) Parent has made available to the Company accurate and complete copies of (i) the Articles and/or Certificates of Incorporation and By-Laws of Parent and each of its material Subsidiaries (certified by the respective Secretaries of State of Parent's, and each of its material Subsidiaries' jurisdiction of incorporation and the secretary or an assistant secretary of Parent, and each of its Subsidiaries, respectively) as currently in effect, (ii) the stock records of Parent and each of its Subsidiaries and (iii) (A) the minutes of all meetings of Parent's and its material Subsidiaries' Boards of Directors, any committees of such Boards, and Parent's, and its material Subsidiaries', shareholders (and all consents in lieu of such meetings) each for the past five (5) years and (B) the minutes of all meetings of the remaining Subsidiaries' Board of Directors, and committees of such Boards, and each of such Subsidiaries' shareholders (and all consents in lieu of such meetings) each for the past two (2) years (other than InterVoice Limited (Private Limited Company), InterVoice da Brasil Ltd., InterVoice Communications International, Inc., VoicePlex Corporation, InterVoice International, Inc. and Phone Star Corp., none of which Subsidiaries is material to Parent). Such records, minutes, and consents accurately reflect the stock ownership of the Company, and each of its Subsidiaries and all actions taken by Parent at such meetings, and each of its Subsidiaries' Boards, any committees of such Board, and Parent's, and each of its Subsidiaries' shareholders. Neither Parent nor any of its Subsidiaries is in violation of any provision of its respective Articles of Incorporation or By-Laws, except where such violation would not result in a Parent Material Adverse Effect.

     SECTION 4.2  Capitalization.

     (a) The authorized capital stock of Parent consists of 62,000,000 shares of Parent Common Stock and 2,000,000 shares of preferred stock, $100 par value per share ("Parent Preferred Stock"). As of the date hereof, (i) 28,743,102 shares of Parent Common Stock, together with associated Rights, are issued and outstanding, (ii) no shares of Parent Preferred Stock are issued and outstanding, (iii) 5,994,800 shares of Parent Common Stock are issued and held in the treasury of Parent, (iv) a total of 5,819,507 shares of Parent Common Stock are reserved for issuance pursuant to the 1990 Incentive Stock Option Plan, the

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1990 Non-Qualified Stock Option Plan for Non-Employees, the 1984 Incentive Stock
Option Plan, the 1998 Stock Option Plan, the Restricted Stock Plan and the Employee Stock Purchase Plan (collectively, the "Parent Stock Plans"). Schedule 4.2(a)(i) of the Parent Disclosure Schedules sets forth the maximum number of shares of Common Stock reserved for future issuance or purchase pursuant to each Parent Stock Plan, the number of shares of Common Stock available for issuance or purchase pursuant to each Parent Stock Plan, the aggregate number of shares subject to outstanding options under the Parent Stock Plan, and the respective exercise prices thereof. All the outstanding shares of Parent's capital stock are, and all shares which may be issued pursuant to the exercise of outstanding options will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) ("Parent Voting Debt") of Parent or any of its Subsidiaries issued and outstanding. Except as disclosed in this
Section 4.2 or as set forth in Schedule 4.2(a)(ii) of the Parent Disclosure Schedules, (i) there are no shares of capital stock of Parent authorized, issued or outstanding, (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of Parent or any of its Subsidiaries, obligating Parent or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Parent Voting Debt of, or other equity interest in, Parent or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating Parent or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, and (iii) there are no outstanding contractual obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Shares, or the capital stock of Parent or any Subsidiary or affiliate of Parent or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity.

     (b) Except as set forth in Schedule 4.2(b) of the Parent Disclosure Schedules, all of the outstanding shares of capital stock of each of the Subsidiaries are beneficially owned by Parent, directly or indirectly, and all such shares have been validly issued and are fully paid and nonassessable and are owned by either Parent or one of its Subsidiaries free and clear of all Encumbrances except for those directors' qualifying shares of capital stock of such Subsidiaries not material in amount and subject to repurchase or cancellation arrangements.

     (c) There are no voting trusts or other agreements or understandings to which Parent or any of its Subsidiaries is a party with respect to the voting of the capital stock of Parent or any of the Subsidiaries.

     (d) Other than as set forth on Schedule 4.2(d) of the Parent Disclosure Schedules or the Parent Financial Statements (as hereinafter defined), there is no outstanding Indebtedness of Parent or any of its Subsidiaries. Except as identified in Schedule 4.2(d) of the Parent Disclosure Schedules, no Indebtedness of Parent or its Subsidiaries contains any restriction upon (i) the prepayment of such Indebtedness, (ii) the incurrence of Indebtedness (including the Debt Financing) by Parent or its Subsidiaries, respectively, (iii) the ability of Parent or its Subsidiaries to grant any liens on their properties or assets or (iv) the ability of the Parent or its Subsidiaries to enter into this Agreement or consummate the Merger.

     (e) Except as set forth in Schedule 4.2(e) of the Parent Disclosure Schedules, since January 1, 1995, Parent has not entered into any material agreement involving the acquisition, sale or disposition of any class of capital stock or assets of Parent or any of its Subsidiaries, by merger or otherwise; and except as disclosed on Schedule 4.2(e) of the Parent Disclosure Schedules, to the best knowledge of Parent, none of Parent or any of its Subsidiaries is in breach of, or subject to a claim of default under, any such agreements listed on such Schedule.

     SECTION 4.3  Authorization; Validity of Agreement; Necessary Corporate
Action.

     Each of Parent and the Purchaser has full corporate power and corporate authority to execute and deliver this Agreement and the Stockholders' Agreement and to consummate the Transactions. The execution, delivery and performance by Parent of this Agreement and the Stockholders' Agreement, and the consummation by it of the Transactions, have been duly and validly authorized by their respective
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Boards of Directors and no other corporate action on the part of Parent is necessary to authorize the execution and delivery by Parent and the Purchaser of this Agreement and the Stockholders' Agreement, and the consummation by them of the Transactions contemplated hereby. Each of this Agreement and the Stockholders' Agreement has been duly executed and delivered by Parent and the Purchaser and, assuming due and valid authorization, execution and delivery hereof and thereof by the Company, is a valid and binding obligation of Parent and the Purchaser enforceable against Parent and the Purchaser in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

     SECTION 4.4  Consents and Approvals; No Violations. Except as set forth in
Schedule 4.4 of the Parent Disclosure Schedules and for filings, permits, authorizations, consents and approvals as are contemplated by this Agreement or may be required under, and other applicable requirements of, the Exchange Act and the HSR Act, none of the execution, delivery or performance of this Agreement by Parent or the Purchaser, the consummation by Parent or the Purchaser of the Transactions or compliance by Parent or the Purchaser with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Articles of Incorporation, the By-Laws or similar organizational documents of Parent or any of its Subsidiaries, state securities laws or blue sky laws, and the Texas Business Corporations Act or the NGCL, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound (collectively, the "Parent Agreements") or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its Subsidiaries or any of their properties or assets, except in the case of clause (ii), (iii) or (iv) where failure to obtain such permits, authorizations, consents or approvals or to make such filings, or where such violations, breaches or defaults which would not, individually or in the aggregate, have a Parent Material Adverse Effect. Schedule 4.4 of the Parent Disclosure Schedules sets forth a list of all third party consents and approvals required to be obtained in connection with this Agreement under the Parent Agreements prior to the consummation of the transactions contemplated by this Agreement.

     SECTION 4.5 SEC Reports and Financial Statements. Parent has filed with the SEC, and has heretofore made available to the Company, true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1996, under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing, collectively, the "Parent SEC Documents"). As of their respective dates, or if amended, as of the date of the last such amendment, the Parent SEC Documents, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. None of Parent's Subsidiaries is required to file any forms, reports or other documents with the SEC. The financial statements included in the Parent SEC Documents (the "Parent Financial Statements") (i) have been prepared from, and are in accordance with, the books and records of Parent and its consolidated Subsidiaries, (ii) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (iii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and (iv) fairly present in all material respects the consolidated financial position and the consolidated results of operations and

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cash flows (and changes in financial position, if any) of Parent and its consolidated Subsidiaries as of the times and for the periods referred to therein.

     SECTION 4.6  Absence of Certain Changes. Except as set forth in Schedule
4.6 of the Parent Disclosure Schedules or in the Parent SEC Documents filed prior to the date hereof, since February 28, 1998, Parent and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course. From February 28, 1998 through the date of this Agreement, there has not occurred (i) any event, change or effect (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having, individually or in the aggregate, a Parent Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of Parent or any of its Subsidiaries or (iii) any change in accounting principles or methods, except insofar as may be required by a change in GAAP.

     SECTION 4.7 No Undisclosed Liabilities. Except (a) as disclosed in the Parent Financial Statements and (b) for liabilities and obligations (i) incurred in the ordinary course of business and consistent with past practice since February 28, 1998 (ii) created pursuant to the terms of this Agreement or (iii) as disclosed in Schedule 4.7 of the Parent Disclosure Schedules or (iv) as disclosed in Schedule 4.8(a) of the Parent Disclosure Schedules, neither Parent nor any of its Subsidiaries, to the best of its knowledge, has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be reasonably likely to have a Parent Material Adverse Effect and would be required to be reflected or reserved against on a consolidated balance sheet of Parent and its Subsidiaries (including the notes thereto) prepared in accordance with GAAP as applied in preparing the consolidated balance sheet of Parent and its Subsidiaries as of February 28, 1998. Schedule 4.7 of the Parent Disclosure Schedules sets forth the amount of principal and unpaid interest outstanding under each instrument evidencing Indebtedness of Parent and its Subsidiaries which will accelerate or become due or result in a right of redemption or repurchase on the part of the holder of such Indebtedness (with or without due notice or lapse of time) as a result of this Agreement, the Merger or the other Transactions contemplated hereby or thereby.

     SECTION 4.8 Claims. Except as set forth on Schedule 4.8(a) of the Parent Disclosure Schedules or in the Parent SEC Documents, as of the date hereof, there is no suit, written claim, written demand, action, proceeding, including, without limitation, any arbitration proceeding or alternative dispute resolution proceeding, or to the best knowledge of Parent, investigation pending or, to the best knowledge of Parent, threatened against or affecting, Parent or any of its Subsidiaries (collectively, "Parent Claims"), that would reasonably be expected to have a Parent Material Adverse Effect. Except as set forth on Schedule 4.8(b) of the Parent Disclosure Schedules or in the Parent SEC Documents, there is no Parent Claim or Parent Claims that, either individually or in the aggregate, if adversely determined, would have a Parent Material Adverse Effect.

     SECTION 4.9  Employee Benefit Plans; ERISA.

     (a) Schedule 4.9(a) of the Parent Disclosure Schedules contains a true and complete list of each employment, bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation right or other stock-based incentive, severance, change-in-control, or termination pay, hospitalization or other medical, disability, life or other insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement or arrangement and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by Parent or any of its Subsidiaries, or by any trade or business, whether or not incorporated (a "Parent ERISA Affiliate"), that together with Parent or any of its Subsidiaries would be deemed a "single employer" within the meaning of Section 4001(b)(1) of ERISA, for the benefit of any current or former employee or director of Parent, or any of its Subsidiaries or any Parent ERISA Affiliate (the "Parent Plans"). Schedule 4.9(a) of the Parent Disclosure Schedules identifies each of the Parent Plans that is an "employee welfare benefit plan," or "employee pension benefit plan" as such terms are defined in Sections 3(1) and 3(2) of ERISA (such plans being hereinafter referred to collectively as the "Parent ERISA Plans"). Except as required by applicable law, none of Parent, any of its Subsidiaries nor

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any Parent ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional Parent Plan or modify or change any existing Parent Plan that would affect any current or former employee or director of Parent, any of its Subsidiaries or any Parent ERISA Affiliate.

     (b) With respect to each of the Parent Plans, Parent has heretofore delivered to the Company true and complete copies of each of the following documents, as applicable:

          (i) a copy of the Parent Plan documents (including all amendments thereto) for each written Parent Plan or a written description of any Parent Plan that is not otherwise in writing;

          (ii) a copy of the annual report or Internal Revenue Service Form 5500 Series, if required under ERISA, with respect to each Parent ERISA Plan for the last three (3) Parent Plan years ending prior to the date of this Agreement for which such a report was required to be filed;

          (iii) a copy of the actuarial report, if required under ERISA, with respect to each Parent ERISA Plan for the last three (3) Plan years ending prior to the date of this Agreement;

          (iv) a copy of the most recent Parent Summary Plan Description ("Parent SPD"), together with all Summaries of Material Modification issued with respect to such Parent SPD, if required under ERISA, with respect to each Parent ERISA Plan, and all other material employee communications relating to each Parent ERISA Plan;

          (v) if the Parent Plan is funded through a trust or any other funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof, if any;

          (vi) all contracts relating to the Parent Plans with respect to which Parent, any of its Subsidiaries or any Parent ERISA Affiliate may have any liability, including insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements; and

          (vii) the most recent determination letter received from the IRS with respect to each Parent Plan that is intended to be qualified under Section 401(a) of the Code.

     (c) No liability under Title IV of ERISA has been incurred by Parent, any of its Subsidiaries or any Parent ERISA Affiliate since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to Parent, or any of its Subsidiaries or any ERISA Affiliate of incurring any liability under such Title, other than liability for premiums due PBGC, which payments have been or will be made when due. To the extent this representation applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to the Parent ERISA Plans but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which Parent, any of its Subsidiaries or any Parent ERISA Affiliate made, or was required to make, contributions during the past six (6) years.

     (d) The PBGC has not instituted proceedings pursuant to Section 4042 of ERISA to terminate any of the Parent ERISA Plans subject to Title IV of ERISA, and no condition exists that presents a material risk that such proceedings will be instituted by the PBGC.

     (e) With respect to each Parent ERISA Plan that is subject to Title IV of ERISA, the present value of accumulated benefit obligations under such Parent ERISA Plan, as determined by the Parent ERISA Plan's actuary based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Parent ERISA Plan, did not, as of its latest valuation date, exceed then current value of the assets of such Plan allocable to such accumulated benefit obligations.

     (f) None of Parent, any of its Subsidiaries, any Parent ERISA Affiliate, any of the Parent ERISA Plans, any trust created thereunder, nor to Parent's and the Purchaser's best knowledge, any trustee or administrator thereof has engaged in a transaction or has taken or failed to take any action in connection

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with which Parent, any of its Subsidiaries or any Parent ERISA Affiliate could be subject to any material liability for either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Sections 4975(a) or (b), 4976 or 4980B of the Code.

     (g) All contributions and premiums that Parent, any of its Subsidiaries or any Parent ERISA Affiliate is required to pay under the terms of each of the Parent ERISA Plans and Section 412 of the Code, have, to the extent due, been paid in full or properly recorded on the financial statements or records of Parent or its Subsidiaries, and none of the Parent ERISA Plans or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Parent ERISA Plans ended prior to the date of this Agreement. No lien has been imposed under Section 412(n) of the Code or Section 302(f) of ERISA on the assets of Parent, any of its Subsidiaries or any Parent ERISA Affiliate, and no event or circumstance has occurred that is reasonably likely to result in the imposition of any such lien on any such assets on account of any Parent ERISA Plan.

     (h) With respect to any Parent ERISA Plan that is a "multi-employer plan," as such term is defined in Section 3 (37) of ERISA, (i) neither Parent, any of its Subsidiaries nor any Parent ERISA Affiliate has, since September 26, 1980, made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203 and 4205 of ERISA, (ii) no event has occurred that presents a material risk of a complete or partial withdrawal,
(iii) none of Parent, any of its Subsidiaries or any Parent ERISA Affiliate has any contingent liability under Section 4204 of ERISA, (iv) no circumstances exist that present a material risk that any such multi-employer plan will go into reorganization, and (v) the aggregate withdrawal liability of Parent, each of its Subsidiaries and the Parent ERISA Affiliates, computed as if a complete withdrawal by Parent, each of its Subsidiaries and all of its Parent ERISA Affiliates had occurred under each such multi-employer plan on the date hereof, would be zero.

     (i) Each of the Parent Plans has been operated and administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code.

     (j) Each of the Parent ERISA Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified. Parent has applied for and received a currently effective determination letter from the IRS stating that it is so qualified, and no event has occurred which would affect such qualified status.

     (k) Each of the Parent ERISA Plans that is intended to qualify under
Section 501(c)(9) of the Code is so qualified and meets the requirements of
Section 505(c) of the Code and the regulations thereunder.

     (l) Except as set forth in Schedule 4.9(l) of the Parent Disclosure Schedules, no amounts payable under any of the Parent Plans or any other contract, agreement or arrangement with respect to which Parent or any of its Subsidiaries may have any liability could fail to be deductible for federal income tax purposes by virtue of Section 162(m) or Section 280G of the Code.

     (m) Except as set forth in Schedule 4.9(m) of the Parent Disclosure Schedules, no Parent Plan provides death or medical benefits (whether or not insured), with respect to current or former employees of Parent, its Subsidiaries or any Parent ERISA Affiliate after retirement or other termination of service (other than (i) coverage mandated by applicable laws, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of Parent, any of its Subsidiaries or an Parent ERISA Affiliate, or (iv) benefits, the full direct cost of which is borne by the current or former employee (or beneficiary thereof)).

     (n) Except as set forth in Schedule 4.9(n) of the Parent Disclosure Schedules and as provided in Section 2.4 hereof, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee, officer or director of Parent, any of its Subsidiaries or any Parent ERISA Affiliate to severance pay, unemployment compensation or any other similar termination
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payment, or (ii) accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any benefit due any such employee, officer or director.

     (o) There are no pending or, to the best knowledge of Parent, threatened or anticipated claims by or on behalf of any Plan by any employee or beneficiary under any such Parent Plan or otherwise involving any such Plan (other than routine claims for benefits).

     (p) Except as set forth in Schedule 3.9(p) of the Company Disclosure Schedules, no Plan is currently under examination by, and there are no issues related to the Plans currently pending before, the Internal Revenue Service, Department of Labor, Pension Benefit Guaranty Corporation or any court.

     (q) There are no material liabilities under any foreign laws with respect to the Plans.

     SECTION 4.10  Taxes.

     (a) Except as set forth in Schedule 4.10 of the Parent Disclosure
Schedules:

          (i) Parent and its Subsidiaries have (A) duly filed (or there have been filed on their behalf) with the appropriate Tax Authorities all Tax Returns required to be filed by them on or prior to the date hereof (except where the failure to file a Tax Return would not have a material adverse effect on the entity failing to file such Tax Return), and such Tax Returns are true, correct and complete in all material respects, and (B) duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all Taxes for all periods (or portions thereof) ending on or prior to the date hereof;

          (ii) there are no liens for Taxes upon any property or assets of Parent or any Subsidiary thereof, except for liens for Taxes not yet due and for which adequate reserves have been established in accordance with GAAP;

          (iii) within the past three (3) years, neither Parent nor any of its Subsidiaries has made any change in tax reporting method, received a ruling from any Tax Authority or signed an agreement with regard to Taxes;

          (iv) no federal, state, local or foreign Audits are pending with regard to any Taxes or Tax Returns of Parent or its Subsidiaries and, to the best knowledge of Parent and its Subsidiaries, no Audit is threatened;

          (v) the Tax Returns of Parent and its Subsidiaries have been examined by the applicable Taxing Authorities (or the applicable statutes of limitation for the assessment of Taxes for such periods have expired) for all periods through and including February 28, 1995, and no material adjustments were asserted as a result of such examinations which have not been resolved and fully paid, and no issue has been raised by any Tax Authority in any Audit of Parent or its Subsidiaries that, if raised with respect to any other period not so audited, could be expected to result in a proposed material deficiency for any period not so audited;

          (vi) there are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against Parent or any of its Subsidiaries, and no power of attorney granted by either Parent or any of its Subsidiaries with respect to any Taxes is currently in force;

          (vii) neither Parent nor any of its Subsidiaries is a party to any agreement providing for the allocation, indemnification, or sharing of Taxes;

          (viii) neither Parent nor any of its Subsidiaries is a party to any agreement, contract or arrangement that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code or in payments that will not be deductible under Section 162(m) of the Code;

          (ix) neither Parent nor any of its Subsidiaries has filed a consent pursuant to Section 341(f) of the Code or made or filed an election under Sections 108, 441 or 1017 of the Code;
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

          (x) neither Parent nor any of its Subsidiaries is a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982;

          (xi) neither Parent nor any of its Subsidiaries is liable for any material Taxes to any foreign Tax Authority. Parent and its Subsidiaries do not have and have not had a permanent establishment in any foreign country, as defined in the applicable Tax treaty or convention between the United States and such foreign country;

          (xii) neither Parent nor any of its Subsidiaries is required to include in income any adjustment under Section 481(a) of the Code by reason of a change in accounting method initiated by Parent or any of its Subsidiaries and the Internal Revenue Service has not proposed any such adjustment or change in accounting method;

          (xiii) neither Parent nor any of its Subsidiaries is a partner in any joint venture, partnership or other arrangement or contract that could be treated as a partnership for federal income tax purposes;

          (xiv) other than as a result of the Transactions contemplated herein, none of Parent's tax attributes are subject to the limitations of Sections 382, 383 or 384 of the Code or Treasury Regulation Section 1.1502-21(c); and

          (xv) since its formation, Parent has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code, with respect to which Parent is and at all times has been the common parent, and has joined in or expects to join in the filing of a consolidated federal income tax return for all its Tax periods ending on or prior to the Effective Time. Neither Parent nor any of its Subsidiaries has been a member of any other affiliated group of corporations within the meaning of
     Section 1504 of the Code.

     SECTION 4.11  Contracts.

     For purposes of this Agreement, the Parent Agreements consist of the following:

          (a) all sales and distribution contracts of Parent or its Subsidiaries with respect to which at least an aggregate of $500,000 in revenues and/or orders were received or revenued thereunder since March 1, 1998, which sales and distribution contracts are identified (to the best knowledge of Parent) on Schedule 4.11(a) of the Parent Disclosure Schedules;

          (b) all supply agreements material to the business of Parent under which products were bought or licensed since March 1, 1998 for resale or relicense, which supply agreements are identified (to the best knowledge of Parent) in Schedule 4.11(b) to the Parent Disclosure Schedules;

          (c) all supply agreements for the purchase of goods, software (other than commercially available or "shrink wrap" software) or other products for Parent's or its Subsidiaries' internal use under which orders aggregating at least $250,000 were placed thereunder since March 1, 1998, which internal supply agreements are identified in Schedule 4.11(c) of the Parent Disclosure Schedules;

          (d) the form of confidentiality agreement that has customarily been used between Parent and its employees, a copy of which is included as
     Schedule 4.11(d) of the Parent Disclosure Schedules;

          (e) the form of agreement generally used by Parent in engaging independent contractors, a copy of which is included as Schedule 4.11(e) of the Parent Disclosure Schedules;

          (f) the form of agreement pursuant to which Parent has generally escrowed source code, a copy of which is included as Schedule 4.11(f) of the Parent Disclosure Schedules; and

          (g) all powers of attorney (irrespective of date of execution) of a material nature (excluding usual and customary powers of attorney for filing trademarks and patents, and usual and customary powers of attorney for filing documents with governmental authorities and otherwise complying with corporate formalities in foreign jurisdictions executed by Parent or its Subsidiaries) in favor of one or

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     more third parties, which powers of attorney are identified (to the best knowledge of Parent) in Schedule 4.11(g) of the Parent Disclosure
     Schedules.

     To the best knowledge of Parent, each Parent Agreement is a valid and binding agreement in full force and effect, except where the failure to be valid and binding and in full force and effect would not have a Parent Material Adverse Effect. To the best knowledge of Parent, there are no defaults, or events which, with notice or the lapse of time, or both, would result in a default under any of the Parent Agreements, except such defaults and events that would not, in the aggregate, have a Parent Material Adverse Effect.

     SECTION 4.12  Real Property and Leased Property.

     (a) Schedule 4.12(a) of the Parent Disclosure Schedules sets forth a complete list of all real property owned by Parent or its Subsidiaries (the "Parent Real Property"). Except as set forth in Schedule 4.12(a) of the Parent Disclosure Schedules, Parent or its Subsidiaries has good and marketable title to the Parent Real Property, free and clear of all Encumbrances. Copies of (i) all deeds, title insurance policies and surveys of the Parent Real Property and
(ii) all documents evidencing all Encumbrances upon the Parent Real Property have been furnished to Parent. There are no proceedings, claims, disputes or conditions affecting any Parent Real Property that might curtail or interfere with the use of such property, nor is an action of condemnation or eminent domain pending or to the best knowledge of Parent and the Purchaser, threatened for all or any portion of the Parent Real Property. Except as disclosed in
Schedule 4.12(a) of the Parent Disclosure Schedules, neither Parent nor any of its Subsidiaries is a party to any lease, assignment or similar arrangement under which Parent or a Subsidiary is a lessor, assignor or otherwise makes available for use by any third party any portion of the Real Property.

     (b) Within the prior twelve (12) months of the date of this Agreement, neither Parent nor any of its Subsidiaries has received any notice of or other writing referring to any requirements or recommendations by any insurance company that has issued a policy covering any part of the Parent Real Property or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on any part of the Parent Real Property. The plumbing, electrical, heating, air conditioning, ventilating and all other structural or material mechanical systems in the buildings upon the Parent Real Property are in working order and working condition, so as to be adequate for the operation of the business of Parent and its Subsidiaries as heretofore conducted, and the roof, basement and foundation walls of all buildings on the Parent Real Property are free of leaks and other material defects, except for any matter otherwise covered by this sentence which does not have, individually or in the aggregate, a Parent Material Adverse Effect.

     (c) Parent and its Subsidiaries have obtained all appropriate licenses, permits, easements and rights of way, including proofs of dedication, required to use and operate the Parent Real Property, as well as the properties listed on
Schedule 4.12(e) of the Parent Disclosure Schedules, in the manner in which the Parent Real Property is currently being used and operated, except for such licenses, permits or rights of way the failure of which to have obtained does not have, individually or in the aggregate, a Parent Material Adverse Effect.

     (d) Neither Parent nor any of its Subsidiaries have received notification that Parent or a Subsidiary is in violation of any applicable building, zoning, anti-pollution, health or other law, ordinance or regulation in respect of the Real Property or structures or their operations thereon and, to the best of Parent's knowledge, no such violation exists.

     (e) Set forth on Schedule 4.12(e) of the Parent Disclosure Schedules is a list of all real property leases to which Parent or any of its Subsidiaries is a party and that extend for a more than one (1) year after the date of this Agreement. Parent and each of its Subsidiaries has a good and valid leasehold interest in all properties held by them under lease listed on Schedule 4.12(f) of the Parent Disclosure Schedules. The lessee under each such lease and its predecessor under each such lease, if any, has been in peaceable possession (or remedied any claims relating thereto) of the property covered thereby since the
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commencement of the original term of such lease. No waiver, indulgence or postponement of the lessee's material obligations under any such lease has been granted by the lessor or of the lessor's obligations thereunder by the lessee. The lessee under each such lease is not in breach of or in default under such lease, nor has any event occurred which (with or without the giving of notice or the passage of time or both) would constitute a default by the lessee under such lease or cause a Parent Material Adverse Effect, and the lessee has not received any notice from, or given any notice to, the lessor indicating that the lessee or the lessor is in breach of or in default under such lease that would cause a Parent Material Adverse Effect. To the best knowledge of Parent and each of its Subsidiaries, none of the lessors under such leases is in breach thereof or in default thereunder.

     SECTION 4.13  Intellectual Property.

     (a) Schedule 4.13(a) of the Parent Disclosure Schedules is a true and complete list of all (i) patents and patent applications, (ii) trademark registrations and applications, (iii) service mark registrations and applications, (iv) Parent Product Software (as hereinafter defined), (v) copyright registrations and applications, (vi) material unregistered trademarks and service marks, and (vii) Internet domain names used or held for use in connection with the business of Parent or any of its Subsidiaries, together with all material licensing, sub-licensing, distribution, consignment and similar agreements relating to the foregoing (whether Parent or any of its Subsidiaries is the licensee or licensor thereunder) other than distribution and licensing agreements relating to Parent Product Software and Parent Computer Software (as hereinafter defined) entered into in the ordinary course of business. Other than as listed in Schedule 4.11(f) of the Parent Disclosure Schedules, and for contracts covered by that provision, no agreement licensing the Parent Intellectual Property (as hereinafter defined) to any licensee creates an option for such licensee to purchase any of the Parent Intellectual Property owned by Parent, its Subsidiaries or affiliates, or would in any other way require the transfer of the Intellectual Property owned by Parent, its Subsidiaries or any affiliate of Parent to such licensee. Parent or one of its Subsidiaries currently is listed in the records of the appropriate United States, state or foreign agency as the sole owner of record for each application and registration listed in Schedule 4.13(a) of the Parent Disclosure Schedules.

     (b) The term "Parent Computer Software" shall mean, other than off-the-shelf applications and Parent Product Software, the following as used in the current business of Parent or any of its Subsidiaries and which are material to the current business of Parent: (i) any and all computer programs and applications consisting of sets of statements and instructions to be used directly or indirectly in computer software or firmware whether in source code or object code form, (ii) databases and compilations, including without limitation any and all data and collections of data, whether machine readable or otherwise, (iii) all currently used versions of the foregoing including, without limitation, all screen displays and designs thereof, and all component modules of source code or object code or natural language code therefor, and whether recorded on papers, magnetic media or other electronic or non-electronic device,
(iv) all descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (v) all documentation, including without limitation all technical and user manuals and training materials, relating to the foregoing, and all content contained on all World Wide Web sites of Parent or any of its Subsidiaries.

     (c) The term "Parent Product Software" shall mean the following as currently used in as part of the products of Parent and any of its Subsidiaries:
(i) any and all computer programs and applications consisting of sets of statements and instructions to be used directly or indirectly in computer software or firmware whether in source code or object code form, included in or with any products currently or heretofore sold, licensed or leased or offered for sale, license or lease by Parent or any of its Subsidiaries (excluding software developed specifically and solely for a customer or distributor of Parent or any of its Subsidiaries and which is not offered to any other customers or distributors of Parent or any of its Subsidiaries), (ii) databases and compilations for or of any of the foregoing, including without limitation any and all data and collections of data, whether machine readable or otherwise,
(iii) all versions of the foregoing including, without limitation, all screen displays and designs thereof, and all component modules of source code or object code or natural language code therefor, and whether recorded on papers, magnetic
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media or other electronic or non-electronic device, (iv) all descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (v) all documentation, including without limitation all technical and user manuals and training materials, relating to the foregoing, and all content contained on all World Wide Web sites of Parent or any of its Subsidiaries.

     (d) Except as set forth on Schedule 4.13(d)(1) of the Parent Disclosure Schedules, Parent and its Subsidiaries, to the best knowledge of Parent, own or have the right to use all patents, patent applications, patent rights, copyrights, trademarks, trademark rights, trade names, trade name rights, and service marks, and all goodwill of the business associated therewith, trade secrets, technology and know-how, Parent Computer Software other than off-the-shelf applications, Parent Product Software, Internet domain names, registrations for and applications for registration of trademarks, service marks and copyrights, and other confidential or proprietary rights and information and all technical and user manuals and documentation made or used in connection with any of the foregoing, used anywhere in the world in connection with the businesses of Parent or any of its Subsidiaries as currently conducted (collectively, the "Parent Intellectual Property"), free and clear of all Encumbrances of any nature. Except as set forth on Schedule 4.13(d)(2) of the Parent Disclosure Schedules, Parent and its Subsidiaries own the Parent Product Software or have a valid right or with respect to prior to agreements had a valid right at the time of such agreement to grant the rights and licenses in and to the Parent Product Software currently or heretofore set forth in the agreements between Parent or any of its Subsidiaries and their respective customers, licensors, lessees, distributors and other resellers. Schedule 4.13(d)(3) of the Parent Disclosure Schedules sets forth a true and complete list of all Parent Product Software which is not completely and solely owned by Parent and/or its Subsidiaries which is material to the current business of Parent (collectively, the "Parent Licensed Product Software"). The agreements described on Schedule 4.13(d)(3) of the Parent Disclosure Schedules set forth all of the rights and licenses of Parent and each of its Subsidiaries in and to the Parent Licensed Product Software, and all restrictions and obligations (including, without limitation, royalty and other payment obligations) associated with such rights and licenses, and each such contract is in full force and effect and neither Parent nor any of its Subsidiaries is in material breach of any of its obligations under any such Agreement. Any Encumbrances set forth on Schedule 4.13(d) of the Parent Disclosure Schedules do not materially detract from the value of the Parent Intellectual Property subject thereto and do not materially impair the operations of any of Parent and its Subsidiaries.

     (e) All patent, trademark and copyright registrations and applications for Parent Intellectual Property, whether registered or pending, are currently used or planned to be used in and are material to the conduct of the businesses of Parent and its Subsidiaries as currently conducted, are listed on Schedule 4.13(a) of the Parent Disclosure Schedules. To the best knowledge of Parent and the Purchaser, such patents, trademarks and copyright registrations and applications (i) are valid, subsisting, in proper form and enforceable, subject to the rights of third parties, and have been duly maintained, including the submission of all necessary filings and fees in accordance with the legal and administrative requirements of the appropriate jurisdictions and (ii) have not lapsed, expired or been abandoned, and no patent, trademark, copyright, registration or application for any of the foregoing is the subject of any opposition, interference, cancellation proceeding or other legal or governmental proceeding before any governmental, registration or other authority in any jurisdiction.

     (f) To the best knowledge of Parent and the Purchaser, the conduct of the businesses of, and/or the use of the Parent Intellectual Property by, Parent and its Subsidiaries as currently conducted does not conflict with or infringe in any way on any proprietary right of any third party. Other than as set forth in
Schedule 4.13(f) of the Parent Disclosure Schedules there is no claim, suit, action, correspondence, proceeding or negotiation pending or, to the best knowledge of Parent and the Purchaser, threatened against Parent or any of its Subsidiaries (i) alleging any conflict or infringement with any third party's proprietary rights, (ii) asserting Parent or any of its Subsidiaries should consider licensing rights to a third party's patent or other proprietary rights or (iii) challenging the ownership, use, validity or enforceability of the Parent Intellectual Property. Each of Parent and its Subsidiaries owns or has the valid right to use all of the material Parent Intellectual Property used by it or held for use by it in connection with its

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business. To the best knowledge of Parent and the Purchaser, there are no conflicts with or infringements of any Parent Intellectual Property or products of Parent or its Subsidiaries by any third party.

     (g) Except as set forth on Schedule 4.13(g)(1) of the Parent Disclosure Schedules, the Parent Computer Software and the Parent Product Software used by Parent or any of its Subsidiaries in the conduct of their businesses was either:
(i) developed by employees of Parent or such Subsidiary of Parent within the scope of their employment; (ii) developed on behalf of Parent or any of its Subsidiaries by a third party, and all ownership rights therein and in any other associated Parent Intellectual Property have been assigned or otherwise transferred to or vested in Parent or such Subsidiary of Parent, as the case may be, pursuant to written agreements ("Parent Work for Hire Agreements"); (iii) acquired from a third party pursuant to a Software Acquisition Agreement which is in full force and effect and of which neither Parent nor any of its Subsidiaries is in material breach, or (iv) licensed from a third party pursuant to a written license or other contract which is in full force and effect and of which neither Parent nor any of its Subsidiaries is in material breach. Except as set forth on Schedule 4.13(g)(2) of the Parent Disclosure Schedules, (x) no third party has had access to any of the source code for any of the Parent Product Software described in clause (i) or (ii) hereof and (y) no act has been done or omitted to be done by Parent or any of its Subsidiaries to impair or dedicate to the public or entitle any Governmental Entity to hold abandoned any of such Parent Computer Software or Parent Product Software.

     (h) To the best knowledge of Parent and the Purchaser, no consents, filings, and authorizations by or with governmental authorities or third parties are necessary with respect to the consummation of the Transactions contemplated hereby as they may affect the Intellectual Property.

     (i) Neither Parent nor any of its Subsidiaries has entered into any material consent, forbearance to sue, settlement agreement or cross-licensing arrangement with any person relating to the Parent Intellectual Property or the intellectual property of any third party other than as may be contained in the agreements listed in Schedule 4.13(i) of the Parent Disclosure Schedules, or which is not material to the current business or products of Parent.

     (j) To the best knowledge of Parent, except as set forth on Schedule 4.13(j) of the Parent Disclosure Schedules, Parent and its Subsidiaries are not, nor will any of them be as a result of the execution and delivery of this Agreement or the performance of Parent's obligations under this Agreement, in breach of any material license, sub-license or other agreement relating to the Parent Intellectual Property.

     (k) No former or present employees, officers or directors of Parent or any of its Subsidiaries hold any right, title or interest directly or indirectly, in whole or in part, in or to any Parent Intellectual Property.

     (l) No trade secret or confidential know-how or other confidential information relating to Parent or its Subsidiaries has been disclosed or authorized to be disclosed to any third party, other than pursuant to a non-disclosure agreement that fully protects Parent's and its Subsidiaries' interests in and to such confidential information, except to the extent that the failure to comply with any of the foregoing could not have, individually or in the aggregate, a Parent Material Adverse Effect.

     (m) As delivered to customers and as modified by Parent, the Parent Product Software and the Parent Other Products (as hereinafter defined) conform to their respective applicable specifications in all material respects, except to the extent that the failure to comply with any of the foregoing could not have, individually or in the aggregate, a Parent Material Adverse Effect.

     (n) To the best knowledge of Parent and the Purchaser, the conduct of the businesses of Parent and its Subsidiaries, the use of the Parent Intellectual Property and/or any advertising or marketing materials used by Parent and its Subsidiaries in connection with the Parent Product Software or Parent Other Products do not violate any provision of the Lanham Act, including without limitation Section 43 thereof, and there are no material misstatements or omissions in any such materials which would violate any provision of the Lanham Act, except to the extent that the failure to comply with any of the foregoing could not have, individually or in the aggregate, a Parent Material Adverse Effect.

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     SECTION 4.14  Year 2000 Compliance.

     (a) As of the date hereof, all Date-Sensitive Data and Date-Sensitive Systems that are material to the business of Parent owned or used by, licensed or sold to Parent or any of its Subsidiaries other than those set forth in
Schedule 4.14(a) of the Parent Disclosure Schedules, have been or will be evaluated for Year 2000 Compliance issues and are Year 2000 Compliant or will be Year 2000 Compliant on or before January 1, 2000, except to the extent that the failure to comply with any of the foregoing could not have, individually or in the aggregate, a Parent Material Adverse Effect. Parent has requested representations from each entity that (i) provides Date-Sensitive Data to Parent or any of its Subsidiaries which is material to the business of Parent or (ii) processes in any way Date-Sensitive Data or software (including the Parent Computer Software or the Parent Product Software) for Parent or any of its Subsidiaries. Parent has obtained or will use reasonable efforts to obtain written representations from each entity that provides any material product or service to Parent or any of its Subsidiaries that is dependent on Year 2000 Compliant Date-Sensitive Data or Year 2000 Compliant Date-Sensitive Systems, that any of such entity's Date-Sensitive Data and/or Date-Sensitive Systems that are used for, or on behalf of, Parent or any of its Subsidiaries are Year 2000 Compliant, except to the extent that the failure to comply with any of the foregoing in this Section 4.14 could not have, individually or in the aggregate, a Parent Material Adverse Effect.

     (b) As of the date hereof, all Parent Product Software and all other products sold, licensed or leased by Parent or any of its Subsidiaries which are, or are used with, Date-Sensitive Systems or which process Date-Sensitive Data ( the "Parent Other Products"), when used in accordance with their associated specifications and other documentation, are Year 2000 Compliant subject to the express terms and conditions of Parent's documentation attached as Schedule 4.14(b) of the Parent Disclosure Schedules (the "Parent Year 2000 Representations"), except to the extent that the failure to comply with any of the foregoing could not have, individually or in the aggregate, a Parent Material Adverse Effect. To the best knowledge of Parent, (a) Parent and its Subsidiaries have made reasonable efforts not to make written representations concerning any Parent Product Software or other products of Parent or its Subsidiaries, which are in addition to or inconsistent with the Parent Year 2000 Representations and (b) any such representations which are in addition to or inconsistent with the Parent Year 2000 Representations, will not, individually or in the aggregate, have a Parent Material Adverse Effect.

     SECTION 4.15 Labor Matters. Except as set forth on Schedule 4.15(a) of the Parent Disclosure Schedules, (i) there is no labor strike, dispute, slowdown, stoppage or lock-out pending, or to the knowledge of Parent, threatened against or affecting Parent and during the past two (2) years from the date of this Agreement there has not been any such action, (ii) Parent is not a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of Parent, (iii) none of the employees of Parent is represented by any labor organization and Parent does not have any knowledge of any union organizing activities among the employees of Parent within the past two (2) years, nor does any question concerning representation exist concerning such employees, (iv) there are no written personnel policies, rules or procedures applicable to employees of Parent, other than those set forth on Schedule 4.15(a) of the Parent Disclosure Schedules, true and correct copies of which have heretofore been delivered to the Company,
(v) to the best knowledge of Parent and the Purchaser, Parent is, and has at all times been, in compliance, in all material respects, with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and is not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable laws that would cause a Parent Material Adverse Effect,
(vi) there is no unfair labor practice charge or written complaint against Parent pending or, to the knowledge of Parent, threatened before the National Labor Relations Board or any similar state, local or foreign agency, (vii) there is no grievance arising out of any collective bargaining agreement or other grievance procedure, (viii) no charges with respect to or relating to Parent are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices, (ix) Parent has not received notice of the intent of any federal, state, local or foreign agency

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responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to Parent and no such investigation is in progress, and (x) there are no complaints, lawsuits or other proceedings pending or, to the knowledge of Parent, threatened in any forum by or on behalf of any present or former employee of Parent, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract or employment, any laws governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

     SECTION 4.16 Compliance with Laws. To the best of its knowledge, Parent and each of its Subsidiaries has complied in a timely manner and in all material respects with all laws, rules and regulations, ordinances, judgments, decrees, orders, writs and injunctions of all United States federal, state, local and foreign governments and agencies thereof which affect the business, properties or assets of Parent and its Subsidiaries, and no notice, charge, claim, action or assertion has been received by Parent or any of its Subsidiaries or has been filed, commenced or, to Parent's knowledge, threatened against Parent or any of its Subsidiaries alleging any violation of any of the foregoing. All licenses, permits and approvals required under such laws, rules and regulations are in full force and effect except where the failure to be in full force and effect would not have a Parent Material Adverse Effect.

     SECTION 4.17  Environmental Matters.

     (a) Except as set forth in Schedule 4.17(a) of the Parent Disclosure Schedules, each of Parent and its Subsidiaries is in full compliance with all Environmental Laws, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern, except where the failure so to comply would not cause a Parent Material Adverse Effect. Such compliance includes, but is not limited to, the possession by Parent and each of its Subsidiaries of all permits and other governmental authorizations required under all applicable Environmental Laws, and compliance with the terms and conditions thereof. All permits and other governmental authorizations currently held by Parent and each of its Subsidiaries pursuant to the Environmental Laws are identified in
Schedule 4.17(a) of the Parent Disclosure Schedules.

     (b) Except as set forth in Schedule 4.17(b) of the Parent Disclosure Schedules, neither Parent nor any of its Subsidiaries has received any communication (written or oral), whether from a governmental authority or citizens group that alleges that Parent or any of its Subsidiaries is not in full compliance with any Environmental Laws. Parent has provided to the Company such information, if any, that is in the possession of or reasonably available to Parent regarding environmental matters pertaining to or the environmental condition of the business of Parent and its Subsidiaries, or the compliance (or noncompliance) by Parent and its Subsidiaries with any Environmental Laws.

     (c) Except as set forth in Schedule 4.17(c) of the Parent Disclosure Schedules, there is no Environmental Claim by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, death, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by Parent or any of its Subsidiaries or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law, that in either case is pending or threatened against Parent or any of its Subsidiaries, or against any person or entity whose liability for any Environmental Claim Parent has retained or assumed either contractually or by operation of law.

     (d) Without in any way limiting the generality of the foregoing, except as set forth in Schedule 4.17(d) of the Parent Disclosure Schedules, to the best knowledge of Parent and the Purchaser, there is no asbestos contained in or forming part of any building, building component, structure or office space owned, leased, operated or controlled by Parent or any of its Subsidiaries.

     SECTION 4.18 Product Liability. Except as described in Schedule 4.18 of the Parent Disclosure Schedules, there are not presently pending, or to the best knowledge of Parent, threatened any criminal,

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material civil or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings or demand letters relating to any alleged hazard or alleged defect in design, manufacture, development, programming, materials or workmanship, including any failure to warn or alleged breach of express or implied warranty or representation, relating to any product manufactured, developed, programmed, distributed, licensed or sold by or on behalf of Parent and its Subsidiaries.

     SECTION 4.19 Information in Disclosure Documents. None of the information supplied or to be supplied by Parent for the purpose of inclusion or incorporation by reference in (i) the Schedule 14D-9 at the time such document is first published, sent or given to the holders of Shares, and at any time it is amended or supplemented, (ii) the Registration Statement to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger, at the time the Registration Statement is filed with the SEC or at the time it becomes effective under the Securities Act or (iii) the Proxy Statement at the date it is first mailed to the Company's stockholders or at the time of the Special Meeting, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, no misleading. The Registration Statement will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representations and warranties are made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Registration Statement or contained in the Company SEC Documents incorporated by reference in the Registration Statement or the Proxy Statement.

     SECTION 4.20  Potential Conflict of Interest. Except as set forth in
Schedule 4.20 of the Parent Disclosure Schedules or in the Parent SEC Documents filed prior to the date hereof, since February 28, 1998 there have been no transactions, agreements, arrangements or understandings between Parent or its Subsidiaries, on the one hand, and their respective affiliates, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act. Except as set forth in Schedule 4.20 of the Parent Disclosure Schedules or in the Parent SEC Documents filed prior to the date hereof, no officer of Parent or any of its Subsidiaries owns, directly or indirectly, any interest in (excepting not more than 1% stock holdings for investment purposes in securities of publicly held and traded companies) or is an officer, director, employee or consultant of any person which is a competitor, lessor, lessee, customer or supplier of Parent or any of its Subsidiaries; and no officer or director of Parent or any of its Subsidiaries
(i) owns, directly or indirectly, in whole or in part, any Parent Intellectual Property which Parent or any of its Subsidiaries is using or the use of which is necessary for the business of Parent or its Subsidiaries; (ii) has any claim, charge, action or cause of action against Parent or any of its Subsidiaries, except for claims for accrued vacation pay, accrued benefits under the Plans and similar matters and agreements existing on the date hereof; (iii) has made, on behalf of Parent or any of its Subsidiaries, any payment or commitment to pay any commission, fee or other amount to, or to purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any other Person of which any officer or director of Parent or any of its Subsidiaries, or, to the best knowledge of Parent and the Purchaser, a relative of any of the foregoing, is a partner or stockholder (except stock holdings solely for investment purposes in securities of publicly held and traded companies); or (iv) owes any money to Parent or any of its Subsidiaries.

     Section 4.21 Insurance. Parent and each of its Subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Parent and its Subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Parent and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. Parent has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     SECTION 4.22 Suppliers and Customers. Since February 28, 1998, no material licensor, vendor, supplier, licensee or customer of Parent or any of its Subsidiaries has canceled or otherwise modified its
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relationship with Parent or its Subsidiaries and, to the best knowledge of
Parent and the Purchaser, (i) no such person has any intention to do so, and
(ii) the consummation of the transactions contemplated hereby will not adversely affect any of such relationships in any material respect, except to the extent that the failure to comply with any of the foregoing could not have, individually or in the aggregate, a Parent Material Adverse Effect.

     SECTION 4.23  Accounts Receivable; Inventory.

     (a) Subject to any reserves set forth in the consolidated balance sheet of Parent included in Parent's Quarterly Report on Form 10-Q for the quarter ended November 30, 1998 as filed with the SEC (the "Parent Balance Sheet"), the accounts receivable shown in the Parent Balance Sheet arose in the ordinary course of business, were not, as of the date of the Parent Balance Sheet, subject to any material discount, contingency, claim of offset or recoupment or counterclaim, and represented, as of the date of the Parent Balance Sheet, bona fide claims against debtors for sales, leases, licenses and other charges. All accounts receivable of Parent and its Subsidiaries arising after the date of the Parent Balance Sheet through the date of this Agreement arose in the ordinary course of business and, as of the date of this Agreement, are not subject to any material discount, contingency, claim of offset or recoupment or counterclaim, except for normal reserves consistent with past practice. The amount carried for doubtful accounts and allowances disclosed in the Parent Balance Sheet is believed by Parent as of the date of such Parent Balance Sheet to be sufficient to provide for any losses which may be sustained or failure to realize the accounts receivable shown in the Parent Balance Sheet.

     (b) As of the date of the Parent Balance Sheet, the inventories shown on the Parent Balance Sheet consisted in all material respects of items of a quantity and quality usable or saleable in the ordinary course of business. All of such inventories were manufactured or acquired in the ordinary course of business and, as of the date of this Agreement, have been replenished in all material respects in the ordinary course of business consistent with past practices. All such inventories are valued on the Parent Balance Sheet in accordance with GAAP, applied on a basis consistent with Parent's past practices, and provision has been made or reserves have been established on the Parent Balance Sheet, in each case in an amount believed by Parent as of the date of this Agreement to be adequate, for all slow-moving, obsolete or unusable inventories.

     SECTION 4.24 Title and Condition of Properties. Parent and its Subsidiaries have good and marketable title, free and clear of all Encumbrances, to all of the personal property and assets shown on the Parent Balance Sheet or acquired after November 30, 1998, except for (A) assets which have been disposed of to nonaffiliated third parties since November 30, 1998 in the ordinary course of business, (B) Encumbrances reflected in the Parent Balance Sheet, (C) Encumbrances or imperfections of title which are not, individually or in the aggregate, material in character, amount or extent and which do not materially detract from the value or materially interfere with the present or presently contemplated use of the assets subject thereto or affected thereby, and (D) liens for current Taxes not yet due and payable. All of the machinery, equipment and other tangible personal property and assets owned or used by Parent or its Subsidiaries are operational, except for ordinary wear and tear not caused by neglect, and are usable in the ordinary course of business.

     SECTION 4.25 Illegal Payments. To the best knowledge of Parent and the Purchaser, none of Parent or any of its Subsidiaries or any director, officer, employee, or agent of Parent or any of its Subsidiaries has, directly or indirectly, paid or delivered any fee, commission, or other sum of money or item of property however characterized to any broker, finder, agent, government official, or other person, in the United States or any other country, in any manner related to the business or operations of Parent or any of its Subsidiaries, which Parent or any of its Subsidiaries or any such director, officer, employee, or agent knows or has reason to believe to have been illegal under any applicable law, including but not limited to the Foreign Corrupt Practices Act.

     SECTION 4.26 Financing. In order to finance the Transactions, Parent and the Purchaser have obtained a commitment letter dated April 26, 1999 (the "Commitment Letter") from Bank of America National Trust and Savings Association (the "Bank"), pursuant to which the Bank has committed, subject
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to the terms and conditions thereof, to provide Purchaser financing in aggregate amount of $150 million (the "Debt Financing"), a true and correct copy of which has been previously provided to the Company. Subject to the terms and conditions of the Commitment Letter (including the conditions to funding) and this Agreement, the Debt Financing is sufficient to consummate the Transactions. Assuming the accuracy of the Company's representations and warranties contained in this Agreement, Parent believes (based upon the facts known to Parent as of the date of this Agreement) that each of the conditions to the completion of the Debt Financing contained in the Commitment Letter will be satisfied on or prior to the initial scheduled expiration date of the Offer.

     SECTION 4.27 Shares Owned by Parent, Purchaser and Affiliates. Except for 100,000 shares held by David W. Brandenburg and except for any Shares that could be deemed to be beneficially owned (as defined in Rule 13d-3 promulgated under the Exchange Act) by Parent or the Purchaser under the Stockholders' Agreement, to the best knowledge of Parent and the Purchaser, none of Parent, the Purchaser nor any of their respective Affiliates beneficially owns any Shares.

                                   ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

     SECTION 5.1 Acquisition Proposals. The Company will notify the Purchaser within twenty-four (24) hours if any proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, the Company or its officers, directors, employees, investment bankers, attorneys, accountants or other agents, in each case in connection with any Acquisition Proposal (as defined below) or the making of an Acquisition Proposal ("Acquisition Proposal Interest") indicating, in connection with such notice, the terms and conditions of any Acquisition Proposals or offers. The Company agrees that it, as of March 15, 1999, ceased and caused to be terminated any activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal Interest. The Company agrees that it shall keep Parent informed, on a current basis, of the status and terms of any Acquisition Proposal Interest. As used in this Agreement, "Acquisition Proposal" shall mean any tender or exchange offer involving the Company, any proposal for a merger, consolidation or other business combination involving the Company, any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the business or assets of, the Company (other than immaterial or insubstantial assets or inventory in the ordinary course of business or assets held for sale), any proposal or offer with respect to any recapitalization or restructuring with respect to the Company or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to the Company other than pursuant to the Transactions to be effected pursuant to this Agreement.

     SECTION 5.2 Interim Operations of the Company. The Company covenants and agrees that, except (i) as expressly contemplated by this Agreement, (ii) as set forth in Schedule 5.2 of the Company Disclosure Schedules, or (iii) as agreed in writing by Parent, after the date hereof, and prior to the time the designees of Parent have been elected to, and shall constitute a majority of, the Company's Board of Directors pursuant to Section 1.3 hereof (the "Appointment Date"):

     (a) the business of the Company and its Subsidiaries shall be conducted only in the ordinary and usual course and, to the extent consistent therewith, each of the Company and its Subsidiaries shall use its best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees, creditors, business partners and others having business dealings with it, such that its good will and ongoing business shall be unimpaired at the Effective Time of the Merger;

     (b) The Company will not, directly or indirectly, (i) except upon exercise of the options or other rights to purchase shares of Common Stock pursuant to presently outstanding stock options under the plans described in Section 2.4 hereof, issue, sell, transfer or pledge or agree to sell, issue, transfer or pledge any treasury stock of the Company or any capital stock of any of its Subsidiaries beneficially owned by it, (ii) amend its Articles of Incorporation or By-Laws or similar organizational documents; or (iii) split, combine or reclassify the outstanding Shares or any outstanding capital stock of any of the Subsidiaries of the Company;
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     (c) neither the Company nor any of its Subsidiaries shall: (i) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock; (ii) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options (including any automatic grants of options under the Company Stock Plans), warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or its Subsidiaries, other than (A) Shares reserved for issuance on the date hereof pursuant to the exercise of options outstanding on the date hereof under the plans described in Section 2.4 hereof and (B) Shares issued under the ESPP if the Offer extends beyond June 30, 1999; (iii) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any assets, other than in the ordinary and usual course of business and consistent with past practice, or incur or modify any indebtedness or other liability, other than in the ordinary and usual course of business and consistent with past practice; or (iv) redeem, purchase or otherwise acquire, directly or indirectly, any shares of any class or series of its capital stock, or any instrument or security which consists of or includes a right to acquire such shares (other than the cancellation of options outstanding on the date hereof pursuant to Section 2.4 hereof);

     (d) neither the Company nor any of its Subsidiaries shall make any change in the compensation payable or to become payable to any of its officers, directors, employees, agents or consultants (other than general increases in wages to employees who are not officers or directors or affiliates in the ordinary course consistent with past practice), or to Persons (as hereinafter defined) providing management services, enter into or amend any employment, severance, consulting, termination or other agreement or plan or make any loans to any of its officers, directors, employees, affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to any Plan or otherwise;

     (e) neither the Company nor any of its Subsidiaries shall pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing Plan, agreement or arrangement to any officer, director, employee or affiliate or pay or agree to pay or make any accrual or arrangement for payment to any officers, directors, employees or affiliates of the Company of any amount relating to unused vacation days, except payments and accruals made in the ordinary course consistent with past practice; adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other Plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any director, officer, employee, agent or consultant, whether past or present; or amend in any material respect any such existing Plan, agreement or arrangement in a manner inconsistent with the foregoing, except that the Company and its Subsidiaries may continue to make quarterly bonus payments to certain key employees consistent with past business practice in an aggregate amount not to exceed $1.8 million;

     (f) the Company shall not modify, amend or terminate any of the Company Agreements, and neither the Company nor any of its Subsidiaries shall waive, release or assign any material rights or claims under any of the Company Agreements, except in the ordinary course of business and consistent with past practice;

     (g) neither the Company nor any of its Subsidiaries will cause any insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated without notice to Parent;

     (h) neither the Company nor any of its Subsidiaries will (i) incur or assume any long-term debt, or except in the ordinary course of business and in an amount consistent with past practice, incur or assume any short-term indebtedness; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except in the ordinary course of business and consistent with past practice; (iii) make any loans, advances or capital contributions to, or investments in, any other Person; or (iv) enter into any material commitment or transaction (including, but not limited to, any borrowing, capital expenditure or purchase, sale or lease of assets or real estate), any agreement to develop customized software products out of the ordinary course of business;

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     (i) neither the Company nor any of its Subsidiaries will change any of the accounting methods used by it unless required by GAAP, make any Tax election or change any Tax election already made or settle any Tax Audit, other than in the ordinary course of business;

     (j) neither the Company nor any of its Subsidiaries will pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations, in the ordinary course of business and consistent with past practice, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company;

     (k) neither the Company nor any of its Subsidiaries will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger);

     (l) neither the Company nor any of its Subsidiaries will take, or agree to commit to take, any action that would or is reasonably likely to result in any of the conditions to the Merger set forth in Article VII or any of the conditions to the Offer set forth in Annex I not being satisfied, or would make any representation or warranty of the Company contained herein inaccurate in any respect at, or as of any time prior to, the Effective Time, or that would materially impair the ability of the Company to consummate the Merger in accordance with the terms hereof or materially delay such consummation; and

     (m) neither the Company nor any of its Subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or authorize, recommend, propose or announce an intention to do any of the foregoing.

     SECTION 5.3  No Solicitation and Fiduciary Out.

     (a) Except as provided in Section 5.3(b) hereof, the Company will not, and will ensure that its officers, directors, employees, investment bankers, attorneys, accountants and other agents do not, directly or indirectly: (i) initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal, or (iii) in the event of an unsolicited Acquisition Proposal for the Company, engage in negotiations or discussions with, or provide any information or data to, any Person (other than Parent, any of its affiliates or representatives) relating to any Acquisition Proposal; provided, however, that nothing contained in this Section 5.3 or any other provision hereof shall prohibit the Company or the Company's Board of Directors from (i) taking and disclosing to the Company's stockholders, its position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act or (ii) making such disclosure to the Company's stockholders as is reasonably deemed necessary, in the good faith judgment of the Company's Board of Directors after receipt of advice from outside legal counsel to the Company that such disclosure is required under applicable law and that the failure to make such disclosure would cause the Company's Board of Directors to violate its fiduciary duties to the Company's stockholders under applicable law.

     (b) Notwithstanding the foregoing, prior to the acceptance of Shares pursuant to the Offer, the Company may furnish information concerning its business, properties or assets to any Person pursuant to a confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement, dated March 12, 1999 entered into between Parent and the Company (the "Confidentiality Agreement") and may negotiate and participate in discussions and negotiations with such Person concerning an Acquisition Proposal if (x) such entity or group has on an unsolicited basis submitted a bona fide written proposal to the Company relating to any such transaction which the Company's Board of Directors determines in good faith, after receiving advice from a nationally recognized investment banking firm, represents a superior transaction to the Offer and the Merger and (y) the Company's Board of Directors determines in good faith, only after receipt of written advice from outside legal counsel to the Company, that the failure to provide such information or access or to engage in such discussions or negotiations would cause the Company's Board of Directors to violate its fiduciary duties to the Company's stockholders under applicable law (an Acquisition Proposal which satisfies clauses (x) and

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(y) being referred to herein as a "Superior Proposal"). The Company shall promptly, and in any event within one (1) business day following receipt of a Superior Proposal, notify Parent of the receipt of the same and prior to providing any such party with any material non-public information. The Company shall promptly provide to Parent any material non-public information regarding the Company provided to any other party which was not previously provided to Parent.

     (c) Except as set forth herein, neither the Company's Board of Directors nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or the Purchaser, the approval or recommendation by such Board of Directors or any such committee of the Offer, this Agreement or the Merger, (ii) approve or recommend or propose to approve or recommend, any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, prior to the time of acceptance for payment of Shares in the Offer, the Company's Board of Directors may (subject to the terms of this sentence and the following sentence) enter into an acquisition agreement with respect to a Superior Proposal, in which event the Company may take any of the actions set forth in clauses (i) through (iii) of the immediately preceding sentence; provided, however, that the Company shall not enter into an acquisition agreement with respect to a Superior Proposal unless the Company shall have furnished Parent with written notice not later than the first to occur of (i) 12:00 noon three (3) business days in advance of any date that it intends to enter into such acquisition agreement or
(ii) two (2) business days prior to the expiration of the Offer; and shall have caused its financial and legal advisors to negotiate with Parent to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the Transactions contemplated herein on such adjusted terms.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     SECTION 6.1 Additional Agreements. Subject to the terms and conditions as herein provided, the Company, Parent and the Purchaser will each comply in all material respects with all applicable laws and with all applicable rules and regulations of any governmental authority to achieve the satisfaction of the Minimum Condition and all conditions set forth in Annex I attached hereto and
Article VII hereof, and to consummate and make effective the Merger and the other Transactions contemplated hereby.

     SECTION 6.2 Notification of Certain Matters. The Company shall give prompt notice to Parent and the Purchaser, and Parent and the Purchaser shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence of any event whose occurrence, or non-occurrence causes either (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time that would have a Company Material Adverse Effect or (y) any condition set forth in Annex I to be unsatisfied in any material respect at any time from the date hereof to the date the Purchaser purchases Shares pursuant to the Offer and (ii) any failure of the Company, the Purchaser or Parent, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.2 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     SECTION 6.3  Access; Confidentiality.

     (a) From the date hereof to the Effective Time, upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel, financing sources (and their counsel or representatives) and other representatives of Parent, full access, during normal business hours during the period prior to the Appointment Date, to all its properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the Parent (and such other persons) (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to

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the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. Access shall include the right to conduct such studies, demonstrations and tests of the Company's Product Software and Other Products as Parent, in its reasonable discretion, shall deem appropriate. After the Appointment Date, the Company shall provide Parent and such persons as Parent shall designate with all such information, at such time as Parent shall request. Unless otherwise required by law and until the Appointment Date, Parent and the Purchaser will hold any such information which is non-public in confidence in accordance with, and will otherwise abide by, the provisions of the Confidentiality Agreement. No investigation pursuant to this Section 6.3(a) shall affect any representation or warranty made by the Company hereunder.

     (b) Prior to the Closing, the Company and its accountants, counsel, agents and other representatives shall cooperate with Parent and the Purchaser (and such other persons) by providing information about the Company which is necessary for Parent and the Purchaser and its accountants, agents, counsel and other representatives to prepare the Disclosure Documents and to satisfy other reasonable requests with respect to such documents. Notwithstanding the penultimate sentence of Section 6.3(a) above, Parent and the Purchaser may disclose, or cause their representatives to disclose, and at the request of Parent or the Purchaser, the Company shall and shall cause its Subsidiaries to disclose information concerning the Company and its Subsidiaries, and their respective businesses, assets and properties, and the Transactions contemplated by this Agreement in the Disclosure Documents and to prospective financing sources in connection with the Transactions contemplated hereby.

     SECTION 6.4  Consents and Approvals.

     (a) Each of Parent, the Purchaser and the Company will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the Transactions (which actions shall include, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with this Agreement and the Transactions. Each of the Company, Parent and the Purchaser will, and will cause each of its respective Subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Parent, the Purchaser, the Company or any of their respective Subsidiaries in connection with the Transactions or the taking of any action contemplated thereby or by this Agreement.

     (b) The Company and Parent shall take all reasonable actions necessary to file on the date this Agreement is executed notifications under the HSR Act and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters.

     (c) All costs and expenses of obtaining or effecting any and all of the consents, approvals, orders, authorizations, waivers, declarations, filings and registrations referred to in this Section 6.4 shall be borne by the party incurring the same, except that Parent hereby agrees to pay any applicable filing fee (and limited strictly to such filing fee) related to notification under the HSR Act.

     SECTION 6.5 Brokers or Finders. The Company represents, as to itself and its Subsidiaries and affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee from the Company or any of its Subsidiaries in connection with any of the transactions contemplated by this Agreement except for U.S. Bancorp Piper Jaffray, Inc. whose fees are set forth in a true, correct and complete copy of the engagement letter attached as
Schedule 6.5 of the Company Disclosure Schedules. Parent represents, as to itself and its Subsidiaries and affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee from Parent or any of its Subsidiaries in
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connection with any of the transactions contemplated by this Agreement except for NationsBank Montgomery Securities whose fees are set forth in a true, correct and complete copy of the engagement letter attached as Schedule 6.5 of the Parent Disclosure Schedules. Except as set forth on Schedule 6.5 of the Company Disclosure Schedules, the Company shall indemnify and hold harmless Parent and the Purchaser from and against any and all losses, claims, damages, and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending any claims or actions) with respect to any finder's fee or any other commission or similar fee, brokerage commission, or similar payment in connection with any transaction contemplated hereby asserted by any Person on the basis of any act or statement made or alleged to have been made by the Company or any of its affiliates. Except as set forth on Schedule 6.5 of the Parent Disclosure Schedules, Parent and the Purchaser shall indemnify and hold harmless the Company from and against any and all losses, claims, damages, and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending any claims or actions) with respect to any finder's fee or any other commission or similar fee, brokerage commission, or similar payment in connection with any transaction contemplated hereby asserted by any Person on the basis of any act or statement made or alleged to have been made by Parent or any of its affiliates.

     SECTION 6.6 Publicity. The initial press release with respect to the execution of this Agreement shall be a joint press release acceptable to Parent and the Company. Thereafter, so long as this Agreement is in effect, neither the Company, Parent nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other Transactions without the prior consultation of the other party, except as such party believes, after receiving the advice of outside counsel, may be required by law or by any listing agreement with a national securities exchange or trading market. Information included in Disclosure Documents shall not be deemed to constitute public disclosure for purposes of this Section 6.6.

     SECTION 6.7  Directors' and Officers' Insurance and Indemnification.

     (a) For five (5) years after the Effective Time, Parent and the Surviving Corporation (or any successor to the Surviving Corporation) shall indemnify, defend and hold harmless the present and former officers and directors of the Company and its Subsidiaries, and persons who become any of the foregoing prior to the Effective Time (each an "Indemnified Party") against all losses, claims, damages, liabilities, costs, fees and expenses (including reasonable fees and disbursements of counsel and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided that any such settlement is effected with the written consent of the Parent or the Surviving Corporation, which consent shall not unreasonably be withheld)) arising out of actions or omissions occurring at or prior to the Effective Time to the full extent permissible under the KGCC, the terms of the Company's Articles of Incorporation or By-Laws, as in effect at the date hereof; provided, that in the event any claim or claims are asserted or made within such five (5) year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims.

     (b) Parent or the Surviving Corporation shall maintain the Company's existing officers' and directors' liability insurance ("D&O Insurance") for a period of not less than five (5) years after the Effective Time; provided, that Parent may substitute therefor policies of substantially equivalent coverage and amounts containing terms no less favorable to such former directors or officers; provided, further, if the existing D&O Insurance expires, is terminated or canceled during such period, Parent or the Surviving Corporation will use all reasonable efforts to obtain substantially similar D&O Insurance; provided, further, however, that in no event shall Parent be required to pay aggregate premiums for insurance under this Section 6.7(b) in excess of $250,000; provided, further, that if the Parent or the Surviving Corporation is unable to obtain the amount of insurance required by this Section 6.7(b) for such aggregate premium, Parent or the Surviving Corporation shall obtain as much insurance as can be obtained for $250,000.

     SECTION 6.8 Purchaser Compliance. Parent shall cause the Purchaser to comply with all of its obligations under or related to this Agreement.

     SECTION 6.9 Nasdaq National Market Listing and De-Listing. Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the Nasdaq National Market subject to official notice of issuance, prior to the Closing Date. Parent shall use its best efforts to the extent feasible to cause the Shares to continue to be listed on the Nasdaq National Market and registered under the Exchange Act until the Effective Time. Parent shall use its best efforts to cause the Shares to be de-listed from the Nasdaq National Market and de-registered under the Exchange Act as soon as possible following the Effective Time.

     SECTION 6.10 Agreement of Affiliates. The Company shall deliver to Parent, prior to the date the Registration Statement becomes effective under the Securities Act, a letter (the "Affiliate Letter") identifying all persons who are, or may be deemed to be, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its reasonable best efforts to cause each such person who is identified as an "affiliate" in the Affiliate Letter to deliver to Parent, prior to the Effective Time, a written agreement (the "Affiliate Agreement") in substantially the form attached hereto as Exhibit B.

     SECTION 6.11  Reasonable Best Efforts.

     (a) Prior to the Closing, upon the terms and subject to the conditions of this Agreement, the Purchaser and the Company agree to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under any applicable laws to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable including, but not limited to (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the transactions contemplated by this Agreement and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party or Governmental Entity, (ii) the preparation of any Offering Documents, the Registration Statement or Disclosure Documents requested by the Purchaser, (iii) the obtainment by Parent of the Debt Financing and (iv) the satisfaction of the other parties' conditions to Closing. In addition, no party hereto shall take any action after the date hereof that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity necessary to be obtained prior to Closing.

     (b) Prior to the Closing, each party shall promptly consult with the other parties hereto with respect to, provide any necessary information with respect to and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the transactions contemplated by this Agreement. Each party hereto shall promptly inform the other parties of any communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement. If any party hereto or affiliate thereof receives a request for additional information or documentary material from any such Government Entity with respect to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. To the extent that transfers of permits or environmental permits are required as a result of execution of this Agreement or consummation of the transactions contemplated hereby, the Company shall use its best efforts to effect such transfers.

     (c) Notwithstanding the foregoing, nothing in this Agreement shall be deemed to require the Purchaser to defend against any litigation brought by any Governmental Entity seeking to prevent the consummation of the transactions contemplated hereby.

     SECTION 6.12 No Repurchase of Parent Common Stock. Prior to the Merger, Parent will not repurchase any shares of Parent Common Stock.

     SECTION 6.13 Company Stock Plan Amendments. Prior to or contemporaneously with the closing of the Offer, the Company will amend (i) its 401(k) plan so as to insure that neither Parent nor its

Subsidiaries (other than the Company) will become participating employees in such plan and (ii) the Directors Plan to preclude any further grants of options thereunder.

                                  ARTICLE VII

                                   CONDITIONS

     SECTION 7.1  Conditions to Each Party's Obligation to Effect the
Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Parent, the Purchaser, or the Company, as the case may be, to the extent permitted by applicable law:

     (a) Stockholder Approval. The Merger and this Agreement shall have been approved and adopted by the requisite vote of the holders of the Shares, as required by the KGCC and the NGCL;

     (b) Statutes, Court Orders. No statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity which prohibits the consummation of the Merger; and there shall be no order or injunction of a court of competent jurisdiction in effect precluding consummation of the Merger;

     (c) Purchase of Shares in Offer. The Purchaser shall have made, or caused to be made, the Offer and shall have purchased, or caused to be purchased, 9,158,155 shares pursuant to the Offer; provided, that this condition shall be deemed to have been satisfied with respect to the obligation of Parent and the Purchaser to effect the Merger if the Purchaser fails to accept for payment or pay for Shares pursuant to the Offer in violation of the terms of the Offer or of this Agreement;

     (d) Effectiveness of Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy Statement shall have been initiated or threatened by the SEC; and

     (e) HSR Approval. The applicable waiting period under the HSR Act shall have expired or early termination shall have been granted with respect to the Offer.

     SECTION 7.2 Conditions to Obligations by Parent and the Purchaser to Effect the Merger. The obligations of Parent and the Purchaser to consummate the Merger are further subject to fulfillment of the condition that all actions contemplated by Section 2.5 hereof shall have been taken, which condition may be waived by Parent and the Purchaser.

                                  ARTICLE VIII

                                  TERMINATION

     SECTION 8.1 Termination. This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time before the Effective Time, whether before or after stockholder approval of the Merger:

     (a) By mutual written consent of Parent and the Company; or

     (b) By Parent if the Offer shall have expired or been terminated without any Shares being purchased thereunder by the Purchaser as a result of the occurrence of any of the events set forth in Annex I; or

     (c) By either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or

     (d) By Parent if, without any material breach by the Purchaser of its obligations under this Agreement, the purchase of Shares pursuant to the Offer shall not have occurred on or before three (3) months from date of this Agreement; or

     (e) By the Company if, without any material breach by the Company of its obligations under this Agreement, the purchase of Shares pursuant to the Offer shall not have occurred on or before three (3) months from date of this Agreement; or

     (f) By the Company (i) if there shall be a material breach of any of Parent or the Purchaser's representations, warranties or covenants hereunder, which breach cannot be or has not been cured within thirty (30) days of the receipt by Parent of written notice thereof from the Company or (ii) to allow the Company to enter into an agreement in accordance with Section 5.3(c) hereof with respect to a Superior Proposal which the Company's Board of Directors has determined is more favorable to the stockholders of the Company than the transactions contemplated hereby; provided, however, if termination is pursuant to clause
(ii) of this Section 8.1(f), that it has complied with all provisions thereof, including the notice provision therein, and that it makes simultaneous payment of the Termination Fee (as hereinafter defined), plus any amounts then due as a reimbursement of expenses pursuant to Section 8.2(b) hereof; or

     (g) By Parent, if prior to the purchase of Shares pursuant to the Offer, the Company shall have breached any representation, warranty or covenant or other agreement contained in this Agreement, which breach (i) would give rise to the failure of a condition set forth in paragraph (f) or (g) of Annex I hereto and (ii) cannot be or has not been cured within thirty (30) days of the receipt by the Company of written notice thereof from Parent; or

     (h) By Parent, at any time prior to the purchase of the Shares pursuant to the Offer, if (i) the Company's Board of Directors shall withdraw, modify, or change its recommendation or approval in respect of this Agreement or the Offer in a manner adverse to the Purchaser, (ii) the Company's Board of Directors shall have recommended any proposal other than by Parent or the Purchaser in respect of an Acquisition Proposal, (iii) the Company shall have exercised a right with respect to an Acquisition Proposal referenced in Section 5.3(b) hereof and shall, directly or through its representatives, continue discussions with any third party concerning an Acquisition Proposal, which proposal contains a proposal as to price (without regard to whether such proposal specifies a particular price or range of potential prices), for more than twenty (20) business days after the date of receipt of such Acquisition Proposal, (iv) an Acquisition Proposal that is publicly disclosed shall have been commenced, publicly proposed or communicated to the Company which contains a proposal as to price (without regard to whether such proposal specifies a specific price or a range of potential prices) and the Company shall not have rejected such proposal within twenty (20) business days of its receipt or, if sooner, the date its existence first becomes publicly disclosed; or

     (i) By Parent, as soon as practicable after the expiration of the Offer, if the Bank shall not have extended the Debt Financing to Purchaser in accordance with the Commitment Letter and Parent shall have determined in good faith that it cannot obtain debt financing within thirty-five (35) business days after commencement of the Offer from any other source on terms at least as favorable in the aggregate as the terms set forth in the Commitment Letter; or

     (j) By the Company, at the initial scheduled expiration date of the Offer or any extended expiration date of the Offer, if at such time (i) Parent shall not have obtained the Debt Financing or waived the condition set forth in subparagraph (k) of Annex I hereto and (ii) the Minimum Condition and all other conditions set forth in Annex I (other than those set forth in paragraph (k) thereof) have been satisfied or, to the extent such conditions may be so waived, waived by Parent.

     SECTION 8.2  Effect of Termination.

     (a) In the event of the termination of this Agreement as provided in
Section 8.1 hereof, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and there shall be no liability on the part of Parent, the Purchaser or the Company, except (i) as set forth in this

Section 8.2 and in Sections 6.3(a), 6.5 and 9.3 hereof and (ii) nothing herein shall relieve any party from liability for any willful and material breach of this Agreement.

     (b) If (i) Parent shall have terminated this Agreement pursuant to Section 8.1(h) hereof, (ii) Parent shall have terminated this Agreement pursuant to
Section 8.1(g) hereof and within twelve (12) months following the date of any such termination, an acquisition pursuant to an Acquisition Proposal shall have been consummated or (iii) the Company shall have terminated this Agreement pursuant to Section 8.1(f)(ii), then in any such case the Company shall pay in immediately available funds simultaneously with such termination if pursuant to
Section 8.1(f)(ii) hereof and promptly, but in no event later than two (2) business days after the date of such termination if pursuant to Section 8.1(h) hereof or the consummation of the acquisition contemplated by the Acquisition Proposal following a termination pursuant to Section 8.1(g), to Parent a Termination Fee, which fee shall be payable by wire transfer to such account as Parent may designate in writing to the Company.

     (c) Notwithstanding the provisions set forth in Section 8.2(a) and Section 8.2(b) above, if this Agreement is terminated by Parent pursuant to Section 8.1(i) hereof or by the Company pursuant to Section 8.1(j) hereof and Parent is not entitled to terminate, withdraw or not consummate the Offer under one or more of the conditions to the Offer set forth in Annex I to this Agreement (other than the condition set forth in subparagraph (k) of Annex I), Parent shall pay the Termination Fee to the Company in immediately available funds. Payment of the Termination Fee shall be made within two (2) business days after Parent's or the Company's termination of this Agreement pursuant to Section 8.1(i) or Section 8.1(j).

     (d) Notwithstanding the provisions set forth in Sections 8.2(a) and Section 8.2(b) above, if at least a majority of the issued and outstanding Common Stock on a fully diluted basis has been validly tendered and not withdrawn prior to the expiration of the Offer, and this Agreement is terminated by Parent pursuant to Section 8.1(b) or by the Company pursuant to Section 8.1(e) hereof, Parent shall pay the Termination Fee to the Company in immediately available funds if Parent or the Company terminates this Agreement solely as a result of the Minimum Condition not having been satisfied, with payment of the Termination Fee to be made within two (2) business days after Parent's or the Company's termination of this Agreement.

     (e) For purposes of this Agreement, the term "Termination Fee" shall mean an amount equal to $4,975,000, plus an amount, not in excess of $1,000,000, equal to the actual and reasonably documented out-of-pocket expenses incurred by either Parent or Purchaser, on the one hand, or the Company, on the other hand, as the case may be, in connection with the Offer, the Merger, this Agreement, the Stockholders' Agreement and the consummation of the transactions contemplated hereby and thereby.

                                   ARTICLE IX

                                 MISCELLANEOUS

     SECTION 9.1  Amendment and Modification. Subject to applicable law and
Section 1.3(c) hereof, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto, by action taken by their respective Boards of Directors or equivalent governing bodies, at any time prior to the Effective Time with respect to any of the terms contained herein; provided that after the approval of this Agreement by the shareholders of the Company, no such amendment, modification or supplement shall reduce the amount or change the form of the Merger Consideration.

     SECTION 9.2 Non-survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

     SECTION 9.3 Expenses. Except as expressly set forth in Section 6.4(c) and 8.2(b) hereof, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

     SECTION 9.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by a nationally recognized overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to Parent or the Purchaser, to:

         InterVoice, Inc.
         17811 Waterview Parkway
         Dallas, Texas 75252
         Attention: Vice President and Corporate Counsel
         Telephone No.: 972-454-8694
         Telecopy No.: 972-454-8120

         with a copy to:

         InterVoice Acquisition Subsidiary III, Inc.
         17811 Waterview Parkway
         Dallas, Texas 75252
         Attention: Vice President and Corporate Counsel
         Telephone No.: 972-454-8694
         Telecopy No.: 972-454-8120

                        and

         Sam P. Burford, Jr.
         Thompson & Knight, P.C.
         1700 Pacific Avenue, Suite 3300
         Dallas, Texas 75201
         Telephone No.: (214) 969-1700
         Telecopy No.: (214) 969-1751

     (b) if to the Company, to:

         Brite Voice Systems, Inc.
         250 International Parkway, Suite 300
         Heathrow, Florida 32746-5006
         Attention: Chief Financial Officer
         Telephone No.: 407-357-1002
         Telecopy No.: 407-357-1410

         with a copy to:

         Thomas P. Garretson
         Triplett, Woolf & Garretson, LLC
         2959 North Rick Road, Suite 300
         Wichita, Kansas 67226
         Telephone No.: 316-630-8100
         Telecopy No.: 316-630-8101

     SECTION 9.5 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." As used in this Agreement, the term "affiliates" shall have the meaning set forth in Rule 12b-2 of the Exchange Act. As used in this Agreement, the term "Person" shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

     SECTION 9.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 9.7 Entire Agreement; No Third Party Beneficiaries. This Agreement and the Confidentiality Agreement (including the documents and the instruments referred to herein and therein):

          (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and

          (b) except as provided in Sections 2.4 and 6.7 hereof, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     SECTION 9.8 Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court asking such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

     SECTION 9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to the principles of conflicts of law thereof.

     SECTION 9.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written content of the other parties, except that the Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Notwithstanding the foregoing, if any party assigns its rights under this Agreement, such party shall not be deemed to have been released from its respective obligations set forth herein.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Parent, the Purchaser and the Company have caused this Agreement to be signed by their respective officers hereunto duly authorized as of the date first written above.

                                            INTERVOICE, INC.

                                            By    /s/ DANIEL D. HAMMOND
                                             -----------------------------------
                                               Name: Daniel D. Hammond
                                               Title: Chairman of the Board and
                                                      Chief Executive Officer

                                            INTERVOICE ACQUISITION SUBSIDIARY,
                                            III, INC.

                                            By    /s/ ROB-ROY J. GRAHAM
                                             -----------------------------------
                                               Name: Rob-Roy J. Graham
                                               Title: President

                                            BRITE VOICE SYSTEMS, INC.

                                            By    /s/ STANLEY G. BRANNAN
                                             -----------------------------------
                                               Name: Stanley G. Brannan
                                               Title: Chairman of the Board,
                                                      President and Chief
                                                      Executive Officer

                                                                         ANNEX I

     Certain Conditions of the Offer. Notwithstanding any other provisions of the Offer, and in addition to (and not in limitation of) the Purchaser's rights to extend and amend the Offer at any time in its sole discretion (to the extent as permitted by this Agreement), the Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to the Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares, and may terminate or amend the Offer as to any Shares not then paid for, if (i) as of the expiration date of the Offer (A) any applicable waiting period under the HSR Act has not expired or terminated or (B) the Minimum Condition has not been satisfied, or (ii) at any time on or after the date of this Agreement and before the time of acceptance for payment for any such Shares, any of the following events shall occur:

     (a) there shall be threatened in writing or pending any suit, action or proceeding by any Governmental Entity against the Purchaser, Parent, the Company or any Subsidiary of the Company (i) seeking to prohibit or impose any material limitations on Parent's or the Purchaser's ownership or operation (or that of any of their respective Subsidiaries or affiliates) of all or a material portion of their (to the extent it relates to the Offer or Merger) or the Company's businesses or assets, or to compel Parent or the Purchaser or their respective Subsidiaries and affiliates to dispose of or hold separate any material portion of the business or assets of the Company and its Subsidiaries or (to the extent it relates to the Offer or Merger) Parent and its Subsidiaries, in each case taken as a whole, (ii) challenging the acquisition by Parent or the Purchaser of any Shares under the Offer, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the other transactions contemplated by this Agreement, or seeking to obtain from the Company, and (to the extent it relates to the Offer or Merger) Parent or the Purchaser any damages that are material in relation to the Company and its Subsidiaries taken as a whole, (iii) seeking to impose material limitations on the ability of the Purchaser, or render the Purchaser unable, to accept for payment, pay for or purchase some or all of the Shares pursuant to the Offer and the Merger, or (iv) seeking to impose material limitations on the ability of Purchaser or Parent effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders;

     (b) there shall be any statute, rule, regulation, judgment, order or injunction (other than a temporary or preliminary injunction that is removed within ten (10) days) enacted, entered, enforced, promulgated, or deemed applicable, pursuant to an authoritative interpretation by or on behalf of a Governmental Entity, to the Offer or the Merger, or any other action shall be taken by any Governmental Entity other than the application to the Offer or the Merger of applicable waiting periods under HSR Act, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (iv) of paragraph (a) above;

     (c) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market for a period in excess of twenty-four (24) hours (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions), (ii) a declaration of a general banking moratorium or any general suspension of payments in respect of banks in the United States (whether or not mandatory), (iii) a commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States (which shall not include the United States' participation in the NATO peacekeeping mission in the provinces of the former Yugoslavia (including but not limited to Serbia, Kosovo and Albania)), (iv) any material limitation by any United States governmental authority on the extension of credit generally by banks or other lending institutions, or (v) a change in general financial, bank or capital market conditions which materially and adversely affects the ability of financial institutions in the United States to extend credit or syndicate loans or (vi) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

     (d) since December 31, 1998, there shall have occurred any change (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any change) that constitutes a Company Material Adverse Effect;

     (e) (i) the Company's Board of Directors or any committee thereof shall have withdrawn or modified in a manner adverse to Parent or the Purchaser its approval or recommendation of the Offer, the Merger or this Agreement, or approved or recommended any Acquisition Proposal or (ii) the Company shall have entered into any agreement with respect to any Superior Proposal in accordance with Section 5.3(c) of this Agreement;

     (f) any of the representations and warranties of the Company set forth in the Merger Agreement shall not be true and correct, in each case (i) as of the date referred to in any representation or warranty which addresses matters as of a particular date, or (ii) as to all other representations and warranties, as of the date of this Agreement and as of the scheduled expiration of the Offer and such inaccuracy individually or in the aggregate would have a Company Material Adverse Effect;

     (g) the Company shall have failed to perform any obligation or to comply with any agreement or covenant to be performed or complied with by it under this Agreement and such failure individually or in the aggregate would have a Company Material Adverse Effect;

     (h) the Purchaser shall have failed to receive a certificate executed by the President or a Vice President of the Company, dated as of the scheduled expiration of the Offer, to the effect that the conditions set forth in paragraphs (f) and (g) of this Annex I have not occurred;

     (i) all consents, permits and approvals of Governmental Entities and other persons listed in Schedule 3.4 of the Company Disclosure Schedules and identified with an asterisk shall not have been obtained with no material adverse conditions attached and no material expense imposed on the Company or any of its Subsidiaries;

     (j) this Agreement shall have been terminated in accordance with its terms; and

     (k) Parent and/or the Purchaser shall not have received the Debt Financing for the Transactions contemplated by the Commitment Letter from the Bank, and Parent shall have determined in good faith that it cannot obtain debt financing from any other source within thirty-five (35) business days after commencement of the Offer on terms at least as favorable in the aggregate as the terms set forth in the Commitment Letter.

     The foregoing conditions are for the sole benefit of Parent and the Purchaser, may be asserted by Parent or the Purchaser regardless of the circumstances giving rise to such conditions (including any action or inaction by Parent or the Purchaser) and may be waived by Parent or the Purchaser in whole or in part at any time and from time to time in the sole discretion of Parent or the Purchaser, except as otherwise provided by this Agreement. The failure by Parent or the Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                                                                       EXHIBIT A

                        FORM OF STOCKHOLDERS' AGREEMENT

     THIS STOCKHOLDERS' AGREEMENT (this "Agreement"), dated as of April 27, 1999, is made by and among InterVoice, Inc., a Texas corporation ("Parent"), InterVoice Acquisition Subsidiary III, Inc., a Nevada corporation and a wholly owned subsidiary of Parent (the "Purchaser") and Stanley G. Brannan, Sue Brannan, Alan C. Maltz (on his own behalf, as well as on behalf of his minor children for whom Mr. Maltz acts as custodian for 80,000 shares of Common Stock (as hereinafter defined) beneficially owned by his minor children), Scott A. Maltz, Glenn A. Etherington, Leon A. Ferber, Ray S. Naeini, Donald R. Walsh and John F. Kelsey, III (collectively, the "Stockholders").

     WHEREAS, the Stockholders are, as of the date hereof, the record and beneficial owners of approximately 3,090,541 shares (as may be adjusted from time to time pursuant to Section 6 hereof, the "Shares") of common stock, no par value (the "Common Stock") of Brite Voice Systems, Inc., a Kansas corporation (the "Company");

     WHEREAS, certain of the Stockholders also own options to purchase shares of Common Stock (the "Stock Options") pursuant to various stock option plans maintained by the Company;

     WHEREAS, Parent, the Purchaser and the Company concurrently herewith are entering into an Acquisition Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, for the acquisition of the Company by Parent by means of a cash tender offer (the "Offer") for up to 9,158,155 shares of Common Stock and for the subsequent merger (the "Merger") of the Purchaser with and into the Company upon the terms and subject to the conditions set forth in the Merger Agreement; and

     WHEREAS, as a condition to the willingness of Parent and the Purchaser to enter into the Merger Agreement, and in order to induce Parent and the Purchaser to enter into the Merger Agreement, the Stockholders have agreed to enter into this Agreement.

     NOW, THEREFORE, in consideration of the execution and delivery by Parent and the Purchaser of the Merger Agreement, the foregoing preamble and the mutual representations, warranties, covenants and agreements set forth herein and therein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. Representations and Warranties of the Stockholders. Each Stockholder hereby, severally and not jointly, represents and warrants to Parent and the Purchaser as follows:

     (a) Such Stockholder is the record and beneficial owner of that number of shares of Common Stock set forth below opposite such Stockholder's name:

                                                               SHARES OF
NAME                                                          COMMON STOCK
----                                                          ------------
Stanley G. Brannan..........................................   1,141,962
Sue Brannan.................................................      25,000
Alan C. Maltz...............................................   1,225,106
Alan C. Maltz, as custodian.................................      80,000
Scott A. Maltz..............................................     472,621
Glenn A. Etherington........................................      25,321
Leon A. Ferber..............................................     115,000
Ray S. Naeini...............................................           0
Donald R. Walsh.............................................       3,698
John F. Kelsey, III.........................................       1,833

     (b) Such Stockholder holds Stock Options covering that number of shares of Common Stock set forth below opposite such Stockholder's name:

                                                               SHARE OF
                                                                COMMON
                                                                STOCK
                                                              COVERED BY
                                                                STOCK
NAME                                                           OPTIONS
----                                                          ----------
Stanley G. Brannan..........................................     4,500
Sue Brannan.................................................         0
Alan C. Maltz...............................................     4,500
Alan C. Maltz, as custodian.................................         0
Scott A. Maltz..............................................         0
Glenn A. Etherington........................................   139,000
Leon A. Ferber..............................................    50,000
Ray S. Naeini...............................................   140,000
Donald R. Walsh.............................................   142,750
John F. Kelsey, III.........................................    23,500

     (c) Such Stockholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken any necessary action to authorize the execution, delivery and performance of this Agreement.

     (d) This Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

     (e) Neither the execution and delivery of this Agreement nor the consummation by such Stockholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which such Stockholder is a party or bound or to which those Shares or Stock Options owned by such Stockholder are subject. Consummation by such Stockholder of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to such Stockholder or those Shares or Stock Options owned by such Stockholder, except for any necessary filing under Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or state takeover laws.

     (f) The certificates representing those Shares owned by such Stockholder are now and at all times during the term hereof will be held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

     SECTION 2.  Representations and Warranties of Parent and the
Purchaser. Each of Parent and the Purchaser hereby, jointly and severally, represents and warrants to the Stockholders as follows:

     (a) Each of Parent and the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the States of Texas and Nevada, respectively, has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

     (b) This Agreement has been duly authorized, executed and delivered by each of Parent and the Purchaser and constitutes the legal, valid and binding obligation of each of Parent and the Purchaser, enforceable against each of them in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

     (c) Neither the execution and delivery of this Agreement nor the consummation by each of Parent and the Purchaser of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which Parent or the Purchaser is a party or bound. The consummation by each of Parent and the Purchaser of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to either Parent or the Purchaser, except for any necessary filing under the HSR Act or state takeover laws.

     SECTION 3. Purchase and Sale of the Shares. Each Stockholder hereby agrees, severally but not jointly, that he or she shall tender the Shares into the Offer promptly, and in any event no later than the third (3RD) business day following the commencement of the Offer, and that the Stockholders shall not withdraw any Shares so tendered. The Purchaser hereby agrees to purchase all the Shares so tendered at a price per Share equal to Thirteen and 40/100s Dollars ($13.40) (the "Offer Price") or any higher price that may be paid in the Offer; provided, however, that the Purchaser's obligation to accept for payment and pay for the Shares in the Offer is subject to all the terms and conditions of the Offer set forth in the Merger Agreement and Annex I thereto.

     SECTION 4. Transfer of the Shares. Prior to the termination of this Agreement, except as otherwise provided herein, each Stockholder agrees, severally but not jointly, not to: (i) transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Shares or the Stock Options; (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of those Shares or Stock Options owned by such Stockholder or any interest therein; (iii) grant any proxy, power-of-attorney or other authorization or consent in or with respect to those Shares owned by such Stockholder or grant any power of attorney or other authorization or consent in or with respect to those Stock Options owned by such Stockholder; (iv) deposit those Shares owned by such Stockholder into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or (v) take any other action that would in any way restrict, limit or interfere with the performance of such Stockholder's obligations hereunder or the transactions contemplated hereby.

     SECTION 5.  Grant of Irrevocable Proxy; Appointment of Proxy.

     (a) Each Stockholder hereby irrevocably grants to, and appoints, Parent and any nominee thereof, as such Stockholder's respective proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote those Shares owned by such Stockholder, or grant a consent or approval in respect of such Shares, in connection with any meeting of the stockholders of the Company (i) in favor of the Merger, and (ii) against any action or agreement which would impede, interfere with or prevent the Merger, including any other extraordinary corporate transaction, such as a merger, reorganization or liquidation involving the Company and a third party or any other proposal of a third party to acquire the Company.

     (b) Each Stockholder represents, severally but not jointly, that any proxies, if any, heretofore given in respect of those Shares owned by such Stockholder are not irrevocable, and that such proxies are hereby revoked.

     (c) Each Stockholder hereby affirms, severally but not jointly, that such Stockholder's irrevocable proxy set forth in this Section 5 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this

Agreement. Each Stockholder hereby further affirms, severally but not jointly, that such Stockholder's irrevocable proxy is coupled with an interest and, except as set forth in Section 9 hereof, is intended to be irrevocable in accordance with the provisions of Section 17-6502 of the Kansas General Corporation Code (the "KGCC").

     SECTION 6. Certain Events. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Common Stock or the acquisition of additional shares of Common Stock or other securities or rights of the Company by the Stockholders, the number of Shares and the number of shares of Common Stock covered by the Stock Options shall be adjusted appropriately, and this Agreement and the obligations hereunder shall attach to any additional shares of Common Stock or other securities or rights of the Company issued to or acquired by the Stockholders.

     SECTION 7. Stock Option Cash-Out. Subject to the completion of the Merger, each Stockholder that holds Stock Options as of the date hereof hereby agrees, severally but not jointly, that he or she shall, in accordance with Section 2.4 of the Merger Agreement, surrender such Stock Options to the Company for cancellation prior to the Effective Time (as defined in the Merger Agreement). Subject to the conditions set forth in the immediately preceding sentence and within ten (10) days after the Effective Time of the Merger, the Company will pay the respective holders of those Stock Options that are "in the money" an amount, in cash, equal to product of (i) the difference between the Offer Price and the respective per share exercise prices of such Stock Options, multiplied by (ii) the number of shares of Common Stock covered by the respective Stock Options.

     SECTION 8. Certain Other Agreements.

     (a) Except as provided in this Section 8 hereof, each Stockholder will not, and will ensure that such Stockholder's, employees, investment bankers, attorneys, accountants and other agents do not, directly or indirectly: (i) initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Acquisition Proposal (as defined in the Merger Agreement), (ii) enter into any agreement with respect to any Acquisition Proposal, or (iii) in the event of an unsolicited Acquisition Proposal for the Company, engage in negotiations or discussions with, or provide any information or data to, any Person (as defined in the Merger Agreement) (other than Parent, any of its affiliates or representatives) relating to any Acquisition Proposal; provided, however, that nothing contained in this Section 8 or any other provision hereof shall prohibit Stockholders, on behalf of the Company or the Company's Board of Directors, from
(i) taking and disclosing to the Company's stockholders, its position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act or (ii) making such disclosure to the Company's stockholders as is reasonably deemed necessary, in the good faith judgment of the Company's Board of Directors after receipt of advice from outside legal counsel to the Company that such disclosure is required under applicable law and that the failure to make such disclosure would cause the Company's Board of Directors to violate its fiduciary duties to the Company's stockholders under applicable law.

     (b) Notwithstanding the foregoing, prior to the acceptance of Shares pursuant to the Offer, each Stockholder may furnish information concerning the Company's business, properties or assets to any Person pursuant to a confidentiality agreement with terms no less favorable to such Stockholder and the Company than those contained in the Confidentiality Agreement, dated March 12, 1999 entered into between Parent and the Company (the "Confidentiality Agreement") and may negotiate and participate in discussions and negotiations with such Person concerning an Acquisition Proposal if (x) such entity or group has on an unsolicited basis submitted a bona fide written proposal to the Company relating to any such transaction which the Company's Board of Directors determines in good faith, after receiving advice from a nationally recognized investment banking firm, represents a superior transaction to the Offer and the Merger and (y) the Company's Board of Directors determines in good faith, only after receipt of written advice from outside legal counsel to the Company, that the failure to provide such information or access or to engage in such discussions or negotiations would cause the Company's Board of Directors to violate its fiduciary duties to the Company's stockholders under applicable law (an Acquisition Proposal which satisfies clauses (x) and (y) being referred to herein as a "Superior Proposal"). Each Stockholder shall promptly, and in any event within one (1) business day following receipt of a Superior Proposal, notify Parent of the receipt of the same and prior to providing any such party with any material non-public information. Each Stockholder shall promptly provide to Parent any material non-public information regarding the Company provided to any other party which was not previously provided to Parent.

     (c) Except as set forth herein, no Stockholder shall (i) approve or recommend or propose to approve or recommend, any Acquisition Proposal or (ii) enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, prior to the time of acceptance for payment of Shares in the Offer, each Stockholder may (subject to the terms of this sentence and the following sentence) enter into an acquisition agreement with respect to a Superior Proposal, in which event each Stockholder may take any of the actions set forth in clauses (i) through (ii) of the immediately preceding sentence; provided, however, that no Stockholder shall enter into an acquisition agreement with respect to a Superior Proposal unless the Company shall have furnished Parent with written notice not later than the first to occur of (i) 12:00 noon three (3) business days in advance of any date that it intends to enter into such acquisition agreement or (ii) two (2) business days prior to the expiration of the Offer; and shall have caused its financial and legal advisors to negotiate with Parent to make such adjustments in the terms and conditions of this Agreement as would enable the Stockholder to proceed with the Transactions contemplated herein on such adjusted terms.

     SECTION 9. Further Assurances. Each Stockholder shall, upon request of Parent or the Purchaser, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Parent or the Purchaser to be necessary or desirable to carry out the provisions hereof and to vest in Parent the power to vote those Shares owned by such Stockholder as contemplated by Section 5 hereof.

     SECTION 10. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate immediately upon the earliest of (a) the termination of the Merger Agreement in accordance with its terms, (b) the Effective Time (as defined in the Merger Agreement), or (c) written notice by Parent that Parent, in its sole discretion determines to terminate this Agreement; provided, however, that Section 11 hereof shall survive any termination of this Agreement.

     SECTION 11. Expenses. All fees and expenses incurred by any one party hereto shall be borne by the party incurring such fees and expenses.

     SECTION 12. Public Announcements. The initial press release with respect to the execution of this Agreement and the Merger Agreement shall be a joint press release acceptable to Parent, the Purchaser and the Stockholders. Thereafter, so long as this Agreement is in effect, neither the Parent, Purchaser, nor the Stockholders, nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger Agreement, this Agreement or the other Transactions (as defined in the Merger Agreement) without the prior consultation of the other party, except as such party believes, after receiving the advice of outside counsel, may be required by law or by any listing agreement with a national securities exchange or trading market. Stockholders hereby designate the Company to represent them in connection with any press releases and announcements.

     SECTION 13.  Miscellaneous.

     (a) Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to such terms in the Merger Agreement.

     (b) All notices and other communications hereunder shall be in writing and shall be deemed given upon (i) transmitter's confirmation of a receipt of a facsimile transmission, (ii) confirmed delivery by a standard overnight carrier or when delivered by hand or (iii) the expiration of five (5) business days after the day when mailed in the United States by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

        (A) if to Stanley G. Brannan, to:

            c/o Brite Voice Systems, Inc.
            250 International Parkway, Suite 300
            Heathrow, Florida 32746-5006
            Facsimile: 407-357-1410
            Telephone: 407-357-1002

        (B) if to Sue Brannan, to:

            c/o Brite Voice Systems, Inc.
            250 International Parkway, Suite 300
            Heathrow, Florida 32746-5006
            Facsimile: 407-357-1410
            Telephone: 407-357-1002

        (C) if to Alan C. Maltz, Individually or as Custodian, to:

            29 Chelsea Drive
            Livingston, New Jersey 07039
            Facsimile: 973-994-6665
            Telephone: 973-994-2468

        (D) if to Scott A. Maltz, to:

            30 Blackhawk Lane
            Burlingame, California 94010
            Facsimile:
            Telephone: 415-344-4810

        (E) if to Glenn A. Etherington, to:

            c/o Brite Voice Systems, Inc.
            250 International Parkway, Suite 300
            Heathrow, Florida 32746-5006
            Facsimile: 407-357-1410
            Telephone: 407-357-1002

        (F) if to Leon A. Ferber, to:

            c/o Brite Voice Systems, Inc.
            40 Shawmut Road
            Canton, Massachusetts 02021-1409
            Facsimile: 781-828-7886
            Telephone: 781-401-1525

        (G) if to Ray S. Naeini, to:

            c/o Brite Voice Systems, Inc.
            250 International Parkway, Suite 300
            Heathrow, Florida 32746-5006
            Facsimile: 407-357-1410
            Telephone: 407-357-1002

        (H) if to Donald R. Walsh, to:

            c/o Brite Voice Systems, Inc.
            250 International Parkway, Suite 300
            Heathrow, Florida 32746-5006
            Facsimile: 407-357-1410
            Telephone: 407-357-1002

        (I)  if to John F. Kelsey, III, to:

             c/o The Kelsey Group
             600 Executive Drive
             Princeton, New Jersey 08540
             Facsimile: 609-921-2112
             Telephone: 609-921-7200

        and

        (J)  if to Parent or the Purchaser, to:

             17811 Waterview Parkway
             Dallas, Texas 75252
             Facsimile: 972-454-8781
             Telephone: 972-454-8694
             Attention: Vice President and Corporate Counsel

        with a copy to:

          Thompson & Knight, P.C.
           1700 Pacific Avenue
           Suite 3300
           Dallas, Texas 75201
           Facsimile: (214) 969-1751
           Telephone: (214) 969-1700
           Attention: Sam P. Burford, Jr.

     (c) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (d) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement.

     (e) This Agreement (including the Merger Agreement and any other documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, whether written and oral, among the parties hereto with respect to the subject matter hereof.

     (f) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas without giving effect to the principles of conflicts of laws thereof.

     (g) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns, and the provisions of this Agreement are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     (h) If any term, provision, covenant, restriction or part of the Agreement herein is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable (either generally or with respect to certain of the Shares) or against its regulatory policy, the remainder of the terms, provisions, covenants, restrictions and parts of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, invalidated or removed.

     (i) Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (i) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (ii) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in any state or federal court sitting in Dallas, Texas. The parties hereto consent to personal jurisdiction in any such action brought in any state or federal court sitting in Dallas, Texas and to service of process upon it in the manner set forth in Section 12(b) hereof.

     (j) No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Parent, the Purchaser and the Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.

                                            INTERVOICE, INC.

                                            By:
                                              ----------------------------------
                                                Name:
                                              ----------------------------------
                                                Title:
                                              ----------------------------------

                                            INTERVOICE ACQUISITION
                                            SUBSIDIARY III, INC.

                                            By:
                                              ----------------------------------
                                                Name:
                                              ----------------------------------
                                                Title:
                                              ----------------------------------

                                            STOCKHOLDERS

                                            ------------------------------------
                                                     Stanley G. Brannan

                                            ------------------------------------
                                                        Sue Brannan

                                            ------------------------------------
                                            Alan C. Maltz (on his own behalf and
                                            on behalf
                                              of his minor children with respect
                                            to those
                                              Shares for which he acts as
                                            custodian)

                                            ------------------------------------
                                                       Scott A. Maltz

                                            ------------------------------------
                                                    Glenn A. Etherington

                                            ------------------------------------
                                                       Leon A. Ferber

                                            ------------------------------------
                                                       Ray S. Naeini

                                            ------------------------------------
                                                      Donald R. Walsh

                                            ------------------------------------
                                                    John F. Kelsey, III

                                                                       EXHIBIT B

                          FORM OF AFFILIATE AGREEMENT

                                                                          , 1999

InterVoice, Inc.
17811 Waterview Parkway
Dallas, Texas 75252

Ladies and Gentlemen:

     Reference is made to the provisions of the Acquisition Agreement and Plan of Merger, dated as of April 27, 1999 (together with any amendments thereto, the "Merger Agreement"), among Brite Voice Systems, Inc., a Kansas corporation ("Company"), InterVoice, Inc., a Texas corporation ("Parent") and InterVoice Acquisition Subsidiary III, Inc., a Nevada corporation, and a wholly owned subsidiary of Parent ("Purchaser"), pursuant to which, among other things, Purchaser will be merged with and into Company, with Company continuing as the surviving corporation (the "Merger"). This agreement constitutes the undertakings of the undersigned contemplated by Section 6.10 of the Merger Agreement.

     I understand that I may be deemed to be an "affiliate" of Company as such term is defined for purposes of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act") and that the transferability of the shares of common stock, no par value per share, of Parent (the "Parent Common Stock"), together with associated preferred stock purchase rights, which I may receive upon the consummation of the Merger in exchange for my shares of common stock, no par value per share, of Company (the "Shares") may be restricted. Nothing herein shall be construed as an admission that I am an affiliate.

     I hereby represent, warrant and covenant to Parent that:

          (a) I have the full power to execute and deliver this agreement and to make the representations and warranties herein and to perform the obligations hereunder;

          (b) I will not sell, transfer or otherwise dispose of any of the shares of Parent Common Stock except (i) pursuant to an effective registration statement under the Securities Act or (ii) as permitted by, and in accordance with, Rule 145, if applicable, or another applicable exemption under the Securities Act; and

          (c) I will not exercise appraisal rights in connection with the Merger.

     Parent agrees to cause either or both of the conditions set forth in Rule 144(c) under the Securities Act to be satisfied at all times during the period prior to the second anniversary of the Effective Time (as defined in the Merger Agreement).

     I hereby acknowledge that except as otherwise provided in the Merger Agreement or in the previous paragraph, Parent is under no obligation to register the sale, transfer or other disposition of the shares of Parent Common Stock or to take any other action necessary for the purpose of making an exemption from registration available.

     I understand that Parent will issue stop transfer instructions to its transfer agent with respect to the shares of Parent Common Stock that I receive upon consummation of the Merger and that a restrictive legend will be placed on the certificates delivered to me evidencing the shares of Parent Common Stock in substantially the following form:

        "This certificate and the shares represented hereby have been issued pursuant to a transaction governed by Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold or otherwise disposed of unless registered under the Securities Act pursuant to a Registration Statement in effect at the time or unless the proposed sale or disposition can be made in compliance with Rule 145 or without registration in reliance on another exemption from registration. Reference is made to that
        certain agreement dated                     , 1999 between the Holder
        and the Issuer, a copy of which is on file in the principal office of the Issuer.

     Parent agrees to release such stop transfer instructions and to cause this legend to be removed from the certificates delivered to me evidencing the shares of Parent Common Stock free of charge to the holder thereof promptly after the restrictions on transferability of the shares of Parent Common Stock imposed by Rule 145 are no longer applicable or Parent breaches its obligations set forth in the first sentence of the fourth paragraph of this agreement, and after I surrender such certificates to the transfer agent with a request for such removal.

     This agreement shall be binding on successors to Parent and on my heirs, executors and estate.

     I hereby acknowledge that the receipt of this agreement by Parent is an inducement and a condition to Parent's obligation to consummate the Merger under the Merger Agreement and this agreement shall be governed by the laws of the State of Texas.

                                            Very truly yours,

AGREED:

INTERVOICE, INC.

By:
------------------------------------

Name:
------------------------------------

Title:
------------------------------------

                                                                         ANNEX B

                   OPINION OF U.S. BANCORP PIPER JAFFRAY INC.

                                                                       EXHIBIT 6
April 26, 1999                                                              LOGO

PERSONAL & CONFIDENTIAL

Board of Directors
Brite Voice Systems, Inc.
250 International Parkway
Heathrow, FL 32746

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock (the "Common Stock") of Brite Voice Systems, Inc. (the "Company") of the consideration to be received by holders of Common Stock, pursuant to an Agreement and Plan of Merger to be dated as of April 26, 1999 (the "Agreement") among the Company, InterVoice, Inc. (the "Parent") and InterVoice Acquisition Subsidiary III, Inc. (the "Purchaser"), a wholly owned subsidiary of the Parent. The Agreement provides for (i) the commencement by Purchaser of a tender offer (the "Tender Offer") to purchase 9,158,155 shares of Common Stock at a price of $13.40 per share, net to seller in cash (the "Offer Price"), and (ii) the subsequent merger (the "Merger") of the Purchaser into the Company in which the remaining shares of Common Stock will be converted and exchanged for common stock of the Parent ("Parent Common Stock") equal to the Offer Price (based on the 25 day average closing price of the Parent Common Stock) ending at the Effective Time. The Tender Offer and the Merger are collectively referred to as the "Transaction." The terms and conditions of the Transaction are more fully set forth in the Agreement.

U.S. Bancorp Piper Jaffray, Inc. ("USB Piper Jaffray"), as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwriting and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. We have acted as financial advisor to the Company in connection with the Agreement and will receive a fee for services which is contingent upon consummation of the Transaction. We will also receive a fee for providing this opinion. This opinion fee is not contingent upon the consummation of the Transaction. The Company has also agreed to indemnify us against certain liabilities in connection with our services. USB Piper Jaffray makes a market in the Common Stock and Parent Common Stock. We acted as lead manager for the initial public offering of Common Stock on September 6, 1989. In the ordinary course of our business, we and our affiliates may actively trade securities of the Company and the Parent for our own account or the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

In arriving at our opinion, we have undertaken such review, analyses and inquiries as we deemed necessary and appropriate under the circumstances. We have reviewed the draft dated April 22, 1999 of the Agreement. We also have reviewed financial and other information that was publicly available or furnished to us by the Company and Parent, including information provided during discussions with the management of each company. In addition, we have compared certain financial data of the Company and Parent with various other companies whose securities are traded in public markets, reviewed prices and premiums paid in certain other business combinations and conducted other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

We have relied upon and assumed the accuracy and completeness of the financial statements and other information provided by the Company and the Parent or otherwise made available to us and have not assumed responsibility independently to verify such information. We have further relied upon the assurances of the Company's and the Parent's management that the information provided has been prepared on a reasonable basis in accordance with industry practice, and, with respect to financial planning data, reflects the best currently available estimates and judgment of the Company's and the Parent's management and that they are not aware of any information or facts that would make the information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that neither the Company nor the Parent are party to any pending transaction, including external financing, recapitalizations, acquisitions or merger discussions, other than the Transaction or in the ordinary course of business. We have also assumed that the Transaction will be taxable for federal tax purposes to the holders of Common Stock. In arriving at our opinion, we have assumed that all the necessary regulatory approvals and consents required for the Transaction will be obtained in a manner that will not change the purchase price for the Company.

In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities of the Company, and have not been furnished with any such appraisals or valuations. We express no opinion regarding the liquidation value of any entity. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities, to which the Company, the Parent or any of their respective affiliates is a party or may be subject and, at the Company's direction and with its consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the price at which shares of Common Stock or Parent Common Stock have traded or may trade at any future time. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

This opinion is directed to the Board of Directors of the Company and is not intended to be and does not constitute a recommendation to any stockholder of the Company. We were not requested to opine as to, and this opinion does not address, the basic business decision to proceed with or effect the Transaction. Except with respect to the use of this opinion in connection with the Schedule 14D-9 relating to the Tender Offer, or the prospectus/proxy statement relating to the Merger, this opinion shall not be published or otherwise used, nor shall any public references to us be made, without our prior written approval.

Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that the consideration to be received in the Transaction pursuant to the Agreement for the Common Stock of the Company is fair, from a financial point of view, to the holders of Common Stock of the Company (other than Parent and its affiliates) as of the date hereof.

Sincerely,


U.S. BANCORP PIPER JAFFRAY, INC.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 2.20-1 of the TBCA provides that a corporation may indemnify a director who was or is a party to any action, suit or proceeding by reason of the fact that he or she was a director of the corporation; provided that such director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     The InterVoice Bylaws provide that a director, officer, employee or agent of InterVoice or a person serving at the request of InterVoice as a director, officer, employee or other agent of another corporation, will be indemnified and held harmless by InterVoice in a derivative suit if (1) he or she is successful on the merits and (2) acted in good faith, and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation, but he or she will not be indemnified for any claim as to which he or she was adjudged liable for negligence or misconduct unless the court determines that under the circumstances he or she is entitled to indemnification.

     The same category of persons will be indemnified in a non-derivative suit only if such person (1) is successful on the merits and (2) acted in good faith, and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

ITEM 21. EXHIBITS.


        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
           2.1           -- Acquisition Agreement and Plan of Merger by and among
                            InterVoice, Inc., InterVoice Acquisition Subsidiary III,
                            Inc. and Brite Voice Systems, Inc. dated as of April 27,
                            1999 (included as Annex A to this Registration
                            Statement).
           4.1           -- Amended and Restated Rights Agreement, by and between
                            InterVoice, Inc. and KeyCorp Shareholder Services, Inc.
                            (as successor to Society National Bank) dated as of
                            December 12, 1994 (including the form of Rights
                            Certificate attached thereto as Exhibit B) incorporated
                            by reference to Exhibit 1 to the Company's form 8 A/A
                            (Amendment No. 1) dated December 14, 1994.
           5.1*          -- Opinion of Thompson & Knight, P.C.
          10.1           -- Credit Agreement dated June 1, 1999 among InterVoice,
                            Inc., InterVoice Acquisition Subsidiary III, Inc. and
                            Bank of America National Trust and Savings Association,
                            Banc of America Securities LLC and certain other
                            financial institutions indicated as being parties to the
                            Credit Agreement incorporated by reference to Exhibit
                            99.(b)(1) of the Schedule 14D-1 (Amendment No. 4) filed
                            by InterVoice, Inc. and InterVoice Acquisition Subsidiary
                            III, Inc. on June 14, 1999.
          23.1**         -- Consent of Ernst & Young LLP.
          23.2**         -- Consent of Arthur Andersen LLP.
          23.3*          -- Consent of counsel (included in the opinion of Thompson &
                            Knight, P.C., filed previously as Exhibit 5.1.)
          24.1*          -- Power of Attorney (included on signature page of
                            Registration Statement).
          99.1*          -- Proxy card to be used in connection with Brite Voice
                            Systems, Inc. special meeting.
          99.2*          -- Consent of U.S. Bancorp Piper Jaffray Inc.


---------------


 * Previously filed.



** Filed herewith.

ITEM 22. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes as follows:

          (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (2) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (3) That every prospectus (i) that is filed pursuant to paragraph
     (h)(1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (sec. 230.415 of this chapter), will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 8th day of July, 1999.


                                            INTERVOICE, INC.

                                            By:    /s/ DANIEL D. HAMMOND
                                              ----------------------------------
                                                      Daniel D. Hammond
                                                 Chairman and Chief Executive
                                                            Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                       TITLE                       DATE
                     ---------                                       -----                       ----
               /s/ DANIEL D. HAMMOND                   Chairman of the Board of Directors    July 8, 1999
---------------------------------------------------      and Chief Executive Officer
                 Daniel D. Hammond                       (principal executive officer)

                         *                             Chief Financial Officer and           July 8, 1999
---------------------------------------------------      Secretary (principal financial
                 Rob-Roy J. Graham                       and accounting officer)

                         *                             Director                              July 8, 1999
---------------------------------------------------
               Joseph J. Pietropaolo

                         *                             Director                              July 8, 1999
---------------------------------------------------
                  George C. Platt

                         *                             Director                              July 8, 1999
---------------------------------------------------
                   Grant A. Dove

                         *                             Director                              July 8, 1999
---------------------------------------------------
               David W. Brandenburg

            *By: /s/ DANIEL D. HAMMOND                                                       July 8, 1999
   ---------------------------------------------
                 Daniel D. Hammond
                 Attorney-in-Fact

                               INDEX TO EXHIBITS


        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
           2.1           -- Acquisition Agreement and Plan of Merger by and among
                            InterVoice, Inc., InterVoice Acquisition Subsidiary III,
                            Inc. and Brite Voice Systems, Inc. dated as of April 27,
                            1999 (included as Annex A to this Registration
                            Statement).
           4.1           -- Amended and Restated Rights Agreement, by and between
                            InterVoice, Inc. and KeyCorp Shareholder Services, Inc.
                            (as successor to Society National Bank) dated as of
                            December 12, 1994 (including the form of Rights
                            Certificate attached thereto as Exhibit B) incorporated
                            by reference to Exhibit 1 to the Company's form 8 A/A
                            (Amendment No. 1) dated December 14, 1994.
           5.1*          -- Opinion of Thompson & Knight, P.C.
          10.1           -- Credit Agreement dated June 1, 1999 among InterVoice,
                            Inc., InterVoice Acquisition Subsidiary III, Inc. and
                            Bank of America National Trust and Savings Association,
                            Banc of America Securities LLC and certain other
                            financial institutions indicated as being parties to the
                            Credit Agreement incorporated by reference to Exhibit
                            99.(b)(1) of the Schedule 14D-1 (Amendment No. 4) filed
                            by InterVoice, Inc. and InterVoice Acquisition Subsidiary
                            III, Inc. on June 14, 1999.
          23.1**         -- Consent of Ernst & Young LLP.
          23.2**         -- Consent of Arthur Andersen LLP.
          23.3*          -- Consent of counsel (included in the opinion of Thompson &
                            Knight, P.C., filed previously as Exhibit 5.1.)
          24.1*          -- Power of Attorney (included on signature page of
                            Registration Statement).
          99.1*          -- Proxy card to be used in connection with Brite Voice
                            Systems, Inc. special meeting.
          99.2*          -- Consent of U.S. Bancorp Piper Jaffray Inc.


---------------


 * Previously filed.



** Filed herewith.